                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
                                  TREEV, INC.
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:
        Common Stock, $.0001 par value per share (the "Common Stock")
        Series A Convertible Preferred Stock, $.0001 par value per share (the "Series A Stock")
        Options to purchase shares of Common Stock, $.0001 par value per share (the "Options")
        Warrants to purchase shares of Common Stock, $.0001 par value per share (the "Warrants")

     2) Aggregate number of securities to which transaction applies:
        16,270,106 shares of Common Stock
        1,605,025 shares of Series A Stock
        [          ] warrants
        [          ] employee stock options

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (a) the product of (A) the average of the high and low prices of Common Stock as reported on the Nasdaq National Market System on November 17, 2000 ($4.2422) and (B) the maximum number of shares of Common Stock to be converted in the merger (16,270,106),
        (b) the product of the product of (A) the average of the high and low price of Series A Stock as reported on the Nasdaq National Market System on November 17, 2000 ($11.25) and (B) the maximum number of shares of Series A Stock to be converted in the merger (1,605,025),
        (c) the aggregate value of merger consideration equal in value to $22,780,988 to be issued to certain persons holding Options and Warrants.

     4) Proposed maximum aggregate value of transaction:
        $109,855,029

     5) Total fee paid:
        $21,971

[ ]  Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        $29,002

     2) Form, Schedule or Registration Statement No.:
        Registration Statement on Form F-4 (333-12894)

     3) Filing Party:
        CE Computer Equipment Akteingesellschaft

     4) Date Filed:
        November 22, 2000

                                  TREEV, INC.
                            13900 LINCOLN PARK DRIVE
                               HERNDON, VA 20171

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

                                                               NOVEMBER 22, 2000

Dear Stockholder:

The Board of Directors of TREEV, Inc. has unanimously approved a merger in which CE Computer Equipment AG will acquire TREEV. Your board believes that the merger presents an opportunity for TREEV stockholders to retain a continuing investment in the document management industry through what your Board believes is a larger and more geographically diverse company with substantially greater resources than TREEV.

In the merger, for each share of TREEV common stock you own, you will receive a fraction of a CE American Depositary Share. Each CE ADS represents one CE ordinary share. We will determine the exact fraction by dividing:

     (1) 6,650,000 minus the aggregate number of CE ADSs issuable to TREEV Series A preferred stockholders, employee stock optionholders and warrantholders (as described below), by

     (2) the number of shares of TREEV common stock outstanding at the time of the merger.

For information on the number of CE ADSs you would be entitled to receive under various scenarios, see the table on page 52. Additionally, you may call 1-800-675-6399 (toll-free) at any time beginning on December 26, 2000 to find out the fraction of a CE ADS to be issued for each share of TREEV common stock and Series A preferred stock in the merger.

For each share of TREEV Series A preferred stock you own, you will receive CE ADSs with a value of at least $10, although the precise value will not be determined until just before the stockholders' meeting. Also, CE is offering to exchange, for all outstanding TREEV warrants and employee stock options, CE ADSs equal in value to the "fair value" of these employee stock options and warrants. For a detailed description of how this fair value has been determined, please see "The Exchange Offer" on pages 160-164.

CE ordinary shares are principally traded on the Neuer Markt segment of the Frankfurt Stock Exchange and, upon closing of the merger, the CE ADSs will be listed on the Nasdaq National Market under the symbol "CCEQ." Affiliates of CE and TREEV will not be eligible to hold CE ADSs and instead will receive CE ordinary shares. CE will issue a maximum of 6,650,000 CE ordinary shares in the merger, which may be in the form of CE ADSs.

The merger agreement must be adopted by the holders of a majority of the shares of TREEV common stock, and we have scheduled a special meeting of TREEV stockholders on December 28, 2000 to vote on the adoption of the merger agreement. H.T. Ardinger, Jr., M. Douglas Adkins and certain members of the TREEV board of directors and TREEV's senior management, who collectively held approximately 33% of the TREEV common shares outstanding as of November 6, 2000, which is the record date for the special meeting, have agreed to vote in favor of the adoption of the merger agreement.

Regardless of the number of shares of TREEV common stock you own or whether you plan to attend the special meeting, it is important that your shares of TREEV common stock be represented and voted. Voting instructions are inside.

The accompanying proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. In addition, you may obtain information about our company from documents that we have filed with the Securities and Exchange Commission. To find out how to obtain these documents, see "Where You Can Find More Information" on page 168.

                                          Sincerely,

                                          /s/ JAMES J. LETO

                                          James J. Leto
                                          Chairman of the Board
                                          TREEV, Inc.

FOR A DISCUSSION OF RISK FACTORS WHICH YOU SHOULD CONSIDER IN EVALUATING THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 19.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CE ORDINARY SHARES OR THE CE ADSs TO BE ISSUED IN THE MERGER OR DETERMINED WHETHER THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated November 22, 2000 and it, and a form of proxy, are first being mailed to TREEV stockholders on or about November 27, 2000.

                                  TREEV, INC.

                            13900 LINCOLN PARK DRIVE
                            HERNDON, VIRGINIA 20171

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 28, 2000
To the Stockholders of
TREEV, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of TREEV, Inc. will be held on December 28, 2000, at the Hyatt Regency Reston Hotel, 1800 Presidents Street, Reston, Virginia, commencing at 10:00 a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of November 19, 1999, and amended and restated as of May 8, 2000, and Amendment No. 1 thereto, dated as of November 20, 2000 between CE Computer Equipment AG, a German corporation, and TREEV, Inc., a Delaware corporation.

         The merger agreement provides, among other things, that a wholly owned subsidiary of Aspen Merger Corporation (acting as an agent of CE) will be merged with and into TREEV, and that as soon as possible after the merger there will be a share contribution between CE and Aspen Merger Corporation, whereby TREEV will become a wholly owned subsidiary of CE.

     2. To transact such other business as may properly be brought before the TREEV special meeting or any adjournment or postponement of the TREEV special meeting.

         A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/ prospectus.

All TREEV common stockholders of record at the close of business on November 6, 2000 are entitled to notice of the TREEV special meeting. Only common stockholders of record as of that date are entitled to vote at the TREEV special meeting and any adjournment or postponement thereof.

The TREEV board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommends that holders of TREEV common shares vote in favor of the adoption of the merger agreement.

All TREEV stockholders are cordially invited to attend the meeting in person. However, TREEV common stockholders are urged to complete the enclosed proxy card promptly, whether or not they expect to attend the special meeting. TREEV common stockholders can vote their shares by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope.

                                          By Order of the Board of Directors,

                                          /s/ JULIA A. BOWEN
                                          Julia A. Bowen
                                          Vice President, General Counsel and
                                          Assistant Secretary

Herndon, Virginia
November 22, 2000

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE TREEV SPECIAL MEETING.

TREEV STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................     1
EXCHANGE RATES..............................................     1
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE EXCHANGE
  OFFER.....................................................     3
SUMMARY.....................................................     7
  The Companies.............................................     7
  Terms of the Merger.......................................     7
  TREEV Stockholders' Meeting -- Purpose, Date, Time and
     Place..................................................     8
  Stockholders Entitled to Vote; Vote Required; Voting
     Agreement..............................................     8
  Recommendation of the TREEV Board of Directors............     8
  Fairness Opinion of TREEV's Financial Advisor.............     8
  Interests of Directors, Executive Officers and Significant
     Stockholders of TREEV in the Merger....................     9
  Stock Ownership by TREEV Directors and Executive
     Officers...............................................     9
  The Merger................................................     9
  The Exchange Offer........................................    12
  Comparison of Rights of Holders of TREEV Common and
     Preferred Stock and CE Ordinary Shares.................    12
  Risk Factors..............................................    12
  TREEV Selected Historical Financial Data..................    13
  CE Selected Historical Financial Data.....................    14
  Summary Unaudited Pro Forma Condensed Consolidated
     Financial Information..................................    15
  Comparative Per Share Data................................    16
  Comparative Per Share Market Price Data...................    17
RISK FACTORS................................................    19
  Risks Relating to the Merger and the Exchange Offer.......    19
  Risks Relating to the Business of CE......................    24
TREEV STOCKHOLDERS' MEETING.................................    31
  Date, Time and Place......................................    31
  Matters to be Considered at the TREEV Stockholders'
     Meeting................................................    31
  Stockholders Entitled to Vote; Quorum; Vote Required;
     Voting Agreement.......................................    31
  Voting Rights; Proxies....................................    31
  Solicitation of Proxies...................................    32
THE MERGER AND THE EXCHANGE OFFER...........................    33
  Background of the Merger..................................    33
  TREEV's Reasons for the Merger; Recommendation of the
     TREEV Board of Directors...............................    38
  Opinion of TREEV's Financial Advisor......................    39
  CE's Reasons for the Merger...............................    49
  Exchange Offer for TREEV Employee Stock Options and TREEV
     Warrants...............................................    50
  Merger Consideration......................................    51
  Conversion of TREEV Shares; Procedures for Exchange of
     Certificates; Fractional Shares........................    52
  Material Income Tax Considerations........................    53

                                                              PAGE
                                                              ----
  Accounting Treatment......................................    59
  Regulatory Filings and Approvals Necessary to Complete the
     Merger.................................................    60
  Effective Times of the Merger and the Share
     Contribution...........................................    60
  Federal Securities Laws Consequences......................    60
  Stock Exchange Quotation..................................    61
  Delisting and Deregistration of TREEV Common Shares and
     TREEV Series A Preferred Shares........................    61
  No Appraisal Rights.......................................    61
THE TRANSACTION DOCUMENTS...................................    62
  The Merger Agreement......................................    62
  The Exchange Agent Agreement..............................    71
  The Contribution Agent Agreement..........................    72
  The TREEV Voting and Registration Rights Agreement........    73
  The Series A Preferred Stock Agreement....................    73
INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT
  STOCKHOLDERS OF TREEV IN THE MERGER.......................    75
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  INFORMATION...............................................    77
TREEV SELECTED FINANCIAL INFORMATION........................    85
TREEV MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................    86
CE SELECTED FINANCIAL INFORMATION...........................    93
CE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................    94
DESCRIPTION OF CE'S BUSINESS................................   109
DESCRIPTION OF TREEV'S BUSINESS.............................   122
SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL
  STOCKHOLDERS..............................................   127
  TREEV.....................................................   127
  CE........................................................   128
MANAGEMENT AND EMPLOYEES....................................   129
  CE Management Board.......................................   129
  CE Supervisory Board......................................   130
  Compensation..............................................   130
  Related Party Transactions and Relationships..............   130
  Stock Incentive Plan......................................   131
TRADING ON THE NEUER MARKT OF THE FRANKFURT STOCK
  EXCHANGE..................................................   133
DESCRIPTION OF CE ORDINARY SHARES...........................   135
  Share Capital.............................................   135
  Ownership Reporting Obligations...........................   136
  Shareholders' Meetings....................................   136
  Voting Rights.............................................   137
  Dividends and Other Distributions.........................   137
  Preemptive Rights.........................................   137

                                                              PAGE
                                                              ----
  Liquidation Rights........................................   138
  Share Repurchases by CE...................................   138
  Anti-Takeover Provisions..................................   138
  Amendment of Articles of Association......................   139
  Listing Information.......................................   139
  General...................................................   139
DESCRIPTION OF THE CE AMERICAN DEPOSITARY SHARES............   140
  American Depositary Shares................................   140
  Share Dividends and Other Distributions...................   140
  Deposit, Withdrawal and Cancellation......................   141
  Voting Rights.............................................   142
  Fees and Expenses.........................................   142
  Payment of Taxes..........................................   143
  Reclassifications, Recapitalizations and Mergers..........   143
  Disclosure of Interests...................................   143
  Amendment and Termination.................................   143
  Limitations on Obligations and Liability to CE ADS
     Holders................................................   144
  Requirements for Depositary Actions.......................   144
  Pre-Release of CE ADSs....................................   145
COMPARISON OF RIGHTS OF HOLDERS OF TREEV COMMON AND
  PREFERRED STOCK AND CE ORDINARY SHARES....................   146
THE EXCHANGE OFFER..........................................   160
ENFORCEABILITY OF CIVIL LIABILITIES.........................   165
EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING
  SECURITY HOLDERS..........................................   166
STOCKHOLDER PROPOSALS.......................................   166
LEGAL MATTERS...............................................   166
INDEPENDENT ACCOUNTANTS.....................................   166
WHERE YOU CAN FIND MORE INFORMATION.........................   168
INDEX TO CE FINANCIAL STATEMENTS............................   F-1
INDEX TO TREEV FINANCIAL STATEMENTS.........................  F-43

ANNEXES

Annex A  Amended and Restated Agreement and Plan of Merger, and
         Amendment No. 1 thereto
Annex B  Voting and Registration Rights Agreement, and Amendment No.
         1 and the Letter Agreement thereto
Annex C  Opinion of Banc of America Securities LLC

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events, and generally may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "intend," "foresee," "likely," "should," "planned," "may," "estimated," "potential" or other similar words and phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.

     These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of CE or TREEV to differ materially from the anticipated results, performance or achievements expressed or implied by these forward-looking statements. You should review carefully all information, including the financial statements and the notes to the financial statements, included in this proxy statement/prospectus.

     The risk factors described beginning on page 19 could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this proxy statement/ prospectus are made only as of the date of this proxy statement/prospectus. We cannot assure you projected results or events will be achieved.

     All subsequent written and oral forward-looking statements attributable to CE or TREEV or any person acting on their behalf are qualified by the cautionary statements in this section.

                                 EXCHANGE RATES

     On January 1, 1999, 11 member states of the European Union -- Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain -- introduced the Euro ("E") as a common legal currency among those states for "paperless" exchanges, pending substitution of Euro banknotes and coins for the national currencies of the participating member states. Accordingly, as of January 1, 1999, fixed exchange rates were introduced, according to which funds denominated in the currency of one participating member state were converted into the currency of another participating member state and national currencies were converted into the Euro. These fixed exchange rates do not fluctuate as a result of market conditions. As a result, the Federal Reserve Bank of New York no longer provides daily "buying rates" for the national currencies of these 11 states. Instead it provides daily buying rates for the Euro, which can then be used to calculate the value of the 11 national currencies against the U.S. dollar by using the rate fixed on January 1, 1999. It is anticipated that on July 1, 2002, the Euro will become the official legal tender for the participating member states and that Euro banknotes and coins will be substituted for the national currencies of those member states, which will be withdrawn from circulation.

     Fluctuations in the exchange rate between the U.S. dollar and the Euro will affect the U.S. dollar equivalent of the Euro price of CE ordinary shares traded on the Neuer Markt and, as a result, are likely to affect the market price of CE's American depositary shares on the Nasdaq National Market. Such fluctuations will also affect the U.S. dollar amounts received by holders of CE American depositary shares on the conversion by The Bank of New York, as depositary, into U.S. dollars of any cash dividends that may be declared in German Marks on the CE ordinary shares.

     CE publishes its financial statements in German Marks. For your convenience, the following table sets forth, for the periods indicated, the average, high, low and period-end noon buying rates for German Marks expressed in German Marks per $1.00 and noon buying rates for Euros expressed in Euros per $1.00.

                                                                                        PERIOD-
YEAR ENDED DECEMBER 31,                         AVERAGE(1)     HIGH          LOW          END
-----------------------                         ----------    -------    -----------    -------
1995..........................................    DM1.43       DM1.57       DM1.34       DM1.43
1996..........................................    DM1.50       DM1.57       DM1.43       DM1.55
1997..........................................    DM1.73       DM1.87       DM1.54       DM1.79
1998..........................................    DM1.76       DM1.86       DM1.56       DM1.68
1999..........................................     E0.94        E1.00        E0.84        E1.00
2000(through September 30, 2000)..............     E1.07        E1.18        E0.97        E1.13

---------------
(1) The average of the noon buying rates on the last business day of each month during the relevant period.

         QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE EXCHANGE OFFER

Q:  HOW WILL CE AND TREEV COMBINE THEIR BUSINESSES?

A: In order to reconcile German and U.S. legal requirements, CE and TREEV will combine their businesses in two steps. First, TREEV will merge with a wholly owned subsidiary of Aspen Merger Corporation (which has been formed by two members of CE's management board and is acting, for this purpose, as an agent of CE). As soon as possible after that merger, Aspen Merger Corporation and CE will complete a share contribution as a result of which TREEV will become a wholly owned subsidiary of CE. Once the first-step merger occurs, the TREEV common shares and Series A preferred shares will convert automatically into the right to receive CE ADSs or CE ordinary shares and the parties will be unconditionally obligated to complete the share contribution. Generally, when we refer to "the merger" in this proxy statement/prospectus, we mean both the first-step merger and the second-step share contribution as a single integrated transaction.

Q:  WHY ARE TREEV AND CE PROPOSING TO MERGE?

A: TREEV and CE believe that the merger will create a leading licensor of enterprise-wide software in the market for integrated document and content management software. The merger and the exchange offer provide TREEV's common stockholders, Series A preferred stockholders, employee stock optionholders and warrantholders the opportunity to participate in the growth of the business conducted by CE and TREEV following the merger and the exchange offer.

Q:  WHAT WILL I RECEIVE IN THE MERGER OR THE EXCHANGE OFFER?

A: If you hold TREEV common shares or Series A preferred shares, you will receive CE American depositary shares (which we also refer to in this proxy statement/ prospectus as CE ADSs) in exchange for your TREEV shares. If you hold employee stock options or warrants to acquire TREEV common shares and you accept the exchange offer, you will also receive CE ADSs. However, persons who are affiliates of TREEV or CE will not be eligible to hold CE ADSs and will instead receive CE ordinary shares in the merger and the exchange offer. If you decline to accept the exchange offer with respect to your employee stock options and warrants, those employee stock options and warrants will be treated in accordance with their terms.

Q:  WHAT IS A CE ADS?

A: A CE ADS is an American depositary share that represents one CE ordinary share and that has been created to allow U.S. stockholders to more easily hold and trade interests in CE on U.S. markets after the merger and exchange offer. The Bank of New York will be the depositary that will deliver the CE ADSs and hold the CE ordinary shares represented by the CE ADSs. The CE ordinary shares will continue to be listed on the Neuer Markt segment of the Frankfurt Stock Exchange, and CE ADSs will be listed on the Nasdaq National Market.

Q: HOW MANY CE ADSS OR CE ORDINARY SHARES WILL I RECEIVE IN THE MERGER OR THE EXCHANGE OFFER?

A: In the merger and the exchange offer being made to TREEV's employee stock optionholders and warrantholders, CE will issue an aggregate of 6,650,000 CE ordinary shares, which may be in the form of CE ADSs. Affiliates of CE and TREEV will not be eligible to hold CE ADSs and instead will receive CE ordinary shares. The 6,650,000 CE ADSs will be allocated among TREEV's common stockholders, Series A preferred stockholders, employee stock optionholders and warrantholders as follows:

     - each holder of employee stock options or warrants to buy TREEV common shares will be able to exchange its employee stock options or warrants for CE ADSs with a value equal to the "fair value" of the employee stock options or warrants exchanged;

     - each share of TREEV Series A preferred stock will be converted into the right to receive the number of CE ADSs which, as of the third trading day prior to the TREEV stockholders' meeting, have a value equal to $10.00; however, if the average closing price of TREEV common shares on the Nasdaq National Market during the 15-trading-day period ending three trading days prior to the TREEV stockholders' meeting is greater than $3.976, each share of TREEV Series A preferred stock will be converted into the right to receive CE ADSs with a value of greater than $10.00 as of the end of such period, determined pursuant to a formula that is set forth in the merger agreement; and

     - each share of TREEV common stock will be converted into the right to receive a proportionate number of the CE ADSs that remain after the allocations to TREEV's employee stock optionholders, warrantholders and Series A preferred stockholders described above.

     For purposes of this allocation, the value of each CE ADS will be determined based upon the average closing price of CE ordinary shares on the Neuer Markt segment of the Frankfurt Stock Exchange during the 15-trading-day period ending three trading days prior to the TREEV stockholders' meeting.

     CE and TREEV have established a toll-free telephone number that TREEV stockholders in the United States and Canada may call at any time beginning on December 26, 2000 to learn the fraction of a CE ADS which they would be entitled to receive in the merger for each share of TREEV common stock and Series A preferred stock. This toll-free telephone number is 1-800-675-6399. See page 52 for a table showing the consideration that a TREEV common stockholder would be entitled to receive in exchange for each TREEV common share, based upon certain assumptions and a range of possible average closing prices of CE ordinary shares and TREEV common shares. Based upon the same assumptions as set forth on page 52 and the per share closing prices of CE ordinary shares and TREEV common shares on November 6, 2000, each TREEV common share would have been converted into the right to receive
     0.29 of a CE ADS.

     You will not receive a fraction of a CE ADS, but will instead receive a cash payment.

Q:  HOW WILL THE MERGER AND THE EXCHANGE OFFER AFFECT ME?

A: After the merger and the exchange offer, TREEV stockholders and TREEV employee stock optionholders and warrantholders who accept the exchange offer will own ordinary shares or ADSs representing shares of a German corporation. There are differences between the rights of shareholders of a German corporation, such as CE, and the rights of stockholders of a Delaware corporation, such as TREEV. See "Comparison of Rights of Holders of TREEV Common and Preferred Stock and CE Ordinary Shares" and "Description of CE American Depositary Shares."

Q:  WHAT DO I NEED TO DO NOW IF I AM A TREEV STOCKHOLDER?

A: After carefully reading and considering the information in this proxy statement/ prospectus, you should indicate on the enclosed proxy card how you want to vote, and sign and submit it in the enclosed return envelope so that your shares may be represented and voted at the TREEV stockholders' meeting on December 28, 2000. If you sign and submit your proxy card but do not indicate how you want to vote, your shares will be voted in favor of the adoption of the merger agreement. If you do not vote or you abstain, it will have the effect of voting against adoption of the merger agreement.

Q: IF MY SHARES ARE HELD IN THE NAME OF MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares by following the directions provided by your broker. If you do not give instructions to your broker, your shares will not be voted, which will have the effect of voting against adoption of the merger agreement.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE SUBMITTED MY SIGNED PROXY CARD?

A: You can change your vote at any time before your proxy is voted at the TREEV stockholders' meeting. You can do this in any one of the following three ways:

     - first, you can send to TREEV, prior to the TREEV stockholders meeting, a written notice stating that you would like to revoke your proxy,

     -  second, you can complete and submit a new proxy card,

     - third, you can attend the TREEV stockholders' meeting and vote in person. Simply attending the TREEV stockholders' meeting will not revoke your proxy; you must vote at the TREEV stockholders' meeting to do so.

     If you have instructed a broker to vote your shares, you must follow instructions received from your broker to change your vote.

Q:  SHOULD I SEND IN MY TREEV STOCK CERTIFICATES NOW?

A: No. After the merger is completed, The Bank of New York, as exchange agent, will send you written instructions for exchanging your TREEV stock certificates for CE ADSs.

Q: WHEN WILL THE EXCHANGE OFFER FOR TREEV EMPLOYEE STOCK OPTIONS AND WARRANTS COMMENCE, AND WHEN WILL IT EXPIRE?

A: The exchange offer will commence when CE notifies TREEV employee stock optionholders and warrantholders of the "fair value" of their employee stock options and warrants and mails to such holders with this proxy statement/prospectus an acceptance form to use to accept the exchange offer. The exchange offer must be open for at least 20 U.S. business days and is currently scheduled to expire at 5:00 p.m., New York time, on January 2, 2001, unless CE extends the exchange offer, in which case it will expire at 5:00 p.m., New York time, on the last day of the extension.

Q:  HOW DO I PARTICIPATE IN THE EXCHANGE OFFER?

A: If you hold TREEV employee stock options or warrants, to accept the exchange offer you should complete and sign the acceptance form that has been provided to you and return it (with your warrant certificates, if you hold TREEV warrants) to The Bank of New York, the exchange agent for the exchange offer, at the appropriate address specified on the acceptance form before the expiration date of the offer. For more information on the timing of the exchange offer, extensions of the offer period and your rights to withdraw your TREEV employee stock options or warrants from the offer before the final expiration date, please see "The Exchange Offer" beginning on page 160.

Q:  WHEN DO YOU EXPECT THE MERGER AND THE EXCHANGE OFFER TO BE COMPLETED?

A: We are working to satisfy all the conditions to the merger as quickly as possible. In addition to receiving stockholder approval, we must satisfy the other conditions set forth in the merger agreement. We expect to complete the merger shortly after the expiration of the exchange offer, and we currently expect that the exchange offer will expire on January 2, 2001.

Q:  WHAT ARE THE TAX CONSEQUENCES TO ME OF THE MERGER AND THE EXCHANGE OFFER?

A: We expect that if the merger is completed as contemplated by the merger agreement, you will not recognize a gain or loss for U.S. federal income tax purposes as a result of exchanging TREEV common shares or Series A preferred shares for CE ADSs or CE ordinary shares. However, you may recognize a gain with respect to cash payments received instead of a fractional CE ADS or CE ordinary share.

     Assuming that the exchange offer is treated for tax purposes as part of the plan of reorganization, we expect that you will also not recognize a gain or loss for U.S. federal income tax purposes as a result of exchanging TREEV warrants for CE ADSs or CE ordinary shares pursuant to the exchange offer. However, you may recognize a gain with respect to cash payments received instead of a fractional CE ADS or CE ordinary share. In addition, you may be subject to tax (and corresponding withholding) as a result of exchanging TREEV employee stock options for CE ADSs or CE ordinary shares pursuant to the exchange offer.

     We urge you to consult your own tax advisor to determine the tax consequences particular to your situation.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or the exchange offer, or if you would like additional copies of this proxy statement/ prospectus, you should call or email Investor Relations of TREEV at 1-703-476-2260 or at investor@treev.com.

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus, and may not contain all of the information that is important to you. To understand the merger and the exchange offer fully and for a complete description of the legal terms of the merger and the exchange offer, you should read carefully the entire proxy statement/prospectus and the documents to which we have referred you. See "Where You Can Find More Information" on page 168. The merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read it, as it is the legal document that governs the merger and the exchange offer.

THE COMPANIES

CE COMPUTER EQUIPMENT AG
Herforder Str. 155A
33609 Bielefeld
Germany
Telephone: +49 521 9318 01

     CE is a leading European producer of systems for integrated document management and archiving. CE has been active as a systems integrator in the German market for document management and archiving systems since 1984. Since 1995, CE has developed into a supplier of standard software products for integrated document and output management systems.

TREEV, INC.
13900 Lincoln Park Drive
Herndon, Virginia 20171
U.S.A.
Telephone: +1 703 478 2260

     TREEV is a leading developer and marketer of document management technologies. TREEV provides client/server and Internet solutions for document management, document imaging, enterprise report management, and workflow process reengineering. TREEV's suite of software products allows organizations to capture electronically, manage, store and distribute large volumes of information to geographically dispersed enterprises. This information includes computer reports, engineering drawings, scanned images, office documents, photos, voice files and video clips. TREEV's software products have been installed in more than 2,000 banks, Fortune 1000 corporations, and government agencies.

TERMS OF THE MERGER

     CE has appointed Aspen Merger Corporation, which has been formed by two members of CE's management board solely for this purpose, to act as its agent for the first-step merger and the second-step share contribution. In this capacity, a wholly owned subsidiary of Aspen Merger Corporation will merge with and into TREEV, with TREEV continuing as the surviving corporation. As soon as possible after the effective time of the merger, Aspen Merger Corporation, as an agent of CE, will transfer to CE as a contribution-in-kind all of the issued and outstanding common shares of the surviving corporation and, in exchange for that contribution-in-kind, CE will issue to Aspen Merger Corporation and cause to be delivered to The Bank of New York for the account of Aspen Merger Corporation and for the benefit of the former stockholders of TREEV and the former optionholders and warrantholders of TREEV who validly accept the option and warrant exchange offer, CE ordinary shares. This share contribution will be effected in accordance with the German Stock Corporation Act and will be consummated by registering the increase of the stated share capital of CE with the commercial register (Handelsregister) for CE. After the merger and issuance of new CE ordinary shares in the share contribution, you will be able to surrender your TREEV shares to The Bank of New York, which is acting as the exchange agent in the merger, and receive in exchange CE ADSs or, if you are an affiliate of CE or TREEV, CE ordinary shares. Upon surrender of TREEV shares for exchange, the exchange agent will, if applicable, deposit the corresponding number of CE ordinary shares under the deposit agreement for the issuance of CE ADSs. Upon deposit of the CE ordinary shares, The Bank of New York, in its capacity as depositary for CE ADSs, will deliver the CE ADSs to you or to a person you designate.

     After the merger, you will be entitled to receive ordinary shares, or (if you are not an affiliate of CE or TREEV) ADSs representing shares, of a German corporation. There are differences between the rights of shareholders of a German corporation, such as CE, and the rights of stockholders of a Delaware corporation, such as TREEV. See "Comparison of Rights of Holders of TREEV Common and Preferred Stock and CE Ordinary Shares" on page
146. The CE ADSs will be listed on the Nasdaq National Market System under the symbol "CCEQ". See "The Merger -- Stock Exchange Quotation" on page 61.

TREEV STOCKHOLDERS' MEETING -- PURPOSE, DATE, TIME AND PLACE

     The purposes of the TREEV stockholders' meeting are to consider and vote upon:

     -  a proposal to adopt the merger agreement; and

     - any other business as may properly be brought before the TREEV stockholders' meeting.

     The TREEV stockholders' meeting will be held on December 28, 2000, at the Hyatt Regency Reston Hotel, 1800 Presidents Street, Reston, Virginia, commencing at 10:00 a.m., local time.

STOCKHOLDERS ENTITLED TO VOTE; VOTE REQUIRED; VOTING AGREEMENT

     November 6, 2000 is the record date for the TREEV stockholders' meeting. Only TREEV stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the TREEV stockholders' meeting. As of the record date, there were 16,270,106 TREEV common shares outstanding. Each TREEV common share will be entitled to one vote on each matter to be acted upon at the TREEV stockholders' meeting.

     The approval of the holders of a majority of the TREEV common shares outstanding as of the close of business on the record date is required to adopt the merger agreement.

     Simultaneously with the execution of the merger agreement, H.T. Ardinger, Jr., M. Douglas Adkins and the members of the TREEV board of directors and TREEV's senior management listed below, who collectively held approximately 33% of the TREEV common shares outstanding as of the record date, entered into a voting and registration rights agreement with CE in which each has agreed to appear for the purpose of obtaining a quorum at the TREEV stockholders meeting and to vote all TREEV common shares or other equity securities owned by him, or with respect to which he has voting power or control, in favor of the adoption of the merger agreement. Each such person also delivered to CE an irrevocable proxy covering the total number of TREEV common shares beneficially owned by him to vote such shares in favor of the adoption of the merger agreement. The members of the TREEV board of directors and senior management who executed the voting and registration rights agreement and the irrevocable proxy are James J. Leto, Robert P. Bernardi, John F. Burton, C. Alan Peyser, Thomas A. Wilson, Mark
A. Paiewonsky, Richard G. McMahon and Brian H. Hajost.

     ACCORDINGLY, 33% OF THE TREEV COMMON SHARES ENTITLED TO VOTE AT THE SPECIAL MEETING ARE ALREADY ASSURED OF BEING VOTED IN FAVOR OF THE MERGER AGREEMENT.

RECOMMENDATION OF THE TREEV BOARD OF DIRECTORS

     The TREEV board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommends that holders of TREEV common shares vote in favor of the adoption of the merger agreement.

FAIRNESS OPINION OF TREEV'S FINANCIAL ADVISOR

     Banc of America Securities LLC has given its opinion to the TREEV board of directors that the consideration to be received by the TREEV security holders was fair, as of the date of the merger agreement, to TREEV from a financial point of view.

     The full text of the written opinion of Banc of America Securities, which sets forth assumptions made, matters considered and the scope of the review undertaken, is attached hereto as Annex C. The written opinion of Banc of America Securities is not a recommendation as to how TREEV stockholders should vote in regard to the adoption of the merger agreement. We encourage TREEV stockholders to read the opinion of Banc of America Securities in its entirety.

INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS OF TREEV IN THE MERGER

     In determining how to vote at the TREEV stockholders' meeting, TREEV common stockholders should be aware that officers, directors and significant stockholders of TREEV may have interests in the merger that are different from the interests of other stockholders. These include the following:

     - It is expected that following the merger, the CE supervisory board will vote upon a resolution to appoint Thomas A. Wilson, a director and the president and chief executive officer of TREEV, to the CE management board. In addition, it is expected that following the merger, the shareholders of CE will be asked to vote upon a resolution to appoint James J. Leto, chairman of TREEV's board of directors, to the CE supervisory board.

     -  Severance agreements between TREEV and Mr. Wilson, Brian H. Hajost, Mark
        A. Paiewonsky, Thomas Giampa, Richard McMahon, Jud Cairns and Steven Wood, Julia A. Bowen and Janice Raleigh provide benefits to those employees if they are terminated by TREEV without cause or resign their employment for "good reason" within two years of the merger.

     - The 1997 Directors' Stock Option Plan and stock options granted under TREEV's employee stock option plans with respect to Messrs. Wilson, Hajost, Paiewonsky, Giampa, McMahon, Cairns and Wood, and Mses. Bowen and Raleigh, who are officers and key employees of TREEV, provide for the acceleration of the vesting of stock options upon consummation of the merger.

     - Directors, executive officers and other employees of TREEV who become employees of CE may be granted convertible bonds to acquire CE ordinary shares pursuant to the CE stock incentive plan.

     - CE has entered into a voting and registration rights agreement with the directors, officers and stockholders of TREEV identified under "-- Stockholders Entitled to Vote; Vote Required; Voting Agreement" pursuant to which CE granted registration rights for the CE ADSs and CE ordinary shares to be received by these individuals in the merger.

     - For six years after the merger, CE will maintain in effect all rights to indemnification in favor of the current and former directors and officers of TREEV as provided in its certificate of incorporation and its by-laws.

     - For six years after the merger, CE will provide to the current directors and officers of TREEV directors' and officers' liability insurance of the same kind and scope as is currently provided by TREEV. CE will not be required, however, to pay more than 175% of the annual premiums currently paid by TREEV.

     For a more detailed discussion of these interests, please see "Interests of Directors, Executive Officers and Significant Stockholders of TREEV in the Merger," beginning on page 75.

STOCK OWNERSHIP BY TREEV DIRECTORS AND EXECUTIVE OFFICERS

     As of the record date, all executive officers and directors of TREEV as a group beneficially owned 1,673,799 TREEV common shares, representing approximately 10.3% of the TREEV common shares entitled to vote at the TREEV stockholders' meeting.

THE MERGER

Conditions to the Merger

     We will complete the merger only if each of the following conditions is satisfied or waived:

     - the registration statement of which this proxy statement/prospectus forms a part has been declared effective and no stop order suspending its effectiveness is in effect;

     -  TREEV common stockholders adopt the merger agreement;

     - no court or governmental order prohibits the merger or makes the merger illegal;

     - the CE ADSs to be issued in the merger are authorized for listing on the Nasdaq

        National Market, subject to official notice of issuance;

     - each of CE and TREEV receives from its accountants "comfort" letters dated as of the date the registration statement becomes effective and as of the date of the closing;

     - there have not occurred, and are not reasonably likely to occur, events that could reasonably be expected to have a material adverse effect on the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) or prospects of TREEV or CE;

     - Messrs. Wilson, Hajost and Paiewonsky, senior executives of TREEV, execute employment agreements with CE;

     - no holder of TREEV Series A preferred shares exercises the change of control right pursuant to the Certificate of Designations of the TREEV Series A preferred shares that becomes exercisable as a result of the merger;

     - the registration rights agreements executed in favor of the holders of warrants issued in connection with the placement of the TREEV Series K and Series L convertible preferred shares and the related registration statements of TREEV have been terminated;

     - TREEV files with the Secretary of State of the State of Delaware certificates of elimination with respect to its retired and redeemed series of TREEV preferred shares;

     - each of TREEV and CE certifies to the other that its representations and warranties in the merger agreement are true and correct in all material respects and that its obligations under the merger agreement have been complied with in all material respects; and

     - each of TREEV and CE obtains an opinion from its tax advisors that the merger will qualify as a reorganization for U.S. federal income tax purposes.

No Solicitation of Competing Transactions
     The merger agreement generally prohibits TREEV from soliciting any proposal from, or providing information to or negotiating with, another party for the sale or transfer of all or any portion of TREEV's assets or capital stock or any business combination with TREEV.

     However, TREEV may consider an unsolicited proposal for a competing transaction and provide information to the party making such a proposal if the TREEV board of directors determines in good faith that it must do so to comply with its fiduciary duties to TREEV's stockholders under applicable law. TREEV must notify CE if any such proposal is made.

Termination of the Merger Agreement

     The TREEV board of directors and the CE management board can jointly agree to terminate the merger agreement at any time without completing the merger. In addition, the merger agreement may be terminated:

     -  by either company, if the merger is not completed by March 31, 2001;

     - by either company, if a governmental authority has issued a final and nonappealable order permanently prohibiting the merger;

     - by CE if the TREEV board of directors withdraws or modifies its recommendation of the merger agreement or refuses to reaffirm its recommendation upon CE's request, recommends a competing transaction or fails to recommend against a tender or exchange offer for 25 per cent or more of the outstanding shares of any class or series of TREEV capital stock;

     - by either company if the TREEV common stockholders do not adopt the merger agreement;

     - by CE if any holder of TREEV Series A preferred shares exercises a change of control right that becomes exercisable as a result of the merger;

     - by either company, if the other company breaches any of the representations, warranties or covenants it made in the merger agreement, such that the conditions to closing relating to the representations and warranties or covenants would not be satisfied;

     - by CE upon any breach of the voting and registration rights agreement it entered into with the TREEV stockholders identified under "-- Stockholders Entitled to Vote; Vote Required; Voting Agreement" by any such TREEV stockholder;

     - by TREEV upon three business days' notice to CE of the existence of a competing transaction involving consideration which the TREEV board of directors determines in good faith to be more favorable to TREEV stockholders than the merger; or

     - by CE if more than 6,650,000 CE ordinary shares would be issued in connection with the merger and the exchange offer.

Termination Fees and Expenses

     TREEV is required to pay CE a termination fee of $2,685,000, assuming CE has not materially breached the merger agreement, if:

     - TREEV terminates the merger agreement upon three business day's notice to CE of the existence of a competing transaction involving consideration which the TREEV board of directors determines in good faith to be more favorable to TREEV stockholders than the merger; or

     - CE terminates the merger agreement because the TREEV board of directors withdraws or modifies its recommendation of the merger agreement or refuses to reaffirm its recommendation upon CE's request, recommends a competing transaction or fails to recommend against a tender or exchange offer for 25 per cent or more of the outstanding shares of any class or series of TREEV capital stock; or

     - (1) CE terminates the merger agreement because the TREEV stockholders do not adopt the merger agreement, (2) a proposal for a competing transaction has been made public at or prior to the failure to adopt the merger agreement and (3) within 15 months after termination, TREEV consummates, or enters into a definitive agreement with respect to, a competing transaction.

     All costs and expenses will be paid by the party incurring them, except:

     - TREEV will reimburse CE's expenses up to $1.2 million if (1) TREEV is obligated to pay CE the termination fee as described above or (2) CE terminates the merger agreement because TREEV has breached any of its representations, warranties or covenants in the merger agreement (or if any of TREEV's representations and warranties become untrue), such that the conditions to CE's obligations to complete the merger cannot be satisfied; and

     - CE will reimburse TREEV's expenses up to $1.2 million if TREEV terminates the merger agreement because CE has breached any of its representations, warranties or covenants in the merger agreement (or if any of CE's representations and warranties become untrue), such that the conditions to TREEV's obligations to complete the merger cannot be satisfied.

Material Income Tax Consequences

     It is a condition to the merger that each of CE and TREEV has received an opinion from their respective tax advisors to the effect that the merger will constitute a tax-free reorganization for U.S. federal income tax purposes.

Accounting Treatment

     We expect the merger to be treated under U.S. GAAP as a purchase of TREEV by CE for accounting and financial reporting purposes. Therefore, the total consideration paid by CE in connection with the merger will be allocated to TREEV's assets and liabilities based on their fair values with any excess being treated as goodwill and amortized over its estimated useful life.

No Appraisal Rights

     TREEV common stockholders and Series A preferred stockholders are not entitled to appraisal rights under the DGCL in connection with the merger. See "The Merger -- No Appraisal Rights."

THE EXCHANGE OFFER

     Subject to the satisfaction of the conditions to the merger, CE is offering to each holder of TREEV employee stock options that are outstanding immediately prior to the effective time of the merger (whether or not such employee stock options are then vested and exercisable), and to each holder of warrants to acquire TREEV common shares that are outstanding immediately prior to the effective time of the merger (whether or not such warrants are then exercisable), to acquire each such employee stock option and warrant in exchange for that fraction of a CE ordinary share (to be delivered to holders that are not affiliates of TREEV or CE in the form of a fraction of a CE ADS) equal to the "fair value" of such employee stock option or warrant. See "The
Merger -- Exchange Offer for TREEV Employee Stock Options and TREEV Warrants" on page 50 and "The Exchange Offer" on page 160.

COMPARISON OF RIGHTS OF HOLDERS OF TREEV COMMON AND PREFERRED STOCK AND CE ORDINARY SHARES

     The rights of TREEV stockholders are governed by Delaware law and TREEV's restated certificate of incorporation (including the Certificate of Designations with respect to the TREEV Series A preferred shares) and by-laws. After the merger, TREEV stockholders will own CE ordinary shares or CE ADSs. The rights of CE shareholders are governed by German law and CE's articles of association. The rights of holders of CE ADSs will be governed by the deposit agreement among CE, The Bank of New York (as depositary) and holders of CE ADSs, pursuant to which the CE ADSs will be issued. See "Comparison of Rights of Holders of TREEV Common and Preferred Stock and CE Ordinary Shares" on page 146 and "Description of the CE American Depositary Shares" on page 140.

RISK FACTORS

     There are risks that you should consider in evaluating how to vote at the TREEV stockholders' meeting. See "Risk Factors" beginning on page 19.

                    TREEV SELECTED HISTORICAL FINANCIAL DATA

     The following tables set forth selected financial data for the five years ended December 31, 1999 and the nine months ended September 30, 2000 and 1999. The statement of operations data for each of the five years ended December 31, 1999 and the balance sheet data as of those dates have been derived from TREEV's Consolidated Financial Statements. The Consolidated Financial Statements for each of the four years ended December 31, 1999 have been audited by Ernst & Young LLP. The Consolidated Financial Statements for the year ended December 31, 1995 have been audited by other independent auditors. The historical financial data for the nine months ended September 30, 2000 and 1999 have been derived from TREEV's unaudited Consolidated Financial Statements. The financial data should be read in conjunction with TREEV's Consolidated Financial Statements, related notes, and other financial information included in this proxy statement/prospectus.

                          STATEMENT OF OPERATIONS DATA
                    (in thousands, except per share amounts)

                           NINE MONTHS ENDED
                             SEPTEMBER 30,                       YEAR ENDED DECEMBER 31,
                           ------------------    --------------------------------------------------------
                            2000       1999        1999        1998        1997       1996         1995
                           -------    -------    --------    --------    --------    -------      -------
Revenue..................  $16,721    $22,157    $ 31,209    $ 28,202    $ 35,806    $39,477      $69,151
Net loss.................   (8,063)    (3,026)     (2,636)     (7,344)    (11,339)   (17,341)     (24,963)
Net loss applicable to
  common shares..........   (9,074)    (4,037)     (3,984)     (8,692)    (14,310)   (21,071)     (34,896)
Net loss per common
  share..................  $ (0.59)   $ (0.32)   $  (0.30)   $  (1.12)   $  (2.27)   $ (4.08)     $ (9.64)
                           =======    =======    ========    ========    ========    =======      =======

                               BALANCE SHEET DATA
                    (in thousands, except per share amounts)

                                                                               DECEMBER 31,
                                           SEPTEMBER 30,    ---------------------------------------------------
                                               2000          1999       1998       1997       1996       1995
                                           -------------    -------    -------    -------    -------    -------
Total assets.............................     $19,928       $23,291    $19,522    $26,860    $36,778    $49,964
Working capital..........................      (6,177)        2,202      2,516      9,980      9,893     13,454
Long-term debt...........................         322           120         43      1,108         88      1,264
Redeemable preferred stock...............          --            --         --      6,548      9,857     15,478
Stockholders' equity (deficit)...........        (461)        7,425      7,530      7,969     11,717     10,185

                     CE SELECTED HISTORICAL FINANCIAL DATA

     The following tables contain selected historical financial data of CE for each of the years in the three-year period ended December 31, 1999 and for the six-month periods ended June 30, 1999 and 2000.

     CE's financial statements have been prepared in accordance with U.S. GAAP. The selected historical financial data of CE has been derived from, and should be read in conjunction with, CE's consolidated financial statements as of and for the years ended December 31, 1997, 1998 and 1999, including the notes thereto, and the condensed consolidated financial statements for the six-month periods ended June 30, 1999 and 2000, included in this proxy statement/prospectus.

                     CONSOLIDATED STATEMENTS OF INCOME DATA
                    (in thousands, except per share amounts)

                                   SIX MONTHS ENDED JUNE 30,       YEAR ENDED DECEMBER 31,
                                   -------------------------   --------------------------------
                                      2000          1999         1999        1998        1997
                                   -----------   -----------   --------    --------    --------
Revenues.........................   DM60,891      DM38,373     DM98,110    DM45,427    DM19,441
Net income (loss)................      1,792        (1,337)       2,407       1,908         772
Net income (loss) per common
  share..........................   DM  0.09      DM (0.07)    DM  0.12    DM  0.13    DM  0.07

                        CONSOLIDATED BALANCE SHEET DATA
                                 (in thousands)

                                                                  DECEMBER 31,
                                           JUNE 30,    ----------------------------------
                                             2000        1999         1998         1997
                                           ---------   ---------    ---------    --------
Working capital..........................  DM 59,190   DM 56,811    DM 24,847    DM(1,715)
Intangible assets........................     26,126      29,924       31,364         636
Total assets.............................    168,806     156,615      106,142      31,985
Long-term obligations....................     27,649      27,004        9,171       6,909
Shareholders' equity.....................  DM 76,774   DM 74,982    DM 72,575    DM 2,647

    SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The tables that follow show CE's unaudited condensed consolidated financial data, pro forma for (1) the acquisition of Insiders Information Management by CE and (2) the pending merger between CE and TREEV. CE is providing the unaudited pro forma condensed consolidated financial information, prepared in accordance with U.S. GAAP, to provide TREEV stockholders with a picture of what the results of operations and financial position of the combined businesses of CE, Insiders and TREEV might have looked like had the transactions occurred on an earlier date. For more detailed information, you should read "Unaudited Pro Forma Condensed Consolidated Financial Information" on pages 77 through 84.

     This unaudited pro forma financial information has been presented in response to U.S. Securities and Exchange Commission requirements, and does not purport to represent the actual financial position of CE on the date of this proxy statement/prospectus or at the beginning of the periods indicated or to project the financial position of CE for any future period.

     The selected unaudited pro forma consolidated financial data of CE have been derived from the unaudited pro forma condensed consolidated financial statements included in this proxy statement/prospectus.

                                                               JUNE 30, 2000
                                                              ----------------
                                                               (in thousands)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
  DATA:
Cash and cash equivalents...................................     DM  5,804
Goodwill and intangible assets, net.........................       270,167
Total assets................................................       449,990
Long-term obligations.......................................        56,988
Total shareholders' equity..................................       281,963
Working capital.............................................        46,084

                                                              SIX MONTHS ENDED      YEAR ENDED
                                                               JUNE 30, 2000     DECEMBER 31, 1999
                                                              ----------------   -----------------
                                                               (in thousands,     (in thousands,
                                                              except per share   except per share
                                                                  amounts)           amounts)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
  INCOME DATA:
Revenue.....................................................    DM   85,474         DM  156,078
Net loss....................................................        (44,280)            (72,533)
Net loss per common share...................................          (1.66)              (2.73)
Weighted average shares outstanding.........................     26,596,875          26,596,875

                           COMPARATIVE PER SHARE DATA

     The following table sets forth unaudited historical per share data of CE and TREEV and the combined per share information on an unaudited pro forma basis after giving effect to the merger between CE and TREEV and the acquisition of Insiders by CE. Book value per common share is computed by dividing shareholders' equity by the number of common shares outstanding at the end of the period. Equivalent pro forma information reflects the earnings per share and book value per share that each share would have been entitled to if the merger occurred on January 1, 2000. You should read this information together with CE's, TREEV's and Insiders' Consolidated Financial Statements and the unaudited pro forma condensed consolidated financial information included in this proxy statement/prospectus. The pro forma combined per share information is not necessarily indicative of the operating results or financial position that would have been achieved if the transactions had been consummated as of the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies.

     The TREEV historical balance sheet information and related pro forma adjustments to the unaudited pro forma combined balance sheet as of June 30, 2000, have been translated into German Marks at the June 30, 2000 rate of exchange of $1.00 = DM 2.0404. The TREEV historical statements of income information for the six months ended June 30, 2000, and related pro forma adjustments to the unaudited pro forma combined statements of income, have been translated into German Marks at the weighted-average rates of exchange for the six months ending June 30, 2000 of $1.00 = DM 2.0395.

                                                 AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                              ------------------------------------------------------
                                                                            TREEV PRO
                                                  CE          TREEV           FORMA
                                              HISTORICAL    HISTORICAL    EQUIVALENT(1)    PRO FORMA
                                              ----------    ----------    -------------    ---------
Net income (loss) per common share..........   DM 0.09       DM(0.83)       DM (2.86)      DM (1.66)
Cash dividends per common share.............        --            --              --             --
Book value per common share.................      3.98          0.27            0.92          10.60

---------------
(1) The TREEV pro forma equivalent share calculation is based upon an assumed exchange ratio of 0.29 of a CE ADS per TREEV common share, determined in accordance with the formula set forth in the merger agreement, based on the following assumptions:

     - the aggregate fair value of the TREEV employee stock options and warrants is $22,780,988, and 922,753 CE ADSs will be issuable to TREEV employee stock optionholders and warrantholders in the exchange offer;

     - there are 1,605,025 TREEV Series A preferred shares and 16,270,106 TREEV common shares outstanding;

     - the "parent closing price" is $19.82 (equal to E23.00, the closing price per CE ordinary share as reported on the Neuer Markt segment of the Frankfurt Stock Exchange on November 6, 2000, converted into U.S. dollars at the rate of E0.8616 per U.S.$1.00); and

     - the closing price per TREEV common share is $4.813 (equal to the closing price per share as reported on the Nasdaq National Market System on November 6, 2000).

                    COMPARATIVE PER SHARE MARKET PRICE DATA

     The following table sets forth the high and low market prices for TREEV common shares and TREEV Series A preferred shares reported on the Nasdaq National Market and for CE ordinary shares reported on the Neuer Markt segment of the Frankfurt Stock Exchange on November 19, 1999, the last full trading day immediately preceding the initial public announcement of the proposed merger, on May 8, 2000, the last full trading day immediately preceding the public announcement of the amendment and restatement of the merger agreement, and on November 17, 2000, the last practicable day for which high and low market prices were available at the time this proxy statement/prospectus was mailed, as well as the "equivalent stock price" of TREEV common shares and TREEV Series A preferred shares on each of those days. The "equivalent stock price" of TREEV common shares represents the applicable market price for CE ordinary shares on the applicable date, multiplied by an assumed exchange ratio of 0.29 of a CE ADS per TREEV common share. The "equivalent stock price" of TREEV Series A preferred shares represents the applicable market price for CE ordinary shares on the applicable date, multiplied by an assumed exchange ratio of 0.60 of a CE ADS per TREEV Series A preferred share. See "The Merger -- Merger Consideration."

     The assumed exchange ratios for the TREEV common shares and Series A preferred shares were determined in accordance with the formulas set forth in the merger agreement, based on the following assumptions:

     - the aggregate fair value of the TREEV employee stock options and warrants is $22,780,988, and 922,753 CE ADSs will be issuable to TREEV employee stock optionholders and warrantholders in the exchange offer;

     - there are 1,605,025 TREEV Series A preferred shares and 16,270,106 TREEV common shares outstanding;

     - the "parent closing price" is $19.82 (equal to E23.00, the closing price per CE ordinary share as reported on the Neuer Markt segment of the Frankfurt Stock Exchange on November 6, 2000, converted into U.S. dollars at the rate of E0.8616 per U.S.$1.00); and

     - the closing price per TREEV common share is $4.813 (equal to the average closing price per share as reported on the Nasdaq National Market System on November 6, 2000).

                                                          TREEV COMMON        TREEV EQUIVALENT
                                 CE ORDINARY SHARES          SHARES          COMMON STOCK PRICE
                                   (E PER SHARE)         ($ PER SHARE)         ($ PER SHARE)
                                 ------------------    ------------------    ------------------
                                  HIGH        LOW       HIGH        LOW       HIGH        LOW
                                 -------    -------    -------    -------    ------      ------
November 19, 1999..............  E 76.00    E 74.00    $  3.69    $  2.94    $12.72      $10.13
May 8, 2000....................  E148.95    E145.00    $  6.17    $  6.13    $21.28      $21.12
November 17, 2000..............  E 19.50**  E 18.00**  $  4.55    $  3.94    $15.69      $13.59

                                                                                    TREEV
                                    CE ORDINARY         TREEV SERIES A       EQUIVALENT SERIES A
                                       SHARES          PREFERRED SHARES     PREFERRED STOCK PRICE
                                   (E PER SHARE)        ($ PER SHARE)           ($ PER SHARE)
                                 ------------------    ----------------    -----------------------
                                  HIGH        LOW       HIGH      LOW        HIGH           LOW
                                 -------    -------    ------    ------    --------       --------
November 19, 1999..............  E 76.00    E 74.00    $ 7.00    $ 5.88     $10.94         $ 9.18
May 8, 2000....................  E148.95    E145.00    $15.03*   $15.03*    $23.48         $23.48
November 17, 2000..............  E 19.50**  E 18.00**  $12.50    $10.00     $20.83         $16.67

---------------
 * Prices are at May 4, 2000, as there was no trading of the Series A preferred stock on May 8, 2000.

** Prices are after CE's one-to-five stock split.

BECAUSE THE TREEV COMMON SHARE EXCHANGE RATIO AND THE TREEV SERIES A PREFERRED SHARE EXCHANGE RATIO WILL NOT BE DETERMINED UNTIL THE THIRD TRADING DAY PRIOR TO THE TREEV STOCKHOLDERS MEETING, AND BECAUSE THE MARKET PRICE OF CE ORDINARY SHARES THAT TREEV STOCKHOLDERS WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO THE DATE OF THE TREEV STOCKHOLDERS MEETING, TREEV STOCKHOLDERS SHOULD OBTAIN CURRENT MARKET QUOTATIONS FOR TREEV COMMON SHARES, TREEV SERIES A PREFERRED SHARES AND CE ORDINARY SHARES AND THE CURRENT EXCHANGE RATIO BETWEEN THE EURO AND THE U.S. DOLLAR PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.

                                  RISK FACTORS

     You should consider the following risks in deciding whether to adopt the merger agreement and whether to accept the exchange offer. These risks should be considered along with the other information included in this proxy statement/prospectus. We have separated the risks into two groups:

     -  risks relating to the merger and the exchange offer, and

     -  risks relating to the business of CE.

              RISKS RELATING TO THE MERGER AND THE EXCHANGE OFFER

FIXED NUMBER OF CE ADSS MAY RESULT IN LOWER VALUE OF MERGER CONSIDERATION TO TREEV COMMON STOCKHOLDERS

     TREEV common stockholders are not assured of receiving CE ADSs in the merger with a set market value, a maximum market value or a minimum market value. Regardless of the market prices of CE ordinary shares and TREEV common shares and Series A preferred shares at the time of the merger, CE will issue no more than a total of 6,650,000 ordinary shares in connection with the merger and the exchange offer for TREEV employee stock options and warrants. Each TREEV Series A preferred share will be converted into CE ADSs with a market value of at least $10.00, and each outstanding TREEV employee stock option and warrant will be exchangeable for CE ADSs with a market value equal to the "fair value" of such employee stock option or warrant (calculated as generally accepted using the "Black-Scholes" methodology). TREEV common stockholders will receive a proportionate number of the CE ADSs that remain after the allocations to TREEV's Series A preferred stockholders, employee stock optionholders and warrantholders. The number of CE ADSs into which each TREEV common share will be converted, and the market value of those CE ADSs, is subject to change and will depend upon, among other things, the market values of CE ordinary shares and TREEV common shares immediately prior to the merger.

MARKET VALUE OF CE ORDINARY SHARES AND CE ADSS MAY FLUCTUATE PRIOR TO AND FOLLOWING THE MERGER AND THE EXCHANGE OFFER AND MAY BE VOLATILE FOLLOWING THE MERGER AND THE EXCHANGE OFFER

     The actual number of CE ADSs to be issued for each TREEV common share, Series A preferred share, warrant and employee stock option will be determined three trading days prior to the date of the TREEV stockholders' meeting. The market values of CE ordinary shares, TREEV common shares and TREEV Series A preferred shares when the merger and the exchange offer are completed are likely to vary from the market prices at the date of this proxy statement/prospectus, the date of determination of the merger consideration and the exchange offer consideration and the date of the TREEV stockholders' meeting, and may do so for many reasons, including:

     -  changes in the business, operations or prospects of CE or TREEV,

     -  market assessments of the likelihood that the merger will be completed,

     -  changes in the exchange rate between the Euro and the U.S. dollar, and

     -  general market and economic conditions.

     Because the market value of the CE ordinary shares issued in the merger and the exchange offer may be lower on the closing date than the market value of CE ordinary shares at the time the merger consideration and exchange offer consideration is calculated:

     - TREEV Series A preferred shareholders may receive CE ordinary shares with a market value, on the closing date, that is less than $10.00 or that is less than the market value of the TREEV Series A preferred shares on the closing date, and

     - TREEV employee stock optionholders and warrantholders may receive CE ordinary shares with a market value, on the closing date, that is less than the "fair value" of their options and warrants.

     In addition, TREEV common stockholders are not guaranteed to receive CE ordinary shares with a minimum or set market value on the closing date.

     The number of ordinary shares issued by CE will be not be adjusted for changes in the market prices of CE ordinary shares or TREEV shares, and TREEV will not be able to "walk away" from the merger or resolicit the vote of its stockholders solely because of changes in the market prices of CE ordinary shares or TREEV shares after the TREEV stockholders' meeting. We urge you to obtain current market quotations for CE ordinary shares and TREEV common shares and Series A preferred shares and the current exchange rate between the Euro and the U.S. dollar. See the table under "The Merger -- Merger Consideration" for examples of the impact of changes in the market prices of CE ordinary shares or TREEV common shares on the value of the consideration to be received in the merger.

CE WILL FACE CHALLENGES THAT MAY PREVENT IT FROM SUCCESSFULLY INTEGRATING TREEV, AND CE'S BUSINESS MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER

     Achieving the expected benefits of the merger will depend, in part, on the successful integration of our technology, operations and personnel. The process of integrating our companies may be more costly or more difficult than we expect, may be disruptive to CE's business following the merger if not completed in accordance with its terms and in a timely and efficient manner and may cause an interruption of, or a loss of momentum in, CE's business. CE may encounter substantial costs, difficulties and delays in integrating the operations of CE and TREEV, including as a result of:

     -  loss of key employees or customers,

     - failures or delays in obtaining new contracts from present and potential customers as a result of their concerns related to CE's integration of TREEV's business,

     - possible inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between CE and TREEV and the need to implement, integrate and harmonize various business-specific operating procedures and systems, as well as company-wide financial, accounting, information and other systems, and

     - the diversion of management's attention from the day-to-day business of CE and TREEV as a result of the need to deal with integration issues.

     The success of the merger will depend, in part, on the ability of CE to realize the anticipated benefits from combining the businesses of CE and TREEV. In addition, the diversion of management attention and any difficulties encountered in the transition and integration process could have an adverse effect on the revenues, levels of expenses and operating results of CE following the merger. We cannot assure you when or how successfully CE will be able to complete the necessary integration or that CE will realize any of the anticipated benefits.

TREEV'S DIRECTORS AND EXECUTIVE OFFICERS HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT THE MERGER

     The directors and executive officers of TREEV participate in arrangements that provide them with interests in the merger that are different from, or in addition to, yours. These interests include:

     - It is expected that following the merger, the CE supervisory board will vote upon a resolution to appoint Thomas A. Wilson, a director and the chief executive officer of TREEV, to the CE management board. In addition, it is expected that following the merger, the shareholders of CE will be asked to vote upon a resolution to appoint James J. Leto, chairman of TREEV's board of directors, to the CE supervisory board.

     - Severance agreements between TREEV and Messrs. Wilson, Hajost, Paiewonsky, Giampa, McMahon, Cairns and Wood, and Mses. Bowen and Raleigh provide benefits to those employees if they are terminated by TREEV without cause or resign their employment for "good reason" within two years of the merger.

     - It is a condition to CE's obligation to close the merger that Messrs. Wilson, Hajost and Paiewonsky have entered into employment agreements with CE with respect to their employment following the merger. The terms of those agreements have not yet been agreed upon.

     - The 1997 Directors' Stock Option Plan and stock options granted under TREEV's employee stock option plans with respect to Messrs. Wilson, Hajost, Paiewonsky, Giampa, McMahon, Cairns and Wood and Mses. Bowen and Raleigh provide for the acceleration of the vesting of stock options upon consummation of the merger.

     - Directors, executive officers and other employees of TREEV who become employees of CE may be granted convertible bonds to acquire CE ordinary shares pursuant to the CE stock incentive plan.

     - CE has entered into a voting and registration rights agreement with the directors, officers and stockholders of TREEV identified under "The Transaction Documents -- The TREEV Voting and Registration Rights Agreement" pursuant to which CE granted registration rights for the CE ADSs and CE ordinary shares to be received by these individuals in the merger.

     - For six years after the merger, CE will maintain in effect all rights to indemnification in favor of the current and former directors and officers of TREEV as provided in its certificate of incorporation and its by-laws.

     - For six years after the merger, CE will provide to the current directors and officers of TREEV directors' and officers' liability insurance of the same kind and scope as is currently provided by TREEV. CE will not be required, however, to pay more than 175% of the annual premiums currently paid by TREEV.

     As a result of these interests, TREEV's directors and executive officers could be more likely to vote to approve the merger agreement than if they did not have these interests. You should consider whether these interests may have influenced these directors and executive officers to support and recommend the merger.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT TREEV'S SHARE PRICE AND FUTURE BUSINESS AND OPERATIONS

     If the merger is not completed for any reason, TREEV may be subject to a number of material risks, including the following:

     - TREEV may be required to pay CE a termination fee of $2.685 million and may be required to reimburse CE for up to $1.2 million of CE's expenses.

     - the market prices of TREEV common shares and Series A preferred shares may decline to the extent that their current market prices reflect an assumption that the merger will be completed.

     - TREEV will have to pay its costs related to the merger, such as legal, accounting and financial advisory fees, except in limited circumstances in which CE may be required to reimburse some of these costs.

     TREEV may be required to repay to CE up to $5 million that will become due in accordance with the terms of an existing promissory note between CE and TREEV. In order to assist TREEV in funding operational losses that it had incurred during the third quarter of 2000, on October 10, 2000, CE and TREEV amended and restated a promissory note that was executed on May 25, 1999 and amended and restated on September 6, 1999 (in the principal amount of $1,100,000), and amended and restated on October 7, 1999 (in the principal amount of $900,000), and amended and restated on May 5, 2000 (in the principal amount of $2,500,000) to provide for an additional $500,000 loan (bringing the total principal amount to $5,000,000) at an interest rate of 13.5% per annum, due December 31, 2000. On November 21, 2000, CE and TREEV further amended and restated the promissory note to increase the principal amount to reflect accrued but unpaid interest and to extend the maturity date to November 20, 2002. See "The Merger -- Background of the Merger."

     TREEV common shares and Series A preferred shares are listed on the Nasdaq National Market, which requires companies to comply with certain listing and maintenance requirements. In 1997, TREEV fell below the requirement to maintain net tangible assets of at least $4 million. TREEV appealed to a Nasdaq Listing Qualifications Panel, who allowed TREEV to continue to trade on Nasdaq but required TREEV to have a minimum of $6 million in net tangible assets to ensure long-term compliance with the requirement. TREEV achieved net tangible assets in excess of $6 million at the end of 1997. As of September 30, 2000, however, TREEV again fell below the $4 million net tangible asset requirement. If the merger is not effected, there can be no assurance that TREEV will be able to comply with the net tangible asset requirement.

     TREEV has had net losses in each period of its operations since its inception, except for four fiscal quarters, and it had an accumulated deficit at September 30, 2000 of $142 million. If the merger is not effected, there can be no assurance that TREEV will not experience adverse results of operations in the future.

     TREEV's customers may, in response to the announcement of the proposed merger, delay or defer licensing decisions. Any delay or deferral in licensing decisions by TREEV customers could have a material adverse effect on TREEV's business, regardless of whether or not the merger is ultimately completed. Similarly, current and prospective TREEV employees may experience uncertainty about their future role with CE following the merger. This uncertainty may adversely affect TREEV's ability to attract and retain key management, marketing, technical, sales and other personnel.

PROTECTING STOCKHOLDER RIGHTS MAY PROVE MORE DIFFICULT IN A GERMAN CORPORATION THAN IN A DELAWARE CORPORATION

     CE's corporate affairs are governed by its articles of association and by the laws of Germany. The rights of shareholders of CE and the responsibilities of members of the CE supervisory board and the CE management board are different from those established under the statutes or case law in Delaware, the state in which TREEV is incorporated. Therefore, CE's public shareholders may have more difficulty in protecting their interests in the face of actions by the CE management board, the CE supervisory board or controlling shareholders than they would as stockholders of a Delaware corporation.

     The differences in the rights of holders of CE ordinary shares compared to holders of TREEV shares include the following:

     - Under Delaware law, stockholder action may be taken by written consent, without a meeting of stockholders. Under the German Stock Corporation Act, shareholders may only exercise their corporate rights in shareholders' meetings exclusively; German law does not permit shareholders to act by written consent outside of shareholders' meetings.

     - TREEV's certificate of incorporation and by-laws do not require stockholders to give TREEV advance notice of director nominations or business to be presented at an annual stockholders' meeting. Under the German Stock Corporation Act, only shareholders holding in the aggregate at least five percent of CE's nominal capital or shares in an aggregate amount of at least E500,000 may require that modified or additional resolutions be presented at a shareholders' meeting. In addition, advance notice of such request must be given not later than ten days after the notice of the shareholders' meeting is published. Accordingly, holders of CE ordinary shares might have fewer possibilities to influence any business to be presented at CE shareholders' meetings than TREEV stockholders do at TREEV stockholders' meetings.

     - Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to do so and may commence a class action suit on behalf of himself and other similarly situated stockholders. The German Stock Corporation Act does not provide for class actions and does not generally permit shareholder derivative suits. It might therefore be more difficult for a TREEV holder of CE ordinary shares to enforce its shareholder rights or the rights of the corporation.

     - According to TREEV's by-laws, vacancies on the TREEV board of directors as a result of the removal of directors without cause are filled by a vote of the TREEV common shares and vacancies resulting from the removal of a director with cause are filled by either the vote of the TREEV common shares or the TREEV board of directors. Vacancies occurring on the management board of a German stock corporation like CE for any reason are filled by the supervisory board. As a result TREEV holders of CE ADSs might have less influence on the election of management board members in case of vacancies.

     See "Comparison of Rights of Holders of TREEV Common and Preferred Stock and CE Ordinary Shares."

CONSEQUENCES OF FAILURE TO EXCHANGE TREEV EMPLOYEE STOCK OPTIONS AND WARRANTS

     CE's objective in making the exchange offer is to acquire all of the TREEV employee stock options and warrants outstanding immediately prior to the effective time of the merger. As a result of the merger, all TREEV employee stock options outstanding under the 1997 Director Stock Option Plan will immediately vest and become exercisable. If these options are not exchanged in the exchange offer, they will continue to be exercisable for one year following the merger as options to acquire shares of common stock of the surviving corporation of the merger (and not of CE). All other TREEV employee stock options outstanding under TREEV's employee stock option plans will become exercisable immediately prior to the merger; if the options are not exercised prior to the merger and are not exchanged in the exchange offer, they will terminate at the time of the merger without any payment therefor. Most of the outstanding TREEV warrants will, if not exercised prior to the merger and not exchanged in the exchange offer, remain outstanding following the merger as warrants to acquire shares of common stock of the surviving corporation of the merger (and not of CE). Three outstanding TREEV warrants will, if not exercised prior to the merger and not exchanged in the exchange offer, be converted at the time of the merger into a warrant to acquire CE ordinary shares.

     No decision has currently been made by CE whether or how to acquire any TREEV warrants or stock options under the 1997 Director Stock Option Plan which are not tendered in, and remain outstanding following, the exchange offer. Therefore, after the completion of the exchange offer, untendered and outstanding TREEV warrants and stock options under the 1997 Director Stock Option Plan may remain outstanding until their expiration date (which, in the case of the stock options outstanding under the 1997 Director Stock Option Plan, is one year from the date of the consummation of the merger). In addition, even if a decision to acquire these TREEV employee stock options or warrants was made, there could be a substantial period of time between the expiration of the exchange offer and the subsequent acquisition.

     In addition, after the completion of the merger, CE will cause TREEV to delist the TREEV common shares from the Nasdaq National Market and to seek permission from the U.S. Securities and Exchange Commission to cease filing periodic reports with the U.S. Securities and Exchange Commission and to deregister the TREEV common shares under the Exchange Act. As a result, the market for TREEV common shares will be illiquid and the value of any TREEV employee stock options and warrants outstanding after the expiration of the exchange offer could be substantially lower than their value before the exchange offer expires.

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                      RISKS RELATING TO THE BUSINESS OF CE

CE'S PERFORMANCE DEPENDS ON CONTINUED MARKET ACCEPTANCE OF ITS PRIMARY SOFTWARE PRODUCTS IN A RAPIDLY EVOLVING INDUSTRY ENVIRONMENT

     A substantial part of CE's revenues comes from the licensing, servicing and maintenance of its archiving and document management software. During fiscal years 1998 and 1999, archiving and document management related software license, service and maintenance fees accounted for approximately 83.0% and 87.4%, respectively, of CE's total revenues. The archiving and document management industry is characterized by rapid technological change, changes in customer requirements, frequent new product and services introductions and enhancements, and emerging industry standards. CE's performance following the merger will depend to a large degree upon its ability to introduce new versions of the CE Document Server, CE ARCHIV and ARCIS or other products that meet the evolving needs of its and TREEV's customers. If CE is unable to address the needs of these customers successfully and to respond to technological advances on a cost-effective and timely basis, or if new versions of its and TREEV's products are not accepted by the market, CE's business, operating results and financial condition could be materially adversely affected.

THE UNPREDICTABILITY OF CE'S SALES CYCLE MAY LEAD TO FLUCTUATIONS IN OPERATING RESULTS IF ITS REVENUES ARE BELOW EXPECTATIONS

     CE generally ships its software products shortly after receipt of an order and typically does not have a significant backlog of unfulfilled orders. CE's software license revenues for any quarter are substantially dependent on orders that are booked and shipped in that quarter and cannot be predicted with any degree of certainty. As a result, CE's historical quarterly performance has fluctuated considerably. Accordingly, shortfalls in revenues may cause significant variations in operating results in any quarter. Factors that could cause these fluctuations include:

     - the unpredictable timing of orders and the long sales cycles for CE's products (CE's sales cycle is typically between six and 15 months);

     - the timing and market acceptance of new product releases or product enhancements by either CE or its competitors;

     - any change in CE's pricing policy or the pricing policies of its competitors;

     - the timing of product implementations, which are highly dependent on CE's customers' resources and discretion;

     - economic conditions which may affect CE's customers' and potential customers' budgets for information technology expenditures; and

     - the time it takes newly hired sales and consulting personnel to become fully productive.

     Because of these factors, CE believes that period-to-period comparisons of its results of operations are not necessarily meaningful. In addition, it is possible that in some future quarters CE's results of operations will be below the expectations of public market analysts and investors, and in that case the trading prices of CE ordinary shares or CE ADSs could be materially adversely affected.

CE'S FIRST, SECOND AND THIRD QUARTER REVENUES TEND TO BE LESS THAN CE'S FOURTH QUARTER REVENUES

     CE's software license revenues are typically strongest in its fourth fiscal quarter, which ends on December 31, and weakest in its first fiscal quarter, which ends on March 31. CE's fourth fiscal quarter generally has the highest revenues and operating results as its sales force attempts to meet fiscal year-end sales quotas and customers tend to make purchase decisions in connection with their calendar year-end budgeting procedures. CE has implemented quarterly sales goals in order to reduce the concentration of sales revenues in the fourth fiscal quarter. CE cannot assure you, however, that this policy will achieve its intended effect. In addition, CE's third fiscal quarter includes the months of July and August when both

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

sales and billable customer services activity, as well as customer purchase decisions, are reduced, particularly in Europe, due to summer vacation schedules. As a result of these seasonal factors, CE has historically experienced operating losses in its first fiscal quarter and could experience operating losses in this quarter in the future, which may have a material adverse effect on CE's business, operating results and financial condition.

CE'S SUCCESS WILL CONTINUE TO DEPEND ON ITS RELATIONSHIP WITH SIEMENS

     The success of one of CE's principal product lines, ARCIS, has depended, and will continue to depend for the foreseeable future, on CE's relationship with Siemens. During fiscal year 1999, approximately 12.9% of CE's revenues were derived from sales to Siemens. Although CE's ARCIS products operate in other computing environments, CE's competitive advantage in this area consists largely of:

     -  CE's access to markets worldwide using the Siemens distribution channel;

     - CE's contacts with important existing and potential customers established through CE's partnership with Siemens; and

     -  CE's ability to support its products worldwide through Siemens.

     Although CE believes that its relationship with Siemens is good, Siemens can use other archiving and document management systems. If Siemens for any reason decides to terminate or scale down its cooperative efforts with CE, or if Siemens closes or sells parts of its business units, CE's market position would be weakened.

CE'S BUSINESS CAN BE ADVERSELY AFFECTED BY ITS FAILURE TO ACHIEVE SALES AFTER EXTENSIVE INVESTMENT OF TIME AND RESOURCES IN PROSPECTIVE CUSTOMERS

     Purchasing and implementing CE's products involves a significant commitment of resources by CE to its prospective customers. CE's sales cycle associated with the license of its products typically lasts between six and 15 months. During this time, CE invests significant time and resources in a prospective customer, including costs associated with multiple site visits, product demonstrations and feasibility studies. Any failure to achieve a sale after CE has made extensive investments of time and money in any prospective customer could adversely affect its business. CE expects that individual software license fees, and therefore the size of the financial commitment required from prospective customers, will continue to increase in amount as CE's products are used to manage and access increasingly complex information in geographically dispersed enterprises. As a result, CE's sales process may increasingly be subject to delays and lengthy approval processes of its customers. See "Description of CE's Business -- Products and Services" and "-- Sales and Distribution."

RAPID GROWTH COULD STRAIN CE'S ADMINISTRATIVE, FINANCIAL AND OPERATIONAL
RESOURCES

     CE has grown significantly in the last few years, will grow significantly as a result of the merger, and expects to continue to grow rapidly. CE's rapid growth has sometimes strained, and may in the future strain, its administrative and other resources. CE's ability to manage growth will depend in part on its ability to improve its administrative, financial and operational controls. CE cannot assure you that its administrative, financial and operational controls will be adequate to support its growth. If CE is unable to manage growth effectively, the quality of its services, its ability to retain key personnel and its business, operating results and financial condition could be materially adversely affected.

IF CE FAILS TO MAKE SUCCESSFUL ACQUISITIONS AND INTEGRATE ACQUIRED BUSINESSES, ITS FUTURE GROWTH AND BUSINESS COULD BE ADVERSELY AFFECTED

     In the last two years, CE made several strategic acquisitions. CE has agreed to acquire TREEV and in the future CE plans to continue to acquire related businesses as an important element of its growth strategy of enhancing its existing products and distribution channels as well as expanding the geographic

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

and industry scope of its business. CE's ability to implement this strategy will depend on its ability to identify appropriate acquisition targets, to complete acquisitions and to integrate the operations, technologies, products and personnel of acquired businesses. CE's ability to make acquisitions will be limited by its financial resources, including available cash capacity and the market value and liquidity of its shares. Acquisitions could divert management resources from CE's other operations. CE could also incur substantial expenses following an acquisition, including expenses of integrating an acquired business.

     CE expects that competition for appropriate acquisition targets may be significant. CE may compete with other software companies with similar acquisition strategies, some of which may be larger and have greater financial and other resources than CE has. CE believes that competition for acquisition targets in its industry is based on a number of factors, including price, terms, size, access to capital and the ability to offer cash, stock or other forms of consideration. CE cannot assure you that it will be able to identify and acquire suitable companies on acceptable terms or that, once acquired, CE will be able to successfully and efficiently integrate any such companies.

CE DEPENDS INCREASINGLY ON THIRD PARTIES FOR CERTAIN SERVICES

     Increasingly, CE depends upon third parties for certain services, such as consulting (including project management and conceptual design), pre-sales, end-user training and customer support. CE cannot assure you that any third parties upon whom it relies will be capable of providing the quality of service that CE's customers require.

CE MUST ATTRACT AND RETAIN SKILLED PERSONNEL WITH KNOWLEDGE OF THE DOCUMENT MANAGEMENT INDUSTRY

     CE's future success and ability to increase its revenues will depend in significant part upon its ability to attract and retain skilled management, sales, support, service, marketing and product development personnel, particularly with expertise in the archiving and document management industry. There is intense competition for skilled personnel. Recruiting such personnel is becoming increasingly difficult because of the worldwide growth of the high technology industry. In the past, CE has experienced difficulty in locating candidates with appropriate qualifications. CE cannot assure you that it will be successful in attracting and retaining skilled personnel, and the failure to do so could have a material adverse effect on CE's business, operating results and financial condition. See "Description of CE's Business -- Employees."

CE DEPENDS ON THE CONTINUED EMPLOYMENT OF A LIMITED NUMBER OF KEY EMPLOYEES WHO ARE SKILLED IN DOCUMENT MANAGEMENT AND OTHER TECHNOLOGIES

     CE's success depends to a significant extent upon the efforts and ability of its senior management, including its co-founders, and its sales and product development personnel. Although CE has entered into employment agreements with CE's senior management and key employees, the loss of the services of any member of CE's senior management team or other key employees could have a material adverse effect on CE's business, operating results and financial condition. See "Management and Employees."

DEPENDENCE ON THE ACCEPTANCE OF THE INTERNET

     CE's products are increasingly based on technologies related to the Internet. The general growth of the Internet market represents an important environment for CE. The future success of CE's products that are based on Internet technologies depends materially upon continued growth in the use of the Internet. Such growth is generally expected, but cannot be predicted with certainty. Various risks typically connected with the Internet, particularly unsatisfactory security technology, occasional network overloads, slower progress in the expansion of Internet infrastructure, uneven product and service quality, stifling government regulation and unsettled issues with regard to the protection of intellectual property and other legal problems could harm the continuing general acceptance of the Internet. A decline in Internet usage could seriously damage the business of CE.

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

INCREASED COMPETITION MAY RESULT IN PRICE REDUCTIONS AND DECREASED DEMAND FOR CE'S PRODUCTS AND SERVICES

     The market for archiving and document management software is intensely competitive and characterized by rapid technological change. In addition, it is significantly affected by new product introductions and the market activities of participants in CE's industry. CE's products are targeted at the market for open, client/server software solutions. CE's competitors are diverse and offer a variety of solutions directed at various segments of the archiving and document management market. Growing competition may force CE to reduce the price of its products and services, may reduce revenues and gross margins and may lower market share, any of which could have a material adverse effect on CE's business, operating results and financial condition. Several of the competitors in CE's market have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and a larger installed customer base than CE does. In addition, several of CE's existing competitors and other potential competitors have well established relationships with some of CE's current and potential customers and strategic partners, have extensive knowledge of the enterprise software industry and have the resources to enable them to more easily offer a single vendor solution. As a result, some of CE's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than CE can. CE also expects to face additional competition as other established and emerging companies enter the market for archiving and document management systems.

CE'S BUSINESS CAN BE ADVERSELY AFFECTED BY PROBLEMS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     CE currently markets its products in 15 countries in Europe and, following the merger, will also market its products in the United States. CE's future revenue growth depends upon the successful continued expansion of its sales, marketing, support and service organizations, through direct or indirect channels, in the various countries around the world where CE's potential customers are located. Such expansion would require CE to establish new offices, hire new personnel and manage operations in widely disparate geographies, economies, legal systems, languages and cultures. CE's operations are also affected by other factors inherent in international business activities, such as:

     - general economic conditions, government and regulatory policies and business conditions in the markets CE serves;

     -  differing business practices;

     -  difficulties in staffing and managing foreign operations;

     -  the complexity of managing different tax regimes;

     -  differing import and export licensing and other legal requirements;

     -  tariffs and other restrictions on trade;

     -  exposure to varying legal standards; and

     -  longer accounts receivable payment cycles.

     In addition, some of CE's competitors have more experience with the issues associated with international operations than CE does.

CE'S RESULTS OF OPERATIONS CAN BE ADVERSELY AFFECTED BY FOREIGN EXCHANGE FLUCTUATIONS

     Because of CE's increasingly multinational operations, its operating results are subject to significant fluctuation based upon changes in the exchange rates of certain currencies in relation to the Euro, particularly the U.S. dollar. Changes to the value of the Euro relative to the other currencies in which CE generates revenues could adversely affect its results of operations. Even when foreign currency expenses substantially offset revenues in the same currency, CE's profits may be diminished when reported in Euros or German Marks in its financial statements. Due to the constantly changing currency exposures and the

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

volatility of currency exchange rates, CE may experience currency losses in the future, and exchange rate fluctuations could affect CE's future results of operations.

UNDETECTED ERRORS OR DEFECTS IN CE'S SOFTWARE COULD ADVERSELY AFFECT THE PERFORMANCE OF CE'S SOFTWARE AND REDUCE THE DEMAND FOR ITS PRODUCTS

     CE's software products could contain errors or defects that CE has not been able to detect which could adversely affect its performance and reduce demand for its products. CE regularly introduces new releases and new versions of its products. In the past CE has discovered software defects in certain of its new products and enhancements after they have been introduced, and as a result CE has experienced distribution delays or lost revenues during the period of time required to correct these errors. Any such defects or errors could result in adverse customer reactions and negative publicity regarding CE and its products, since its customers and potential customers are highly sensitive to defects in CE's software. Any defects or errors in new products or enhancements could result in the loss of orders or a delay in the receipt of orders and could result in reduced revenues, delay in market acceptance, diversion of development resources, product liability claims or increased service and warranty costs, any of which may have a material adverse effect on CE's business, results of operations or financial condition. See "Description of CE's Business -- Product Research and Development."

CE'S BUSINESS COULD BE ADVERSELY AFFECTED IF IT IS UNABLE TO PROTECT ITS PROPRIETARY TECHNOLOGY

     CE relies upon a combination of copyright, trademark and trade secret laws, trade secrets, confidentiality procedures, contractual provisions and license arrangements to establish and protect its proprietary rights. CE enters into agreements with its employees and customers that seek to limit and protect the distribution of its proprietary information. CE cannot assure you that the steps it has taken to protect its proprietary rights, however, will be adequate to deter misappropriation of its proprietary information. In addition, CE may not be able to detect unauthorized use of its intellectual property or take appropriate steps to enforce its intellectual property rights. The laws of certain countries in which CE sells its products do not protect its software and intellectual property rights to the same extent as the laws of Germany and the United States. Unauthorized copying or misuse of CE's products or CE's proprietary information could materially and adversely affect its business, results of operations or financial condition. See "Description of CE's Business -- Proprietary Rights."

OTHERS COULD CLAIM THAT CE INFRINGES THEIR INTELLECTUAL PROPERTY

     Although CE believes that its products do not infringe upon the intellectual property rights of others, and that it has all the rights necessary to utilize the intellectual property employed in its business, CE is subject to the risk of claims alleging infringement of third-party intellectual property rights. These claims could require CE to spend significant sums in litigation, pay damages, divert significant management resources, cause shipment delays, require CE to enter into royalty or licensing agreements, cause CE to discontinue the use of the challenged trade names or technology or develop non-infringing intellectual property. Therefore, these claims could have a material adverse affect on its business, operating results or financial condition. See "Description of CE's Business -- Proprietary Rights."

TRADING IN CE ORDINARY SHARES AND CE ADSS COULD CONTINUE TO BE SUBJECT TO EXTREME PRICE FLUCTUATIONS

     The market for shares in technology companies, particularly those traded on the Neuer Markt segment of the Frankfurt Stock Exchange and the Nasdaq National Market, is subject to extreme price and volume fluctuations which can affect the market prices of the shares traded. Factors that can contribute to these fluctuations include:

     -  CE's actual or anticipated results of operations;

     -  customer orders or new products or contracts;

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

     -  changes in CE's earnings or revenue estimates;

     -  changes in financial estimates by securities analysts;

     -  market conditions and trends in CE's industry;

     -  announcements by CE's competitors;

     -  regulatory actions;

     -  lack of liquidity of the CE ADSs on the Nasdaq National Market; and

     - general state of the securities markets (with particular emphasis on the technology sector).

     In addition, fluctuations in the exchange rate between the U.S. dollar and the Euro would affect the dollar equivalent of the Euro price of the CE ordinary shares on the Neuer Markt and, as a result, would be likely to affect the market price of the CE ADSs on the Nasdaq National Market.

THE LACK OF AN EXISTING AND ESTABLISHED TRADING MARKET FOR CE ADSS COULD MAKE IT DIFFICULT TO LIQUIDATE THE INVESTMENT IN CE ADSS

     There is no existing trading market for CE ADSs and CE cannot assure you that an active trading market will be established. CE has applied for approval for listing of its CE ADSs on the Nasdaq National Market and expects to receive approval for listing on the Nasdaq National Market at the time of the completion of the merger. CE ADSs may experience volatility until trading values become established. As a result, it could be difficult to make sales of CE ADSs in the market at any particular time.

CE IS CONTROLLED BY TWO SHAREHOLDERS WHO CAN DELAY OR HINDER A CHANGE IN CONTROL OF CE OR PREVENT OTHER MAJOR TRANSACTIONS

     Following the completion of the merger, CE management board members Thomas Wenzke and Hans-Jurgen Brintrup will together own approximately 36.2% of the outstanding CE ordinary shares. Under German law, 75% of the share capital that is represented at any shareholders' meeting is required to approve certain matters, including capital increases. Therefore, a person or group of persons who together hold more than 25% of the votes will have the ability to exercise significant influence over certain matters that require shareholder approval and will have the power to delay or hinder a change in control of CE and other major corporate transactions. Although there is no single shareholder who will control more than 25% of the outstanding CE ordinary shares following the merger, Messrs. Wenzke and Brintrup acting together will hold, and in the event that not all of the CE ordinary shares are represented at a shareholders' meeting, either of them acting individually may hold, shares representing more than 25% of the voting power at the meeting.

FUTURE SALES BY EXISTING SHAREHOLDERS COULD DEPRESS THE MARKET PRICE OF CE ORDINARY SHARES OR CE ADSS

     If CE's shareholders or holders of CE ADSs sell substantial amounts of CE ordinary shares or CE ADSs in the public market following the merger, the market price of CE ordinary shares or CE ADSs could fall. Such sales also might make it more difficult for CE to sell shares in the future at a time and price that it deems appropriate.

IT MAY NOT BE POSSIBLE TO ENFORCE JUDGMENTS OF UNITED STATES COURTS AGAINST CE

     CE is a German stock corporation. All the current members of the CE supervisory board and the current members of the CE management board are non-residents of the United States. In addition, a substantial portion of CE's assets and the assets of such persons are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon CE or such persons, or to enforce any judgments against CE or such persons obtained in the United States courts based on the civil liability provisions of the securities laws of the United States. In addition, awards of

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

punitive damages and actions brought in the United States or elsewhere may be unenforceable in Germany. See "Enforceability of Civil Liabilities."

THE GERMAN TAKEOVER CODE MAY MAKE AN ACQUISITION OF CE MORE DIFFICULT

     In accordance with the requirements of the Neuer Markt segment of the Frankfurt Stock Exchange, CE has adopted the Takeover Code recommended by the Stock Exchange Expert Commission at the German Federal Ministry of Finance. Although this Takeover Code does not have the force of law, it is generally complied with by companies whose shares are traded in the German public securities markets. The regulations of the Takeover Code may make it difficult or undesirable for a potential purchaser to acquire a substantial percentage of CE ordinary shares, may provide a defense against hostile takeovers or may delay and impede a change in control or management of CE. This could include transactions that would otherwise make it possible for CE shareholders to receive a premium for their shares above the then-current market price. It is also possible that these regulations will limit the possibilities of shareholders to vote for plans that they regard as being in their interest. See "Description of CE Ordinary Shares -- Anti-Takeover Provisions."

RISKS ASSOCIATED WITH LOCATION IN GERMANY

     As a German stock corporation with a large portion of its operations located in Germany, CE is affected by all social, political and economic conditions in Germany. Labor costs, corporate taxes and employee benefit expenses in Germany are high and weekly working hours are shorter compared to many other European Union member states, the United States and Japan.

CE DOES NOT EXPECT TO PAY DIVIDENDS

     CE has never declared or paid any dividends and currently intends to retain all available earnings that may be generated by its operations for the development and growth of its business. As a result, CE does not currently anticipate paying any cash dividends on its ordinary shares.

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

                          TREEV STOCKHOLDERS' MEETING

DATE, TIME AND PLACE

     The TREEV stockholders' meeting will be held on December 28, 2000, at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia, commencing at 10:00 a.m., local time.

MATTERS TO BE CONSIDERED AT THE TREEV STOCKHOLDERS' MEETING

     The purposes of the TREEV stockholders' meeting are to consider and vote upon:

     -  a proposal to adopt the merger agreement; and

     - any other business as may properly be brought before the TREEV stockholders' meeting.

     The TREEV board has unanimously approved the merger and unanimously recommends that TREEV common stockholders vote FOR adoption of the merger agreement.

STOCKHOLDERS ENTITLED TO VOTE; QUORUM; VOTE REQUIRED; VOTING AGREEMENT

     Record Date. The TREEV board of directors has fixed November 6, 2000 as the record date for determining stockholders entitled to notice of and to vote at the TREEV stockholders' meeting.

     Quorum. The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding TREEV common shares is necessary to constitute a quorum at the TREEV stockholders' meeting. Abstentions and broker non-votes will each be treated as shares that are present for purposes of determining whether a quorum is present.

     Vote Required. Adoption of the merger agreement requires the affirmative vote of holders of a majority of the outstanding TREEV common shares. Accordingly, abstentions and broker non-votes are equivalent to negative votes for purposes of adopting the merger agreement.

     Voting Agreement. Simultaneously with the execution of the merger agreement, H.T. Ardinger, Jr., M. Douglas Adkins and the members of the TREEV board of directors and TREEV's senior management identified below, who collectively held approximately 33% of the TREEV common shares outstanding as of the record date, entered into a voting and registration rights agreement with CE in which each has agreed to appear for the purpose of obtaining a quorum at the TREEV stockholders meeting and to vote all TREEV common shares or other equity securities owned by him, or with respect to which he has voting power or control, in favor of the adoption of the merger agreement. Each such person also delivered to CE an irrevocable proxy covering the total number of TREEV common shares beneficially owned by him to vote such shares in favor of the adoption of the merger agreement.

     The members of the TREEV board of directors and senior management who executed the voting and registration rights agreement and the irrevocable proxy are James J. Leto, Robert P. Bernardi, John F. Burton, C. Alan Peyser, Thomas A. Wilson, Mark A. Paiewonsky, Richard G. McMahon and Brian H. Hajost.

     ACCORDINGLY, 33% OF THE TREEV COMMON SHARES ENTITLED TO VOTE AT THE SPECIAL MEETING ARE ALREADY ASSURED OF BEING VOTED IN FAVOR OF THE MERGER AGREEMENT.

VOTING RIGHTS; PROXIES

     As of the record date, there were 16,270,106 TREEV common shares issued and outstanding, each of which entitles its holder to one vote. As of the record date, directors and executive officers of TREEV as a group beneficially owned 1,673,799 TREEV common shares. The TREEV Series A preferred shares have no voting rights.

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

     ALL TREEV COMMON SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL, UNLESS SUCH PROXIES HAVE BEEN PREVIOUSLY REVOKED, BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED IN THE PROXIES. IF NO INSTRUCTIONS ARE INDICATED, THE TREEV COMMON SHARES WILL BE VOTED IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT.

     TREEV's board of directors does not know of any matters other than as described in the accompanying notice of the TREEV stockholders' meeting that will come before the TREEV stockholders' meeting. If any other matter or matters are properly presented for action at the TREEV stockholders' meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on the matters in accordance with their best judgment, unless authorization is withheld.

     A TREEV common stockholder giving a proxy in response to this proxy solicitation may revoke it at any time prior to the TREEV stockholders' meeting in any one of the following three ways:

     - first, such TREEV common stockholder can send to the assistant secretary of TREEV a written notice stating that he or she would like to revoke the proxy,

     - second, such TREEV common stockholder can complete and submit a new proxy card,

     - third, such TREEV common stockholder can attend the TREEV stockholders' meeting and vote in person. Simply attending the TREEV stockholders' meeting will not revoke the proxy; such TREEV common stockholder must vote at the TREEV stockholders' meeting.

     If a TREEV common stockholder has instructed a broker to vote his or her common shares, such TREEV common stockholder must follow instructions received from such broker in order to change his or her vote.

     Votes cast by proxy or in person at the TREEV stockholders' meeting will be tabulated by the inspector(s) of election appointed for the meeting and such inspector(s) will determine whether or not a quorum is present.

SOLICITATION OF PROXIES

     The proxy accompanying this proxy statement/prospectus is solicited on behalf of the TREEV board of directors for use at the TREEV stockholders' meeting.

     The expenses of the solicitation of proxies for use at the TREEV stockholders' meeting will be borne by TREEV. In addition to solicitation by mail, proxies may be solicited by directors, officers or other employees of TREEV in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation.

     THE MATTERS TO BE CONSIDERED AT THE TREEV STOCKHOLDERS' MEETING ARE OF GREAT IMPORTANCE TO THE TREEV STOCKHOLDERS. ACCORDINGLY, TREEV STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

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                       THE MERGER AND THE EXCHANGE OFFER

BACKGROUND OF THE MERGER

     On April 13, 1999, Hans-Jurgen Brintrup, a member of the CE management board, and Dieter Huttenberger, an independent consultant engaged by CE, visited TREEV's booth at the Association for Information and Image Management International trade fair in Atlanta, Georgia, and met with Thomas Wilson, then president and chief operating officer of TREEV, Michael Guido, executive vice president, sales, of TREEV, and Brian Hajost, then executive vice president, corporate development, of TREEV. On April 14, 1999, Messrs. Brintrup and Huttenberger and Messrs. Wilson, Guido and Hajost and Jorge Forgues, then chief financial officer and senior vice president of TREEV, met to discuss TREEV's capital structure and, in general, the possibility of a business combination transaction between CE and TREEV. The parties determined that a combination might be possible; however, specific terms were not discussed.

     From April 15 to April 22, Messrs. Hajost and Forgues spoke several times by telephone with Peter Schmerler, director of sales of CE, to confirm CE's ability to finance a cash acquisition of TREEV. During these conversations, Mr. Hajost indicated that TREEV would only consider being acquired by a non-U.S. company if the consideration was all-cash. On April 22, Messrs. Schmerler and Huttenberger and Peter Mysliwietz, a consultant of CE, visited TREEV's headquarters in Herndon, Virginia and received from Mr. Hajost and Steven Wood, product manager of TREEV, a general introduction to TREEV and its products, including a product demonstration. On April 23, Messrs. Schmerler, Mysliwietz and Huttenberger traveled with Mr. Hajost to TREEV's Denver, Colorado facility, where they met with Thomas Stocker, TREEV's site manager, and received a tour of the Denver facility as well as an introduction to TREEV's services capability. On April 24, in a combined meeting and conference call, Thomas Wenzke, a member of the CE management board, and Messrs. Brintrup, Schmerler, Mysliwietz and Huttenberger of CE, and Messrs. Wilson, Leto, Hajost and Forgues of TREEV, discussed the meetings of the preceding days and determined that Messrs. Hajost and Forgues should next meet with representatives of CE in Germany. During this conversation, a possible price range for a cash transaction was discussed on a preliminary basis; however, any decision regarding a possible price range was deferred until the completion of CE's due diligence review of TREEV. From April 28 to May 1, Messrs. Forgues and Hajost toured CE's facilities in Munich and Bielefeld, Germany.

     On May 4, 1999, TREEV's senior management briefed its board of directors regarding a possible acquisition of TREEV by CE, and the board of directors authorized senior management to enter into discussions with CE concerning such a transaction. From May 5 to May 8, Messrs. Forgues, Hajost and Wood and Herbert Welch, an independent consultant to TREEV, met with members of CE's management to demonstrate TREEV's products and to discuss TREEV's product and service offerings. On May 7, 1999, TREEV and CE executed a non-binding memorandum of understanding with respect to a possible acquisition of TREEV by CE, which contemplated that further due diligence by CE of TREEV would commence during the week of May 10th and that, through May 18th, TREEV would not solicit or entertain offers from, or negotiate with, a third party in connection with a possible business combination with TREEV. The memorandum of understanding did not specify any terms of the possible transaction. It did provide, however, that a proposed range of the purchase price to be offered to TREEV stockholders was to be negotiated between CE and TREEV during the week of May 17, 1999.

     On May 17, 1999, Messrs. Brintrup, Wenzke and Schmerler met with Messrs. Leto, Wilson and Forgues at TREEV's Herndon, Virginia headquarters to discuss the terms of the proposed acquisition, including a possible price range, structure of the transaction, strategy and synergy potentials. During this meeting, the parties, subject to the satisfaction of certain conditions, including satisfactory completion of CE's due diligence review of TREEV, agreed provisionally to the basic terms of an acquisition, including a cash price of $6.25 per TREEV common share. From May 18 through May 25, 1999, CE conducted due diligence with respect to TREEV's sales, marketing, development and support services.

     On May 22, 1999, CE and TREEV executed an amended and restated memorandum of understanding setting forth the terms provisionally agreed upon on May 17, 1999, and extending until

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

June 14th the exclusivity period contained in the initial memorandum of understanding. The amended and restated memorandum of understanding also contemplated that CE would loan $500,000 to TREEV on May 25th, and that CE could, in its discretion, lend an additional $1.8 million to TREEV on May 28th. The amended and restated memorandum of understanding provided that, if CE and TREEV did not enter into an agreement with respect to the proposed transaction by June 14th, any amounts outstanding under these loans would be repayable in full on August 31, 1999. On May 25, 1999, TREEV executed a promissory note pursuant to which CE lent $500,000 to TREEV with interest accruing at the rate of 6% per annum.

     On May 28, 1999, Messrs. Forgues and Hajost met in Germany with Messrs. Schmerler and Wenzke and a representative of PricewaterhouseCoopers Securities. Following CE's analysis of its preliminary due diligence review, CE determined that it was not willing to pay the per share cash price specified in the amended and restated memorandum of understanding. Accordingly, CE and TREEV orally agreed to terminate the memorandum of understanding. CE also decided not to loan TREEV the additional amount of $1.8 million. At this meeting, CE suggested a new structure for the transaction, a lower purchase price (less than $5.00 per TREEV common share), and that any business combination would have to be a stock-for-stock merger transaction accounted for as a "pooling of interests."

     On June 3, 1999, TREEV's senior management reported to its board of directors that the proposed valuation and form of consideration for the transaction with CE had changed substantially and that the negotiations with CE had ended. The TREEV board of directors discussed hiring an investment bank to consider other business combination opportunities.

     On June 25, 1999, Messrs. Hajost, Schmerler and a representative of PricewaterhouseCoopers Securities held a conference call to discuss whether or not TREEV could agree to a share-for-share acquisition by CE. No progress was made in reaching an agreement as a result of this call. The parties agreed to defer any further discussions until TREEV's results for the second quarter of 1999 were available.

     On July 8, 1999, TREEV's board of directors approved the retention of Banc of America Securities for the purpose of advising TREEV concerning opportunities for maximizing shareholder value, including the sale of TREEV.

     On July 9, 1999, CE executed an engagement letter pursuant to which PricewaterhouseCoopers Securities was formally engaged as CE's financial advisor in connection with a possible acquisition of TREEV. Also on that date, representatives of PricewaterhouseCoopers spoke with Mr. Forgues and representatives of Ernst &Young, TREEV's independent auditors, regarding the ability of CE and TREEV to engage in a stock-for-stock merger transaction accounted for as a "pooling of interests."

     Beginning July 13, 1999, Banc of America Securities and TREEV commenced discussions with CE and PricewaterhouseCoopers Securities regarding various issues, including due diligence, associated with a possible acquisition of TREEV by CE. These discussions continued by telephone from time to time through the month of July.

     On July 16, 1999, CE and TREEV entered into a mutual confidentiality agreement pursuant to which they agreed to furnish each other with confidential and proprietary information and to keep such information confidential for a period of three years, subject to specified exceptions. In addition, TREEV agreed that it would not solicit or entertain offers from, or negotiate with, a third party in connection with a possible business combination with TREEV until July 23, 1999.

     On July 29, 1999, Banc of America Securities provided a draft term sheet to PricewaterhouseCoopers Securities setting forth basic terms for a stock-for-stock merger transaction between CE and TREEV to be accounted for as a "pooling of interests." The term sheet provided for an exchange ratio that would be calculated based on the average closing price of CE ordinary shares during a certain period prior to the signing of the merger agreement and also contemplated a "collar" mechanism. The term sheet was never finalized or executed by CE or TREEV.

     On August 2nd and August 3rd, representatives of TREEV and CE discussed by telephone the proposed stock-for-stock "pooling of interests" merger in preparation for meetings scheduled between CE and TREEV and their respective advisors in Munich, Germany from August 4th through August 6th. CE's preliminary proposal provided that each TREEV common share would be converted in the merger into CE ordinary shares with a value of at least $5.00. From August 4th through August 6th, Mr. Leto, Mr. Wilson, the chief executive officer and president of TREEV, Mr. Hajost, the executive vice president of finance and administration of TREEV, Julia Bowen, vice president and general counsel of TREEV, and representatives of Banc of America Securities, met with Messrs. Wenzke, Brintrup and Schmerler and Ulrich Thol of CE and Angel Rodriguez, head of CE's corporate development group, and a representative of CE's financial advisor, PricewaterhouseCoopers Securities, in Munich and discussed the terms of the proposed transaction, including the possible structure of a transaction and a possible price range. In addition, during the meetings, representatives of both PricewaterhouseCoopers Securities and Banc of America Securities gave presentations regarding the respective companies and a possible transaction.

     On August 12, 1999, the parties agreed to but did not execute a new exclusivity agreement that would have expired on October 15, 1999. On August 17, 1999, CE and TREEV executed an exclusivity agreement which provided that, prior to September 30, 1999, TREEV would not solicit or entertain offers from, or negotiate with, a third party in connection with a possible business combination with TREEV. On August 22 and 23, 1999, Messrs. Wenzke, Brintrup and Schmerler traveled to TREEV's headquarters in Herndon, Virginia to meet with representatives of TREEV to continue discussions concerning a possible merger.

     Beginning on September 2, 1999, and continuing until the merger agreement was executed in November 1999, representatives of CE conducted their legal due diligence review of TREEV. In early September, Ernst &Young (on behalf of TREEV) commenced its due diligence review of CE.

     On September 6, 1999, CE and TREEV amended and restated the promissory note that had been executed on May 25, 1999 for an initial principal amount of $500,000 to provide for an additional $600,000 loan (bringing the total borrowing to $1,100,000) at an interest rate of 13.5% per annum, due June 2000.

     On October 6, 1999, Messrs. Brintrup and Wenzke of CE and Messrs. Leto, Wilson and Hajost of TREEV further discussed a possible price range for a stock-for-stock merger.

     On October 7, 1999, CE made an additional loan to TREEV in the amount of $900,000 on the same terms as the September 6th loan.

     During the third week of October, CE delivered to TREEV drafts of various transaction documents, including the merger agreement. Beginning in late October and continuing until the execution of the merger agreement, CE and TREEV representatives, and CE's and TREEV's legal and financial advisors held numerous discussions concerning the terms and conditions of the proposed transaction and the transaction documents, and various other legal, financial and accounting issues relating to a merger between the two companies.

     On October 30th and 31st, Messrs. Leto and Wilson met with representatives of CE, including members of the CE supervisory board and management board, as well as a representative of CE's financial advisor, PricewaterhouseCoopers Securities, in Majorca, Spain, and discussed various issues relating to the merger agreement and the transactions contemplated by the merger agreement. These issues included a discussion of a proposed exchange ratio (a minimum of $4.00 per TREEV common share based on CE's then current share price and the then current currency exchange rate for Euros into U.S. dollars), the value to be received by the TREEV employee stock optionholders and a discussion of other provisions of the proposed merger agreement, the implementation of a stock option plan for the TREEV employees, a list of TREEV employees that were to execute employment agreements with CE, a discussion of the terms of the proposed voting and registration rights agreement for certain TREEV stockholders and a discussion of the terms of a proposed agreement with the Series A preferred stockholders. The parties also discussed a proposed stock option agreement between CE and TREEV which would have provided CE with an option in the event of a termination of the merger agreement under certain specified circumstances to

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

purchase up to a maximum of 19.9% of the issued and outstanding TREEV common shares. During these discussions, the TREEV management emphasized that it would not agree to the stock option agreement. The stock option agreement was discussed between representatives of TREEV and representatives of CE on various conference calls that took place following the meeting in Majorca, Spain.

     On November 5, 1999, the TREEV board of directors held a special meeting at which senior management of TREEV, representatives of Cooley Godward LLP, TREEV's legal advisors, and representatives of Banc of America Securities reviewed for the TREEV board of directors the status of discussions with CE, and TREEV's senior management together with representatives of Cooley Godward and Banc of America Securities discussed with the TREEV board of directors various legal, commercial and financial considerations of a possible transaction. Representatives of Cooley Godward discussed with the TREEV board of directors its fiduciary duties with regard to its consideration of a possible transaction under applicable law. Representatives of Banc of America Securities discussed with the TREEV board of directors their views and preliminary analyses of the financial aspects of a possible transaction. The TREEV board of directors advised the management team to continue to explore the possible terms and conditions of a possible business combination transaction.

     On November 6, 1999, the CE supervisory board held a meeting during which the members considered the terms of the merger agreement and the transactions contemplated by the merger agreement.

     From November 11 to November 13, 1999, Messrs. Wenzke and Schmerler of CE, Messrs. Leto, Wilson and Hajost of TREEV and a representative of CE's financial advisor, PricewaterhouseCoopers Securities, met with Horace T. Ardinger, the largest shareholder of TREEV and M. Douglas Adkins, another large shareholder of TREEV, to discuss the transactions and negotiate the execution of a voting agreement by Messrs. Ardinger and Adkins.

     Beginning on November 13 and continuing until the execution of the merger agreement on November 21, 1999, senior management of CE and TREEV discussed and negotiated provisions of the merger agreement. On November 19, 1999, senior management of TREEV and CE tentatively agreed on the exchange ratio for the proposed business combination (reflecting a value of approximately $4.52 per TREEV common share based on CE's then current share price and the then current currency exchange rate for Euros into U.S. dollars). In addition, the senior management of CE agreed not to require the execution of the stock option agreement as a condition to the execution of the merger agreement.

     On Sunday, November 21, 1999, TREEV's board of directors met again to continue its discussions regarding the merger and to further review with senior management and representatives of Banc of America Securities the terms and conditions of the proposed merger agreement. During this meeting, TREEV's board of directors received the oral opinion of Banc of America Securities, later confirmed in writing, that, as of such date, the consideration to be received by TREEV's security holders in the merger was fair from a financial point of view to TREEV. Following further discussion, the TREEV board of directors unanimously determined that the merger was fair to and in the best interests of TREEV and its stockholders, approved the merger agreement and the transactions contemplated thereby and resolved to recommend that TREEV stockholders vote to adopt the merger agreement.

     Late in the evening of November 21, 1999, CE and TREEV executed the merger agreement dated as of November 19, 1999. CE and the stockholders of TREEV named below, including directors and members of the senior management, executed the voting and registration rights agreement pursuant to which each such stockholder agreed to vote his TREEV common shares in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement. In addition, each such stockholder also granted an irrevocable proxy in favor of CE to vote his TREEV common shares in favor of the merger, the merger agreement and any other matter that could reasonably be expected to facilitate the merger. The directors who executed such agreement were James J. Leto, Robert P. Bernardi, John F. Burton and C. Alan Peyser, the members of the TREEV senior management were Thomas A. Wilson, Mark A. Paiewonsky, Richard G. McMahon and Brian H. Hajost and the stockholders were Horace T.

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

Ardinger, Jr. and Douglas Adkins. On the morning of November 22, 1999, TREEV and CE each issued a press release announcing the execution of the merger agreement.

     The CE supervisory board approved the merger agreement and the transactions contemplated by the merger agreement on December 14, 1999 by written consent.

     On March 22, 2000, CE executed a letter waiver in favor of TREEV waiving compliance with a closing condition contained in the November 19, 1999 merger agreement that would have required that TREEV earn net income for the quarter ended December 31, 1999 of at least $1.00.

     Following extensive review with their independent public accountants, CE and TREEV concluded that CE would not account for its acquisition of TREEV as a "pooling of interests" under applicable U.S. accounting rules (which would have enabled CE to treat the companies as if they had always been combined for accounting and financial reporting purposes). As a result, CE and TREEV began to discuss the possibility of accounting for the merger as a purchase transaction (which would require that the total consideration paid by CE in connection with the merger be allocated to TREEV's assets and liabilities based on their fair values, with any excess being treated as goodwill and amortized over its useful life) rather than as a pooling of interests. Simultaneously, CE provided Banc of America Securities with due diligence materials in order to enable Banc of America Securities to be in a position to issue a fairness opinion in connection with the TREEV board's approval of any related amendment to the merger agreement if requested by the TREEV board.

     On May 5, 2000, the TREEV board of directors held a special meeting at which senior management of TREEV reviewed for the TREEV board of directors the status of discussions with CE. The TREEV board of directors advised the management team to continue to explore the possibility of modifying the merger agreement so that the merger could be accounted for as a purchase transaction.

     On May 5, 2000, CE and TREEV amended and restated the promissory note that was executed on May 25, 1999 and amended and restated on September 6, 1999 (in the principal amount of $1,100,000), and the promissory note that was executed on October 7, 1999 (in the principal amount of $900,000) to provide for an additional $2,500,000 loan (bringing the total principal amount to $4,500,000) at an interest rate of 13.5% per annum, due October 1, 2000. The business purpose for the $2,500,000 increase in principal was to assist TREEV in funding operational losses that it had incurred during the first quarter of 2000.

     In the evening of May 5, 2000, CE provided TREEV a draft of an amended and restated merger agreement and a draft of an amendment to the voting and registration rights agreement, which contemplated that CE would account for the merger as a purchase transaction. On May 6, 2000, Ms. Bowen and representatives of Cooley Godward provided comments on the draft amended and restated merger agreement and the draft amendment to the voting agreement to representatives of Shearman & Sterling.

     On Sunday, May 7, 2000, TREEV's board of directors met again to continue its discussions regarding the possibility of accounting for the merger as a purchase transaction (rather than as a pooling of interests) and to review with senior management and representatives of Banc of America Securities the proposed changes to the merger agreement that would be necessary if the merger was not accounted for as a pooling of interests and that were reflected in the draft amended and restated merger agreement. During this meeting, TREEV's board of directors received the oral opinion of Banc of America Securities, confirmed in writing on May 8, 2000, that, as of such date, the consideration to be received by TREEV's security holders in the merger as contemplated by the amended and restated merger agreement was fair from a financial point of view to TREEV. Following further discussion, the TREEV board of directors unanimously determined that the merger was fair to and in the best interests of TREEV and its stockholders, approved the amended and restated merger agreement and the transactions contemplated thereby, authorized members of the TREEV senior management to execute the amended and restated merger agreement and resolved to recommend that TREEV stockholders vote to adopt the amended and restated merger agreement.

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

     Late in the evening on May 8, 2000, CE and TREEV executed the amended and restated merger agreement. CE and the TREEV stockholders who had signed the voting and registration rights agreement executed an amendment to the voting and registration rights agreement pursuant to which each such stockholder affirmed his obligations under the voting and registration rights dated as of November 19, 1999 to vote his TREEV common shares in favor of the merger, the amended and restated merger agreement and the transactions contemplated by the amended and restated merger agreement. In addition, each such stockholder also granted a new irrevocable proxy in favor of CE to vote his TREEV common shares in favor of the merger, the amended and restated merger agreement and any other matter that could reasonably be expected to facilitate the merger. On the morning of May 9, 2000, TREEV and CE issued a joint press release announcing that they no longer intended that the merger would be accounted for as a "pooling of interests" and announcing the execution of the amended and restated merger agreement.

     On May 23, 2000, the CE supervisory board approved the amended and restated merger agreement and the transactions contemplated thereby by written consent.

     On October 10, 2000, CE and TREEV amended and restated the promissory note that was executed on May 5, 2000 (in the principal amount of $4,500,000) to provide for an additional $500,000 loan (bringing the total principal amount to $5,000,000) at an interest rate of 13.5% per annum, due December 31, 2000.

     On November 20, 2000, CE and TREEV executed an amendment to the amended and restated merger agreement to reflect certain changes to the implementation of the merger and the exchange offer, to amend or remove certain closing conditions and exhibits, to extend the termination date and to reflect a five-for-one stock split of CE.

     On November 21, 2000, CE and TREEV further amended and restated the promissory note executed on October 10, 2000 to increase the principal amount to reflect accrued but unpaid interest and to extend the maturity date to November 20, 2002.

TREEV'S REASONS FOR THE MERGER; RECOMMENDATION OF THE TREEV BOARD OF DIRECTORS

     The TREEV board believes that the merger of CE and TREEV represents a unique strategic opportunity for two companies with similar business operations and that the high-quality products of each company will expand the geographic reach of their operations. The TREEV board believes that the combined company will have greater exposure to key markets; a stronger management team; a larger base of operations; and greater operational efficiencies, earning power and growth potential than TREEV would have on its own. In reaching its conclusions and recommendations, the TREEV board consulted with the management of TREEV, its financial and legal advisors and considered a number of additional factors, including the following:

     - the terms and conditions of the merger agreement, including the merger consideration;

     - the opinions that Banc of America Securities rendered to the TREEV board on November 21, 1999, subsequently confirmed in writing, and on May 7, 2000, subsequently confirmed in writing as of May 8, 2000, to the effect that, as of such dates, the merger consideration to be received by TREEV security holders was fair to TREEV from a financial point of view;

     - the presentation and analysis provided to the TREEV board by Banc of America Securities;

     - the belief that a combination of the companies should result in a number of cost savings and marketing opportunities, as the combination will provide the opportunity to spread certain financial and administrative functions over a larger operational and revenue base;

     - the belief that the combined company will be able to take advantage of the best personnel and the best operating systems and practices currently used by CE and TREEV;

     - the TREEV board's familiarity with, and review of, the business, assets, management, competitive positions and prospects of TREEV, including TREEV's prospects if it were to continue as an independent company;

     - the TREEV board's familiarity with, and review of, the business, assets, management, competitive positions and prospects of CE;

     - the opportunity for TREEV stockholders through the receipt of CE ADSs or CE ordinary shares in the merger to retain a continuing investment in the software industry through a larger and more geographically diversified company with substantially greater resources;

     - the regulatory approvals required for the merger and the estimated length of time required to complete the merger; and

     - the structure of the merger, including its anticipated tax consequences to TREEV and its stockholders, optionholders and warrantholders.

     The foregoing discussion of the information and factors considered by the TREEV board is not intended to list every point considered by the TREEV board. It is, however, believed to include all material factors considered by the TREEV board. In view of the wide variety of information and points considered, the TREEV board did not find it practical to, and did not, assign any relative or specific importance to the factors listed above, and individual directors may have given differing weights to different factors.

     The TREEV board has unanimously:

     - determined that the merger is in the best interests of TREEV and its stockholders, optionholders and warrantholders and declared that the merger agreement is advisable; and

     -  approved the merger and the merger agreement.

     THE TREEV BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF TREEV VOTE FOR ADOPTION OF THE MERGER AGREEMENT FOR THE REASONS DISCUSSED ABOVE.

OPINION OF TREEV'S FINANCIAL ADVISOR

     In July 1999, the TREEV board of directors retained Banc of America Securities to act as its financial advisor in connection with a possible business combination or sale involving TREEV. Banc of America Securities is a nationally recognized investment banking firm. Banc of America Securities is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. TREEV selected Banc of America Securities to act as its financial advisor on the basis of Banc of America Securities' experience in transactions similar to the merger.

     Banc of America Securities delivered an initial fairness opinion to the TREEV board of directors on November 21, 1999, stating that the consideration to be received by TREEV security holders in the merger was fair to TREEV from a financial point of view, as of that date. The opinion was based upon the material provisions of the transaction contemplated by the November 19, 1999 draft of the merger agreement presented to the TREEV board of directors on that date, which contemplated, among other things, that the merger would be accounted for as a pooling of interests. The November 21, 1999 fairness opinion was based upon, among other factors, valuation analyses including comparable company analysis, precedent transaction analysis, discounted cash flow analysis and contribution analysis for TREEV and CE, as well as analysis of dilution/accretion under the transaction, based upon then available information.

     Thereafter, CE and TREEV concluded that CE would not account for the acquisition of TREEV as a pooling of interests under applicable U.S. accounting rules, and CE and TREEV began to discuss the possibility of amending the merger agreement to enable CE to account for the merger as a purchase transaction. On May 7, 2000, TREEV's board of directors met to continue its discussions regarding the possibility of accounting for the merger as a purchase transaction and to review with Banc of America Securities the proposed changes to the merger agreement. At that meeting, Banc of America Securities delivered a new opinion to the TREEV board of directors, stating that the consideration to be received by TREEV security holders under the amended and restated merger agreement remained fair from a financial point of view to TREEV, as of that date. This opinion was subsequently confirmed in writing as of May 8, 2000. The TREEV board of directors did not limit the investigations made or procedures followed by Banc of America Securities in rendering this opinion.

     We have attached the full text of Banc of America Securities' written opinion to the TREEV board of directors as Annex C, which is hereby incorporated in its entirety. You should read this opinion carefully and in its entirety in connection with this proxy statement/prospectus. However, we have also included the following summary of Banc of America Securities' opinion, which is qualified in its entirety by reference to the full text of the opinion.

     Banc of America Securities' opinion is directed to the TREEV board of directors. It does not constitute a recommendation to you on how to vote with respect to the merger. The opinion addresses only the financial fairness of the consideration to be received by TREEV security holders in the merger. The opinion does not address the relative merits of the merger or any alternatives to the merger, the underlying decision of the TREEV board of directors to proceed with or effect the merger or any other aspect of the merger. In furnishing its opinion, Banc of America Securities did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act, nor did it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act. Statements to that effect are included in Banc of America Securities' opinion.

     Banc of America Securities:

     - reviewed publicly available financial statements and other business and financial information of TREEV and CE;

     - reviewed internal financial statements and other financial and operating data concerning TREEV and CE;

     - analyzed financial forecasts prepared by the managements of TREEV and CE;

     - discussed the past and current operations, financial condition and prospects of TREEV with senior executives of TREEV and discussed the past and current operations, financial condition and prospects of CE with senior executives of CE;

     - discussed with senior executives of TREEV and CE information relating to strategic and operational benefits anticipated from the merger; Banc of America Securities noted that such strategic and operational benefits were not quantified by either TREEV or CE;

     - reviewed the pro forma impact of the merger on CE's earnings per share, consolidated capitalization and financial ratios;

     - reviewed and considered in the analysis, information prepared by the senior managements of TREEV and CE relating to the relative contributions of TREEV and CE to the combined company;

     - reviewed the reported prices and trading activity for TREEV common shares and CE ordinary shares;

     - compared the financial performance of TREEV and CE and the prices and trading activity of TREEV common shares and CE ordinary shares with that of certain other publicly traded companies Banc of America Securities deemed relevant;

     - compared the financial terms of the merger to financial terms, to the extent publicly available, of other business combination transactions Banc of America Securities deemed relevant;

     - participated in discussions and negotiations among representatives of TREEV and CE and their financial and legal advisors, as requested by TREEV;

     - reviewed the May 5, 2000 draft amended and restated merger agreement and related documents; and

     - performed other analyses and considered other factors as Banc of America Securities deemed appropriate.

     Banc of America Securities reviewed the May 5, 2000 draft amended and restated merger agreement in its preparation of its opinion. While TREEV and CE had the opportunity to agree to add, delete or alter material terms of the amended and restated merger agreement prior to its execution, the final amended and restated merger agreement was substantially similar to the May 5, 2000 draft amended and restated merger agreement.

     Banc of America Securities did not assume any responsibility to independently verify the information listed above. Instead, with the consent of the TREEV board of directors, Banc of America Securities relied on the information as being accurate and complete in all material respects. Banc of America Securities also made the following assumptions with the consent of the TREEV board of directors:

     - with respect to the financial forecasts for TREEV and CE provided to Banc of America Securities by the management of each company, on the advice of TREEV management, (a) the forecasts were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the management of TREEV and CE at the time of preparation as to the future financial performance and operational plans of both companies and (b) the forecasts provided a reasonable basis upon which Banc of America Securities could form its opinion and it noted that the forecasts did not include any strategic or operational benefits anticipated from the merger;

     - that there were no material changes in the assets, financial condition, results of operations, business or prospects of either of TREEV or CE since the respective dates of their last financial statements made available to Banc of America Securities;

     - that the merger would be consummated in a manner that complies in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations;

     - that the merger would be accounted for as a purchase transaction under U.S. generally accepted accounting principles and would be treated as a reorganization and/or exchange pursuant to the Internal Revenue Code of 1986, as amended;

     - that the merger would be consummated in accordance with the terms described in the May 5, 2000 draft amended and restated merger agreement, without any further amendments to the agreement, and without waiver by TREEV of any of the conditions to its obligations that are contained in the amended and restated merger agreement;

     - that the historical net operating losses attributable to TREEV could be applied on the basis of the analysis prepared by management of TREEV to estimated future pre-tax U.S. income of the combined company;

     - that the assessment by the managements of TREEV and CE of their respective technology and products, and the integration of TREEV's technology with that of CE, and the timing of introduction of future products incorporating that technology was reasonable; and

     -  that TREEV would be able to retain key managers.

     TREEV and CE do not publicly disclose internal forecasts of the type provided to Banc of America Securities by the managements of TREEV and CE in connection with Banc of America Securities' review of the merger. The forecasts were not prepared with a view toward public disclosure. In addition, the forecasts were based upon numerous variables and assumptions that are inherently uncertain, including factors relating to general economic and competitive conditions. Accordingly, actual results could vary significantly from the results set forth in the forecasts. Banc of America Securities has assumed no liability for the forecasts.

     TREEV has at various times in the past experienced significant financing requirements in order to continue operations, and TREEV management informed Banc of America Securities that it expects this trend to continue in the future. Banc of America Securities' opinion does not in any manner address whether such financing requirements will arise in the future, whether TREEV will be able to meet such financing requirements if the merger is not completed, or whether the combined entity would be able to meet such financing requirements if the merger is completed.

     In addition, for purposes of its opinion, Banc of America Securities:

     - relied on advice of counsel and independent accountants to TREEV as to all legal and financial reporting matters with respect to TREEV, the merger and the May 5, 2000 draft amended and restated merger agreement; and

     - did not assume any responsibility for making an independent valuation, appraisal or physical inspection of any of the assets or liabilities, contingent or otherwise, of TREEV or CE nor did Banc of America Securities receive any appraisals.

     Banc of America Securities' opinion was based on economic, monetary, market and other conditions in effect on, and the information made available to it as of, the date of the opinion. Accordingly, although subsequent developments may affect its opinion, Banc of America Securities did not assume any obligation to update, revise or reaffirm its opinion.

     Banc of America Securities had no input concerning, and provided no comment or opinion regarding, the ultimate allocation of consideration received in the merger among TREEV security holders.

     The following represents a brief summary of the material financial analyses performed by Banc of America Securities in connection with providing its opinion to the TREEV board of directors. Some of the summaries of financial analyses performed by Banc of America Securities include information presented in tabular format. In order to fully understand the financial analyses performed by Banc of America Securities, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities.

Valuation Analyses Regarding TREEV

     Comparable Company Analysis. Based on public and other available information, Banc of America Securities calculated (a) the multiples of the aggregate value of TREEV to TREEV's estimated calendar year 2000 (1) revenue and
(2) earnings before interest and taxes ("EBIT") and (b) the multiple of the equity value of the consideration to be received by TREEV security holders to estimated calendar year 2001 net income, and compared those results to the results of similar calculations made with respect to companies that Banc of America Securities deemed to be comparable to TREEV.

     Banc of America Securities defined aggregate value for companies comparable to TREEV to mean:

     - the company's equity value, defined as the product of the number of its common shares outstanding multiplied by its stock price; plus

     -  the company's outstanding debt; less

     -  the company's cash and cash equivalents.

     Banc of America Securities defined the aggregate value of TREEV to mean:

     - TREEV's equity value, defined as the equity value of the consideration, which was defined as the product of the 1,330,000 CE ordinary shares (before CE's one-to-five stock split) to be received by TREEV security holders multiplied by the price of CE ordinary shares in U.S. dollars, which was converted at an exchange rate of 0.9099 Euro to one U.S. dollar, a rate that was the composite closing price as presented by Bloomberg Financial Markets, as of May 2, 2000; plus

     -  TREEV's outstanding debt; less

     -  TREEV's cash and cash equivalents.

     Banc of America Securities calculated these multiples for the following document management or imaging automation providers:

       -  Bisys Group, Inc.;                  -  INSCI Corporation;
       -  Document Sciences Corporation;      -  Inso Corporation;
       -  DOCUMENTUM, Inc.;                   -  Mobius Management Systems, Inc.; and
       -  FileNet Corporation;                -  Optima Imaging Systems, Inc.

     Each company was selected because (a) it had a public trading market for its equity securities, (b) it was either a document management or imaging automation provider, and (c) Banc of America Securities believed the company had operating characteristics similar to those of TREEV.

     The comparable company analysis compared TREEV to the comparable companies on the basis that the companies selected were the most relevant given the factors considered above. Consequently, Banc of America Securities did not include every company that could be deemed to be a participant in the same industry.

     The following table sets forth the multiples indicated by this analysis for these companies:

                                                              RANGE OF MULTIPLES
AGGREGATE VALUE TO:                                           ------------------
Estimated calendar year 2000 revenue........................     1.2x to 2.5x
Estimated calendar year 2000 EBIT...........................       10x to 20x
EQUITY VALUE TO:
Estimated calendar year 2001 net income.....................       20x to 40x

     Banc of America Securities noted that the aggregate value of TREEV implied multiples of (a) 4.8x estimated calendar year 2000 revenue and (b) 110x estimated calendar year 2000 EBIT; and that the equity value of the consideration implied a multiple of 77x estimated calendar year 2001 net income, each as of May 2, 2000. TREEV's estimated calendar year 2001 net income was tax effected at an assumed 40% tax rate and no portion of TREEV's historical net operating losses was applied to reduce projected pre-tax income. Banc of America Securities noted that these multiples exceeded the respective multiple ranges indicated in the analysis of the comparable companies.

     No company used in the comparable company analysis is identical to TREEV. Accordingly, an analysis of the foregoing results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of TREEV and other factors that could affect the public trading value of the companies to which TREEV is being compared.

     Precedent Transactions Analysis. Based on public and other available information, Banc of America Securities calculated the multiple of aggregate value of the consideration to the last twelve months revenue implied in 21 company acquisitions announced between April 1998 and January 2000. Because of the limited number of acquisitions involving document management or imaging automation companies, Banc of America Securities also analyzed public company acquisitions of software tool and applications providers that it considered reasonably comparable to the merger. Aggregate value of the consideration for purposes of the precedent transactions analysis includes the value of employee stock options. Aggregate value of the consideration for a target company in a precedent transaction was taken to equal equity value of the consideration if information on the target company's net debt was not publicly available.

     Banc of America Securities calculated multiples for the following precedent company acquisitions:

 -----------------------------------------------------------------------------------------------------------------------
 DATE ANNOUNCED                            ACQUIROR                                          TARGET
 -----------------------------------------------------------------------------------------------------------------------
 01/12/00               Sage Group Plc                                   Best Software Inc.
 -----------------------------------------------------------------------------------------------------------------------
 10/21/99               NetManage, Inc.                                  Wall Data, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 10/20/99               Level 8 Systems, Inc.                            Template Software, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 09/07/99               Amdocs Ltd.                                      International Telecom Data Systems Inc.
 -----------------------------------------------------------------------------------------------------------------------
 07/29/99               Oak Technology, Inc.                             Xionics Document Technologies, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 07/16/99               Sterling Software, Inc.                          Information Advantage, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 07/15/99               Compuware Corp.                                  Viasoft, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 06/29/99               SER Systems AG                                   MacroSoft, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 06/21/99               ADC Telecommunications, Inc.                     Saville Systems Plc
 -----------------------------------------------------------------------------------------------------------------------
 05/17/99               J.D. Edwards & Co.                               Numetrix Ltd.
 -----------------------------------------------------------------------------------------------------------------------
 05/17/99               Security First Technologies Corp.                Edify Corp.
 -----------------------------------------------------------------------------------------------------------------------
 04/05/99               Lucent Technologies, Inc.                        Mosaix, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 03/24/99               Sterling Software, Inc.                          Interlink Computer Sciences, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 03/05/99               Hummingbird Communications Ltd.                  PC DOCS Group International, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 02/03/99               Sage Group Plc                                   Peachtree Software, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 10/15/98               Symantec Corp.                                   Quarterdeck Corp.
 -----------------------------------------------------------------------------------------------------------------------
 10/13/98               Platinum Software Corp.                          DataWorks Corp.
 -----------------------------------------------------------------------------------------------------------------------
 08/21/98               Oracle Corp.                                     Versatility, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 07/28/98               Network Associates, Inc.                         CyberMedia, Inc.
 -----------------------------------------------------------------------------------------------------------------------
 06/29/98               Information Advantage, Inc.                      IQ Software Corp.
 -----------------------------------------------------------------------------------------------------------------------
 04/17/98               Sterling Commerce, Inc.                          Xcellenet, Inc.
 -----------------------------------------------------------------------------------------------------------------------

     Each transaction was selected because:

     - Banc of America Securities believed the target company had similar operating characteristics to those of TREEV;

     - the transaction involved a change of control in ownership of the target company; and

     - the transaction was relatively recent and of a size reasonably comparable to the contemplated merger.

     The precedent transactions analysis compared the merger to the 21 acquisitions on the basis that the transactions selected were the most relevant given the factors considered above. Consequently, Banc of America Securities did not include every transaction that could be deemed to have occurred in the software industry.

     The following table sets forth the range of multiples indicated by this analysis of these 21 acquisitions:

AGGREGATE VALUE TO:                                           RANGE OF MULTIPLES
-------------------                                           ------------------
Last twelve months' revenue.................................     1.0x to 3.0x

     Banc of America Securities noted that the aggregate value of TREEV implied a multiple of 5.9x last twelve months' revenue as of May 2, 2000. Banc of America Securities also noted that this multiple exceeded the multiple range indicated in the analysis of these 21 acquisitions.

     No company or transaction used in the precedent transactions analyses is identical to TREEV or the merger. Accordingly, an analysis of the foregoing results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or purchase price of the companies to which TREEV and the merger is being compared.

     Discounted Cash Flow Analysis. Banc of America Securities used (a) financial cash flow forecasts for TREEV for calendar years 2000 through 2004 as estimated by the management of TREEV and (b) those TREEV management estimates revised to include the expected benefits, as estimated by TREEV's management, of TREEV's historical net operating losses, to perform a discounted cash flow analysis. In conducting these analyses, Banc of America Securities estimated the terminal value of TREEV at the end of 2004 by applying multiples to TREEV's projected 2004 revenue, which multiples ranged from 1.0x to 2.0x. Banc of America Securities then calculated the present values of the estimated cash flows and the terminal value using discount rates ranging from 14% to 21%. Banc of America Securities selected the range of terminal value multiples based on the multiples of comparable public companies and precedent transactions, TREEV's current and historical multiples, and its judgment reflecting its prior experience. Banc of America Securities selected the range of discount rates by estimating the weighted average cost of capital for TREEV.

     This analysis indicated a range of aggregate value for TREEV as follows:

    IMPLIED AGGREGATE VALUE (USING THE BENEFITS OF ESTIMATED HISTORICAL NET
                               OPERATING LOSSES)
                         (dollar amounts in thousands)

                                 WITH TERMINAL VALUE OF     WITH TERMINAL VALUE OF     WITH TERMINAL VALUE OF
                                 1.0X ESTIMATED CALENDAR    1.5X ESTIMATED CALENDAR    2.0X ESTIMATED CALENDAR
DISCOUNT RATE                       YEAR 2004 REVENUE          YEAR 2004 REVENUE          YEAR 2004 REVENUE
-------------                    -----------------------    -----------------------    -----------------------
15%............................          $58,725                    $82,157                   $105,590
18%............................           51,907                     72,509                     93,110
21%............................           46,035                     64,206                     82,377

  IMPLIED AGGREGATE VALUE (EXCLUDING THE BENEFITS OF ESTIMATED HISTORICAL NET
                               OPERATING LOSSES)
                         (dollar amounts in thousands)

                                 WITH TERMINAL VALUE OF     WITH TERMINAL VALUE OF     WITH TERMINAL VALUE OF
                                 1.0X ESTIMATED CALENDAR    1.5X ESTIMATED CALENDAR    2.0X ESTIMATED CALENDAR
DISCOUNT RATE                       YEAR 2004 REVENUE          YEAR 2004 REVENUE          YEAR 2004 REVENUE
-------------                    -----------------------    -----------------------    -----------------------
14%............................          $52,448                    $76,926                   $101,404
17%............................           46,057                     67,554                     89,051
20%............................           40,574                     59,515                     78,456

     Contribution Analysis. TREEV security holders will receive consideration equal to 1,330,000 CE ordinary shares (before CE's one-to-five stock split) in the form of CE ADSs which will equal approximately 25.6% of the total CE ordinary shares outstanding after the merger is completed. To compare this ownership percentage to the relative contribution made to the combined companies, Banc of America Securities used financial estimates supplied by the management of each company to calculate the actual and estimated contribution of each company to (a) revenue, (b) EBIT and (c) net income for calendar year 1999 and estimated calendar years 2000 and 2001 for the combined company. For calendar years 2000 and 2001, Banc of America Securities calculated the relative contribution of TREEV with and without consideration of the estimated benefits of TREEV's historical net operating losses, using estimated benefits as calculated by TREEV's management.

     This analysis indicated that TREEV would contribute:

                                                                      CALENDAR YEAR
                                                              ------------------------------
CONTRIBUTION TO:                                              1999    2000 EST.    2001 EST.
----------------                                              ----    ---------    ---------
Revenue.....................................................  36.9%     32.8%        34.7%
EBIT........................................................      (1)   13.3%        21.3%
Net income with the estimated benefits of historical net
  operating losses..........................................      (2)   19.2%        32.6%
Net income without the estimated benefits of historical net
  operating losses..........................................      (1)       (1)      22.5%

---------------
(1) Not meaningful

(2) Not applicable

     Valuation Analysis Regarding CE

     Comparable Company Analysis. Based on public and other available information, Banc of America Securities calculated (a) the multiples of the aggregate value of CE on May 2, 2000 to CE's estimated calendar year 2000 (1) revenue and (2) EBIT and (b) the multiple of the equity value of CE on May 2, 2000 to its estimated calendar year 2001 net income and compared those results to the results of similar calculations made with respect to five companies that Banc of America Securities deemed to be comparable to CE.

     Banc of America Securities defined aggregate value to mean:

     - the company's equity value, defined as the product of the number of its common shares outstanding multiplied by its stock price; plus

     -  the company's outstanding debt; less

     -  the company's cash and cash equivalents.

     Banc of America Securities calculated multiples for the following document management, imaging automation providers or Neuer Markt-listed technology companies:

-  DOCUMENTUM, Inc.;
-  EASY SOFTWARE AG;
-  FileNet Corporation;
-  iXOS Software AG; and
-  SER Systeme AG.

     Each company was selected because (a) it had a public trading market for its equity securities, (b) it was either a document management or imaging automation company or was a technology company listed on the Neuer Markt and (c) Banc of America Securities believed the company had operating characteristics similar to those of CE.

     The comparable company analysis compared CE to the comparable companies on the basis that the companies selected were the most relevant given the factors considered above. Consequently, Banc of America Securities did not include every company that is listed on the Neuer Markt or could be deemed to be a participant in the relevant industry.
     The following table sets forth the multiples indicated by this analysis for these companies:

AGGREGATE VALUE TO:                                       RANGE OF MULTIPLES
-------------------                                       ------------------
Estimated calendar year 2000 revenue....................  2.5x to 4.0x
Estimated calendar year 2000 EBIT.......................  20x to 40x

EQUITY VALUE TO:
----------------
Estimated calendar year 2001 net income.................  25x to 60x

     Banc of America Securities noted that the aggregate value of CE implied a multiple of (a) 6.8x estimated calendar year 2000 revenue and (b) 49x estimated calendar year 2000 EBIT; and that the equity value implied a multiple of 65x estimated calendar year 2001 net income, each as of May 2, 2000. Banc of America Securities also noted that these multiples were above the respective multiple ranges indicated in the analysis of the comparable companies.

     No company used in the comparable company analysis is identical to CE. Accordingly, an analysis of the foregoing results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of CE and other factors that could affect the public trading value of the companies to which CE is being compared.

     Discounted Cash Flow Analysis. Banc of America Securities used financial cash flow forecasts for CE for calendar years 2000 through 2004 as estimated by Banc of America Securities and confirmed by CE management to perform a discounted cash flow analysis. In conducting this analysis, Banc of America Securities estimated the terminal value of CE at the end of 2004 by applying multiples to CE's projected 2004 revenue, which multiples ranged from 2.0x to 4.0x. Banc of America Securities then calculated the present values of the estimated cash flows and the terminal value using rates ranging from 11% to 17%. Banc of America Securities selected the range of terminal value multiples based on the multiples of comparable public companies and precedent transactions, CE's current and historical multiples, and its judgment reflecting prior experience. Banc of America Securities selected the range of discount rates by estimating the weighted average cost of capital for CE. In converting CE financial cash flow forecasts from German Marks to U.S. dollars, Banc of America Securities used an exchange rate of 2.1494 German Marks to one U.S. dollar, which was the composite closing price as presented by Bloomberg Financial Markets on May 2, 2000.

     This analysis indicated a range of aggregate value for CE as follows:

                            IMPLIED AGGREGATE VALUE
                         (dollar amounts in thousands)

                                 WITH TERMINAL VALUE OF     WITH TERMINAL VALUE OF     WITH TERMINAL VALUE OF
                                 2.0X ESTIMATED CALENDAR    3.0X ESTIMATED CALENDAR    4.0X ESTIMATED CALENDAR
DISCOUNT RATE                       YEAR 2004 REVENUE          YEAR 2004 REVENUE          YEAR 2004 REVENUE
-------------                    -----------------------    -----------------------    -----------------------
11%............................         $273,316                   $391,975                   $510,634
14%............................          240,608                    344,454                    448,301
17%............................          212,598                    303,797                    394,996

     Contribution Analysis. Under the terms of the May 5, 2000 draft amended and restated merger agreement, CE shareholders will hold CE ordinary shares which will in aggregate equal approximately 74.4% of the total CE ordinary shares outstanding after the merger is completed. To compare this ownership percentage to the relative contribution made to the combined companies, Banc of America Securities used financial estimates supplied by the management of each company, calculated the actual and estimated contribution of each company to (a) revenue, (b) EBIT and (c) net income for calendar year 1999 and estimated calendar years 2000 and 2001 for the combined company. For the calendar years 2000 and 2001, Banc of America Securities calculated the relative contribution of CE with and without consideration of the estimated benefits of TREEV's historical net operating losses, using estimated benefits as calculated by TREEV's management.

     This analysis indicated that CE would contribute:

                                                                      CALENDAR YEAR
                                                              ------------------------------
CONTRIBUTION TO:                                              1999    2000 EST.    2001 EST.
----------------                                              ----    ---------    ---------
Revenue.....................................................  63.1%     67.2%        65.3%
EBIT........................................................      (1)   86.7%        78.7%
Net income with the estimated benefits of TREEV's historical
  net operating losses......................................      (2)   80.8%        67.4%
Net income without the estimated benefits of TREEV's
  historical net operating losses...........................      (1)       (1)      77.5%

---------------
(1) Not meaningful

(2) Not applicable

     Other Analysis

     Accretion/Dilution Analysis. Using financial projections supplied by the management of TREEV and the management of CE, Banc of America Securities reviewed the pro forma effects of the merger, including a comparison of estimated net income per share on a stand-alone basis for CE to the estimated net income per share of the combined company for the estimated calendar years 2000 and 2001.

     Banc of America Securities noted that, (a) based on the estimates provided by the management of each company and (b) assuming completion of the merger pursuant to the terms of the May 5, 2000 draft amended and restated merger agreement, the merger would be 93% and 139% dilutive in calendar years 2000 and 2001, respectively, to CE's net income per share without using the estimated benefits of TREEV's historical net operating losses against the pre-tax income generated by the combined company in the U.S. and 65% and 120% dilutive in calendar years 2000 and 2001, respectively, if the estimated benefits of TREEV's historical net operating losses were applied to the pre-tax income of the combined company generated in the U.S. While the dilutive nature of the proposed transaction is significant, TREEV's management informed Banc of America Securities that it believes that its financial alternatives to this transaction are limited. TREEV announced during its second quarter earnings call on August 3, 1999 that it had retained Banc of America Securities to assess strategic alternatives. Since this public announcement, Banc of America Securities has not received any expression of interest in, nor has it been contacted by, any party about TREEV during the course of its engagement.

     As noted above, the foregoing is merely a summary of the analyses and examinations that Banc of America Securities considered to be material in its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Banc of America Securities. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses and the summary above must be considered as a whole. Banc of America Securities further believes that selecting only portions of its analyses or factors, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the TREEV board of directors. Banc of America Securities did not assign any specific weight to any of the analyses described above. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that the analysis was given greater weight than other analyses. Accordingly, the ranges of valuations resulting from any particular analysis described above must not be taken to be Banc of America Securities' view of the actual value of either TREEV or CE.

     In performing its analyses, Banc of America Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of TREEV and CE. The analyses performed by Banc of America Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of Banc of America Securities' analysis of the financial fairness of the consideration to be received by TREEV security holders by CE in the merger and were provided to the TREEV board of directors in connection with the delivery of Banc of America Securities' opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

     As described above, Banc of America Securities' opinion and presentation to the TREEV board of directors were among the many factors taken into consideration by the TREEV board of directors in making its determination to approve, and to recommend that TREEV security holders approve the merger and the amended and restated merger agreement.

     TREEV agreed to pay Banc of America Securities a retainer fee of $50,000 at the time the engagement letter was executed and a fee of $200,000 at the time of the delivery by Banc of America Securities of each opinion after the November 21, 1999 opinion. In addition, TREEV agreed to pay Banc of America Securities a transaction fee of 0.75% of the consideration received by TREEV security holders, subject to a minimum transaction fee of $800,000, contingent on the completion of the merger. The transaction fee will be reduced by the retainer fee paid when the engagement letter was executed. The TREEV board of directors was aware of this fee structure and took it into account in considering Banc of America Securities' fairness opinion and in approving the merger. The engagement letter also calls for TREEV to reimburse Banc of America Securities for its reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, TREEV has agreed to indemnify Banc of America Securities, its affiliates, and their respective directors, officers, agents, shareholders, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

     In the ordinary course of its business, Banc of America Securities may actively trade the debt and equity securities of TREEV and CE for its own account and for the account of customers. Accordingly, Banc of America Securities may at any time hold a long or short position in those securities. Banc of America Securities and its affiliates have, in the past, provided various investment banking and other financial services for TREEV. A Banc of America Securities affiliate serves as agent bank under TREEV's senior credit facility and has received fees for the rendering of such services.

CE'S REASONS FOR THE MERGER

     The CE management board and the CE supervisory board have unanimously approved the merger agreement and the merger and believe that the merger serves the best interests of CE and its shareholders. The CE management board and the CE supervisory board carefully considered a number of factors, including those listed below. Neither the CE management board nor the CE supervisory board considered it practical, nor did they try, to rank or weigh the importance of each factor, and individual members of the CE management board and the CE supervisory board may have given different weight to different factors. The following list of factors is not exhaustive, but is believed to include all material factors considered by the CE management board and the CE supervisory board.

     - Enhanced Product Portfolio. The CE management board and the CE supervisory board considered the breadth of TREEV's product portfolio and recognized that the addition of TREEV's products to CE's product portfolio would significantly enhance CE's product offering, particularly in the fast-growing telecommunications and utility sectors and in the financial services and governmental sectors, in which CE believes both it and TREEV are already well-positioned. The CE management board and the CE supervisory board recognized that the merger could further enhance CE's position as a supplier of e-business solutions by enabling CE to integrate TREEV's innovative TREEV(TM) document Web portal technology and advanced patented workflow and web technology into CE's existing product portfolio.

     - Increased Efficiency and Effective Use of Resources in Product Development. The CE management board and the CE supervisory board considered that through an acquisition of TREEV, CE would add an experienced product development team to its existing employee base, which could contribute to a more efficient and effective use of its employees' know-how, could enhance CE's product development process and could result in a more efficient productive development process and a more globally oriented product design.

     - Geographically Complementary Operations. The CE management board and the CE supervisory board considered that the acquisition of TREEV would enable CE to enter the U.S. market for enterprise-wide document management and archiving systems with a well-established customer base, distribution channel and customer support organization. The CE management board and the CE supervisory board considered the complementary nature of CE's and TREEV's product technologies and customer bases, and the expertise of their respective employees, and recognized that, following the merger, CE would have the improved ability to offer competitive integrated enterprise document and content management business solutions to the financial, insurance, telecommunications, manufacturing and government sectors on a worldwide basis.

     - Continuing Growth Opportunities. The CE management board and the CE supervisory board considered that CE would be better positioned following its acquisition of TREEV to pursue consolidation opportunities worldwide, in part as a result of its ability to draw upon the resources, experience and development efforts of TREEV.

     -  TREEV Business Information, Operating Results and Market
        Information. The CE management board and the CE supervisory board considered information relating to TREEV's business, assets, management, competitive position, operating performance and financial results, as well as current and historical economic and market conditions and market prices and trading information for TREEV common shares and Series A preferred shares and CE ordinary shares.

     - Terms, Conditions, Termination Provisions and Termination Fee. The CE management board and the CE supervisory board reviewed the terms of the merger agreement, including CE's and TREEV's representations, warranties and covenants, the conditions to the consummation of the proposed merger and the circumstances under which TREEV and CE would have the right to terminate the merger agreement. The CE management board and the CE supervisory board considered the facts that the voting agreement entered into by Horace T. Ardinger, Douglas Adkins and certain directors and officers of TREEV ensured that a large portion of the TREEV common shares would be voted in favor of the merger agreement, but that TREEV would have the right to terminate the merger agreement under specified circumstances if there was a proposal superior to the merger. The CE management board and the CE supervisory board also considered the expected accounting treatment under U.S. GAAP of the merger and the circumstances in which a termination fee would be payable by TREEV in the event that the merger agreement was terminated.

     - Support of CE's Controlling Shareholders. The CE supervisory board considered the fact that CE's controlling shareholders, Hans-Jurgen Brintrup and Thomas Wenzke (who at that time comprised the CE management board), supported the proposed merger.

     - Financial Terms. The CE management board and the CE supervisory board considered the number of CE ADSs to be issued to TREEV's common stockholders, Series A preferred stockholders, employee stock optionholders and warrantholders in connection with the merger, the percentage of CE ordinary shares that would be owned by them after the completion of the merger and the fact that, based on the trading prices for CE ordinary shares, TREEV Series A preferred shares and TREEV common shares immediately prior to the announcement of the original execution of the merger agreement in November 1999, the holders of TREEV common shares and Series A preferred shares would receive a premium over the then current market prices of TREEV common shares and Series A preferred shares.

EXCHANGE OFFER FOR TREEV EMPLOYEE STOCK OPTIONS AND TREEV WARRANTS

     Subject to the satisfaction of the conditions to the merger, CE is offering to each holder of TREEV employee stock options that are outstanding immediately prior to the effective time of the merger (whether or not such employee stock options are then vested and exercisable), and to each holder of warrants to acquire TREEV common shares that are outstanding immediately prior to the effective time of the merger (whether or not such warrants are then exercisable), to acquire each such employee stock option and warrant in exchange for that fraction of a CE ordinary share (to be delivered to holders that are not affiliates of TREEV or CE in the form of a fraction of a CE ADS) equal to the "fair value" of such employee stock option or warrant. The fair value of each employee stock option and warrant has been calculated as generally accepted using the "Black-Scholes" methodology, and as agreed to in good faith by CE and TREEV, calculated as of the record date for the TREEV stockholders' meeting. TREEV employee stock optionholders and warrantholders will receive cash instead of any fraction of a CE ADS in the exchange offer. The exchange agent will withhold from the consideration otherwise payable to employee stock optionholders and warrantholders such number of CE ADSs or ordinary shares as is necessary to satisfy any applicable tax withholding requirements. Holders of employee stock options or warrants who are affiliates of TREEV or CE will receive CE ordinary shares and not CE ADSs in the exchange.

     CE agreed in the merger agreement to use all reasonable efforts to cause the exchange offer for TREEV employee stock options and warrants to be consummated not later than immediately prior to the effective time of the merger. CE will commence the exchange offer by notifying TREEV employee stock optionholders and warrantholders of the "fair value" of their employee stock options and warrants and by mailing to such holders this proxy statement/prospectus and an acceptance form to accept the exchange offer. For further information on the exchange offer, see "The Exchange Offer," beginning on page 160.

MERGER CONSIDERATION

     At the effective time of the merger, each outstanding TREEV common share and Series A preferred share, other than shares held directly or indirectly by CE or shares held in treasury by TREEV, will be converted into the right to receive CE ADSs or CE ordinary shares as follows:

     - Each TREEV Series A preferred share will be converted into the right to receive that number of CE ADSs or CE ordinary shares equal to the greater of:

        -            $10.00
       ---------------------------------
               CE average closing price

        and,

        -      0.84 + [1.20 x (1.92 x TREEV average closing price)]
       ------------------------------------------------------------------
                                 CE average closing price

     - Each TREEV common share will be converted into the right to receive that number of CE ADSs or CE ordinary shares equal to:

        - 6,650,000 - (aggregate number of CE ADS issuable to TREEV employee stock optionholders and warrantholders pursuant to the exchange offer and to TREEV Series A preferred stockholders pursuant to the merger)
           ---------------------------------------------------------------------
                  aggregate number of outstanding TREEV common shares

     - In no event will the aggregate number of CE ADSs and CE ordinary shares issuable in connection with the merger and the exchange offer exceed 6,650,000.

     -  For the purposes of these calculations:

        - TREEV average closing price means the average closing price per TREEV common share as reported on the Nasdaq National Market during the 15-trading-day period ending on the third trading day prior to the TREEV stockholders' meeting; and

       - CE average closing price means the average closing price per CE ordinary share as reported on the Neuer Markt segment of the Frankfurt Stock Exchange during the 15-trading-day period ending on the third trading day prior to the TREEV stockholders' meeting, converted into U.S. dollars at the average noon buying rate in New York City for cable transfers in Euros as certified for customs purposes by the Federal Reserve Bank of New York during such period.

     - Instead of receiving a fractional CE ADS or CE ordinary share, TREEV stockholders will receive cash, without interest, as described below.

     - Persons who are affiliates of TREEV or CE will not be eligible to hold CE ADSs and will instead receive CE ordinary shares in the merger.

     The following table shows the number of CE ADSs or CE ordinary shares that a TREEV common stockholder would be entitled to receive in exchange for each TREEV common share which he or she owns based upon a range of CE average closing prices and TREEV average closing prices.

     For the purposes of this table, we have assumed that:

     - the aggregate fair value of the TREEV employee stock options and warrants is $22,780,988, and 922,753 CE ADSs or CE ordinary shares will be issuable to TREEV employee stock optionholders and warrantholders in the exchange offer,

     - there are 1,605,025 TREEV Series A preferred shares outstanding,

     - there are 16,270,106 TREEV common shares outstanding, and

     - the CE average closing price is determined at a currency exchange rate of $1.00 = E0.86.

  ---------------------------------------------------------------------------------------------
                                             TREEV AVERAGE CLOSING PRICE
  ---------------------------------------------------------------------------------------------
  CE AVERAGE
  CLOSING PRICE           $3.25          $3.75          $4.25          $4.75          $5.25
  ---------------------------------------------------------------------------------------------
          $16              0.27           0.27           0.27           0.26           0.25
  ---------------------------------------------------------------------------------------------
          $18              0.29           0.29           0.28           0.28           0.27
  ---------------------------------------------------------------------------------------------
          $20              0.30           0.30           0.30           0.29           0.28
  ---------------------------------------------------------------------------------------------
          $22              0.31           0.31           0.31           0.30           0.29
  ---------------------------------------------------------------------------------------------
          $24              0.32           0.32           0.31           0.31           0.30
  ---------------------------------------------------------------------------------------------
          $26              0.32           0.32           0.32           0.32           0.31
  ---------------------------------------------------------------------------------------------
          $28              0.33           0.33           0.33           0.32           0.32
  ---------------------------------------------------------------------------------------------
          $30              0.33           0.33           0.33           0.33           0.32
  ---------------------------------------------------------------------------------------------

  -------------------  ------------------------------------------
                              TREEV AVERAGE CLOSING PRICE
  -------------------  ------------------------------------------
  CE AVERAGE
  CLOSING PRICE           $5.75          $6.25          $6.75
  -------------------  ------------------------------------------
          $16              0.25           0.24           0.23
  ----------------------------------------------------------------------------
          $18              0.26           0.26           0.25
  ------------------------------------------------------------------------------------------
          $20              0.28           0.27           0.27
  ---------------------------------------------------------------------------------------------
          $22              0.29           0.28           0.28
  ---------------------------------------------------------------------------------------------
          $24              0.30           0.29           0.29
  ---------------------------------------------------------------------------------------------
          $26              0.31           0.30           0.30
  ---------------------------------------------------------------------------------------------
          $28              0.31           0.31           0.31
  ---------------------------------------------------------------------------------------------
          $30              0.32           0.32           0.31
  ---------------------------------------------------------------------------------------------

CONVERSION OF TREEV SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     The conversion of TREEV common shares and Series A preferred shares into the right to receive CE ADSs or CE ordinary shares and the right to receive a cash payment instead of fractional CE ADSs or CE ordinary shares will occur automatically at the effective time of the merger. Persons who are affiliates of TREEV or CE will not be eligible to hold CE ADSs and will instead receive CE ordinary shares in the merger.

     As promptly as practicable after the effective time of the merger, The Bank of New York, as exchange agent, will send a form of transmittal letter to each former TREEV common stockholder and Series A preferred stockholder. The transmittal letter will contain instructions on how to obtain CE ADSs or CE ordinary shares in exchange for the stock certificates representing TREEV common shares and Series A preferred shares. TREEV common stockholders and preferred stockholders should not send in their stock certificates until they receive the transmittal letter and accompanying materials from The Bank of New York.

     In the event of a transfer of ownership of TREEV common shares or Series A preferred shares which is not registered in the records of TREEV's transfer agent, an American Depositary Receipt representing the proper number of CE ADSs or CE ordinary shares or cash in lieu of a fractional CE ADS or CE ordinary share may be issued to a person other than the person in whose name the TREEV share certificate surrendered is registered if the certificate is properly endorsed or otherwise is in proper form for transfer and the person requesting the exchange pays any required transfer or other taxes required by reason of the issuance of CE ADSs or the payment of cash to a person other than the registered holder of the TREEV share certificate or establishes to the satisfaction of The Bank of New York and CE that such taxes have been paid or are not applicable.

     All CE ADSs or CE ordinary shares issued upon conversion of TREEV common shares and Series A preferred shares, together with any payment in lieu of fractional CE ADSs or CE ordinary shares, will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the TREEV common shares or Series A preferred shares, subject to CE's obligation to pay any dividends or make any other distributions with a record date after the effective time of the merger that may have been declared or made by CE on CE ordinary shares after the effective time of the merger and which remain unpaid prior to the issuance of CE ADSs or CE ordinary shares in exchange for TREEV common shares or Series A preferred shares. No such dividends or other distributions will be paid to the holder of any unsurrendered TREEV shares. Instead, all such dividends or other distributions will be paid to The Bank of New York, as exchange agent for the merger, on behalf of holders of unsurrendered TREEV shares until such shares are surrendered as provided in the merger agreement.

     For administrative convenience, no fractional CE ADSs or CE ordinary shares will be issued to any TREEV common stockholder or Series A preferred stockholder upon surrender of certificates previously evidencing TREEV common shares or Series A preferred shares. Rather, for each fractional CE ADS or CE ordinary share that would otherwise be issued, the former TREEV common stockholders or Series A preferred stockholders will receive cash. As promptly as practicable following the effective time of the merger, The Bank of New York will determine the excess of (1) the aggregate number of CE ordinary shares delivered by CE to The Bank of New York over (2) the aggregate number of whole CE ADSs or CE ordinary shares to be distributed to TREEV common stockholders and Series A preferred stockholders in connection with the merger. The Bank of New York will, on behalf of the former TREEV common stockholders and Series A preferred stockholders, sell the excess CE ordinary shares at then-prevailing prices on the Frankfurt Stock Exchange. The Bank of New York will determine the amount of cash to which each former TREEV common stockholder or Series A preferred stockholder is entitled, if any, by multiplying the amount of the aggregate net proceeds resulting from the sale of the excess CE ordinary shares by a fraction,
(1) the numerator of which is the fractional share interest to which such former TREEV common stockholder or Series A preferred stockholder is entitled and (2) the denominator of which is the aggregate of fractional share interests to which all former TREEV common stockholders and Series A preferred stockholders are entitled in the merger.

MATERIAL INCOME TAX CONSIDERATIONS

     The following discussion consists of:

     - a summary of the material United States federal income tax consequences of the merger to a "U.S. person" (as defined below) that holds TREEV common shares or Series A preferred shares,

     - a summary of the material United States federal income tax consequences of the exchange offer to a U.S. person that holds TREEV employee stock options or warrants to purchase TREEV common shares, and

     - a summary of the material United States federal income tax and German income tax consequences to a "U.S. holder" (as defined below) of CE ADSs or CE ordinary shares of owning and disposing of CE ADSs or CE ordinary shares.

     This discussion is based on the tax laws of the United States and Germany as in effect on the date of this proxy statement/prospectus, including the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the Treasury Regulations promulgated thereunder, administrative rulings, court decisions, and the Convention between the United States of America and the Federal Republic of Germany for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion With Respect to Taxes on Income and Capital and to Certain Other Taxes (the "income tax treaty"), all of which are subject to change, possibly with retroactive effect.

     For purposes of this discussion, a "U.S. person" means (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any State, the District of Columbia or a political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a partnership created or organized under the laws of the United States, any State, the District of Columbia or a political subdivision thereof and treated, for U.S. federal income tax purposes, as a domestic partnership, or (v) a trust subject to primary supervision of a United States court and the control of one or more U.S. persons.

     For purposes of this discussion, the term "U.S. person" does not include foreign partnerships, trusts or estates with partners, grantors or beneficiaries who are U.S. persons. Nonetheless, such partners, grantors or beneficiaries may be subject to U.S. federal income tax as a result of the merger or of owning or disposing of CE ADSs or CE ordinary shares and are urged to consult with their own tax advisors regarding U.S. federal income and other tax consequences of the transactions described herein.

     Additionally, this discussion does not address all of the U.S. federal income tax considerations that may be relevant to all U.S. persons that hold TREEV shares, employee stock options or warrants to acquire TREEV shares, CE ADSs or CE ordinary shares in light of their personal circumstances, including:

     -  financial institutions;

     -  dealers in securities;

     -  insurance companies;

     -  tax-exempt entities;

     - holders of TREEV shares, CE ADSs or CE ordinary shares, as the case may be, who do not hold such shares as capital assets;

     -  holders who acquired TREEV shares as compensation;

     - holders whose TREEV shares are qualified small business stock for purposes of Section 1202 of the Internal Revenue Code;

     - holders who hold TREEV shares as part of a conversion, or a hedge, straddle or other risk reduction transaction;

     - domestic partnerships, trusts or estates with partners, grantors or beneficiaries who are non-U.S. persons;

     -  holders whose functional currency is not the U.S. dollar; and

     - holders that own (or are treated as owning) 10% or more of the voting power of the CE ordinary shares.

     This discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to the merger or the exchange offer or to the ownership of CE ADSs or CE ordinary shares and, in particular, it does not address state, local or other United States taxes other than federal income tax and does not address non-U.S. taxes other than certain material German income tax consequences of owning or disposing of CE ADSs or CE ordinary shares. The parties have not and will not request a ruling from the Internal Revenue Service or any other taxing authority in connection with the transactions described herein, nor have they requested or received an opinion of tax advisors except as specifically described herein.

     EACH TREEV SHAREHOLDER, EMPLOYEE STOCK OPTIONHOLDER AND WARRANTHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE MERGER AND THE EXCHANGE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The obligations of CE and TREEV to complete the merger are conditioned upon the receipt by TREEV of an opinion of tax advisors from Cooley Godward, and the receipt by CE of an opinion of tax advisors from PricewaterhouseCoopers LLP, in each case subject to the qualifications discussed below, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinions, for U.S. federal income tax purposes, the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     These opinions will be expressly based upon the accuracy of certain representations made by TREEV and CE and will assume that each obligation in the merger agreement, deposit agreement, exchange agent agreement, merger/share exchange agency agreement and any related agreement will be performed in accordance with its respective terms, as well as upon certain other assumptions, including that following the merger U.S. persons will not own, in the aggregate, 50% or more of the total outstanding capital stock of CE. These opinions are not binding on the U.S. Internal Revenue Service or a court and will not preclude the U.S. Internal Revenue Service or a court from adopting a contrary position. Neither CE nor TREEV will seek a ruling from the U.S. Internal Revenue Service as to the treatment of the merger as a reorganization.

     Subject to the assumptions and limitations discussed above, it is the opinion of Cooley Godward and PricewaterhouseCoopers LLP, that the merger will be treated as a reorganization under Section 368(a) of the Internal Revenue Code and that the following is a summary of the material U.S. federal income tax consequences of the merger to a U.S. person holding TREEV shares:

     Exchange of TREEV Shares. U.S. persons holding TREEV shares will not recognize any gain or loss realized on the exchange of such shares for CE ADSs other than gain, if any, recognized with respect to cash received in exchange for fractional interests in CE ADSs and other than as described below under "Treatment of 5% Shareholders." The aggregate adjusted tax basis of the CE ADSs which U.S. persons receive in the exchange, including those deemed received for fractional CE ADSs, will be equal to the aggregate adjusted tax basis of the TREEV shares which are surrendered in exchange therefor, and the U.S. persons' holding period of these CE ADSs will include the period during which they held TREEV shares.

     Cash Received Instead of a Fractional CE ADS. Cash which U.S. persons holding TREEV shares receive instead of fractional interests in CE ADSs will be treated as received in exchange for the fractional interest, and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the TREEV shares allocable to the fractional interest. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the holding period for such TREEV shares was greater than one year as of the date of the merger. In the case of a U.S. person who is an individual, any long-term capital gain will be subject to U.S. federal income tax at a maximum rate of 20%.

     Treatment of "5% Shareholders." A U.S. person holding TREEV shares who is a "5% shareholder" of CE (as defined for purposes of Section 367 of the Internal Revenue Code and the Treasury Regulations thereunder) after the merger will qualify for the treatment described in the two preceding paragraphs only if such U.S. person files a "gain recognition agreement" with the Internal Revenue Service. A gain recognition agreement would require a 5% shareholder to recognize the gain, if any, realized on its exchange of TREEV shares for CE ADSs in the merger, if CE disposes of TREEV stock received in the merger during the five-year period following the merger or, possibly, upon the occurrence of certain other events. Such gain will be recognized by the 5% shareholder in the tax year that includes the year of the merger. For purposes of determining whether a holder is a "5% shareholder" each partner in a partnership that owns CE stock, and not the partnership itself, is treated as owning a proportionate share of the stock owned by the partnership. Similarly, if a grantor trust owns stock in CE, the grantor, rather than the trust itself, may be treated as owning such stock.

     Any such "5% shareholder" of CE after the merger that fails to file a gain recognition agreement with the Internal Revenue Service will not qualify for non-recognition treatment and, at the time of the merger, will recognize any gain but not any loss. Any such gain would be subject to U.S. federal income tax at a maximum rate of 20% if that person is an individual who has a holding period in his or her TREEV shares of more than one year as of the date of the merger. Any U.S. person who will be a "5% shareholder" of CE after the merger is urged to consult with his, her or its own tax advisor concerning the decision to file such an agreement with the U.S. Internal Revenue Service and the procedures to be followed in connection with that filing.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     Consequences to U.S. Persons who hold TREEV Warrants

     The U.S. federal income tax consequences to a U.S. person who holds unexercised TREEV warrants will depend on whether (i) the U.S. person exchanges his, her or its warrant for CE ADSs pursuant to the exchange offer; or (ii) the U.S. person retains such warrant (neither exercising it prior to the merger nor exchanging it pursuant to the exchange offer).

     Exchange of Warrants Pursuant to the Exchange Offer. Assuming that the exchange offer is treated for U.S. federal income tax purposes as part of the plan of reorganization, U.S. persons that exchange TREEV warrants for CE ADSs pursuant to the exchange offer should not recognize gain or loss on the exchange for U.S. federal income tax purposes. The aggregate adjusted tax basis of the CE ADSs received in the exchange, including any fractional interest deemed received, will be equal to that U.S. person's aggregate adjusted tax basis in the warrants surrendered, and the holding period for the CE ADSs so acquired will include the holding period of the TREEV warrants tendered in the exchange.

     Cash Received Instead of a Fractional CE ADS. U.S. persons holding TREEV warrants who receive cash in the exchange instead of a fractional interest in a CE ADS will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the TREEV warrants allocable to the fractional interest. Such gain or loss will be capital gain or loss and will be a long-term capital gain or loss if such warrants were held for more than one year as of the date of the exchange.

     Retention of Warrants. U.S. persons holding TREEV warrants that are not exercised prior to the merger nor exchanged pursuant to the exchange offer and that, subject to their terms, will remain outstanding following the merger as warrants to purchase common shares of the surviving corporation, will receive common shares of the surviving corporation upon exercise of such warrants but will not be entitled to exchange such common shares for CE ADSs. Consequently, this discussion does not address the tax consequences to a U.S. person of any exchange which may occur.

     Consequences to U.S. Persons who hold TREEV Employee Stock Options

     The U.S. federal income tax treatment of a U.S. person that holds TREEV incentive stock options ("ISOs") and nonstatutory stock options ("NSOs"; ISOs and NSOs are sometimes referred to collectively as "employee stock options" in this discussion) will depend on whether (i) the U.S. person exercises his or her employee stock options prior to the merger; (ii) the U.S. person exchanges his or her employee stock option for CE ADSs pursuant to the exchange offer; or
(iii) the U.S. person retains such employee stock option (neither exercising it prior to the merger nor exchanging it pursuant to the exchange offer).

     Exercise of Options. A U.S. person who exercises ISOs to purchase TREEV common shares will not recognize any gain upon such exercise for U.S. federal income tax purposes. However, a U.S. person may be subject to the federal alternative minimum tax as a result of such exercise. TREEV common shares purchased on exercise of an ISO and exchanged in the merger for CE ADSs will be subject to taxation in the same manner as the other TREEV shares outstanding immediately prior to the merger as described above; provided, however, that CE ADSs received in the merger in exchange for TREEV common shares acquired upon exercise of ISOs will be subject to the Internal Revenue Code's disqualifying disposition rules if such CE ADSs are disposed of within one year of the exercise of the ISO and two years of the grant of the ISO.

     U.S. persons who exercise NSOs to purchase TREEV common shares will recognize ordinary income at the time of exercise on the difference between the fair market value of the TREEV common shares received upon exercise and the exercise price of the NSO. Such income will be subject to federal income and employment tax withholding by TREEV. TREEV common shares purchased on exercise of an NSO and exchanged in the merger for CE ADSs will be subject to taxation in the same manner as the other TREEV shares outstanding immediately prior to the merger as described above.

     Exchange of Employee Stock Options pursuant to the Exchange Offer. U.S. persons holding TREEV employee stock options who accept the offer by CE to exchange their employee stock options (whether ISOs or NSOs) for CE ADSs generally will recognize ordinary income (taxable at a maximum U.S. federal income tax rate of 39.6%) in the amount of the fair market value of the CE ADSs received for their employee stock options. The income should be taxable in the year the exchange occurs and will be subject to federal income and employment tax withholding by TREEV. A U.S. person's tax basis in CE ADSs acquired upon exchange of an employee stock option pursuant to the exchange offer will equal the amount of income recognized on such exchange. The holding period for CE ADSs so acquired will begin on the day after the merger.

     Cash Received Instead of a Fractional CE ADS. U.S. persons holding TREEV employee stock options who receive cash in the exchange instead of a fractional interest in a CE ADS will recognize ordinary income (taxable at a maximum U.S. federal income tax rate of 39.6%) in the amount of cash received. Such income will be subject to U.S. federal income and employment tax withholding by TREEV.

     Retention of Director Stock Options. TREEV employee stock options held by U.S. persons that are not exercised prior to the merger nor exchanged pursuant to the exchange offer will terminate following the merger. However, U.S. persons holding TREEV stock options under the 1997 Directors Stock Option Plan that are not exercised prior to the merger nor exchanged pursuant to the exchange offer and that, subject to their terms, will remain outstanding for one year following the merger as stock options to purchase common shares of the surviving corporation, will receive common shares of the surviving corporation upon exercise of such employee stock options but will not be entitled to exchange such common shares for CE ADSs. Consequently, this discussion does not address the tax consequences to a U.S. person of any such exchange which may occur.

MATERIAL GERMAN AND U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING OR DISPOSING OF CE ADSs

     The following is a summary of the material United States federal income tax and German income tax consequences to a "U.S. holder" (as defined below) of owning and disposing of CE ADSs or CE ordinary shares. In general, for U.S. federal income tax purposes, holders of CE ADSs will be treated as the owners of the CE ordinary shares represented by such CE ADSs.

     For purposes of this discussion, a "U.S. holder" of CE ADSs or CE ordinary shares, as the case may be, is a beneficial owner of CE ADSs or CE ordinary shares who or which

     -  is a U.S. person (as defined above),

     - is a resident only of the United States for purposes of the income tax treaty,

     -  holds the CE ADSs or CE ordinary shares as capital assets,

     - does not hold the CE ADSs or CE ordinary shares as part of the business property of a permanent establishment located in Germany or as part of a fixed base of an individual located in Germany and used for the performance of independent personal services,

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

     -  owns less than 10% of the voting stock of CE, and

     - is not subject to the limitation on benefits restrictions in the income tax treaty.

     OWNERS OF CE ADSS OR CE ORDINARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL AND GERMAN AND OTHER TAX CONSEQUENCES OF OWNING AND DISPOSING OF CE ADSS OR CE ORDINARY SHARES. IN PARTICULAR, OWNERS OF CE ADSS OR CE ORDINARY SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS TO CONFIRM THEIR STATUS AS U.S. HOLDERS AND THE CONSEQUENCES TO THEM IF THEY DO NOT SO QUALIFY.

     Taxation of Dividends. CE does not currently anticipate paying any dividends on the CE ordinary shares or CE ADSs. See "Description of CE Ordinary Shares -- Dividends and Other Distributions." However, in the event CE pays, or is treated as paying, a dividend on the CE ordinary shares or CE ADSs, the following discussion summarizes the general tax consequences to U.S. holders of such a payment.

     German corporations currently are required to withhold tax of 25% on dividends paid to resident and non-resident stockholders. Additionally, a solidarity surcharge of 5.5% of the withholding tax is currently levied on dividends paid by a German corporation. The surcharge amounts to 1.375% (5.5% of 25%) of the gross dividend and results in a total withholding on dividends of 26.375% (25% plus 1.375%). As a result of recent legislation enacted in Germany, effective for dividends that are attributable to earnings of CE for the tax year 2001 and thereafter, the 25% withholding rate will be reduced to 20%. Therefore, once the new legislation is in effect, the surcharge amount will equal 1.1% (5.5% of 20%) of the gross dividend and will result in a total withholding on dividends of 21.1% (20% plus 1.1%).

     The German withholding tax, including the solidarity surcharge, is partially refundable under the income tax treaty to effectively reduce the withholding tax to 15% of the gross amount of the dividend, provided the U.S. holder properly files a refund claim. In addition, the German imputation system currently provides German resident individual stockholders with a tax credit for corporate taxes with respect to dividends paid by German corporations and the income tax treaty provides that U.S. holders are entitled to an additional refund generally equal to 5% of the gross amount of the dividend. As a result of the recent legislation enacted in Germany, the German imputation system will be abolished and the additional income tax treaty refund of 5% will not be granted for dividends that are attributable to earnings of CE for the tax year 2001 and thereafter. In the event CE pays a dividend on the CE ordinary shares or CE ADSs it will provide U.S. holders with information regarding the procedures for obtaining a refund of withheld tax.

     For U.S. federal income tax purposes, a U.S. holder generally will be required to include in income any distribution of cash or other non-stock property paid as a dividend on a CE ADS or CE ordinary share to the extent paid out of CE's current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Amounts treated as dividends will not be eligible for the dividends-received deduction generally allowed to eligible United States corporations. A U.S. holder's dividend income for U.S. federal income tax purposes will not be reduced by the German taxes withheld from such dividends. In addition, for federal income tax purposes, the benefit resulting from the additional 5% treaty refund is treated as a dividend received by the U.S. holder. Therefore, a U.S. holder may be required to include in gross income an amount that exceeds the actual amount of cash received in connection with distributions on the CE ADSs or CE ordinary shares.

     A U.S. holder of CE ADSs or CE ordinary shares may, subject to certain limitations, elect to claim either a U.S. federal income tax deduction or tax credit for German taxes withheld (or deemed withheld) from dividends. The rules relating to foreign tax credits are complex, and U.S. holders should consult with their own tax advisors regarding the availability of a foreign tax credit and the application of the foreign tax credit limitations to their particular situations.

     Dividends paid in German Marks or Euros to a U.S. holder of CE ADSs or CE ordinary shares generally will be included in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date the dividends (including the deemed refund of German corporate tax) are received or

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treated as received by such holder (or, in the case of the CE ADSs, by the depositary). If dividends paid in German Marks or Euros are converted into U.S. dollars on the date received, U.S. holders generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. In general, upon a subsequent conversion or disposition of German Marks or Euros, a U.S. holder will recognize any gain or loss on the currency, which is taxable as U.S. source ordinary income or loss.

     Taxation of Capital Gains -- German Taxation. Under the income tax treaty, a U.S. holder will not be liable for German tax on capital gains realized or accrued on the sale or other disposition of CE ADSs or CE ordinary shares.

     Taxation of Capital Gains -- United States Taxation. Upon a sale or other disposition of CE ADSs or CE ordinary shares, a U.S. holder will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount realized and the U.S. holder's tax basis in the CE ADSs or CE ordinary shares. Such gain or loss generally will be capital gain or loss from U.S. sources, and will be long-term capital gain or loss if the U.S. holder's holding period for the CE ADSs or CE ordinary shares exceeds one year. In the case of a U.S. holder who is an individual, long-term capital gain currently is subject to U.S. federal income tax at a maximum rate of 20%. Deposits and withdrawals of CE ordinary shares in exchange for CE ADSs generally will not result in the recognition of gain or loss for United States federal income tax purposes.

     Passive Foreign Investment Company Considerations. CE believes that it will not be treated as a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes for the current taxable year or for future taxable years. However, an actual determination of PFIC status is fundamentally factual in nature and cannot be made until the close of the applicable taxable year. A non-U.S. corporation will be a PFIC for any taxable year in which either 75% or more of its gross income is passive income, or the average percentage of its assets which produce passive income or which are held for the production of passive income is at least 50%. If CE were to become a PFIC, a U.S. holder of CE ADSs or CE ordinary shares could be subject to adverse tax consequences with respect to certain distributions on, and gain realized from a disposition of, CE ADSs or CE ordinary shares. U.S. holders should consult their own tax advisors regarding the potential application of the PFIC rules to their ownership of CE ADSs or CE ordinary shares.

     United States Information Reporting and Backup Withholding. Dividends on CE ordinary shares or CE ADSs, and payments of the proceeds of a sale of CE ordinary shares or CE ADSs, paid within the United States or through certain U.S. financial intermediaries are subject to U.S. Internal Revenue Service information reporting and may be subject to backup withholding at a 31% rate unless the holder (i) is a corporation or other exempt recipient or (ii) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The backup withholding tax is not an additional tax and may be credited against a holder's U.S. federal income tax provided the holder timely furnishes the required information to the U.S. Internal Revenue Service. Holders that are not U.S. persons generally are not subject to information reporting or backup withholding. However, such a holder may be required to provide a certification to establish its non-U.S. status in connection with payments received within the United States or through certain U.S.-related financial intermediaries. Finalized Treasury Regulations have generally expanded the circumstances under which information reporting and backup withholding may apply for payments made after December 31, 2000. Holders of CE ADSs or CE ordinary shares should consult their own tax advisors regarding the application of the information reporting and backup withholding rules, including the finalized Treasury Regulations.

ACCOUNTING TREATMENT

     The merger will be treated as a purchase for accounting and financial reporting purposes in accordance with U.S. GAAP. For purposes of preparing CE's consolidated financial statements, CE will establish a new accounting basis for TREEV's assets and liabilities based upon their fair values, the merger consideration and the costs of the merger. CE believes that any excess of cost over the fair value of the net assets of TREEV will be recorded as goodwill and other intangible assets. A final determination

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

of the intangible asset lives and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial information appearing elsewhere in this proxy statement/prospectus are preliminary and have been made solely for purposes of developing that pro forma information. CE will determine the fair value of TREEV's assets and liabilities and will make appropriate purchase accounting adjustments, including adjustments to the amortization period of the intangible assets, upon completion of that determination.

REGULATORY FILINGS AND APPROVALS NECESSARY TO COMPLETE THE MERGER

     German Stock Corporation Act. In order to reconcile the requirements of Delaware law and the German Stock Corporation Act, CE will acquire TREEV in two integrated steps. As soon as possible after the effective time of the merger, Aspen Merger Corporation (which, in its capacity as the contribution agent, will at that time hold legal title to all of the outstanding shares of capital stock of the surviving corporation of the merger) will contribute those shares to CE as a contribution-in-kind. Pursuant to the German Stock Corporation Act and prior to the time of the merger, the CE management board, with the consent of the CE supervisory board, will pass a resolution to approve CE's capital increase in respect of the contribution-in-kind, conditional only upon the merger being effective. In addition, as required by the German Stock Corporation Act, Brandau & Koster, a German accounting firm, has been appointed by CE to determine the adequacy of the contribution-in-kind as consideration for the CE ordinary shares issued in the capital increase. Following the determination of the adequacy of the contribution-in-kind, Aspen Merger Corporation will execute a subscription certificate (establishing a contractual relationship between CE and Aspen Merger Corporation, as the contribution agent) identifying the TREEV shares that comprised the contribution-in-kind, the party effecting the contribution-in-kind and the number of CE ordinary shares to be issued in consideration for the contribution-in-kind. Finally, the increase of the stated share capital of CE will be registered with the commercial register (Handelsregister) for CE, and CE will issue to Aspen Merger Corporation, and cause to be delivered to The Bank of New York for the account of Aspen Merger Corporation, as the contribution agent, and for the benefit of the former stockholders of TREEV and the former optionholders and warrantholders of TREEV who validly accept the exchange offer, the CE ordinary shares.

EFFECTIVE TIMES OF THE MERGER AND THE SHARE CONTRIBUTION

     The merger will be effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as is agreed upon by CE and TREEV and specified in the certificate of merger.

     As soon as possible after the effective time of the merger, CE and Aspen Merger Corporation, acting as an agent of CE, will effect the share contribution by registering the capital increase against the contribution-in-kind with the commercial register for CE.

FEDERAL SECURITIES LAWS CONSEQUENCES

     The CE ordinary shares and CE ADSs (including the CE ordinary shares represented thereby) to be issued in connection with the merger will be registered under the Securities Act and, except for CE ordinary shares issued to any TREEV stockholder who is deemed to be an "affiliate" of TREEV or CE for purposes of the Securities Act, will not be subject to any restrictions on transfer arising under the Securities Act. Persons who may be deemed to be affiliates of TREEV or CE include individuals or entities that control, are controlled by, or are under common control of TREEV or CE and may include some of TREEV's executive officers and directors (or members of the management board and supervisory board and executive officers in the case of CE) as well as principal stockholders of TREEV or CE. Affiliates will not be eligible to hold CE ADSs and instead will receive CE ordinary shares. Affiliates of

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TREEV may not resell the CE ordinary shares they receive in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those CE ordinary shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act (or Rule 144 under the Securities Act in the case of such persons who become affiliates of CE); or

     -  any other applicable exemption under the Securities Act.

     It is expected that each affiliate of TREEV will enter into an agreement with CE and TREEV providing that the affiliate will not sell, transfer or otherwise dispose of CE ordinary shares received in the merger except in compliance with the resale provisions of Rules 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act.

     This proxy statement/prospectus does not cover the resale of CE ordinary shares or CE ADSs to be received by any person in the merger.

STOCK EXCHANGE QUOTATION

     It is a condition to the merger that the CE ADSs to be issued pursuant to the merger agreement be approved for listing on the Nasdaq National Market, subject to official notice of issuance. CE will file a listing application with the Nasdaq National Market. The CE ADSs will be listed on the Nasdaq National Market under the symbol "CCEQ."

DELISTING AND DEREGISTRATION OF TREEV COMMON SHARES AND TREEV SERIES A PREFERRED SHARES

     If the merger is completed, TREEV common shares and Series A preferred shares will be delisted from the Nasdaq National Market and will be deregistered under the Exchange Act.

NO APPRAISAL RIGHTS

     Holders of TREEV common shares and Series A preferred shares are not entitled to appraisal rights under the DGCL in connection with the merger.

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                           THE TRANSACTION DOCUMENTS

THE MERGER AGREEMENT

     This section of the proxy statement/prospectus describes material provisions of the merger agreement. Because the description of the merger agreement contained in this proxy statement/prospectus is a summary, it does not contain all the information that may be important to you. You should carefully read the entire copy of the merger agreement attached as Annex A to this proxy statement/prospectus before you decide how to vote. The merger agreement attached as Annex A to this proxy statement/prospectus qualifies the description of the merger agreement contained in this document in its entirety and is incorporated by reference into this proxy statement/prospectus.

     The merger agreement contemplates an integrated two-step transaction consisting of:

     - a merger between TREEV and a wholly owned subsidiary of Aspen Merger Corporation (a Delaware corporation formed by two members of CE's management board which is acting as an agent of CE), and

     - a share contribution between CE and Aspen Merger Corporation, pursuant to which TREEV will become a wholly owned subsidiary of CE.

Completion of the Merger and the Share Contribution

     The Merger. CE has appointed Aspen Merger Corporation to act as its agent for the first-step merger and the second-step share contribution. In this capacity, Aspen Merger Corporation has incorporated a wholly owned subsidiary in Delaware. This subsidiary will be a party to the merger and will not transact any business other than participating in the merger. Solely to accommodate the transactions described in the merger agreement, Aspen Merger Corporation, as the agent of CE, will hold all the issued and outstanding common shares of this subsidiary.

     At the effective time of the merger, the subsidiary of Aspen Merger Corporation will merge with and into TREEV, with TREEV continuing as the surviving corporation. Each common share of this subsidiary issued and outstanding immediately prior to the effective time of the merger will be converted into and exchanged for one common share of the surviving corporation. As a result of the merger, Aspen Merger Corporation, as the agent of CE, will hold title to all of the issued and outstanding common shares of the surviving corporation. Each TREEV share will be converted into the right to receive CE ADSs or CE ordinary shares calculated pursuant to an exchange ratio. See "The Merger -- Merger Consideration." The merger will occur only if the conditions to the merger, which are described below, are satisfied or, if permissible, waived.

     Effective Time and Closing of the Merger. The closing of the merger will take place no later than the third business day after the satisfaction or, if permissible, waiver of the conditions set forth in the merger agreement (or such other date as CE and TREEV agree in writing). The merger will be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger will be the date and the time of the filing of the certificate of merger with the Secretary of State of the State of Delaware unless otherwise specified in the certificate of merger.

     The Share Contribution. As soon as possible after the effective time of the merger, Aspen Merger Corporation, as the agent of CE, will transfer to CE as a contribution-in-kind all of the issued and outstanding common shares of the surviving corporation and, in exchange for that contribution-in-kind, CE will increase its stated share capital and will issue CE ordinary shares to Aspen Merger Corporation and cause those ordinary shares to be delivered to The Bank of New York for the account of Aspen Merger Corporation, as the contribution agent, and for the benefit of the former TREEV stockholders of TREEV and the former optionholders and warrantholders of TREEV who validly accept the option and warrant exchange offer. The share exchange will be effected in accordance with the German Stock Corporation Act and will be consummated by registering the increase of the stated share capital of CE with the commercial register (Handelsregister) for CE. At the effective time of the merger, the obligation of CE,

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TREEV and Aspen Merger Corporation to effect the share contribution will be unconditional. After the merger and issuance of new CE ordinary shares in the share contribution, you will be able to surrender your TREEV shares to The Bank of New York, which is acting as the exchange agent in the merger, and receive in exchange CE ADSs or CE ordinary shares. Upon surrender of TREEV shares for exchange, the exchange agent will, if applicable, deposit the corresponding number of CE ordinary shares under the deposit agreement for the issuance of CE ADSs. Upon deposit of the CE ordinary shares, The Bank of New York, in its capacity as depositary for CE ADSs, will deliver the CE ADSs to you or to a person you designate.

Representations and Warranties of CE and TREEV

     TREEV made customary representations and warranties in the merger agreement regarding the following:

     -  its corporate organization and qualification to do business;

     - validity and effectiveness of its restated certificate of incorporation and its by-laws;

     -  its capitalization;

     -  its authority to enter into the merger agreement;

     - absence of conflicts between the merger agreement and the merger, on the one hand, and other contractual and legal obligations of TREEV, on the other hand;

     - need for consents, approvals, filings or other authorizations to enter into the merger agreement and consummate the merger;

     - possession and effectiveness of all permits and licenses necessary to carry on business as currently conducted;

     -  compliance with permits, contracts and applicable laws;

     - compliance with all applicable SEC filing requirements and accuracy and completeness of SEC filings;

     -  financial statements contained in SEC filings;

     -  absence of liabilities or obligations;

     - conduct of its business and changes to the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) or prospects of TREEV since December 31, 1998;

     -  absence of litigation;

     -  employee benefit plans and labor matters;

     -  title to property and assets and leases;

     -  intellectual property and Year 2000 compliance;

     -  environmental matters;

     -  material contracts;

     -  insurance;

     -  receivables;

     -  use of brokers;

     -  tax matters;

     -  stockholder vote required to adopt the merger agreement;

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     -  inapplicability of state takeover statutes;

     -  opinion of financial advisor; and

     -  approval by the TREEV board of directors of the merger agreement.

     CE made customary representations and warranties in the merger agreement regarding the following:

     - corporate organization and qualification to do business of CE and its subsidiaries;

     - validity and effectiveness of its articles of association and management board rules of procedure;

     -  its capitalization;

     -  its authority to enter into the merger agreement;

     - absence of conflicts between the merger agreement and the merger, on the one hand, and other contractual and legal obligations of CE, on the other hand;

     - need for consents, approvals, filings or other authorizations to enter into the merger agreement and consummate the merger;

     -  financial statements;

     -  absence of liabilities or obligations;

     - conduct of its business and changes to the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) or prospects of CE since December 31, 1998);

     -  absence of litigation;

     -  intellectual property;

     - validity of CE ordinary shares to be issued pursuant to the merger agreement;

     -  use of brokers; and

     -  tax matters.

     None of the representations and warranties made in the merger agreement will survive the closing of the merger.

No Solicitation Provision

     TREEV has agreed that neither it nor any of its affiliates, officers, directors, partners, controlling persons, representatives or agents will solicit, initiate, consider, encourage or accept any proposals or offers from anyone other than CE with respect to a "competing transaction" until the earlier to occur of the termination of the merger agreement and the effective time of the merger. A competing transaction is defined in the merger agreement as any acquisition or purchase of all or any portion of TREEV's assets or capital stock, any business combination with TREEV or any other extraordinary business transaction involving or otherwise relating to TREEV. TREEV has also agreed that neither it nor any such persons will participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any person, other than CE, any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any such other person to seek to do any of the foregoing.

     Notwithstanding the foregoing, the TREEV board of directors is not prohibited from furnishing information to, or entering into discussions or negotiations with, any person in connection with an

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unsolicited proposal to acquire TREEV or all or substantially all of the assets of TREEV, if, and only to the extent that:

     - the TREEV board of directors, after consultation with outside legal counsel, determines in good faith that such action is required for it to comply with its fiduciary duties to TREEV's stockholders under applicable law; and

     - prior to furnishing such information to, or entering into discussions or negotiations with, such person, TREEV obtains from such person an executed confidentiality agreement on terms no less favorable to TREEV than those contained in the confidentiality agreement between CE and TREEV dated as of July 16, 1999.

     TREEV has agreed to notify CE promptly if any such proposal or offer, or any inquiry or contact with any person with respect to any such proposal or offer, is made and has agreed to indicate in any such notice to CE all the terms and conditions of any such proposal, offer, inquiry, or contact.

Conduct of Business Pending the Merger

     Each of CE and TREEV has agreed that, prior to the effective time of the merger, without the prior written agreement of the other, it will:

     - conduct its business in the ordinary course of business and in a manner consistent with past practice;

     - use all reasonable efforts to preserve substantially intact its business organization and to keep available the services of its current officers, employees and consultants; and

     - use all reasonable efforts to preserve its current relationships with customers, suppliers and other persons with which it has significant business relations.

     TREEV has also agreed that, prior to the effective time of the merger, without the prior written agreement of CE, it will not:

     -  amend its restated certificate of incorporation or by-laws;

     - issue, sell or otherwise dispose of capital stock (or securities convertible into or exchangeable for capital stock) of TREEV, except for:

        - the issuance of stock options to employees in the ordinary course of business and in a manner consistent with past practice; and

        - the issuance of TREEV common shares pursuant to TREEV employee stock options, pursuant to TREEV's employee stock purchase plan in accordance with its current terms, as dividends paid to holders of TREEV Series A preferred shares in accordance with its current terms, upon the exercise of conversion rights of TREEV preferred shares outstanding on the date of the merger agreement, or upon the exercise of TREEV warrants outstanding on the date of the merger agreement;

     - sell, encumber or otherwise dispose of any property or assets of TREEV except in the ordinary course of business and in a manner consistent with past practice;

     - acquire any interest in any corporation, partnership, other business organization or person or any division thereof or any assets, other than acquisitions of assets (excluding the acquisition of a business or substantially all of the stock or assets of a business) in the ordinary course of business and in a manner consistent with past practice;

     - incur any indebtedness for borrowed money, issue any debt securities or in any way become responsible for the obligations of any person for borrowed money, or make any loans or advances, other than indebtedness incurred in the ordinary course of business, consistent with past practice

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        and to refinance existing outstanding indebtedness, or indebtedness under TREEV's then-existing loan and security agreement up to its then current limit;

     - enter into any material contract or agreement other than in the ordinary course of business consistent with past practice;

     - enter into any contract with a value exceeding $500,000, other than license agreements with end users entered into in the ordinary course of business consistent with past practice;

     - enter into any contract for the license of software by or to TREEV, other than in the ordinary course of business consistent with past practice;

     - enter into any contract with any affiliate or any relative of any of its directors, officers or employees, other than employment agreements;

     - make or authorize any capital expenditure other than capital expenditures made in the ordinary course of business consistent with past practice and which are not in the aggregate in excess of $250,000 for the period between the date of the merger agreement and December 31, 1999 and $500,000 for the quarter ending March 31, 2000;

     - declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of TREEV's capital stock, except for dividends paid to holders of TREEV Series A preferred shares in accordance with its current terms;

     - reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

     - increase the compensation or benefits of TREEV's directors, officers or employees, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of TREEV, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee except in the ordinary course of business and in a manner consistent with past practice;

     - take any action with respect to accounting policies or procedures other than reasonable and usual actions in the ordinary course of business and consistent with past practice, as required by U.S. GAAP or as may be required by the SEC;

     - make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

     - pay, discharge or satisfy any claim, liability or obligation other than in the ordinary course of business and consistent with past practice;

     - amend, modify or consent to the termination of any material contract, or amend, waive, modify or consent to the termination of TREEV's rights under any material contract, other than in the ordinary course of business and consistent with past practice;

     - commence or settle any material litigation, suit, claim, action, proceeding or investigation; or

     - announce an intention, authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

Additional Covenants of CE and TREEV

     CE and TREEV have agreed as follows:

     - each company will allow the other company reasonable access to its employees, facilities and corporate records and will furnish information about its business to the other upon reasonable request;

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     -  each company will cooperate to file the documents with the SEC necessary to complete the merger and the employee stock option and warrant exchange;

     - TREEV will call and hold a stockholders' meeting to vote upon the adoption of the merger agreement and the merger and will use all reasonable efforts to solicit proxies in favor of the adoption of the merger agreement and the merger and will take all other action necessary or advisable to secure the vote of its stockholders, unless the TREEV board of directors determines in good faith, after consultation with outside legal counsel, that the withdrawal, modification or change of its recommendation is required by its fiduciary duties under applicable law;

     - each company will use all reasonable efforts to make all governmental filings and to obtain all governmental consents and approvals necessary to consummate the merger;

     - each company will use reasonable efforts to take such action or do such things necessary, proper or advisable to consummate the merger and the share exchange;

     - TREEV will cooperate with CE in identifying any encumbrances that may adversely affect TREEV's right to sublicense any intellectual property rights owned or licensed by TREEV in TREEV's software products as of the effective time of the merger, and will use all reasonable efforts to remove, limit or diminish such encumbrances;

     - each company will promptly notify the other company of any event that would likely cause any representation or warranty to be untrue or inaccurate or any covenant or condition not to be complied with or satisfied, or of any failure to comply with or satisfy any covenant or condition;

     - each company will promptly notify the other company of any notice from any person alleging that such person's consent is required for the consummation of the merger, any notice from any governmental entity, any claims or proceedings that could delay the consummation of the merger, any event that is or could become a default under a material contract of TREEV or any material adverse effect or event that could delay the consummation of the merger;

     - TREEV will give prompt notice to CE of the exercise by any holder of TREEV Series A preferred shares of any "change of control" right pursuant to the terms of the TREEV Series A preferred shares;

     - neither company will take any action that would undermine the qualification of the merger as a tax-free reorganization under Section 368 of the Internal Revenue Code;

     - each of CE and TREEV receives from its accountants a "comfort" letter dated as of the date the registration statement becomes effective;

     - each company will notify the other of all persons that may be deemed to be one of its affiliates under Rule 145 of the Securities Act, and each company will use its reasonable best efforts to obtain from each affiliate a letter in which the affiliate agrees to comply with the resale restrictions of Rules 144 and 145 under the Securities Act following the merger;

     - each company will use all reasonable efforts to obtain approval for listing the CE ADSs on the Nasdaq National Market;

     - the companies will consult with each other regarding any public announcements they make concerning the merger; and

     - CE will recommend to its supervisory board that all necessary corporate actions required under the German Stock Corporation Act be taken.

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Stock Option and Stock Purchase Plans

     Not later than immediately prior to the effective time of the merger, TREEV will:

     - terminate its stock option plans and any other plan, program or arrangement providing for the issuance, grant or purchase of any other interest in respect of the capital stock of TREEV; and

     - cause all amounts held as cash in participant accounts under TREEV's employee stock purchase plan to be returned to the applicable participants and all previously purchased TREEV common shares held in such accounts to be distributed to the applicable participants.

Continuation of Benefits

     For one year following the effective time of the merger, CE has agreed with TREEV to continue and maintain TREEV's employee benefit plans and programs that are in effect immediately prior to the effective time of the merger, except for TREEV's benefit plans providing for grants of stock options. From and after the effective time of the merger, CE has agreed that it will honor and will cause TREEV to honor all of TREEV's employee contracts, arrangements, policies, plans and commitments that were disclosed or made available to CE prior to the execution of the merger agreement. To the extent that service is relevant for purposes of eligibility, participation or vesting under any employee benefit plan, program or arrangement established or maintained by TREEV, CE has agreed employees of TREEV will be credited with service accrued prior to the effective time of the merger to the extent such service was recognized by TREEV under such plans.

Indemnification of Directors and Officers

     CE and TREEV have agreed that the indemnification obligations set forth in TREEV's restated certificate of incorporation and by-laws will survive the merger and will not be amended, repealed or otherwise modified for a period of six years after the effective time of the merger in any manner that would adversely affect the rights of individuals who, on or prior to the effective time of the merger, were directors, officers, employees or agents of TREEV.

     CE has agreed that after the effective time of the merger, CE will, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director or officer of TREEV against all costs and expenses, judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the effective time of the merger.

     CE has agreed that for six years following the effective time of the merger, CE will provide to TREEV's current directors and officers liability insurance protection of the same kind and scope as that provided by TREEV's directors' and officers' liability insurance policies. In no event, however, will CE be required to expend more than 175% of the current amount expended by TREEV to maintain or procure insurance coverage. If CE is unable to maintain or obtain such insurance, it will use all reasonable efforts to obtain as much comparable insurance as is available for the maximum amount required to be expended under the terms of the merger agreement.

Closing Conditions

     Conditions to the Obligations of Each Party. The obligations of CE and TREEV to consummate the merger are subject to the satisfaction or waiver of the following conditions:

     - the SEC having declared the CE registration statement, of which this proxy statement/prospectus forms a part, effective and there existing no stop order or other action to suspend the effectiveness of the CE registration statement;

     -  TREEV stockholders having adopted and approved the merger agreement;

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     -  no court or governmental entity having entered an order making the merger illegal or otherwise prohibiting its consummation;

     - any applicable waiting period under the HSR Act having expired or been terminated;

     -  the companies having received from their accountants comfort letters;
        and

     - the CE ADSs issuable pursuant to the merger agreement having been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

     Conditions to the Obligations of CE. The obligations of CE to consummate the merger are subject to the satisfaction or waiver of the following conditions:

     - TREEV's representations and warranties being true and correct in all material respects and CE receiving from TREEV a certificate of certain of its officers as to the foregoing;

     - TREEV performing or complying in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the effective time of the merger, and CE receiving from TREEV a certificate of the chairman or president and executive vice president of finance and administration of TREEV as to the foregoing;

     - there not having occurred or being reasonably likely to occur any events that could reasonably be expected to have a material adverse effect on the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) or prospects of TREEV;

     - CE receiving an opinion from its tax advisor to the effect that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code;

     - there not having been exercised a change of control right by any holder of TREEV Series A preferred shares to the extent that any such right is or becomes exercisable as a result of the merger;

     - the registration rights agreements executed in favor of the holders of warrants issued in connection with the placement of the TREEV Series K and Series L convertible preferred shares and the related registration statements of TREEV having been terminated; and

     - TREEV having filed with the Secretary of State of the State of Delaware certificates of elimination with respect to its retired and redeemed series of TREEV preferred shares.

     Conditions to the Obligations of TREEV. The obligations of TREEV to consummate the merger are subject to the satisfaction or waiver of the following conditions:

     - CE's representations and warranties being true and correct in all material respects and TREEV receiving from CE a certificate of certain of its officers as to the foregoing;

     - CE's performing or complying in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the effective time of the merger, and TREEV receiving from CE a certificate of two members of the CE management board as to the foregoing;

     - there not having occurred or being reasonably likely to occur any events that could reasonably be expected to have a material adverse effect on the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) or prospects of CE; and

     - TREEV receiving an opinion from its tax counsel to the effect that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

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

Termination

     The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger:

      (1)  by mutual written consent of CE and TREEV;

      (2) by CE or TREEV if the merger is not completed on or prior to March 31, 2001, so long as the delay has not been caused by the terminating party;

      (3) by CE or TREEV if any governmental order preventing the consummation of the merger has been entered by a court and has become final and non-appealable;

      (4) by CE if the TREEV board of directors (a) withdraws, modifies or changes its recommendation of the merger agreement and the merger or resolves to do so, or refuses to reaffirm its recommendation upon CE's request, (b) recommends a competing transaction or resolves to do so or (c) fails to recommend against acceptance of a tender offer or exchange offer for 25 percent or more of the outstanding shares of any class or series of capital stock of TREEV;

      (5) by CE or TREEV if the merger agreement does not receive the required TREEV stockholder approval;

      (6) by CE if any holder of TREEV Series A preferred shares exercises a "change of control" right to the extent that any such right is or becomes exercisable as a result of the merger or the transactions contemplated by the merger agreement;

      (7) by CE upon breach of any representation, warranty, covenant or agreement by TREEV, or if any representation or warranty of TREEV becomes untrue, in either case such that the closing conditions to the obligations of CE described above would not be satisfied, unless such breach is curable by TREEV through the exercise of all reasonable efforts;

      (8) by CE upon the breach of the TREEV voting and registration rights agreement by any stockholder of TREEV who is a party thereto;

      (9) by TREEV upon breach of any representation, warranty, covenant or agreement by CE, or if any representation or warranty of CE becomes untrue, in either case such that the closing conditions to the obligations of TREEV described above would not be satisfied, unless such breach is curable by CE through the exercise of all reasonable efforts;

     (10) by TREEV upon written notice to CE of the existence of a competing transaction with terms which the TREEV board of directors determines in its good faith judgment to be more favorable to TREEV stockholders than the merger, provided however, that termination pursuant to this provision will not be effective until CE has had three business days within which to match the competing transaction and until TREEV pays the termination fee described below; or

     (11) by CE if a total of more than 6,650,000 CE ordinary shares would be issued in connection with the merger and the exchange offer for TREEV employee stock options and warrants.

Termination Fee and Expenses

     Termination Fee. If the merger agreement is terminated (a) by TREEV in accordance with the provision described in clause (10) above or (b) by CE in accordance with the provision described in clause (4) above, and in each case CE has not materially breached the merger agreement, TREEV is required to pay CE a termination fee of $2,685,000.

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

     TREEV is also required to pay CE a $2,685,000 termination fee if all of the following occur:

     - CE terminates the merger agreement in accordance with the provision described in clause (5) above;

     - a competing transaction has been made public at or prior to the time of the TREEV stockholders' failure to adopt the merger agreement;

     - within 15 months after termination, TREEV consummates, or enters into a definitive agreement with respect to, a competing transaction; and

     -  CE has not materially breached the merger agreement.

     Expenses. The merger agreement provides that all expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring these expenses, whether or not the merger is consummated, except that:

     - if TREEV is obligated to pay a termination fee in any circumstance as described above, then TREEV will also reimburse CE's expenses up to $1.2 million;

     - if CE terminates the merger agreement in accordance with the provision described in clause (7) above, then TREEV will reimburse CE's expenses up to $1.2 million; and

     - if TREEV terminates the merger agreement in accordance with the provision described in clause (9) above, then CE will reimburse TREEV's expenses up to $1.2 million.

Amendment and Waiver

     CE and TREEV may amend the merger agreement at any time prior to the effective time of the merger by action of the TREEV board of directors and the CE management board. After the adoption of the merger agreement by TREEV's common stockholders, only such amendments may be made that have been approved by TREEV's common stockholders or that are permitted under Delaware law to be made without stockholder approval.

     At any time before the effective time of the merger, CE and TREEV may extend the time for the performance of any obligation or act of the other party or waive any inaccuracy in the representations and warranties or compliance with any agreement or condition contained in the merger agreement.

Governing Law

     The capital contribution-in-kind that constitutes part of the share contribution will be governed by and effected in accordance with German law. In all other respects, the merger agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware.

THE EXCHANGE AGENT AGREEMENT

     On November 22, 2000, CE entered into an exchange agent agreement with The Bank of New York, appointing The Bank of New York to act as exchange agent in connection with the merger and the exchange offer for TREEV employee stock options and warrants.

     Pursuant to the exchange agent agreement, until the expiration of the exchange offer, the exchange agent will accept the surrender of the TREEV employee stock options and warrants, and after the effective time of the merger, will accept surrenders of TREEV common shares and Series A preferred shares and, in each case, subject to receipt of the CE ordinary shares, will administer the delivery of the appropriate consideration. Upon surrender of TREEV shares, employee stock options or warrants for exchange, the exchange agent will, if applicable, deposit the corresponding whole number of CE ordinary shares (and cash in lieu of any fractional ordinary share) with, and will forward the delivery instructions provided by the surrendering TREEV shareholder, employee stock optionholder or warrantholder to, the depositary. Upon deposit of the CE ordinary shares, the depositary will deliver CE ADSs (and any cash received by it

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in lieu of a fractional ordinary share) in accordance with the delivery instructions provided by the exchange agent. Such delivery will be made to the account at The Depository Trust Company designated by the surrendering TREEV shareholder, employee stock optionholder, or warrantholder or, if the surrendering shareholder, employee stock optionholder or warrantholder so requests, by mailing an ADR registered in the name or names requested evidencing such CE ADSs (together with a check for cash in lieu of any fractional ordinary share). Notwithstanding the foregoing, persons who are affiliates of TREEV or CE will not be eligible to hold CE ADSs and will instead receive CE ordinary shares in the merger and the exchange offer. CE will give the exchange agent a list of the persons it believes are affiliates of CE and TREEV. CE's determination of affiliate status will be final for purposes of the merger and the exchange offer, and the exchange agent will have no liability to any person for acting in reliance on the list it receives from CE. For more information about the treatment of fractional CE ADSs, see "The Merger -- Conversion of TREEV Shares; Procedures for Exchange of Certificates; Fractional Shares." CE and TREEV will deliver or cause to be delivered to the exchange agent the necessary documents to enable the exchange agent to perform its duties under the exchange agent agreement, including a specimen of the transmittal letter, a specimen of a letter from TREEV to the former TREEV stockholders and a specimen of the relevant documentation for the employee stock option and warrant exchange offer.

     The exchange agent will not exercise any voting rights with respect to any CE ordinary shares; those voting rights will only be exercisable by the former TREEV stockholders, optionholders and warrantholders or their duly authorized designee or designees.

     The exchange agent will have no liability or responsibility under, arising out of or in connection with the exchange agent agreement and will be indemnified by CE for any losses sustained or incurred in connection with the exchange agent agreement, except in case of its failure to perform its obligations in good faith and without negligence or willful misconduct. The exchange agent will continue to act as exchange agent until one year after the effective time of the merger, unless the exchange agent agreement is extended or earlier terminated.

THE CONTRIBUTION AGENT AGREEMENT

     On November 17, 2000, CE entered into a contribution agent agreement with Aspen Merger Corporation, appointing Aspen Merger Corporation to act as contribution agent in connection with the merger and the share contribution and to perform such additional duties necessary to effect the contribution-in-kind for the account of the former stockholders of TREEV and to effect the delivery of CE ordinary shares or CE ADSs to the former optionholders and warrantholders of TREEV who validly accept the option and warrant exchange offer, and to effect the transactions contemplated in the merger agreement.

     Pursuant to the contribution agent agreement, for the sole purpose of effecting the transactions contemplated in the merger agreement, the contribution agent will perform the following duties:

     - prior to the effective time of the merger, the contribution agent will become the sole registered holder of the common shares of a Delaware subsidiary;

     - prior to the effective time of the merger, the contribution agent will, at the direction of CE, execute a stockholders' consent voting all the common shares of the Delaware subsidiary in favor of the merger of the Delaware subsidiary with and into TREEV;

     - at the effective time of the merger, the contribution agent will, by operation of law, become the sole registered owner of all of the issued and outstanding common shares of the surviving corporation;

     - prior to the effective time of the merger, and at the written direction of CE, the contribution agent will enter into a contribution-in-kind agreement, make the representations and warranties set forth therein and execute the related subscription certificate required under German law and, pursuant to the contribution-in-kind agreement, will after the effective time of the merger, transfer all of the issued and outstanding common shares of the surviving corporation to CE as a contribution-in-

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        kind against delivery of the merger consideration to, or at the direction of, the contribution agent for the account of the former TREEV stockholders and the former optionholders and warrantholders of TREEV who validly accept the option and warrant exchange, all as contemplated in the merger agreement.

     The contribution agent will have no liability or responsibility under, arising out of or in connection with the contribution agent agreement or the merger agreement and to the extent permitted by German law, will be indemnified by CE for any losses sustained or incurred in connection with the contribution agent agreement, the merger agreement or the contribution-in-kind agreement, except in case of its failure to perform its obligations in good faith and without negligence or willful misconduct or except as otherwise set forth in the contribution agent agreement.

THE TREEV VOTING AND REGISTRATION RIGHTS AGREEMENT

     Simultaneously with the execution of the merger agreement, members of the TREEV board of directors and TREEV's senior management and two additional stockholders of TREEV identified below, who collectively held approximately 33% of the TREEV common shares outstanding as of the record date, entered into a voting and registration rights agreement with CE in which each has agreed:

     - to appear for the purpose of obtaining a quorum at any annual or special meeting of TREEV stockholders at which matters relating to the merger, the merger agreement or any transactions contemplated by the merger agreement are considered, and

     - to vote all TREEV common shares or other equity securities owned by him, or with respect to which he has voting power or control, in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement.

     The following persons entered into the voting and registration rights agreement: James J. Leto, Robert P. Bernardi, John F. Burton, C. Alan Peyser, Thomas A. Wilson, Mark A. Paiewonsky, Richard G. McMahon, Brian H. Hajost, Horace T. Ardinger, Jr. and Douglas Adkins. Each such person also delivered to CE an irrevocable proxy to vote all TREEV common shares beneficially owned by him in favor of approval of the merger and the merger agreement.

     CE has agreed that, whenever it proposes to register any CE ADSs or CE ordinary shares under the Securities Act, it will give prompt written notice to all such persons. Upon the written request of any of them, CE will use its reasonable best efforts to register under the Securities Act the CE ADSs or CE ordinary shares issued to such person in the merger.

THE SERIES A PREFERRED STOCK AGREEMENT

     In the event of a "change in control" of TREEV, each holder of TREEV Series A preferred shares has the right to require TREEV to purchase such Series A preferred shares at $25.00 per share, subject to the procedures for exchange set forth in the Certificate of Designations of the TREEV Series A preferred shares. The Green-Cohn Group, LB Series Fund, Inc., High Yield Portfolio and funds associated with Zazove Associates, LLC, which collectively held approximately 69.1% of TREEV's Series A preferred shares outstanding as of the record date for the TREEV stockholders' meeting, have entered into an agreement with CE dated as of August 22, 2000, in which each has agreed not to exercise, with respect to any Series A preferred shares it owns or over which it has or shares control, a "change in control right" as a result of a "change in control" (as set forth in the certificate of designations of the Series A preferred shares), to the extent that any such right is or becomes exercisable as a result of the merger.

     CE has agreed that, whenever it proposes to register any CE ADSs or CE ordinary shares under the Securities Act following the merger, it will give prompt written notice to these stockholders. Upon the written request of any of them, CE will use its reasonable best efforts to register under the Securities Act the CE ADSs or CE ordinary shares issued to such stockholders in the merger.

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     In connection with the Series A preferred stock agreement, TREEV has agreed that, for so long as each of the holders of TREEV Series A preferred shares who is a party to the Series A preferred stock agreement is in compliance with the provisions of such agreement, TREEV will not exercise its right to redeem the Series A preferred shares (as set forth in the certificate of designations of the Series A preferred shares).

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INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS OF TREEV
                                 IN THE MERGER

     In considering whether to vote in favor of the merger agreement, and in considering the recommendation of the TREEV board of directors to approve the merger agreement, you should be aware that, as described below, several directors, executive officers and significant stockholders of TREEV may have interests in the merger that are different from, or in addition to, your interests.

     BOARD POSITIONS. It is expected that following the merger, the CE supervisory board will vote upon a resolution to appoint Thomas A. Wilson, a director and the president and chief executive officer of TREEV, to the CE management board. In addition, it is expected that following the merger, the shareholders of CE will be asked to vote upon a resolution to appoint James J. Leto, chairman of TREEV's board of directors, to the CE supervisory board.

     TREEV SEVERANCE AGREEMENTS. Thomas A. Wilson, president and chief executive officer, Brian H. Hajost, executive vice president of finance and administration, Mark A. Paiewonsky, vice president of finance, Thomas A. Giampa, senior vice president of engineering, Richard G. McMahon, senior vice president of professional services, Steven Wood, director of product marketing, and Julia
A. Bowen, vice president and general counsel, have entered into severance agreements with TREEV. These severance agreements provide that in the event of a change in control of TREEV, which generally means a merger, acquisition or sale of all of TREEV's assets ("Change in Control"), and for a period of two years following such Change in Control, any of these persons terminate employment other than for cause, death or disability, or any of these persons terminate his or her employment for good reason (as defined below), they will receive a lump sum payment equal to 15 months of base salary and bonus. The bonus payments will be calculated as if the employee had remained working with TREEV until the end of the calendar year of his or her termination and as if all of his or her performance goals had been achieved in that 15-month period. In addition, during the 15-month period or until such time as the employee is insured under comparable medical insurance, whichever occurs first, TREEV will pay all COBRA premiums. The employee is also entitled to the same payments and benefits, as described in this paragraph, before the Change in Control occurs, if such termination was at the request of a third party that had taken steps reasonably calculated to effect a Change in Control. Also, all stock options held by the employee on the date of his or her termination of employment will immediately vest and become exercisable and will continue to be exercisable for the full term of such stock option. As defined in these severance agreements, "good reason" exists upon the occurrence of the following: assignment of the employee to any duties different from the status of his or her job with TREEV; a reduction in the employee's annual base salary; a material breach by TREEV of the severance agreement, a relocation of TREEV's principal executive offices more than 20 miles from Hendon, Virginia, a relocation of the executive to any location other than TREEV's principal executive offices or any material reduction of the benefits enjoyed by the employee under any of TREEV's employee benefit plans, programs or arrangements (unless the reduction is a proportional across-the-board reduction that similarly affects all other officers or executive officers of TREEV).

     Jud Cairns, vice president of strategic integration, has entered into a severance agreement with TREEV. Mr. Cairns' severance agreement is substantially similar to the severance agreements described above, except his severance payment will be a lump sum payment equal to nine months of base salary and bonus. His bonus payments will be calculated as if he had remained working with TREEV until the end of the calendar year of his termination and as if all his performance goals had been achieved in such nine-month period. In addition, TREEV will pay his COBRA premiums for a maximum of nine months.

     Janice Raleigh, director of human resources, has entered into a severance agreement with TREEV. Ms. Raleigh's severance agreement is substantially similar to the severance agreements described above, except her severance payment will be a lump sum payment equal to three months of base salary and bonus. Her bonus payments will be calculated as if she had remained working with TREEV until the end of the calendar year of her termination and as if all of her performance goals had been achieved in such three-month period. In addition, TREEV will pay her COBRA premiums for a maximum of three months.

     TREEV STOCK OPTION PLAN TERMS. The 1997 Directors' Stock Option Plan, available solely to non-employee members of TREEV's board of directors, provides that in the event TREEV is merged into or with another entity, all stock options granted under the plan (whether or not vested) will become immediately vested and exercisable and will continue to be exercisable for a period of up to one year following the Change in Control. Each of the 1992, 1992B, 1993, 1993B and 1994 Key Employee Incentive Stock Option Plans provide that upon a Change in Control the optionee will have the right to exercise his or her stock option (whether or not vested) in full before such event, provided, however, that any options that remain outstanding after the merger has occurred will terminate or, in the alternative, the parties who are effecting the Change in Control may provide that the optionee does not have the right to exercise his or her options in their entirety and instead such options will be rolled over into options to acquire shares of common stock of the new company.

     CONVERTIBLE BONDS. Directors, executive officers and other employees of TREEV who become employees of CE may be granted convertible bonds to acquire CE ordinary shares pursuant to the CE stock incentive plan. CE has not determined the number of convertible bonds to be granted initially to any directors, executive officers or other employees of TREEV who participate in the plan. See "Management and Employees of CE -- Stock Incentive Plan."

     REGISTRATION RIGHTS AGREEMENT. CE has entered into a voting and registration rights agreement with the directors, officers and stockholders of TREEV listed under "The Transaction Documents -- The TREEV Voting and Registration Rights Agreement" pursuant to which CE granted registration rights for the CE ADSs and CE ordinary shares to be received by these individuals in the merger.

     INDEMNIFICATION AGREEMENTS. For six years after the merger, CE will maintain in effect all rights to indemnification in favor of the current and former directors and officers of TREEV as provided in its certificate of incorporation and its by-laws.

     DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. For six years after the merger, CE will provide to the current directors and officers of TREEV directors' and officers' liability insurance of the same kind and scope as is currently provided by TREEV. CE will not be required, however, to pay more than 175% of the annual premiums currently paid by TREEV.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed combined statements of income prepared in accordance with U.S. GAAP give effect to the acquisition of Insiders Information Management by CE and the merger between CE and TREEV as if the transactions had occurred at the dates specified below. The unaudited pro forma condensed consolidated financial information is prepared from CE's, TREEV's and Insiders' Consolidated Financial Statements included in this proxy statement/prospectus. CE will account for these transactions as purchases.

     This unaudited pro forma financial information has been presented in response to U.S. Securities and Exchange Commission requirements, and does not purport to represent the actual financial position of CE on the date of this proxy statement/prospectus or at the beginning of the periods indicated or to project the financial position of CE for any future period.

     The pro forma information and accompanying notes should be read in conjunction with the separate Consolidated Financial Statements of CE, TREEV and Insiders Information Management and other financial information pertaining to the companies, including the respective "Management's Discussion and Analysis of Financial Condition and Result of Operations" and "Description of Business" for CE and TREEV included in this proxy statement/prospectus.

     The TREEV historical balance sheet information and related pro forma adjustments to the unaudited pro forma combined balance sheet as of June 30, 2000, have been translated into German Marks at the June 30, 2000 rate of exchange of $1.00 = DM 2.0404. The TREEV historical statements of income information for the twelve months ended December 31, 1999, and related pro forma adjustments to the unaudited pro forma combined statements of income, have been translated into German Marks at the weighted-average rates of exchange for the twelve months ended December 31, 1999 of $1.00 = DM 1.83769. The TREEV historical statement of income information for the six months ended June 30, 2000, and related pro forma adjustments to the unaudited pro forma combined statement of income, have been translated into German Marks at the weighted-average rates of exchange for the six months ended June 30, 2000 of $1.00 = DM 2.0395.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The following unaudited pro forma condensed consolidated balance sheet consolidates the respective historical condensed consolidated balance sheets of CE, TREEV and Insiders Information Management as of June 30, 2000 and has been prepared to reflect the combination of CE, TREEV and Insiders Information Management after giving effect to the pro forma adjustments described below as if the combinations had occurred on June 30, 2000.

                                                                        JUNE 30, 2000
                                                                        (in thousands)
                                        ------------------------------------------------------------------------------
                                                           HISTORICAL
                                        ------------------------------------------------    PRO FORMA       PRO FORMA
                                           CE        TREEV       INSIDERS       TOTAL      ADJUSTMENTS       COMBINED
                                        ---------  ----------   ----------   -----------   -----------      ----------
ASSETS
  Cash and cash equivalents...........  DM    909  DM   3,503   DM   1,392   DM    5,804                    DM   5,804
  Accounts receivable, net............     97,526      22,477          822       120,825                       120,825
  Inventories.........................      3,409       1,504           --         4,913                         4,913
  Other current assets................     21,506       3,071          145        24,722                        24,722
                                        ---------  ----------   ----------   -----------                    ----------
Total current assets..................    123,350      30,555        2,359       156,264                       156,264
  Long-term receivables...............         --         767           --           767                           767
  Property and equipment, net.........     13,841       2,912          550        17,303                        17,303
  Investment in associated
    companies.........................      4,017          --           --         4,017                         4,017
  Deferred tax asset..................      1,472          --           --         1,472                         1,472
  Goodwill and intangible assets,
    net...............................     26,126       8,241          266        34,633   DM   49,539(2)      270,167
                                                                                                13,943(2)
                                                                                                 8,765(2)
                                                                                                 3,141(2)
                                                                                               127,851(2)
                                                                                                32,295(3)
                                        ---------  ----------   ----------   -----------                    ----------
  Non-current assets..................     45,456      11,920          816        58,192                       293,726
TOTAL ASSETS..........................    168,806      42,475        3,175       214,456                       449,990
                                        ---------  ----------   ----------   -----------                    ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
  Accounts payable....................      8,409       4,546           19        12,974         8,000(1)       20,974
  Short-term debt.....................     34,687      18,498          367        53,552                        53,552
  Accrued and other current
    liabilities.......................     21,064      14,481          109        35,654                        35,654
  Current portion of lease
    obligations.......................         --          --           --            --                            --
                                        ---------  ----------   ----------   -----------                    ----------
Total current liabilities.............     64,160      37,525          495       102,180                       110,180
  Long-term portion of lease
    obligations.......................         --          --           --            --                            --
  Pension obligation..................      3,557          --           --         3,557                         3,557
  Deferred income taxes...............         --          --           --            --        28,647(2)       28,647
  Long-term debt......................     24,092         663           29        24,784                        24,784
                                        ---------  ----------   ----------   -----------                    ----------
Total non-current liabilities.........     27,649         663           29        28,341                        56,988
Minority interest.....................        223          --           --           223           636(4)          859
Shareholders' Equity
  Common shares.......................      7,544           4          391         7,939         2,860(4)       10,404
                                                                                                 (395)(4)
  Additional paid-in capital..........     62,077     290,000        4,428       356,505       226,056(4)      288,133
                                                                                             (294,428)(4)
  Retained earnings...................      7,153    (285,717)      (2,168)    (280,732)      (23,727)(2)      (16,574)
                                                                                               287,885(4)
                                        ---------  ----------   ----------   -----------                    ----------
Total shareholders' equity............     76,774       4,287        2,651        83,712                       281,963
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY..............................    168,806      42,475        3,175       214,456                       449,990
                                        ---------  ----------   ----------   -----------                    ----------

   The accompanying notes are an integral part of the pro forma consolidated financial information.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

     The following unaudited pro forma condensed consolidated statement of income for the year ended December 31, 1999 is derived from the historical condensed consolidated income statements of CE, TREEV and Insiders Information Management for the year then ended, after giving effect to the pro forma adjustments described below. These adjustments have been determined as if the purchase of TREEV by CE took place on January 1, 1999 and as if the purchase of Insiders by CE took place upon Insiders' inception, June 16, 1999.

                                        YEAR ENDED DECEMBER 31, 1999
                             (in thousands, except per share and share amounts)
                       ---------------------------------------------------------------
                                          HISTORICAL
                       -------------------------------------------------    PRO FORMA        PRO FORMA
                            CE         TREEV     INSIDERS      TOTAL       ADJUSTMENTS        COMBINED
                       ------------   --------   --------   ------------   -----------      ------------
Revenue..............  DM    98,110   DM57,352   DM   616   DM   156,078                    DM   156,078
Cost of products sold
  and services
  provided...........        32,605     27,909        441         60,955                          60,955
                       ------------   --------   --------   ------------                    ------------
GROSS PROFIT.........        65,505     29,443        175         95,123                          95,123
Research and
  development........        15,201      7,553      1,009         23,763                          23,763
Selling, general and
  administrative.....        44,358     26,099      1,017         71,474   DM  78,113(5)         149,587
                       ------------   --------   --------   ------------                    ------------
OPERATING INCOME
  (LOSS).............         5,946     (4,209)    (1,851)          (114)                        (78,227)
Equity in net loss in
  associated
  company............          (262)        --         --           (262)                           (262)
Interest income
  (expense), net.....           545       (636)        35            (56)                            (56)
Income tax benefit
  (expense)..........        (3,934)        --         --         (3,934)       9,398(6)           5,464
Minority interest....           112         --         --            112          436(4)             548
                       ------------   --------   --------   ------------                    ------------
NET INCOME (LOSS)....         2,407     (4,845)    (1,816)        (4,254)                        (72,533)
Preferred stock
  dividends..........            --     (2,477)        --         (2,477)       2,477(7)              --
                       ------------   --------   --------   ------------                    ------------
Net income (loss)
  applicable to
  common shares......         2,407     (7,322)    (1,816)        (6,731)                        (72,533)
Net income (loss) per
  common share (8)...          0.12                                                                (2.73)
Weighted average
  shares
  outstanding........    19,285,725                           19,265,725    7,311,150         26,596,875

   The accompanying notes are an integral part of the pro forma consolidated financial information.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

     The following unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2000 is derived from the historical condensed consolidated income statements of CE, TREEV and Insiders Information Management for the six months then ended, after giving effect to the pro forma adjustments described below. These adjustments have been determined as if the purchase of TREEV by CE took place on January 1, 1999 and as if the purchase of Insiders by CE took place upon Insiders' inception, June 16, 1999.

                                                            SIX MONTHS ENDED JUNE 30, 2000
                                                  (in thousands, except per share and share amounts)
                                  ----------------------------------------------------------------------------------
                                                      HISTORICAL
                                  --------------------------------------------------    PRO FORMA        PRO FORMA
                                       CE          TREEV     INSIDERS      TOTAL       ADJUSTMENTS        COMBINED
                                  ------------   ---------   --------   ------------   -----------      ------------
Revenue.........................   DM   60,891   DM 22,332   DM2,251     DM   85,474                     DM   85,474
Cost of products sold and
  services provided.............        20,218      13,432       751          34,401                          34,401
                                  ------------   ---------    ------    ------------                    ------------
GROSS PROFIT....................        40,673       8,900     1,500          51,073                          51,073
Research and development........        10,706       4,350       975          16,031                          16,031
Selling, general and
  administrative................        26,720      15,035       918          42,673    DM  39,056(5)         81,729
                                  ------------   ---------    ------    ------------                    ------------
OPERATING INCOME (LOSS).........         3,247     (10,485)     (393)         (7,631)                        (46,687)
Equity in net loss in associated
  company.......................          (496)         --        --            (496)                           (496)
Interest income (expense),
  net...........................           479        (963)       42            (442)                           (442)
Income tax benefit (expense)....        (1,343)         --        --          (1,343)        4,699(6)          3,356
Minority interest...............           (95)         --        --             (95)           84(4)            (11)
                                  ------------   ---------    ------    ------------                    ------------
NET INCOME (LOSS)...............         1,792     (11,448)     (351)        (10,007)                        (44,280)
Preferred stock dividends.......            --      (1,374)       --          (1,374)        1,374(7)             --
                                  ------------   ---------    ------    ------------                    ------------
Net income (loss) applicable to
  common shares.................         1,792     (12,822)     (351)        (11,381)                        (44,280)
Net income (loss) per common
  share (8).....................          0.09                                                                 (1.66)
Weighted average shares
  outstanding...................    19,285,725                            19,285,725     7,311,150        26,596,875

   The accompanying notes are an integral part of the pro forma consolidated financial information.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

(1) The adjustment reflects estimated acquisition fees and expenses, which include, without limitation, fees and expenses of investment bankers, legal counsel, accountants and consultants incurred and to be incurred by CE in connection with or related to the authorization, preparation, negotiation and execution of the merger agreement with TREEV and the preparation, printing, filing and mailing of this proxy statement/prospectus, soliciting stockholder approvals and all other matters related to the closing of the merger. These expenses of DM8.0 million have been capitalized as additional acquisition costs.

(2) CE will issue a total of 6,650,000 of its ordinary shares for all the issued and outstanding TREEV common shares, Series A preferred shares, employee stock options and warrants. Such CE ordinary shares will be delivered in the form of CE ADSs. The precise number of TREEV common shares, Series A preferred shares, employee stock options and warrants to be cancelled and exchanged in the merger and exchange offer cannot be determined until the effective time of the merger.

     For purposes of the unaudited pro forma condensed consolidated financial information, the cost of acquisition has been determined as follows (in millions of DM):

        Issuance of 6.65 million CE ordinary shares at DM 29.26 per share.....................................................  194.6
        Acquisition fees and expenses...............................    8.0
                                                                      -----
                                                                      202.6
                                                                      =====

     The assumed purchase consideration is based on the average market price of E14.8 (adjusted for CE's five-for-one stock split in August 2000), or approximately DM29.26 per CE ordinary share for a short period before and after the terms of the acquisition were announced on November 22, 1999. CE has used an average of the closing share prices on the day the acquisition was announced and on the trading day immediately before and after the acquisition was announced.

     The cost of acquisition is allocated to the pro forma balance sheet as follows (in DM millions):

        Total cost of acquisition...................................  202.6
        Less: net assets of TREEV...................................   (4.3)
        Add: deferred tax liability.................................   28.6
                                                                      -----
        Total intangibles...........................................  227.0
                                                                      =====

     Allocation to identifiable intangibles:

                                                                  ESTIMATED      ESTIMATED
                                                                  FAIR VALUE    USEFUL LIFE
                                                                  ----------    -----------
        Developed technology....................................       49.5          3
        Distribution system.....................................       13.9          5
        Workforce...............................................        8.8          2
        Patents.................................................        3.1          3
        In process research and development.....................       23.7         --
                                                                  ---------
        Goodwill................................................      127.9          3

     The total estimated purchase price of the merger has been allocated on a preliminary basis to assets and liabilities based on CE's management's estimate of their fair values. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill and other intangible assets. Final allocations will be made upon completion of independent valuations, appraisals, estimates of values and other studies, which are currently being undertaken. However, such final purchase price allocations are not expected to materially affect the unaudited pro forma condensed consolidated balance sheet taken as a whole.

ACQUISITION OF IN-PROCESS RESEARCH AND DEVELOPMENT

     TREEV provides client/server and Internet solutions for document management, document imaging, enterprise report management, and workflow process re-engineering.

     At the time of acquisition, the technology classified as in-process research and development comprised four projects -- all upgrades to current technology; OmniTREEV 2.3, AutoTREEV 2.3, AutoTREEV 3.0 and eTREEV. OmniTREEV
2.3 is an upgrade from version 2.0 and will include significant performance improvements and enhancements to such services. AutoTREEV 2.3 is an upgrade to version 2.0 and will include 32-bit administration tools, auto workbasket improvements, desktop display improvements, and Arts capabilities for the telecommunications market. AutoTREEV 3.0 is a complete re-write of the existing AutoTREEV product to better target the product to the needs of collaborative workflow and e-commerce through the use of e-processes on the world wide web. eTREEV improvements will be made to the user interface, performance and print and search utilities.

     The stage of completion (based on development hours incurred as a percentage of total expected hours), status of development and complexity of work already completed for these projects at the valuation date was as follows:
OmniTREEV 2.3 was 58% complete. OmniTREEV 2.3 development work completed at valuation date was only moderately complex since it was a significant enhancement to an existing product. AutoTREEV 2.3 was 52% complete. AutoTREEV
2.3 development work completed at valuation date was only moderately complex since it was a significant enhancement to an existing product. AutoTREEV 3.0 was 51% complete. AutoTREEV 3.0 development work completed at valuation date was both unique and complex due to the fact that it was a completely new system which explored new paradigms for automating workflow on the web. eTREEV was 61% complete. eTREEV development work completed at valuation date was unique and extremely complex because it relied on a TREEV invention (Split Adapter, patent pending) to provide a client server functionality through the internet.

     The remaining efforts at valuation date to complete and estimated costs of the projects are as follows:

                                                                                       COSTS INCURRED
                                                                                       FROM VALUATION
                                                                                          DATE TO
                                 ESTIMATED COSTS        DESCRIPTION OF EFFORTS         JUNE 30, 2000
                                 ---------------    -------------------------------    --------------
OmniTREEV 2.3                      $  396,067       Minor code completion, quality        $164,657
                                                    assurance, beta testing, and
                                                    packaging
AutoTREEV 2.3                      $  150,342       Minor code completion, quality        $ 72,484
                                                    assurance, beta testing, and
                                                    packaging
AutoTREEV 3.0                      $1,383,943       Major effort to complete              $196,284
                                                    coding, market testing, quality
                                                    assurance, beta testing, and
                                                    packaging
ETREEV                             $1,102,102       Major effort to complete              $435,772
                                                    coding, quality assurance, beta
                                                    testing, and packaging

     All four of these projects are key to TREEV's success and represent the majority of expected software revenues for the period ending 12 months after the scheduled completion date. If they had not been developed, TREEV would not be a viable software supplier within 12 months of their expected delivery.

     TREEV has a long history of successful software development. None of these products had such complex development remaining that timing of their release was expected to be significantly other than projected. There was not a significant risk of the projects not being completed for technical reasons.

     OmniTREEV 2.3 and AutoTREEV 2.3 were completed on their scheduled completion dates. Although these products are still too new to evaluate revenue attainment, they both were the basis for the implementation of two significant telecommunication company projects in the first half of 2000. AutoTREEV 3.0 and eTREEV are scheduled to be released within 30 days of the expected release dates.

There have been no material changes in the expected product functionality, architecture or final availability for any of these products.

     All projects are expected to be successfully developed. The expected release dates of the projects are as follows:

OmniTREEV 2.3                                                 March 2000
AutoTREEV 2.3                                                 March 2000
AutoTREEV 3.0                                                 February 2001
ETREEV                                                        March 2000

     In addition to the above, at the time of the acquisition, CE also acquired TREEV's current technologies, including DocuTREEV, OmniTREEV 2.0, eTREEV, dataTREEV, AutoTREEV, TREEV Explorer, TREEV/Profile and TREEV/Pks.

     The values of the current technology and technology under development were estimated by discounting to present value the cash flows to be derived from the current and future products. The projected revenues, profit margins and operating expenses used in the valuation are based upon the most likely future revenues, as estimated by TREEV and CE management. These assumptions do not assume any anticipated expense reductions or synergies as a result of the acquisition.

     Discounts rates of 20% and 25% were used for current technology and technology under development. The discount rates are based on generally accepted venture capital rates corresponding to TREEV's size longevity, and stage of financial development.

(3) CE has issued a total of 661,150 of its ordinary shares for 76% of the issued and outstanding Insiders ordinary shares.

     For purposes of the unaudited pro forma condensed consolidated financial information, the cost of the acquisition has been determined to be DM34.3 million. The purchase consideration is based on the average market price of E26.5 (adjusted for CE's five-for-one stock split in August 2000), or approximately DM51.89, per CE ordinary share for a short period before and after the terms of the acquisition were announced on February 22, 2000. CE has used an average of the closing share prices on the day the acquisition was announced and on the trading day immediately before and after the acquisition was announced.

     The cost of the acquisition is allocated to the pro forma balance sheet as follows (in millions of DM):

        Total cost of acquisition...................................  34.3
        Less: net assets of Insiders................................  (2.0)
                                                                      ----
        Goodwill....................................................  32.3
                                                                      ====

     The total purchase price of the acquisition has been allocated on a preliminary basis to assets and liabilities based on CE's management's estimate of their fair values. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill having an estimated useful life of 3 years. Final allocations will be made upon completion of valuations which are currently being undertaken. However, such final purchase price allocations are not expected to materially affect the unaudited pro forma condensed consolidated balance sheet taken as a whole.

(4)  The adjustments reflect the issuance of CE ordinary shares in exchange for
     (1) all of TREEV's common shares, Series A preferred shares, employee stock options and warrants and (2) 76% of Insiders outstanding ordinary shares. The adjustments also reflect the minority interest in net assets and income
     (loss) for the portion of Insiders that CE does not own.

(5) The adjustments reflect preliminary amortization of goodwill of DM42.6 million and DM21.3 million for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, arising from the acquisition of TREEV as well as amortization of other identifiable intangible assets of DM24.7 million and DM12.4 million, respectively. See
     Note 3 above with respect to the preliminary nature of CE's purchase price allocation. The adjustments also reflect preliminary amortization of goodwill of DM10.8 million and DM5.4 million for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, arising from the acquisition of Insiders.

(6) The adjustments reflect the income tax benefit related to the amortization of identifiable intangible assets (excluding goodwill) at a tax rate of 38%.

(7) The adjustments represent the dividends paid on TREEV preferred stock in 1999 and the first half of 2000. After the exchange of TREEV preferred shares into CE ordinary shares, the right to receive a preferred stock dividend will cease.

(8) Pro forma combined basic earnings per CE ordinary share has been calculated by dividing pro forma combined net loss by the weighted average CE ordinary shares outstanding after completion of the merger with TREEV and the acquisition of Insiders.

                      TREEV SELECTED FINANCIAL INFORMATION

     The following tables set forth selected financial data for the five years ended December 31, 1999 and the nine months ended September 30, 2000 and 1999. The statement of operations data for each of the five years ended December 31, 1999 and the balance sheet data as of those dates have been derived from TREEV's Consolidated Financial Statements. The Consolidated Financial Statements for each of the four years ended December 31, 1999 have been audited by Ernst & Young LLP. The Consolidated Financial Statements for the year ended December 31, 1995 have been audited by other independent auditors. The historical financial data for the nine months ended September 30, 2000 and 1999 have been derived from TREEV's unaudited Consolidated Financial Statements. The financial data should be read in conjunction with TREEV's Consolidated Financial Statements, related notes, and other financial information included in this proxy statement/prospectus.

                          STATEMENT OF OPERATIONS DATA
                      (in thousands, except share amounts)

                           NINE MONTHS ENDED
                             SEPTEMBER 30,                       YEAR ENDED DECEMBER 31,
                           ------------------    --------------------------------------------------------
                            2000       1999        1999        1998        1997        1996        1995
                           -------    -------    --------    --------    --------    --------    --------
Revenue..................  $16,721    $22,157    $ 31,209    $ 28,202    $ 35,806    $ 39,477    $ 69,151
Net loss.................   (8,063)    (3,026)     (2,636)     (7,344)    (11,339)    (17,341)    (24,963)
Net loss applicable to
  common shares..........   (9,074)    (4,037)     (3,984)     (8,692)    (14,310)    (21,071)    (34,896)
Net loss per common
  share..................  $ (0.59)   $ (0.32)   $  (0.30)   $  (1.12)   $  (2.27)   $  (4.08)   $  (9.64)
                           =======    =======    ========    ========    ========    ========    ========

                               BALANCE SHEET DATA
                      (in thousands, except share amounts)

                                                                               DECEMBER 31,
                                           SEPTEMBER 30,    ---------------------------------------------------
                                               2000          1999       1998       1997       1996       1995
                                           -------------    -------    -------    -------    -------    -------
Total assets.............................     $19,928       $23,291    $19,522    $26,860    $36,778    $49,964
Working capital..........................      (6,177)        2,202      2,516      9,980      9,893     13,454
Long-term debt...........................         322           120         43      1,108         88      1,264
Redeemable preferred stock...............          --            --         --      6,548      9,857     15,478
Stockholders' equity (deficit)...........        (461)        7,425      7,530      7,969     11,717     10,185

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

                 TREEV MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements that involve risks and uncertainties. TREEV's actual results may differ materially from the results discussed in the forward-looking statements as a result of certain factors, including those set forth under "Cautionary Statement Concerning Forward-Looking Statements" and elsewhere in this proxy statement/prospectus. The following discussion is based on the audited consolidated financial statements of TREEV prepared in accordance with U.S. GAAP for the fiscal years ended December 31, 1997, 1998 and 1999 and on the unaudited interim financial statements for the nine months ended September 30, 1999 and 2000. The reporting currency for all periods is the U.S. dollar. You should read this discussion in conjunction with the financial statements (including notes) of TREEV that begin at page F-43".

RESULTS OF OPERATIONS

     TREEV accounts for product revenues from the sale of software licenses pursuant to AICPA Statement of Position 97-2 "Software Revenue Recognition". Accordingly, revenues are recognized when license agreements are fully executed, the product has been shipped, the fees are fixed and determinable, collectibility is probable and objective evidence exists (i.e. third party agreements or similar evidence specific to TREEV) to allocate the total fee to elements of the arrangement(s). If TREEV has ongoing obligations under the arrangement(s), revenue is deferred based on objective evidence of the undelivered element. If objective evidence does not exist for all undelivered elements, all revenue is deferred until sufficient evidence exists or all elements have been delivered. Payments received in advance of revenue recognition are recognized as deferred revenue. TREEV's software license agreements do not (1) entitle the buyer to any right of return or exchange, or
(2) grant the customer any right to product upgrades or enhancements.

     TREEV determines its specific objective evidence of the fair value of its products and services based on actual amounts charged to third party customers for the specific elements when such elements are sold separately. These amounts are based on separately established prices for the individual elements in TREEV's internally published price lists. The internally published price list is the basis for the computation of maintenance fees (i.e., a specific percentage of list price which does not vary from customer to customer). In addition, TREEV's general services administration (GSA) schedule represents consistent relative pricing, on a discounted basis, to its internally published price lists and sales to federal, state, and local government entities are at the GSA schedule price by product or service. TREEV generally grants discounts for volume purchases, returning customers, and market competition on a case by case basis. These discounts are applied to software products delivered, on a pro rata basis as compared to the internally published list prices. Discounts are generally denoted, in the aggregate, in the written arrangement. TREEV does not generally discount services, maintenance, or hardware elements of its arrangements. In addition, all service elements in customer contracts (such as training, conversion or installation services) are separately priced in the written contract, not bundled with any products and based on separately established billing rates. These billing rates are used by TREEV's professional services group when providing such services independent of software or product sales as well as being published on TREEV's GSA schedule. TREEV's vendor specific objective evidence generally does not vary from customer to customer within given classes of customers (i.e. end users vs. business alliance program customers).

     Software maintenance revenue is recognized ratably over the contract period, which is generally one year. Services revenue from basic training, installation or consulting services is recognized upon performance of the services where the customer contract is of a time and material nature and there are no significant remaining TREEV obligations.

     In addition to product revenues generated from sales of software licenses and hardware, TREEV provides a variety of services to its customers ranging from basic installation and conversion services to complex custom programming services. Basic services, such as data conversions, which are not technically

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

difficult but are labor intensive and for which reasonably dependable estimates can be made, are accounted for under SOP 81-1 using the percentage-of-completion method based on labor hours. Basic service contracts are generally routine in the delivery and installation process of TREEV's software products and generally do not have customer acceptance clauses. Complex service contracts, such as custom programming, generally contain customer acceptance clauses or contractual milestones, which must be achieved before the customer can be billed. Accordingly, revenue is not recognized until customer acceptance or achievement of the contractual milestones. The customer acceptance clauses generally require TREEV solutions to meet specific, measurable, objective performance criteria and are generally readily determinable based on contractual terms. TREEV has not historically experienced any significant level of dispute with its customers regarding its completion of customer acceptance or contractual milestones. Maintenance and service agreements are marketed under separate annual agreements that are not combined with other products sold by TREEV.

Nine months ended September 30, 2000 and 1999

     Revenues. Total revenues were $16.7 million and $22.1 million for the nine months ended September 30, 2000 and 1999, respectively. The $5.4 million decrease in revenue was the result of a decrease in product revenue of $5.8 million, or 47%, offset by an increase in service revenue of $400,000, or 4%. Management believes that the decrease in product revenue was the result of certain events and factors that include the delayed implementation of sales and marketing plans due to the pending merger and the delay in completing the merger; the inability to attract and retain qualified sales representatives pending the merger; the inability to close forecasted sales; and increased competition in TREEV's banking sector. Although management believes that the closing of the pending merger in the near term will result in increased sales, there can be no assurances that these trends will not continue. The increase in service revenue was attributable to increased staffing and continued management emphasis on the professional services business.

     Profit margins. Profit margins for product sales decreased 9% for the nine months ended September 30, 2000, compared to the same period in 1999, as cost of products sold increased from 43% to 52% of sales. The decrease in product sales margins from 57% to 48% was due to a decrease in hardware margin contribution as a result of competitive pressures in obtaining or securing sales. Profit margins for service sales increased 2% for the nine months ended September 30, 2000, compared to the same period in 1999, as the cost of services decreased from 64% to 66% of sales. The decrease in service sales margins from 36% to 34% was largely due the increase in costs related to third party consultants.

     Sales and marketing. Sales and marketing expenses were $7.7 million, or 46% of revenue, for the nine months ended September 30, 2000, compared to $7.8 million, or 35% of revenue, for the same period in 1999. The decrease of $100,000, or 1%, was the result of the reduced sales expenses attributable to the decrease in product revenue for the period.

     General and administrative. General and administrative expenses were $3.0 million, or 18% of revenue, for the nine months ended September 30, 2000, compared to $2.4 million, or 11% of revenue, for the same period in 1999. The increase of $600,000, or 24%, was due to increased operating expenses related to costs associated with the pending merger, increased employee benefits, business taxes, legal fees and rent and utilities on the new corporate office facility.

     Product development. TREEV's expenditures on software research and development activities for the nine months ended September 30, 2000, were $4.9 million, of which $1.7 million were capitalized and $3.2 million were expensed. Research and development expenditures for the same period in 1999 were $4.4 million, of which $1.3 million were capitalized and $3.1 million were expensed. The $500,000 increase in research and development expenditures was due to TREEV's continued development of new products and enhancements to existing products to maintain TREEV's competitive product and market position.

     Net loss. TREEV's net loss for the nine months ended September 30, 2000, was $8.1 million as compared to $3.0 million for the comparable period in 1999. The net loss increase of $5.1 million was primarily due to the decrease in revenue and related margins, along with the increases in general and
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

administrative expenses as described above and a $600,000 increase in interest expense due to increased borrowings under the subordinated notes.

     Net loss applicable to Common Shares. The net loss applicable to common shares includes adjustments for dividend amounts related to TREEV's preferred shares. The net loss applicable to common shares was $9.1 million, or $.59 per share, for the nine months ended September 30, 2000, as compared to $4.0 million or $.32 per share, for the comparable period in 1999. The increase in net loss applicable to common shares is attributable to the increase in net loss described above.

Years ended December 31, 1999, 1998 and 1997

     Revenue. Total revenue was $31 million in 1999, $28 million in 1998 and $36 million in 1997. The increase in total revenue in 1999 over 1998 of $3 million, or 11%, resulted primarily from an increase in service revenue of $1.9 million, or 17%, and an increase in product revenue of $1.2 million, or 7%. The decrease in total revenue in 1998 over 1997 of $7.6 million, or 21%, resulted primarily from a decrease in service revenue of $6.1 million, or 35%, and a decrease in product revenue of $1.5 million, or 8%.

     The increase in product revenue in 1999 over 1998 was attributable to continued growth of TREEV's direct and indirect channels along with the introduction of the eTREEV product technology. The decrease in product revenue in 1998 over 1997 was attributable to an increase of $2.1 million, or 14%, in comparative company revenues, offset by a decrease of $3.6 million due to the disposition in 1997 of Dorotech, TREEV's subsidiary in France.

     The increase in service revenue in 1999 over 1998 of $1.9 million was a result of increased software maintenance contract revenue and continued growth of professional services business. The decrease in service revenue in 1998 over 1997 of $6.1 million was a result of a $7.7 million decrease due to the disposition of Dorotech, offset by a $1.6 million, or 16%, increase in comparative company revenues.

     During 1999, TREEV launched the Business Alliance Program (BAP) as a sales and marketing effort to expand its indirect sales channel through resellers and systems integrators. The purpose of the program was to roll out our newly released TREEV Suite of products to existing resellers and to attract new resellers to TREEV. As a result of the BAP, TREEV initiated relationships with new resellers which allowed resellers to purchase licenses of TREEV's software products at discounted rates based on commitments from the resellers to meet certain volume requirements. The terms and conditions of the BAP agreements were consistent with prior agreements entered into with longstanding resellers in similar lines of business. TREEV anticipated these resellers, primarily value added resellers, systems integrators, and original equipment manufacturers, would increase the distribution and market share of TREEV's document management solutions. TREEV management evaluated the new resellers' credit ratings, business reputation, and ability to comply with the terms of the BAP agreements prior to initiating the relationships. However, during the fourth quarter of 1999, TREEV experienced a significant number of new resellers not complying with the financial obligations under the BAP agreements as amounts became due in full. TREEV management initiated a review of these relationships to determine the degree of correlation among the new resellers and lack of financial performance in a timely manner. In addition, TREEV considered the lack of financial performance of the new resellers based on the collectibility criteria of SOP 97-2 and determined that the software revenues related to such arrangements no longer met that criteria as amounts due from those resellers were generally not paid in full when due. Based on the results of management's review of new resellers, TREEV, after consultation with its independent auditors, determined that certain revenues previously recognized should be reversed and recognized when payments become due or, if collectibility is not readily determinable, at such time as collectibility becomes probable. Until sufficient history with specific new resellers is achieved to determine the future likelihood that the new resellers' financial obligations will be met in accordance with the original terms of such agreement, these policies will continue to be followed by TREEV.

     During 1999, TREEV experienced a reduction in sales to end users of its software and services during the first and second fiscal quarters due to the end users' hesitancy to purchase and install new software in advance of the Year 2000. TREEV experienced a reversal of these trends in the third and fourth quarter as the installation process began to extend into the Year 2000. Accordingly, a significant number of TREEV's annual revenues were generated from sales in the final six months of the year and a higher
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

percentage of sales to end users remained outstanding at year-end. In addition, TREEV initiated a significant marketing effort in 1999 to increase the number of customers in its business alliance program as a catalyst and support vehicle to increase sales of its software products through indirect sales partners such as value added resellers, system integrators and original equipment manufacturers. During the year ended December 31, 1999, accounts receivable increased 21% principally due to the higher percentage of annual sales to end users in the final six months of the year and increased sales to business alliance program partners. As a result, accounts receivable turnover has decreased from 2.8 in 1998 to 2.5 in 1999.

     Profit Margins. Profit margins for product sales continued to improve in 1999 over 1998 from 59% to 62% as the cost of products sold decreased from 41% to 38% of sales. Profit margins for product sales increased in 1998 over 1997 from 54% to 59% as the cost of products sold decreased from 46% to 41% of sales. The increase in product sales margins was primarily due to the increased sales mix of TREEV's internally developed software.

     Profit margins for service sales increased in 1999 over 1998 from 32% to 37% as the cost of services decreased from 68% to 63% of sales. The increase in service sales margins was due to the continued growth of maintenance revenue and professional services business which provided more contribution towards its fixed costs. Profit margins for service sales increased in 1998 over 1997 from 22% to 32% as the cost of services decreased from 78% to 68% of sales.

     Product Development. TREEV's expenditures on software research and development activities in 1999 were $5.9 million, of which $1.8 million were capitalized and $4.1 million were expensed. TREEV's expenditures on software research and development activities in 1998 were $5.4 million, of which $1.6 million were capitalized and $3.8 million were expensed. The $500,000 increase in research and development expenditures was primarily attributable to the development of TREEV's new eTREEV product technology. TREEV's expenditures on software research and development activities in 1997 were $5.9 million, of which $1.5 million were capitalized and $4.4 million were expensed. The $500,000 decrease from 1998 in research and development expenditures was attributable to TREEV's 1997 disposition of Dorotech, which reduced research and development expenditures by $800,000, offset by a $300,000 increase in comparative TREEV's research and development expenses.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $14.2 million, or 46% of revenue, in 1999, $15.6 million, or 55% of revenue, in 1998 and $20.3 million, or 57% of revenue, in 1997. The decrease in 1999 compared to 1998 of $1.4 million, or 9%, was due to TREEV's continued cost reduction efforts. The decrease in 1998 compared to 1997 of $4.7 million, or 23%, was the result of TREEV's 1997 disposition of Dorotech, which accounted for a $3.6 million decrease in addition to a $1.1 million decrease in general and administrative expenses from continuing operations due to TREEV's increased cost reduction efforts.

     Restructuring Costs. During the second quarter of 1998, TREEV committed to a restructuring plan and incurred a charge of $1.5 million. See Note 10 to the TREEV Consolidated Financial Statements included in this proxy statement/prospectus.

     During 1994, TREEV committed itself to a plan of restructuring which was designed to improve operating results by concentrating its resources on the marketing and continued development of its 1View suite of software products. In connection with its restructuring plan, TREEV, during 1995, 1996 and 1997, disposed of a number of operating units, which were not considered complimentary to its business. During the fourth quarter of 1997, TREEV sold the stock of its French subsidiary, Dorotech. This disposition did not constitute a major line of business or class of customer since Dorotech's operations and customer base was similar to the TREEV's continuing operations. Accordingly, the gain of $266,000 before income tax considerations was recognized as a component of income from continuing operations in 1997.

     Interest Income (Expense), Net. Net interest expense was $346,000 in 1999, $56,000 in 1998 and $286,000 in 1997. The $290,000 increase in interest expense was attributable primarily to draws on the line of credit with a commercial bank and the issuance of subordinated promissory notes during 1999. See Note 7 to the TREEV Consolidated Financial Statements included in this proxy statement/prospectus.

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

The $230,000 decrease in interest expense from 1997 to 1998 was attributable primarily to the line of credit with a stockholder drawn on during 1997 which was converted into equity at the end of 1997 and the beginning of 1998.

     Net Loss. TREEV's net loss was $2.6 million in 1999, $7.3 million in 1998 and $11.3 million in 1997. The $4.7 million decrease in net loss between 1999 and 1998 was primarily due to the $2.4 million increase in profit margins, the $1.4 million decrease in selling, general and administrative expenses and the $1.5 million decrease in restructuring costs, offset by the increases in product development costs and interest expense. The $4.0 million decrease in net loss between 1998 and 1997 was due to the $4.7 million decrease in selling, general and administrative expenses and the $600,000 decrease in product development expenses, offset by the $1.5 million restructuring costs.

     Net Loss Applicable to Common Shares. Net loss applicable to common shares includes adjustments for accrued and imputed dividends related to TREEV's preferred stock. The net loss applicable to common shares was $4.0 million, or $0.30 per share, in 1999; $8.7 million, or $1.12 per share, in 1998; and $14.3 million, or $2.27 per share, in 1997. The decrease in 1999 over 1998 was primarily attributable to the decrease in net loss described above and an increase in the weighted average shares outstanding. The decrease in 1998 over 1997 was primarily attributable to the decrease in net loss described above. The imputed dividends of $1.5 million recognized during 1997 were non-cash and related to the below market conversion feature of TREEV's Series K and L Preferred Stock. See Note 8 to the TREEV Consolidated Financial Statements included in this proxy statement/prospectus.

LIQUIDITY AND CAPITAL RESOURCES

     As of September 30, 2000, TREEV had $750,000 in cash and cash equivalents, as compared to $1.9 million in cash and cash equivalents at December 31, 1999. Net working capital was $(6.2) million at September 30, 2000 and $2.2 million at December 31, 1999. TREEV's net tangible assets were $(450,000) and $7.4 million as of September 30, 2000 and December 31, 1999, respectively.

     For the nine months ended September 30, 2000, the $1.1 million decrease in cash and cash equivalents resulted from $2.1 million in cash used in operating activities and $1.6 million in cash used in investing activities, offset by $2.6 million in cash provided by financing activities.

     The $2.1 million used in operating activities arose primarily from the $8.1 million loss from operations, offset by the $2.5 million decrease in accounts and notes receivable, the $700,000 increase in accrued expenses, the $500,000 increase in deferred revenue and the $1.7 million in depreciation and amortization charges. The $1.6 million used in investing activities arose primarily from capitalized software development costs of $1.7 million. The $2.6 million provided by financing activities arose primarily from the $2.5 million proceeds from the issuance of the promissory notes and $500,000 proceeds from the issuance of common stock, offset by the $300,000 in repayments of TREEV's revolving line of credit.

     As of November 17, 2000 TREEV had not yet repaid a $1 million loan from a third party lender due June 1, 2000 pursuant to the terms of a subordinated promissory note issued by TREEV in favor of the third party lender. The terms of the promissory note call for repayment of the loan in cash.

     For 1999, the $241,000 increase in cash and cash equivalents resulted from a $6.9 million use of cash from operating activities, $2.0 million used in investing activities and $9.2 million provided by financing activities. The $6.9 million use of cash in operating activities arose primarily from the $2.6 million loss from operations offset by $2.3 million in depreciation and amortization charges, $2.7 million increase in accounts and notes receivable, $2.7 million decrease in deferred revenues, $780,000 decrease in accrued expenses and $579,000 increase in prepaid and other expenses. The $2.0 million used by investing activities arose from the $1.8 million increase in capitalized software development costs and $580,000 purchase of fixed assets, offset by $340,000 proceeds from business divestitures. The $9.2 million in cash provided by financing activities arose primarily from the issuance of the convertible notes and the subordinated notes along with the draws under TREEV's revolving line of credit.

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

     For 1998, the $2.2 million decrease in cash and cash equivalents resulted from a $4.5 million use of cash from operating activities, $5.0 million provided by investing activities and $2.7 million used in financing activities. The $4.5 million use of cash in operating activities arose primarily from the $7.3 million loss from operations offset by $2.3 million in depreciation and amortization charges. The $5.0 million provided by investing activities arose from the proceeds of business divestitures, offset by capitalized software development costs and the purchase of fixed assets. The $2.7 million in cash used in financing activities arose primarily from the $4.3 million proceeds from the issuance of common stock and the $9.7 million proceeds from the issuance of convertible preferred stock, offset by payments of $13.6 million to redeem portions of TREEV's preferred stock, $1.7 million to redeem a portion of TREEV's convertible debentures, preferred stock dividends of $700,000 and net payments in capital leases of $700,000.

     For 1997, the $3.8 million decrease in cash and cash equivalents resulted from a $6.6 million use of cash from operating activities, $2.3 million used in investing activities and the generation of $5.2 million from financing activities. The $6.6 million use of cash in operating activities arose primarily from the $11.3 million loss from operations offset by $4.5 million in depreciation and amortization charges. The $2.3 million to fund investing activities arose with respect to capitalized software development costs and the purchase of fixed assets. The $5.2 million in cash provided by financing activities arose primarily from the $4.7 million proceeds from the issuance of convertible preferred stock and proceeds of $6.9 million from borrowings, offset by payments of $3.5 million to repurchase a portion of TREEV's Series F preferred stock, preferred stock dividends of $1.8 million and net payments in debt and capital leases of $1.5 million.

     As a result of stock offerings in 1998, TREEV received net proceeds of approximately $14.0 million before offering costs of approximately $1.0 million. Under the offerings, TREEV issued 1,334,625 shares of common stock and 1,560,576 shares of preferred stock. The net proceeds of the offerings were used to redeem TREEV's preferred stock and for working capital purposes.

     As a result of stock offerings in 1997, TREEV received net proceeds of approximately $9.3 million before offering costs of approximately $1.4 million. Under the offerings, TREEV issued 43,723 shares of common stock and 10,550 shares of preferred stock. The net proceeds of the offerings were used for working capital purposes.

     At September 30, 2000, the annual dividend requirement on TREEV's Series A Preferred Stock was $0.84 per share annually, payable quarterly, in cash or common stock at TREEV's discretion. Dividends on TREEV's Series M and M1 Preferred Stocks were payable in cash or common stock, at TREEV's election, however, TREEV's Series M and M1 Preferred Stock was converted into TREEV common shares in 2000.

     During the first quarter of 1999, TREEV secured a $5 million revolving line of credit from a commercial bank. TREEV can draw up to $5 million on the line of credit for working capital needs based on 80% of its eligible receivables. The line of credit bears interest at a rate equal to prime plus 2%. The line of credit shall remain in effect until November 30, 2000. The line of credit is collateralized by all of TREEV's accounts receivable, inventory, equipment, general intangibles, and other personal property assets. At September 30, 2000, TREEV had $4.5 million outstanding under the line of credit.

     With the exception of the first three quarters of 2000, the adverse results of operations that TREEV has experienced have been declining. Although TREEV expects the trend of improved operating results to continue, TREEV cannot assure you that it will not experience adverse results of operations in the future.

     TREEV common shares and Series A preferred shares are listed on the Nasdaq National Market, which requires companies to comply with certain listing and maintenance requirements. In 1997, TREEV fell below the requirement to maintain net tangible assets of at least $4 million. TREEV appealed to a Nasdaq Listing Qualifications Panel, who allowed TREEV to continue to trade on Nasdaq but required TREEV to have a minimum of $6 million in net tangible assets to ensure long-term compliance with the requirement. TREEV achieved net tangible assets in excess of $6 million at the end of 1997. As of September 30, 2000, however, TREEV again fell below the $4 million net tangible asset requirement. If

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the merger is not effected, there can be no assurance that TREEV will be able to comply with the net tangible asset requirement.

     TREEV has continued to experience delays in collections from the new resellers for which it reversed revenue in 1999. There can be no assurance that TREEV will be able to collect these amounts, which total approximately $1 million. Anticipated cash flows from operations are largely dependent upon TREEV's ability to achieve its sales and gross profit objectives for its TREEV suite of products. If TREEV is unable to meet these objectives, it will consider additional borrowings or offerings of debt or equity securities and/or further reductions of operating expenses, such as travel, marketing, consulting and salaries.

IMPACT OF YEAR 2000

     In prior years, TREEV discussed the nature and progress of its plans to become year 2000 ready. In late 1999, TREEV completed its remediation and testing of systems. As a result of those planning and implementation efforts, TREEV experienced no significant disruptions in mission critical information technology and non-information technology systems and believes those systems successfully responded to the year 2000 date change. TREEV is not aware of any material problems resulting from year 2000 issues, either with its products, its internal systems, or the products and services of third parties. TREEV will continue to monitor its mission critical computer applications and those of its suppliers and vendors throughout the year 2000 to ensure that any latent year 2000 matters that may arise are addressed promptly.

INFLATION

     During the years ended December 31, 1999, 1998 and 1997, the effects of inflation on TREEV's operations were not material.

SEASONALITY

     There is no marked seasonality within TREEV's business, although TREEV experiences sales peaks in the second half, especially in the fourth quarter, of its fiscal year.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     As of December 31, 1999, TREEV had not entered into derivative financial instruments.

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                       CE SELECTED FINANCIAL INFORMATION

     The following tables contain selected historical financial data of CE for each of the years in the three-year period ended December 31, 1999 and for the six-month periods ended June 30, 1999 and 2000.

     CE's financial statements have been prepared in accordance with U.S. GAAP. The selected historical financial data of CE has been derived from, and should be read in conjunction with, CE's consolidated financial statements as of and for the years ended December 31, 1997, 1998 and 1999, including the notes thereto and the condensed consolidated financial information for the six-month periods ended June 30, 1999 and 2000, included in this proxy statement/prospectus.

                     CONSOLIDATED STATEMENTS OF INCOME DATA
                    (in thousands, except per share amounts)

                       SIX MONTHS ENDED JUNE 30,         YEAR ENDED DECEMBER 31,
                       --------------------------    --------------------------------
                          2000           1999          1999        1998        1997
                       -----------    -----------    --------    --------    --------
Revenues.............   DM60,891       DM38,373      DM98,110    DM45,427    DM19,441
Net income (loss)....      1,792         (1,337)        2,407       1,908         772
Net income (loss) per
  common share.......   DM  0.09       DM (0.07)     DM  0.12    DM  0.13    DM  0.07

                        CONSOLIDATED BALANCE SHEET DATA
                                 (in thousands)

                                                          DECEMBER 31,
                                 JUNE 30,     -------------------------------------
                                   2000         1999           1998          1997
                                 ---------    ---------    ------------    --------
Working capital................  DM 59,190    DM 56,811     DM 24,847      DM(1,715)
Intangible assets..............     26,126       29,924        31,364           636
Total assets...................    168,806      156,615       106,142        31,985
Long-term obligations..........     27,649       27,004         9,171         6,909
Shareholders' equity...........  DM 76,774    DM 74,982     DM 72,575      DM 2,647

 CE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

     The following discussion contains forward-looking statements that involve risks and uncertainties. CE's actual results may differ materially from the results discussed in the forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this proxy statement/prospectus. The following discussion is based on the audited consolidated financial statements of CE prepared in accordance with U.S. GAAP for the fiscal years ended December 31, 1997, 1998 and 1999 and on the unaudited interim financial statements for the six months ended June 30, 1999 and 2000. The reporting currency for all periods is the German Mark. You should read this discussion in conjunction with the financial statements (including notes) of CE that begin at page F-1.

OVERVIEW

     CE is a leading European producer of systems for integrated document management and archiving. CE Computer Equipment GmbH was formed in Germany in 1984 and merged as of January 1, 1998 into CE Computer Equipment AG, a stock corporation that was incorporated in 1998 for the purpose of enabling the flotation and listing of the CE shares. In April 1998, CE made its initial public offering on the Neuer Markt in Germany in order to finance the growth and expansion of the company and to give CE's employees the opportunity to participate in the success of the business through an offering to employees that was part of the initial public offering.

     CE has been active as a systems integrator in the German market for document management and archiving systems since its inception in 1984. Since 1995, CE has developed into a supplier of software products for integrated document and output management systems.

     CE's systems automate the archiving, retrieval, delivery and reuse of business documents within and among enterprises. CE's systems can manage high volumes of documents and data and are capable of being deployed globally and across an organization. CE provides enterprise-wide archiving and document management systems based on industry-standard client/server and intranet technology.

     CE sells, distributes and supports its products through direct sales to major corporations and through a third-party network of partners and manufacturers, who incorporate CE's software into their products. CE has more than 1,500 customers across a broad range of industries, including financial services, manufacturing and retail, public sector, telecommunications, transportation and utilities. The large majority of CE's sales are to customers in the German-speaking part of Europe; in addition, CE's products are installed with end customers in over 25 different countries. CE's customers include the Siemens Group, the RWE Group and many German savings banks and insurance companies. End customers in non-German speaking countries include Renault, Shell and Telecom Italia.

     CE's fiscal years 1998 and 1999 and the first six months of the fiscal year 2000 showed a strong increase in revenues from the document management and imaging systems (DMS) area due to internal growth and strategic acquisitions. During this period, CE's revenues from licenses grew significantly due to the successful launch of new products, which broadened CE's product portfolio, and the focus on higher margin products. In addition, CE is migrating its product portfolio into markets with strong growth potential such as the markets for web-based information management and for intelligent, knowledge-based document and information management. The increase in revenues also resulted from the expansion of CE's products to a broad range of industries, which significantly enhanced its customer base. CE achieves a significant amount of its revenues from sales to its customers in the banking sector. In addition, CE has significantly expanded its sales to customers in the insurance sector through dedicated marketing efforts and the development of products specifically tailored to the insurance sector. Revenues from hardware decreased as a percentage of total revenues as CE shifted its focus from lower margin products such as hardware to higher margin products such as software licenses. In addition, CE intends to expand the number of its consulting professionals and the scope of services it offers.

     In addition, CE's fiscal years 1998 and 1999 and the first six months of fiscal year 2000 showed an increase in revenues from the document management and imaging systems area due to strategic acquisitions. The following table sets forth the companies acquired, the dates of acquisition, the percentage of each company owned by CE and the area of operation of the acquired company:

                                              PERCENTAGE
                                              OWNED BY
COMPANY ACQUIRED         DATE OF ACQUISITION  CE          AREA OF OPERATION
----------------         -------------------  ----------  ------------------------------------
                                             1998
SiDoc GmbH (acquired     October 1, 1998      100%        Develops, sells and implements
  from Siemens Nixdorf                                    document management systems
  Informationssysteme
  AG)(1)
Group Dr. Rainer Kossow  Fourth quarter       100%        Operates in the Lotus Notes
  EDV-                                                    environment and provides CE access
  Unternehmensberatung                                    to the Lotus Notes groupware market
  GmbH, Munster (Group
  Munster)
Group Wege & Partner     Fourth quarter       100%        Operates in the Lotus Notes
  EDV-                                                    environment and provides CE access
  Unternehmensberatung                                    to the Lotus Notes groupware market
  GmbH, Karlsruhe
  (Group Karlsruhe)
                                             1999
HAVI Computer Service    July 1, 1999         51%(2)      Migration of archive solutions and
  GmbH, Hamburg                                           the organization of data management
                                                          systems
netconcept Gesellschaft  July 1, 1999         100%        Provides services, concepts and
  fur Netzdienste mbH,                                    support for innovative
  Karlsruhe(3)                                            communications systems, especially
                                                          the integration of network systems,
                                                          on-line and off-line net-services
                                                          and multimedia application services.
                                                          Netconcept is a Microsoft certified
                                                          solution partner specializing in
                                                          Microsoft Exchange
Consultec AG             October 1, 1999      25%(4)      Provider of e-commerce,
                                                          e-transaction services and a portal
                                                          solution for e-business in the
                                                          health care environment
                                             2000
Insiders Information     July 20, 2000        76%         Develops technology and products for
  Management GmbH,                                        intelligent, knowledge-based
  Kaiserslautern                                          document and information management
Gesellschaft fur Image-  August 2, 2000       100%        Specialized in consulting and
  Processing and                                          project management in the area of
  Archivierung mbH                                        document- related technology (DRT)
  (GIA)                                                   and document management and imaging
                                                          systems

---------------

(1) Effective January 1, 2000, SiDoc was merged into CE AG.

(2) The remaining 49% is owned by HAVI's initial founders.

(3) In 1999, netconcept was merged with Group Wege & Partner
     EDV-Unternehmensberatung GmbH, Karlsruhe.

(4) Of the remaining 75% of Consultec, 12.5% is owned by an additional investor and 62.5% is owned by Consultec's initial founders.

     The acquisition of SiDoc made CE the main supplier of DMS software to Siemens worldwide, making it one of the largest vendors of DMS solutions in Europe. In addition, the acquisition of SiDoc enabled CE to expand its leading position in the area of financial services and enhanced CE's international presence in the public administration, retail, manufacturing and services sectors.

     In the six months ended June 30, 2000, CE had total revenues of DM 60.9 million compared to DM 38.4 million in the six months ended June 30, 1999, an increase of approximately 59%. In fiscal year 1999, CE had total revenues of DM
98.1 million compared to DM 45.4 million in fiscal 1998, an increase of approximately 116%. During these periods, CE operated in a single business segment, primarily in Germany.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999

Revenues

     Total Revenues.  Total revenues increased DM 22.5 million, or 59%, to DM
60.9 million for the six months ended June 30, 2000 from DM 38.4 million for the six months ended June 30, 1999. The increase in total revenues was primarily due to increased sales of CE's products to its customers in the banking and insurance sector. Consolidated sales of companies acquired in 1999 and 2000 that were consolidated for the six months ended June 30, 2000 but were not consolidated for the six months ended June 30, 1999 did not contribute significantly to total revenues.

     Licenses. License revenues increased DM 15.4 million, or 68%, to DM 38.0 million for the six months ended June 30, 2000 from DM 22.6 million for the six months ended June 30, 1999. The increase in license revenues was due to CE's focus on the license business and CE's continuing growth in the area of archiving and document management. CE showed an increase during the six months ended June 30, 2000 in the number of software licenses sold to new customers, primarily in the banking sector.

     Services. Service revenues increased DM 10.1 million, or 114%, to DM 19.0 million for the six months ended June 30, 2000 from DM 8.9 million for the six months ended June 30, 1999. The increase in service revenues was mainly due to the increase in the number of licenses sold and the related increase of services rendered in connection with the sale of these licenses. The increase in services rendered was also made possible by the hiring of additional personnel in the service sector. DM 2.6 million of the increase in service revenues was attributable to acquired companies (HAVI and netconcept, which forms part of Group Karlsruhe) which are primarily service companies.

     Hardware. Hardware revenues decreased DM 3.0 million, or 44%, to DM 3.9 million for the six months ended June 30, 2000 from DM 6.9 million for the six months ended June 30, 1999. The decrease in hardware revenues resulted from the implementation of CE's strategy to shift its sales focus from lower margin hardware products to higher margin software licenses. CE's hardware revenues for the six months ended June 30, 2000 were the result of the sale of hardware components in connection with projects in which CE was asked to provide the installation of complete document management and imaging systems, including the hardware.

Cost of Revenues

     Total Cost of Revenues. Total cost of revenues increased DM 5.9 million, or 41%, to DM 20.2 million for the six months ended June 30, 2000 from DM 14.3 million for the six months ended June 30, 1999. The increase in total cost of revenues is mainly due to an increase in the cost of services, which resulted from the increase in services revenues, and an increase in the cost of hardware related to the hardware revenues.

     Licenses.  Cost of license revenues increased DM 0.4 million, or 29%, to DM
1.8 million for the six months ended June 30, 2000 from DM 1.4 million for the six months ended June 30, 1999 due to the increase in license revenues. As a percentage of total license revenues, cost of license revenues decreased to 4.7% for the six months ended June 30, 2000 from 6.2% for the six months ended June 30, 1999. The percentage depends upon the product mix and the extent to which third-party licenses are integrated into CE's products.

     Services. Cost of service revenues increased DM 7.6 million, or 100%, to DM 15.2 million for the six months ended June 30, 2000 from DM 7.6 million for the six months ended June 30, 1999 due to the increase in services provided as described above and the increase in personnel costs attributable to new employees in the service sector. Cost of service revenues as a percentage of total service revenues decreased from 85% for the six months ended June 30, 1999 to 80% for the six months ended June 30, 2000 because the companies acquired by CE in 1999 and 2000 had lower cost of service revenues as a percentage of total service revenues than CE.

     Hardware. Cost of hardware revenues decreased DM 2.0 million, or 38%, to DM 3.3 million for the six months ended June 30, 2000 from DM 5.3 million for the six months ended June 30, 1999 due to the decrease in hardware licenses. Cost of hardware revenues as a percentage of total hardware revenues increased 85% for the six months ended June 30, 2000 compared to 77% for the six months ended June 30, 1999. The percentage depends upon the product mix and the margins at which such products can be sold.

Gross Profit

     Gross profit increased DM 16.6 million, or 69%, to DM 40.7 million for the six months ended June 30, 2000 from DM 24.1 million for the six months ended June 30, 1999 due to the increase in total revenues. Gross profit as a percentage of revenues increased to 66.8% for the six months ended June 30, 2000 compared to 62.7% for the six months ended June 30, 1999 due to the higher proportion of license revenues as a percentage of total revenues. Licenses are generally sold with very high margins. The total increase in gross profit was mainly due to increased sales of CE's products.

Sales and Marketing

     Sales and marketing expenses increased DM 3.2 million, or 29%, to DM 14.1 million for the six months ended June 30, 2000 from DM 10.9 million for the six months ended June 30, 1999 due to personnel costs attributable to the hiring of additional personnel. Companies acquired by CE that were consolidated in the six months ended June 30, 2000, but were not consolidated for the six months ended June 30, 1999, accounted for DM 2.0 million, or 62.5% of the total increase. As a percentage of total revenues, sales and marketing expenses decreased to 23.2% for the six months ended June 30, 2000 from 28.4% for the six months ended June 30, 1999. A large part of CE's sales and marketing expenses are fixed costs. As a result of this and the increase in CE's total revenues, sales and marketing expenses as a percentage of total revenues decreased.

Research and Development

     Research and development expenses increased DM 2.0 million, or 23%, to DM
10.7 million for the six months ended June 30, 2000 from DM 8.7 million for the six months ended June 30, 1999 due to personnel costs attributable to the increase in the number of its research and development personnel. Companies acquired by CE that were consolidated in the six months ended June 30, 2000, but were not consolidated for the six months ended June 30, 1999, accounted for DM
1.3 million, or 65% of the total increase.

General and Administrative

     General and administrative expenses increased DM 5.1 million, or 85%, to DM
12.6 million for the six months ended June 30, 2000 from DM 7.5 million for the six months ended June 30, 1999 due to an increase in personnel costs, resulting from hiring additional personnel and regular salary increases, and an increase in operating expenses relating to the increase in revenues and the general development of CE's business. In addition, general and administrative expenses for the six months ended June 30, 2000 included amortization of goodwill of DM 2.3 million attributable to the acquisitions of HAVI, netconcept and Consultec, and special consulting fees of DM 1.0 million that related to a study of CE's management of growth and its internationalization.

Interest and Other Income, net

     Interest and Other Income, net decreased DM 531,000 to DM (17,000) for the six months ended June 30, 2000 from DM 514,000 for the six months ended June 30, 1999 due to an increase in interest expense, partly offset by an increase in Other Income. The increase in interest expense is due to bank loans that are being used to finance capital expenditures.

Net Income

     As a result of the factors described above, CE recorded net income in the amount of DM 1.8 million for the six months ended June 30, 2000 compared to a net loss in the amount of DM 1.3 million for the six months ended June 30, 1999.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     The results of operations for the years ended December 31, 1999 and 1998 can be summarized as follows:

                                                          YEAR ENDED               YEAR ENDED
                                                       DECEMBER 31, 1999        DECEMBER 31, 1998
                                                     ---------------------    ---------------------
                                                       IN DM      AS % OF       IN DM      AS % OF
                                                     THOUSANDS    REVENUES    THOUSANDS    REVENUES
                                                     ---------    --------    ---------    --------
REVENUES...........................................   98,110       100.0%      45,427       100.0%
  Licenses.........................................   63,609        64.8       29,517        65.0
  Services.........................................   22,103        22.5        8,167        18.0
  Hardware.........................................   12,398        12.6        7,743        17.0
COST OF REVENUES...................................   32,605        33.2       14,867        32.7
  Licenses.........................................    3,686                    1,426
  Services.........................................   17,731                    6,857
  Hardware.........................................   11,188                    6,584
GROSS PROFIT.......................................   65,505        66.8       30,560        67.3
Sales and Marketing................................   23,632        24.1        9,880        21.7
Research and Development...........................   15,201        15.5        7,430        16.4
General and Administrative.........................   20,726        21.1        8,831        19.4
OPERATING INCOME (LOSS)............................    5,946         6.1        4,419         9.7
Interest and Other Income, net.....................      283         0.3           91         0.2
Provision for Income Taxes.........................    3,934         4.0        2,602         5.7
Minority Interest..................................     (112)       (0.1)          --          --
NET INCOME.........................................    2,407         2.5%       1,908         4.2%

Revenues

     CE's revenues are derived from the sale of perpetual licenses to use its document management software and related services, which include maintenance and support, consulting and training services and the related sale of hardware. Revenues from license arrangements are recognized upon shipment of the product if a signed contract has been obtained, the total price is fixed and determinable, collection of the resulting receivable is probable and any uncertainties with regard to customer acceptance are insignificant. Revenues from maintenance and support services are deferred and recognized ratably over the term of the contract. Revenues from consulting and training services are deferred and recognized when the services are performed and collectibility is deemed probable. CE has recognized revenue in accordance with Statement of Position No. 97-2 "Software Revenue Recognition" of the American Institute for Certified Public Accountants.

     Total Revenues.  Total revenues increased DM 52.7 million, or 116%, to DM
98.1 million for the year ended December 31, 1999 from DM 45.4 million for the year ended December 31, 1998. The increase in total revenues was primarily due to increased sales of CE's products to new and existing customers, in particular to CE's customers in the banking and insurance sector. In 1999, 1998 and 1997, CE entered into framework agreements with several German savings bank associations who recommended the use of CE's products to their member savings banks. Orders from these savings banks contributed significantly to the increase in total revenues for the years ended December 31, 1999 and 1998. CE also expanded its sales to the insurance sector through dedicated sales and marketing efforts and the development of products specifically tailored for the insurance sector. For the year ended December 31, 1999, a significant part of CE's sales of its products to new and existing customers were conducted through sales to third-party partners. In addition, the consolidated sales of companies acquired in 1998 and 1999 contributed DM 29.3 million in the year ended December 31, 1999 which is an increase of DM 21.9 million compared to DM 7.4 million that were contributed by the companies acquired in 1998 to the total revenues for the year ended December 31, 1998. SiDoc, Group Munster and Group Karlsruhe were consolidated for one quarter in 1998 and for the entire year in 1999. Netconcept and HAVI were consolidated for two quarters in 1999. Total revenues, without taking into account companies acquired in 1999 and 1998, would have increased DM
30.8 million, or 81.2%, to DM 68.8 million for the year ended December 31, 1999.

     Licenses. License revenues increased DM 34.1 million, or 116%, to DM 63.6 million for the year ended December 31, 1999 from DM 29.5 million for the year ended December 31, 1998. License revenues from companies that were acquired during 1999 and 1998 represented DM 17.1 million, or 26.9%, of total license revenues for the year ended December 31, 1999, compared to DM 4.4 million, or 14.9%, for the year ended December 31, 1998. License revenues, without taking into account companies acquired in 1999 and 1998, increased DM 21.3 million, or 84.8%, to DM 46.5 million for the year ended December 31, 1999. The increase in license revenues was mainly due to an increase in the number of software licenses sold to new and existing customers, primarily in the banking and insurance sector, and an increase in the number of software licenses sold to CE's third-party partners.

     Services. Service revenues increased DM 13.9 million, or 170%, to DM 22.1 million for the year ended December 31, 1999 from DM 8.2 million for the year ended December 31, 1998. Service revenues include revenues from installation and training and the provision of consulting services, primarily related to CE's software products Arcis and CE Archiv and to services provided by the companies acquired by CE in 1999 and 1998. Service revenues from acquired companies include revenues from the migration of entire customer systems onto a new archiving and document management system and from the provision of services in the Lotus Notes area. Service revenues from companies acquired during 1999 and 1998 represented DM 10.6 million, or 48.0%, of total service revenues for the year ended December 31, 1999 compared with DM 3.1 million, or 37.8%, for the year ended December 31, 1998. Without taking into account service revenues from acquired companies, service revenues increased DM 6.5 million, or 126.7%, to DM
11.5 million for the year ended December 31, 1999. The increase in service revenues was mainly due to the increase in the number of licenses sold to new and existing customers and the related increase of services rendered in connection with the sale of these licenses. In addition, strong sales of licenses during the year ended December 31, 1998 led to an increase in services rendered relating to those licenses during the year ended December 31, 1999.

     Hardware. Hardware revenues increased DM 4.7 million, or 61%, to DM 12.4 million for the year ended December 31, 1999 from DM 7.7 million for the year ended December 31, 1998. Hardware revenues from companies acquired during 1999 and 1998 represented DM 1.6 million, or 12.9%, of total hardware revenues for the year ended December 31, 1999. The companies acquired during 1998 contributed only marginally to the hardware revenues for the year ended December 31, 1998. Without taking into account hardware revenues from acquired companies, hardware revenues increased DM 3.1 million, or 36.4%, to DM 10.8 million for the year ended December 31, 1999. The disproportionately low increase in hardware revenues resulted from the implementation of CE's strategy to shift its sales focus from lower margin hardware products to higher margin software licenses. Hardware revenues continued to increase as a result of the sale of hardware components in connection with projects in which CE was asked to provide the installation of complete document management and imaging systems, including the hardware.

Cost of Revenues

     Total Cost of Revenues. Total cost of revenues increased DM 17.7 million, or 119%, to DM 32.6 million for the year ended December 31, 1999 from DM 14.9 million for the year ended December 31, 1998. The increase in total cost of revenues is mainly due to an increase in the cost of services and the cost of hardware which resulted from the increase in services revenues and hardware revenues. Cost of licenses consists only of purchased-third party products, and therefore does not contribute to a large extent to total cost of revenues. The cost of revenues relating to the companies acquired by CE during 1999 and 1998 accounted for DM 6.8 million, or 20.8% of total cost of revenues for the year ended December 31, 1999 and 1.9 million, or 12.8% for the year ended December 31, 1998.

     Licenses. Cost of license revenues increased DM 2.3 million, or 164%, to DM 3.7 million for the year ended December 31, 1999 from DM 1.4 million for the year ended December 31, 1998 due to the increase in license revenues. The cost of licenses consisted of the purchase of third-party licenses for standard functionalities that are integrated into CE's products. As a percentage of total license revenues, cost of license revenues increased to 5.8% for the year ended December 31, 1999 from 4.8% for the year ended December 31, 1998. This percentage depends upon the product mix and the extent to which third-party licenses are integrated into CE's products. The increase from 1998 to 1999 was due to the fact that the products of the companies acquired by CE in 1998 and 1999 utilize a higher percentage of third-party licenses.

     Services. Cost of service revenues consist primarily of personnel related costs in providing consulting services, training to customers and telephone support. Personnel expenses represent the costs of salaries and benefits payable to personnel. In addition, cost of services increasingly includes the costs relating to the purchase of services of third-party consultants. Cost of service revenues increased DM 10.8 million, or 157%, to DM 17.7 million for the year ended December 31, 1999 from DM 6.9 million for the year ended December 31, 1998 mainly due to the increase in services provided as described above. The total number of employees reflected in the cost of service revenues increased to 98 for the year ended December 31, 1999 from 46 for the year ended December 31, 1998. Cost of service revenues as a percentage of total service revenues decreased from 84% for the year ended December 31, 1998 to 80.2% for the year ended December 31, 1999 because the companies acquired by CE in 1998 and 1999, had lower cost of service revenues as a percentage of total service revenues than CE.

     Hardware. Cost of hardware revenues consist primarily of amounts paid for acquired hardware used for the installation of complete document management and imaging systems. Cost of hardware revenues increased DM 4.6 million, or 70%, to DM 11.2 million for the year ended December 31, 1999 from DM 6.6 million for the year ended December 31, 1998 mainly due to costs incurred in connection with a number of projects in which CE had been asked to install complete document management and imaging systems, including hardware. Cost of hardware revenues as a percentage of total hardware revenues increased by 5% to 90.2% for the year ended December 31, 1999 compared to 85% for the year ended December 31, 1998 as a result of lower margins mainly due to competitive pressure.

Gross Profit

     Gross profit increased DM 34.9 million, or 114%, to DM 65.5 million for the year ended December 31, 1999 from DM 30.6 million for the year ended December 31, 1998 due to the increase in total revenues. Gross profit as a percentage of revenues remained essentially unchanged, at 66.8% for the year ended December 31, 1999 compared to 67.3% for the year ended December 31, 1998. The total increase in gross profit was mainly due to increased sales of CE's products. Gross profit from companies acquired by CE during 1999 and 1998 represented DM 22.5 million of total gross profit during the year ended December 31, 1999, and DM 5.6 million for the year ended December 31, 1998.

Sales and Marketing

     Sales and marketing expenses represent primarily salaries, bonuses, commissions and other related costs for sales and marketing personnel, as well as marketing expenses related to advertising in trade publications, general advertising, promotional materials and industry trade fairs. Sales and marketing expenses increased DM 13.7 million, or 138%, to DM 23.6 million for the year ended December 31, 1999 from DM 9.9 million for the year ended December 31, 1998. Companies acquired by CE in 1999 and 1998 accounted for DM 8.7 million, or 63.5% of the total increase. As a percentage of total revenues, sales and marketing expenses increased to 24.1% for the year ended December 31, 1999 from 21.7% for the year ended December 31, 1998. This was partly due to the fact that the companies acquired by CE in 1998 and 1999 had a higher percentage of sales and marketing expenses than CE. CE expanded its sales and marketing organizational structure, including by hiring additional personnel, to provide for further capacity in relation to the anticipated future growth and the internationalization of CE. As CE's business expanded, it also incurred increased advertising costs and increasingly purchased third-party marketing services. In 1999, CE also increased its participation at international trade fairs and incurred expenses relating to the start of its Spanish operations.

Research and Development

     Research and development expenses consist primarily of personnel costs attributable to the enhancement and further development of CE Archiv and Arcis and the development of new software products. Research and development expenses increased DM 7.8 million, or 105%, to DM 15.2 million for the year ended December 31, 1999 from DM 7.4 million for the year ended December 31, 1998 mainly due to the development of new products and the continued development of existing products. Companies acquired by CE in 1999 and 1998 accounted for DM
5.7 million, or 73% of the total increase. In addition, CE incurred research and development costs relating to the integration into the CE product portfolio of products of the companies acquired by CE. During the year ended December 31, 1999, CE increased the number of its research and development personnel. CE is also increasingly using third-party developers to meet CE's significant research and development demands. CE believes that a significant level of research and development expenses will be required to maintain its competitive position.

General and Administrative

     General and administrative expenses primarily consist of personnel costs attributable to the financial accounting, human resources and administrative functions and associated overhead costs, fees for professional services as well as items such as goodwill amortization. General and administrative expenses increased DM 11.9 million, or 135%, to DM 20.7 million for the year ended December 31, 1999 from DM 8.8 million for the year ended December 31, 1998 due to an increase in personnel costs, resulting from hiring additional personnel and regular salary increases, and an increase in operating expenses relating to the increase in revenues and the general development of CE's business. The companies acquired by CE in 1999 and 1998 accounted for DM 3.6 million, or 30%, of the total increase.

Interest and Other Income, net

     Interest and Other Income, net increased DM 0.2 million to DM 0.3 million for the year ended December 31, 1999 from DM 0.1 million for the year ended December 31, 1998 mainly due to an increase in interest income, partly offset by net losses in associated companies. CE expects that due to planned capital expenditures that will be financed through bank loans, interest expense will increase for the year ended December 31, 2000.

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Provision for Income Taxes

     On a consolidated basis, CE's income taxes increased DM 1.3 million to DM 3.9 million for the year ended December 31, 1999 from DM 2.6 million for the year ended December 31, 1998. The effective tax rate increased to 63.2% for the year ended December 31, 1999 from 57.7% for the year ended December 31, 1998. At December 31, 1999, CE had DM 3.0 million in net operating losses carry-forward for German corporation income taxes, which can be utilized to reduce future taxable income.

Minority Interest

     The minority interest in operating loss is related to the share of HAVI's operating losses attributable to the 49% minority interest in HAVI owned by the initial founders of HAVI.

Net Income

     As a result of the factors described above, CE recorded net income in the amount of DM 2.4 million for the year ended December 31, 1999 compared to net income in the amount of DM 1.9 million for the year ended December 31, 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     The results of operations for the years ended December 31, 1998 and 1997 can be summarized as follows:

                                                          YEAR ENDED               YEAR ENDED
                                                       DECEMBER 31, 1998        DECEMBER 31, 1997
                                                     ---------------------    ---------------------
                                                       IN DM      AS % OF       IN DM      AS % OF
                                                     THOUSANDS    REVENUES    THOUSANDS    REVENUES
                                                     ---------    --------    ---------    --------
REVENUES...........................................   45,427       100.0%      19,441       100.0%
  Licenses.........................................   29,517        65.0        7,415        38.1
  Services.........................................    8,167        18.0        4,054        20.9
  Hardware.........................................    7,743        17.0        7,972        41.0
COST OF REVENUES...................................   14,867        32.7        9,255        47.6
  Licenses.........................................    1,426                      505
  Services.........................................    6,857                    2,775
  Hardware.........................................    6,584                    5,975
GROSS PROFIT.......................................   30,560        67.3       10,186        52.4
Sales and Marketing................................    9,880        21.7        2,434        12.5
Research and Development...........................    7,430        16.4        1,197         6.2
General and Administrative.........................    8,831        19.4        3,982        20.5
OPERATING INCOME (LOSS)............................    4,419         9.7        2,573        13.2
Interest and Other Income, net.....................       91         0.2         (865)       (4.4)
Provision for Income Taxes.........................    2,602         5.7          936         4.8
NET INCOME.........................................    1,908         4.2%         772         4.0%

Revenues

     Total Revenues.  Total revenues increased DM 26.0 million, or 134%, to DM
45.4 million for the year ended December 31, 1998 from DM 19.4 million for the year ended December 31, 1997. The increase in total revenues was partially due to the acquisitions of SiDoc, Group Munster and Group Karlsruhe in the fourth quarter of the year ended December 31, 1998, which added revenues of DM 7.5 million during the year ended December 31, 1998. Without taking into account revenues from companies acquired in 1998, total revenues would have increased DM
18.5 million, or 95.4%, to DM 37.9 million for the year ended December 31, 1998. Additionally, the increase in total revenues was due to increased sales to new and existing customers. In 1998 and 1997, CE had entered into framework agreements with three

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German savings bank associations who recommended the use of CE's products to their member savings banks. Orders from these savings banks contributed significantly to the increase in total revenues for the year ended December 31, 1998.

     Licenses.  License revenues increased DM 22.1 million, or 298.6%, to DM
29.5 million for the year ended December 31, 1998 from DM 7.4 million for the year ended December 31, 1997. License revenues from companies acquired during 1998 represented DM 4.4 million, or 14.9%, of total license revenues for the year ended December 31, 1998. License revenues without taking into account companies acquired by CE in 1998, increased DM 17.7 million, or 239.2%, to DM
25.1 million for the year ended December 31, 1998. The increase in license revenues was mainly due to an increase in the number of software licenses sold to new and existing customers. In particular, orders from savings banks as a result of the framework agreements with savings banks associations referred to above contributed to the increase in license revenues.

     Services. Service revenues increased DM 4.1 million, or 100%, to DM 8.2 million for the year ended December 31, 1998 from DM 4.1 million for the year ended December 31, 1997. Service revenues from companies acquired in 1998 represented DM 3.1 million, or 37.8%, of total service revenues for the year ended December 31, 1998. Service revenues without taking into account companies acquired by CE in 1998, increased DM 1.0 million, or 24.4%, to DM 5.1 million for the year ended December 31, 1998. The increase in service revenues resulted mainly from the companies acquired by CE in 1998 and the increase in the number of licenses sold to new and existing customers and the related increase of services rendered in connection with the sale of these licenses.

     Hardware. Hardware revenues decreased DM 0.2 million to DM 7.7 million for the year ended December 31, 1998 from DM 7.9 million for the year ended December 31, 1997. Without taking into account companies acquired by CE in 1998, hardware revenues would have decreased DM 0.3 to DM 7.6 million for the year ended December 31, 1998. As a percentage of total revenues, hardware revenues decreased to 17% for the year ended December 31, 1998 from 41% for the year ended December 31, 1997. The decrease in hardware revenues resulted from a decline in margins and increased price pressure on hardware products, a shift in focus by CE from lower margin hardware products to higher margin software products and a decline in revenues from the stand-alone sale of hardware as part of CE's traditional network business. This decrease was only partially offset by an increase of sales of hardware components in connection with the installation of complete document management and imaging systems by CE.

Cost of Revenues

     Total Cost of Revenues. Total cost of revenues increased DM 5.6 million, or 60.2%, to DM 14.9 million for the year ended December 31, 1998 from DM 9.3 million for the year ended December 31, 1997. The increase in total cost of revenues was mainly due to an increase in cost of services and cost of hardware. The cost of revenues attributable to companies acquired by CE in 1998 consisted of DM 1.9 million, or 12.8% of total cost of revenues in 1998.

     Licenses. Cost of license revenues increased DM 0.9 million, or 180%, to DM 1.4 million for the year ended December 31, 1998 from DM 0.5 million for the year ended December 31, 1997 due to the increase in license revenues. As a percentage of total license revenues, cost of license revenues decreased to 4.8% for the year ended December 31, 1998 from 6.8% for the year ended December 31, 1997. This decrease is due to the fact that in 1998 CE increasingly substituted its own licenses for third-party licenses.

     Services. Cost of services revenues increased DM 4.1 million, or 146.4%, to DM 6.9 million for the year ended December 31, 1998 from DM 2.8 million for the year ended December 31, 1997. As a percentage of total service revenues, cost of service revenues increased to 84.0% for the year ended December 31, 1998 from 68.5% for the year ended December 31, 1997. This increase is mainly due to the increase in services provided and the hiring of additional employees. In addition, cost of services revenues as a percentage of total service revenues increased by such a large amount because of personnel costs

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attributable to new employees who had not yet become productive or whose services could not be charged to CE's customers at a rate that would cover CE's personnel costs relating to these employees.

     Hardware. Cost of hardware revenues increased DM 0.6 million, or 10%, to DM 6.6 million for the year ended December 31, 1998 from DM 6.0 million for the year ended December 31, 1997. As a percentage of total hardware revenues, cost of hardware revenues increased to 85% for the year ended December 31, 1998 from 74.9% for the year ended December 31, 1997. The increase reflected a decrease in margins and was due to higher acquisition costs of hardware products for the year ended December 31, 1998.

Gross Profit

     Gross profit increased DM 20.4 million, or 200%, to DM 30.6 million for the year ended December 31, 1998 from DM 10.2 million for the year ended December 31, 1997. Gross profit as a percentage of revenues improved to 67.3% for the year ended December 31, 1998 compared to 52.4% for the year ended December 31, 1997. This improvement was due to increased revenues from sales of higher margin products, especially the disproportionately high increase in sales of software licenses.

Sales and Marketing

     Sales and marketing expenses increased DM 7.5 million, or 312.5%, to DM 9.9 million for the year ended December 31, 1998 from DM 2.4 million for the year ended December 31, 1997. Companies acquired by CE in 1998 accounted for DM 2.5 million, or 33.3% of the total increase. Without taking into effect the acquisitions, sales and marketing expenses would have increased by DM 5.0 million, or 208.3%, partially due to higher personnel costs of approximately DM
0.8 million for the year ended December 31, 1998 attributable to the hiring of additional personnel. In addition, CE incurred increased marketing expenses relating to new product introductions and expansion into new market segments. CE also increased its marketing efforts in preparation for its anticipated future growth and planned internationalization and increased, in particular, marketing efforts related to soliciting additional partners and participating at international trade fairs. As a percentage of total revenues, sales and marketing expenses increased to 21.7% for the year ended December 31, 1998 from 12.5% for the year ended December 31, 1997.

Research and Development

     Research and development expenses increased DM 6.2 million to DM 7.4 million for the year ended December 31, 1998 from DM 1.2 million for the year ended December 31, 1997. As a percentage of total revenues, research and development expenses increased to 16.4% for the year ended December 31, 1998 compared to 6.2% for the year ended December 31, 1997. Research and development expenses increased at a higher rate than CE's total revenues during the same period because the companies acquired by CE during 1998 had a higher percentage of research and development expenses compared to their total revenues than CE. In addition, the increase was due to the development of new products and the expansion of the CE Document Server to additional operating systems. Research and development expenses increased in proportion to the increase in CE's license revenues during the same period. In addition, companies acquired by CE in 1998 accounted for DM 2.6 million of research and development expenses in 1998.

General and Administrative

     General and administrative expenses increased DM 4.8 million, or 121.8%, to DM 8.8 million for the year ended December 31, 1998 from DM 4.0 million for the year ended December 31, 1997. As a percentage of total revenues, general and administrative expenses decreased to 19.4% for the year ended December 31, 1998 from 20.5% for the year ended December 31, 1997. The decrease as a percentage was due to the increase in total revenues combined with the fact that CE has a high percentage of fixed costs that remained constant. In addition, general and administrative expenses for the year ended December 31,

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1998 included fees for professional services related to CE's initial public offering and its various acquisitions in 1998 and certain items such as amortization of goodwill and accruals and other provisions.

Interest and Other Income, net

     Interest and Other Income, net increased DM 1.0 million to DM 0.1 million for the year ended December 31, 1998 from an interest expense in the amount of DM 0.9 million for the year ended December 31, 1997 mainly due to a decrease in interest expenses. In 1998, CE repaid several bank loans and other loans with the proceeds of its initial public offering and, as a result, interest payments decreased to DM 1.3 million for the year ended December 31, 1998 from DM 2.5 million for the year ended December 31, 1997. In addition, CE increased its share capital and issued additional shares to the public in November 1998. The proceeds from this capital increase yielded interest income, until they were used to finance part of the cost of CE's acquisitions in 1998.

Provision for Income Taxes

     On a consolidated basis, CE's income taxes increased DM 1.7 million to DM
2.6 million for the year ended December 31, 1998 from DM 0.9 million for the year ended December 31, 1997 due to the increased income before taxes. The effective tax rate increased to 57.7% compared with a rate of 54.8% for the year ended December 31, 1997.

Net Income

     As a result of the factors described above, CE recorded net income in the amount of DM 1.9 million for the year ended December 31, 1998 compared to net income in the amount of DM 0.8 million for the year ended December 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

     CE's financing needs are driven by acquisitions and capital expenditures and working capital requirements. At June 30, 2000, CE's net working capital was DM 59.2 million and at December 31, 1999, CE's net working capital was DM 57.0 million. From its inception to the time of its initial public offering in 1998, CE financed its growth and met its capital expenditure requirements primarily through bank financings, venture capital, short-term borrowings and cash flows from operations. In 1998, CE conducted its initial public offering on the Neuer Markt. In the initial public offering and a second public offering in 1998, CE raised, after the deduction of issuance costs, a total amount of approximately DM 66 million. CE used the proceeds of the two public offerings to repay some of its bank loans and to finance acquisitions and its working capital requirements.

     In November 1998, CE received a long-term loan of DM 5.0 million from Dresdner Bank. In addition, in 1999, CE entered into several lines of credit with Dresdner Bank allowing for borrowings of up to DM 31.6 million to finance acquisitions and for working capital requirements. At December 31, 1999, CE had borrowed DM 26.6 million under these lines of credit. In August 2000, Dresdner Bank increased these lines of credit to DM 39.8 million. At August 31, 2000, CE had borrowed DM 27.5 million under these lines of credit. In 1999, CE also received four long-term loans from DG Bank in the aggregate amount of DM 21 million to finance the construction of a new headquarters in Bielefeld. In addition to the long-term loans, in 1999, DG Bank provided lines of credit of up to DM 20 million to finance acquisitions and for working capital requirements. At December 31, 1999, CE had borrowed DM 9.7 million under these lines of credit. In August 2000, DG Bank increased these lines of credit to DM 30.0 million. At August 31, 2000, CE had borrowed DM 20.0 million under these lines of credit.

     At June 30, 2000, CE had cash and cash equivalents of DM 0.9 million, a decrease of DM 2.4 million from DM 3.3 million at June 30, 1999. This decrease was due to an increase in net cash used in

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operating and investing activities that was only partly offset by an increase in net cash provided by financing activities. Net cash used in operating activities totaled DM 27.4 million and DM 12.9 million for the six months ended June 30, 2000 and 1999, respectively. This increase was primarily attributable to an increase in accounts receivables of DM 24.9 million for the six months ended
June 30, 2000. Net cash used in investing activities totaled DM 7.7 million and DM 1.4 million for the six months ended June 30, 2000 and 1999, respectively.
The increase in cash used in investing activities for the six months ended June 30, 2000 was due to DM 7.3 million being used for the acquisitions of property and equipment, in particular CE's new office building. Net cash provided by financing activities totaled DM 10.3 million and DM 2.4 million for the six months ended June 30, 2000 and 1999, respectively. The higher amount of net cash provided by financing activities for the six months ended June 30, 2000 compared to the six months ended June 30, 1999 reflected increased borrowings under CE's lines of credit with DG Bank and Dresdner Bank to finance CE's operating and investing activities described above.

     CE's capital expenditures totaled DM 7.7 million and DM 1.4 million for the six months ended June 30, 2000 and 1999, respectively. The increase was due to expenditures made in connection with the construction of CE's new headquarters in Bielefeld.

     At December 31, 1999, CE had cash and cash equivalents of DM 25.7 million, an increase of DM 10.5 million from DM 15.3 million at December 31, 1998. However, DM 10.6 million of the total DM 25.7 million reflects an advanced payment to CE of loans from DG Bank that, according to the terms of the loans, may only be used for the construction of CE's new headquarters in Bielefeld.

     Net cash used in operating activities totaled DM 12.3 million, DM 6.3 million and DM 6.5 million for the years ended December 31, 1999, 1998 and 1997, respectively. Increased working capital needs during 1999 more than offset earnings during the year. The significant increase in CE's trade accounts receivables of DM 67.8 million at December 31, 1999 compared with DM 39.1 million at December 31, 1998 is mainly due to CE's increased sales to customers in the banking and insurance sector. The level of trade accounts receivables is usually particularly high at the end of CE's fiscal year due to the fact that a large part of CE's sales are made in the fourth quarter of its fiscal year (up to 35%) with payment received only after the end of the year.

     Net cash used in investing activities totaled DM 16.9 million, DM 38.4 million and DM 1.7 million for the years ended December 31, 1999, 1998 and 1997, respectively. The higher amount of cash used in investing activities for the year ended December 31, 1998 was due to DM 33.1 million being used for the acquisitions of various companies by CE during that year. In connection with the acquisition of netconcept in 1999, contingent purchase price installments up to DM 5.1 million are still outstanding and may be due from time to time until 2003 (under certain circumstances until 2004). CE may, at its option, pay up to DM 3 million of the remaining purchase price through the issuance of new CE ordinary shares. In addition, in connection with the acquisition of HAVI, contingent purchase price installments up to DM 2.4 million are still outstanding and may be due from time to time until 2003. Net cash provided by financing activities totaled DM 39.6 million and DM 59.3 million for the years ended December 31, 1999 and 1998, respectively. For the year ended December 31, 1997, net cash used by financing activities totaled DM 4.3 million. The higher amount of net cash provided by financing activities for the year ended December 31, 1998 compared to the year ended December 31, 1999 reflected CE's receipt of the proceeds by CE from its two public offerings. In 1999, CE entered into the lines of credit and long-term loans with DG Bank and Dresdner Bank discussed above.

     CE's capital expenditures totaled DM 9.4 million, DM 5.4 million and DM 1.7 million for the years ended December 31, 1999, 1998 and 1997, respectively. The increase in capital expenditures for the year ended December 31, 1999 was due to higher investment in new property, equipment and software. The investments in 1999 included the introduction of a new internal software system for controlling, accounting, sales and purchase management, the acquisition of a DM S software component from a third party and the purchase of equipment for newly hired personnel. The remaining capital expenditures during the year

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were spread widely among CE's selling units. CE will require liquidity for additional capital expenditures and working capital needs in 2000.

     CE believes that cash flows generated from its operations, existing cash and cash equivalents, existing and new bank financings and lines of credit will be sufficient to meet CE's working capital needs, anticipated capital expenditures and other operating expenses for the next twelve months. However, CE cannot assure you that a downturn in the world economy in general, or the economy of Germany in particular, or a decline in demand for CE's products and services, would not change this outlook.

     CE may from time to time consider acquisitions of complementary businesses, products or technologies, which could require additional financing. In addition, continued growth in CE's business may from time to time require additional capital. CE cannot assure you that additional capital will be available to CE if and when required, or that such additional capital will be available to CE on acceptable terms.

INFLATION

     During the years ended December 31, 1999, 1998 and 1997, the effects of inflation on CE's operations were not material.

EURO CONVERSION

     On January 1, 1999, 11 of the 15 member countries of the European Union established fixed conversion rates between their existing sovereign currencies and the Euro. These countries adopted the Euro as their common legal currency from that date. The Euro trades on currency exchanges and is available for non-cash transactions. These countries issued sovereign debt exclusively in Euro and re-denominated outstanding sovereign debt. Effective on January 1, 1999, these countries no longer control their own monetary policies by directing independent interest rates for the legacy currencies. Instead, the authority to direct monetary policy, including money supply and official interest rates for the Euro, is exercised by the new European Central Bank. The legacy currencies are scheduled to remain legal tender in these countries as a denomination of the Euro between January 1, 1999 and January 1, 2002 (the "transition period"). During the transition period, public and private parties may pay for goods and services using either the Euro or the country's legacy currency on a "no compulsion, no prohibition" basis. However, conversion rates will no longer be computed directly from one legacy currency to another. Instead, a "triangulation" process will be applied whereby an amount denominated in one legacy currency first will be converted into an amount denominated in Euro, and the resultant Euro-denominated amount is converted into the second legacy currency. CE has made the necessary changes to its internal business systems to support transactions denominated in the Euro, including establishing Euro price lists for affected countries. Based on CE's evaluation to date, there has not been a material adverse impact on its financial condition or results of operations as a result of the Euro conversion.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" which is effective for fiscal year 2000, but earlier adoption is permitted. SFAS 133 will require CE to record all derivatives on the balance sheet at fair value. For derivatives that are hedges, changes in the fair value of derivatives will be offset by the changes in the fair value of the hedged assets, liabilities or firm commitments. CE believes the impact of adopting this standard will not be material to its results of operations or equity.

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SEASONALITY

     There is no marked seasonality within CE's business, although CE experiences sales peaks in the second half, especially in the fourth quarter, of its fiscal year.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Each of the companies consolidated in CE's financial statements are stated in German Marks or other denominations of the Euro. CE's operations are primarily in Germany and the functional and reporting currency of CE on a consolidated basis is the German Mark. Gains and losses resulting from foreign exchange transactions are included in CE's consolidated statements of operations and were not significant during any of the periods presented. As of June 30, 2000, CE had not entered into derivative financial instruments to attempt to manage foreign currency exposure.

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                          DESCRIPTION OF CE'S BUSINESS

OVERVIEW

     CE is a leading European producer of systems for integrated document management and archiving. CE has been active as a systems integrator in the German market for document management and archiving systems since 1984. Since 1995, CE has developed into a supplier of software products for integrated document and output management systems.

     CE's systems automate the archiving, retrieval, delivery and reuse of business documents within and among enterprises. CE's systems can manage high volumes of documents and data and are capable of being deployed globally and within an organization. CE provides enterprise-wide archiving and document management systems based on industry-standard client/server and intranet technology. CE's customers include the Siemens Group, the RWE Group and many German savings banks and insurance companies such as VHV-Versicherung.

     CE's business includes the following areas:

     - development of software products and solution components for integrated document output and management systems;

     - customization and integration of CE's software products with customers' existing programs;

     -  consulting for CE's software products and integrated technologies;

     - training, technical support (including through CE's Competence Centers) and software maintenance;

     - sales through direct and indirect channels of CE's software products, components and services; and

     - sales of specialized hardware required to operate CE's systems and to complement third-party software linking CE's systems to other environments.

     CE's products not only meet current market requirements, but CE believes their architecture also takes into account the parameters of possible future development. Reflecting the know-how CE has gained from more than 1,800 projects, CE develops and sells software components and products that are based on highly advanced technology for sophisticated, customer-specific solutions.

     CE sells, distributes and supports its products through direct sales to major corporations and through a third-party network of partners and manufacturers who incorporate CE's software into their products. CE has more than 1,500 customers in over 25 different countries, who participate in a broad range of industries, including financial services, manufacturing and retail, public sector, telecommunications, transportation and utilities. The majority of CE's sales are to customers located in German-speaking parts of Europe.

INDUSTRY BACKGROUND

     Integrated document output and management systems are used to manage and store documents electronically. They protect documents from unauthorized access, manage various versions of a document and support the user in content-based searches for specific documents. Document archiving systems specifically provide for the long-term, read-only storage of large volumes of documents.

     Document management systems were first introduced in the United States in 1984 and in Germany in 1982. As late as the early 1990s, investments by European companies in technologies for integrated document management, archiving and retrieval were fairly low. It was costly to purchase and maintain document management systems. Major European companies, often operating in the financial sector, were more interested in the emerging technologies than in integrated document management, archiving and retrieval systems. In the mid-1990s, as hardware costs decreased, the interest in document management and archiving grew. The European market developed into and continues to be a demand-driven market. CE believes that the market will evolve into a more supply-driven market during the next three years.

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     Organizations and enterprises often need to retain vast archives of information for long periods of time and to access these archives to satisfy customer or other inquiries. For example, financial institutions store a record of each payment transaction; telecommunications companies store records of individual phone calls; and medical institutions store records for every patient. The large volumes of information that organizations and enterprises maintain create significant storage, retrieval and presentation challenges. Customer service departments capable of routinely answering inquiries during a single telephone call by utilizing electronic retrieval systems operate more efficiently and cost-effectively than those relying on manual access to information and follow-up calls.

     In addition, organizations and enterprises often create these volumes of information in a wide variety of formats, including word processing documents, e-mail, computer-assisted drawings, graphics and images, web pages, as well as video and audio clips. This proliferation of formats has increased the complexity of information storage and retrieval. Organizations and enterprises may maintain a number of non-integrated systems, each of which provides access only to portions of stored information. Retrieval of all information about a particular customer or transaction which is stored in such different systems can be both costly and time consuming.

     Traditional approaches to the storage, retrieval and presentation of information inadequately address the challenges inherent in developing a fully integrated, comprehensive document management system. Paper and microfiche archives ensure the integrity of the information, but make retrieval and presentation costly and slow. Relational databases, while effective for the initial capture and short-term storage of data for business applications, do not economically store and present large amounts of information created in a wide variety of formats.

     Archiving and document management systems provide an integrated solution capable of storing, retrieving and presenting all information relevant to a customer or transaction, regardless of formats or storage sites. Moreover, archiving and document management systems respond to the needs of organizations and enterprises seeking a comprehensive solution that can accommodate rapidly evolving technology and can support multiple computing platforms and storage media.

     Today's businesses often require "enterprise document management" solutions, which means distributed, enterprise-wide document management using any combination of central and local components, integrating not only document management technologies (such as access control, document handling as well as search functions), but also office and business applications (such as word processing and databases). The goal of such solutions is to make all the information in an enterprise available on a user's desktop, regardless of its location, the type of client involved and the application used to create the document. Furthermore, enterprise-wide document management solutions can be used to integrate customers and suppliers via the Internet.

MARKET OVERVIEW

     CE believes document management is a strong growth market within the information technology (IT) sector. CE estimated the size of the European market at around $4,374 million in revenues in 1999. Germany is the second biggest market in Europe with around $638 million in revenues, surpassed only by the market in the United Kingdom, at $1,700 million in revenues. CE estimated the 1999 North American document management technology market at $10,371 million in revenues. CE expects the compound annual growth rate for the European market to increase by 21.5% per year and for the U.S. market by 17.3% per year in the five-year period from 1998 to 2002. The Asia-/Pacific-market is expected to grow at 22.7% per year in this period of time.

     As an increasing number of companies finish adapting their systems to the Euro and to Year 2000 requirements, CE believes that document management will offer additional potential for improving business performance, which will continue to be important in a climate of increased global competition. Therefore, CE anticipates the global market to grow in terms of revenues at 19.4% per year in the five-year period from 1998 to 2002. CE believes that, after Internet-related technologies (such as electronic commerce), document management will be one of the largest information technology growth markets in
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the next few years, and will be an integral component of all information technology services. However, there can be no assurance that any of the market projections contained in this market overview section will be achieved.

     CE believes that the technological development of the document management market in the United States is now only about six months ahead of Europe and that the gap that previously existed between the acceptance and introduction of new technologies in the United States and Europe has largely been closed. CE believes that as a result, European document management suppliers should increasingly gain access to the U.S. market.

     There are approximately 200 suppliers in Germany of document management solutions, of which CE is one of the largest. The market is becoming increasingly concentrated due to the rising demand for complete solutions. Many suppliers who had been active in this market when it first emerged have changed their business focus. Some suppliers who used to offer their own products changed into system integrators or are now offering products of other manufacturers. CE believes that the consolidation process in the German market for document management solutions will continue.

CE'S COMPETITIVE STRENGTHS

     CE believes that the company and its products enjoy the following competitive strengths:

Company Strengths

     Track record of growth through expansion and strategic alliances. Since 1998, CE has opened four new offices (in Frankfurt, Dusseldorf, Stuttgart and Singapore), acquired or founded seven new wholly owned subsidiaries with operative businesses and acquired substantial interests in four other companies.

     Effective as of August 2000, CE acquired GIA Gesellschaft fur Image Processing und Archivierung mbH, which specializes in providing consulting and project management solutions in the document-related technology and document management and imaging systems environments for the insurance sector. Effective as of July 2000, CE also acquired a controlling interest in Insiders Information Management GmbH, which broadened CE's product portfolio to include the areas of content management and intelligent, knowledge-based document management. In addition, CE was among the founders of ASP-Konsortium e.V., an association that intends to promote worldwide support and marketing of ASP (Application Service Provider) technology. CE entered into important strategic partnerships during 2000 with Oce Printing Systems and SVC AG Schmidt Vogel Consulting.

     In 1999, CE acquired netconcept(R) Gesellschaft fur innovative Netzdienste mbH, a specialist in Microsoft Exchange and Internet services; and a minority interest in Consultec AG, a company active in the field of web-based information management. Also in 1999, CE acquired a controlling interest in HAVI Computer Service GmbH, a European leader for data migration products.

     CE's subsidiary CE datronic GmbH & Co. KG provides document management services in the areas of health care and electronic patient records. CE's first subsidiary outside Germany, CE IBERICA, was formed in Madrid, Spain, in March 1999.

     During 1999, CE established several important strategic alliances, including alliances with Microsoft, ORACLE, SAP and Xerox Professional Services.

     In 1998, CE acquired Group Dr. Rainer Kossow and Group Wege & Partner, two companies that CE believes are well positioned in the Lotus Notes/Domino market. CE's acquisition of SiDoc GmbH, previously a wholly owned subsidiary of Siemens Nixdorf Informationssysteme AG, together with a cooperation agreement signed with Siemens, established CE as the main supplier of document management software to the Siemens Group worldwide.

     Broadly based sales and technical support network. CE's partner network provides both sales and professional services. As of December 31, 1999, it consisted of more than 100 partners and manufacturers, who incorporate CE's software into their products, in Germany and elsewhere in Europe. CE intends to
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increase the number of partners by the end of 2000 to more than 150. In addition, CE is developing a network of partners in those countries in which CE has identified a market potential for its products. CE has already established its first partner networks in Austria, the Czech Republic, France, Italy, Spain, Switzerland and the United Kingdom.

     Recognized innovative leader in Europe. As one of the leading producers of integrated document management and archive systems in Europe, CE has more than ten years of experience and has gained considerable know-how from implementing more than 1,800 software projects for the management of business documents. CE has developed a number of innovative products; for example, CE was among the first to recognize the trend towards sector-specific solutions and to develop solution components geared to specific market segments.

     Highly qualified and skilled personnel. CE believes that the ability to develop innovative, practical application solutions and new products is the key success factor in implementing CE's goals. Consequently, CE believes that its software development and consulting staff are especially important and that an integral component of CE's success has been its ability to attract and retain highly qualified and technically skilled personnel. CE's professional staff possesses extensive experience and unique skills which cannot be easily duplicated and which allow CE to design and deliver high-quality products and services.

Product Strengths

     Company-wide integration of archiving and document management. CE ARCHIV, CE's strategic core product, is a combined document management and archiving system. It provides software solutions that integrate the document management and the archiving components into a complete company-wide "enterprise document management" system.

     Flexibility for product expansion with client development and expansion. The CE Document Server provides the core for a customer's archiving and document management system. The system is designed to grow along with the customer and its requirements. The system is designed to be increased in capacity as required, so that it may be continuously utilized and upgraded with minimal additional investment. The CE Document Server operates in conjunction with any combination of CE's many client component software elements so that customers can combine and customize software components to meet their current and future needs as required.

     Extended product life through standardization. CE enables its customers to extend the life cycles of installed archiving and document management software. CE's software solutions are intended to be flexible and to integrate easily into existing system environments. The ability of CE's software to operate in conjunction with a customer's existing software from various manufacturers results in prolonged life cycles for the existing software. CE's software meets existing and emerging market standards. For example, the CE Document Server, from which all clients are being operated, features a wide variety of standard interfaces to different customer applications such as SAP R/3, ORACLE Applications, BaaN, PAISY, Navision, JDEdwards and many more. Compliance with market standards and adaptability also enables information technology systems with long life cycles to perform new and modified tasks. The customers' investment in archiving and document management infrastructure is consequently additionally protected.

     Worldwide support. Through a worldwide support network that CE has established together with its business partners, CE provides its customers with on-site professional support, consulting and maintenance services.

     Sector-specific vertical systems. CE offers complete solutions for specific business sectors, which are designed to be customized to meet the requirements of individual customers. CE currently offers overall solutions for the finance, insurance, public sector and health care market segments. CE believes that its sector-specific products CETERNA (banking), CECURA (insurance), CENATOR (public sector) and CERVYS (health care) are innovative in concept and functionality.

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STRATEGY

     CE's strategy is to further consolidate and expand its position as a leading producer of advanced electronic archiving and document management systems and to strengthen its position as a provider of content management and intelligent, knowledge-based document management solutions. Major elements of CE's strategy include:

     - National and international expansion of CE's own business locations for product development, sales, support and marketing;

     -  Expansion of strategic alliances;

     - Regional, national and international strengthening of CE's third-party sales and partner network;

     - Expansion of sector-specific solution components into new market segments through acquisitions and new product development;

     - Enhancement of products through increased compatibility with new technology; and

     - Optimization of product cost-effectiveness through introduction of new technologies.

ARCHIVING AND DOCUMENT MANAGEMENT PRODUCTS AND SERVICES

     CE's product portfolio includes archiving and document management software. CE's software products involve an architecture composed of the CE Document Server and several client components such as ARCIS, ARCIS-Web, ARCIS-moVe, CE ARCHIV, CE AKTE and CESAR. The CE Document Server makes available specific functions and data to clients, whereas the client components are independent, customer-oriented and branch-specific programs that use the server for data storage, distribution and reproduction.

     Whether they are used on a sector-specific basis or more generally, CE's systems are designed to be integrated into existing systems environments. CE's systems are in compliance with international standards of document management and can therefore be combined with third-party products. All CE solutions feature a high level of scalability (the ability to be increased or decreased in capacity as needed) and multi-platform capability (the ability to operate in several different electronic media simultaneously), and operate on platforms such as AIX, HP-UX, Linux, OS-390, Sun Solaris and Windows NT. The same CE systems can be implemented on basic level structures as well as complex, enterprise-wide structures. CE has consistently built its systems to meet industry standards, and intends to continue to do so in the future, in an effort to safeguard its customers' investments in long-life information infrastructures. CE's integrated document management concept takes into account the varying demands of the market, both in terms of the many different types of information and in terms of the incorporation of such information into the archiving and document management processes in a transparent manner.

SERVER COMPONENT

     CE Document Server. All of CE's client software components are based on the integrated CE Document Server, which enables data and documents to be archived and managed, while facilitating their ready availability for both internal and external processing. The CE Document Server enables existing data volumes to be integrated. Distributed data and applications are made available to all authorized users throughout the enterprise. The archiving and document management system is capable of growing with the customer and its requirements. The system is designed to be increased in capacity, with the goal of ensuring a long product life cycle and protecting the customer's investment. The CE Document Server offers a comprehensive access security feature and a wide variety of other security mechanisms that can be defined at the data record level.

     CE Application Integration. The CE Document Server has a wide variety of standard interfaces to different customer applications, such as SAP R/3, ORACLE Applications, BaaN, PAISY, Navision, JDEdwards and many more. The interfaces are each certified for the latest releases. Data is forwarded to

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the CE Document Server via the standard interfaces. From there, the filing of all documents created in the applications or reaching the system's in-tray are administered.

CLIENT COMPONENTS

     CE ARCHIV. CE ARCHIV, a combined archiving and document management system, is one of CE's core products. It is a sector-neutral product that is designed to store large volumes of documents on optical storage media and to make these quickly available both internally and externally. It is also able to integrate existing data and documents. Furthermore, CE ARCHIV includes high security features, which are increasingly in demand as an element of archive systems as a result of globalization, network expansions and the increased worldwide use of the Internet. In order to minimize the risk that documents and data are unintentionally deleted as well as from unauthorized access, the latest version
3.1 of CE ARCHIV, in addition to improved data handling, system access and a user-friendly interface, provides for improved data security. CE ARCHIV also provides users with integrated, simultaneous Web access to business documents and data. CE ARCHIV is designed to store this information permanently and provide access at any time.

     CESAR. CESAR is a client component with integrated solutions for electronic archiving and document management. It is designed to adapt easily to a customer's individual requirements, runs on a variety of platforms and is intended to be integrated into heterogeneous data processing infrastructures. CESAR can be used in any industry. On the client side, the system has a convenient, user-friendly application interface. In the back-end, the CE Document Server manages all the information that is archived on optical storage media or raid systems (consisting of several connected hard drives) for the purpose of audit trails. The outstanding feature of this document management product is the layout manager option for designing new user dialogs at will, which are then assigned freely programmable functions. Customer-defined fields can be set up to meet individual needs. This enables users, for example, to export data from these fields to other applications. This feature gives CESAR the flexibility it needs to adapt precisely to users' needs and wishes.

     CE AKTE and CETERNA. The CE AKTE basic application is one of CE's standardized document management products for the financial sector that has been specially developed for credit institutions. CE AKTE features a high level of functionality and modern architecture. It is particularly suitable for users who wish to transfer their conventional archive organization to an IT system. Documents are administered in CE AKTE either hierarchically or in horizontal file areas. In hierarchically structured areas, data is stored in master files, so that it can be retrieved from a certain file or from a register of this file. In horizontal file areas, documents of the same type are administered using key words. CETERNA, the newly developed CE solution for the banking sector, builds upon and broadens the functionality of CE AKTE. CETERNA's basic application for banks includes components for, among other things, the management of customer and deposit files, the management of credit files and the performance of legitimation checks. Other modules can be added in order to provide additional functions, for example, the archiving of vouchers from payment transactions.

     ARCIS Product Line. In October 1998, CE acquired SiDoc GmbH, which was subsequently merged with CE. From its office in Munich, Germany, CE produces the ARCIS product family (formerly produced by SiDoc), which complements CE's other archiving and document management product portfolio. The standard version of the ARCIS client component provides functions for entering, indexing and retrieving documents. It can be configured according to customer needs and enables a user to add colored notes and marking to individual document pages. It includes a thumbnail option, which permits a user to view several pages reduced in size at once. ARCIS-moVe is a client component which regulates the validity, changes and inter-relationships between documents throughout their life cycle. It is designed to enable the retrieval of the correct document versions, the processing of documents in application systems and the distribution of documents within the enterprise. Ultimately, the documents are archived on optical storage media. ARCIS-Web is a client component that allows data and documents stored in archives to be accessed via the Internet, intranet or extranet. It offers solutions for decentralized use, for example in branch offices. ARCIS-Web is designed to enable employees traveling extensively to have
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immediate access to archived data and to help employees who need to access archived information only occasionally to use their browser to search the archive without having to install software locally.

     CECURA. CECURA, CE's solution for the insurance sector, is based on the know-how of CE's Insurance Competence Center, which advises insurance companies in the field of document management. CECURA integrates CE's Lotus Notes knowledge, but does not require customers to use Lotus Notes.

     CENATOR. CENATOR is an archiving and document management software designed for use in the public sector. It has quickly become a standardized solution in the German market in areas such as motor vehicle registration, building permits and personnel administration. CENATOR relies on a modular architecture. It is designed to support the recording of documents and management of business processes, including functions such as arranging, registering and retrieving.

     CERVYS. CERVYS is the core product of CE datronic, a subsidiary of CE founded in March 1999. This company provides document management solutions for the business sectors of health care and electronic patient record management. CE believes that this market segment has considerable growth potential, and CE's goal is to develop CE datronic into a leading supplier of digital processes, image and signal-generating processes, as well as tele-medicine processes. CE datronic focuses on the integration and handling of services and data sources from administrative and medical departments in order to develop, store, retrieve and present patient-related data. CE datronic's multi-platform capable CERVYS system is designed to integrate all common subsystems used in the health care sector and is independent of data protocols and locations.

OTHER PRODUCTS AND SERVICES

     Apart from archiving and document management applications, CE offers a number of other related products and services:

     Groupware Market. In November 1998, CE acquired two companies that it believes are well positioned in the area of Lotus Notes/Domino, Group Dr. Rainer Kossow and Group Wege & Partner. Both companies develop software solutions in groupware environments and offer related services. Group Dr. Rainer Kossow, which was recently merged into CE, is the designer of "GROUP forever," an interface to all standard archiving systems currently available on the market. Group Wege & Partner, which recently changed its legal form and is now named GROUP Technologies AG, produces security products (filter and anti-virus programs) for Lotus Notes. GROUP Technologies AG recently announced its intention to float its shares on the Neuer Markt segment of the Frankfurt Stock Exchange.

     In July 1999, CE finalized the expansion of its basic capability in the area of groupware (Lotus Notes and MS Exchange) by acquiring netconcept, a strategic Microsoft partner operating as one of the Microsoft's Exchange Competence Centers throughout Germany. Netconcept provides services which combine its know-how in document management and in Microsoft Exchange. Following the acquisition, netconcept was merged into a wholly owned subsidiary of CE, GROUP Technologies AG.

     CE still owes certain purchase price installments to the former shareholders of netconcept. These purchase price installments are due from time to time until 2003 (under certain circumstances until 2004). The amount of the outstanding purchase price installments may be adjusted depending on the achievement of certain results of operations. The maximum amount of the remaining purchase price totals DM 5.1 million. CE may, at its option, pay up to DM 3 million of the remaining purchase price through the issuance of new CE ordinary shares.

     Data migration. CE's majority-owned subsidiary, HAVI Computer Service of Hamburg, Germany, is a specialist in the European market for data migration. HAVI's expertise, experience and technical know-how involve data migration for digital document management systems. Based on intensive hardware and software analysis, as well as review of the existing platform, HAVI's software is capable of migrating all forms of current archive systems. With the integration of HAVI's products, CE has further expanded its core competence in this strategically important growth market. In connection with the acquisition of HAVI, CE still owes purchase price installments up to DM 2.4 million to the selling shareholder. These
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purchase price installments are due from time to time until 2003. The amount of the outstanding purchase price installments may be adjusted depending on the achievement of certain results of operations.

     Content Management and Intelligent, Knowledge-Based Management. CE's acquisition of a controlling stake in Insiders Information Management added content management and intelligent, knowledge-based document management systems to CE's product portfolio. These systems enable users to individually access and retrieve classified and qualified information contained in documents of any nature and language. These systems are designed to continually learn from work processes previously performed and allow for the usage of information and know-how.

     CE IBERICA. CE's Spanish subsidiary, CE IBERICA, founded in March 1999, has already entered into strategic alliances with several Spanish partners engaged in diversified fields of business, such as integration, multimedia, information and communication systems, process automation and outsourcing. CE IBERICA concentrates on the automotive industry, the banking sector, the trade sector, the telecommunications sector and the transportation sector. CE IBERICA's goal is to penetrate the market in Spain and Portugal by strengthening its sales and distribution network and to become a leading supplier of archiving software and document management standard software in Spain and Portugal.

     Systems business. The systems business includes the sale of PC network systems with the relevant peripherals and their integration with host systems, smart cable systems, bridges and routers. Services offered include design, installation, support and maintenance. Because CE's current strategy puts increasing emphasis on its software development activities, CE anticipates that the systems business will contribute less to CE's overall sales figures in the future than it has in the past.

     Software product licensing. Customers who license CE's products typically enter into a licensing agreement with CE that requires payment of a specified licensing fee and, at the customer's choice, provides for ongoing maintenance services. The licensing fee differs according to the types of products and the number and types of add-on modules licensed. In some cases, the licensing fee may also depend on the number of users, whereas in other cases, in which an enterprise license agreement is entered into, the licensing fee is fixed and does not depend upon the number of users within the organization of the customer.

PROFESSIONAL SERVICES

     Consulting. CE offers consulting services through its professional services organization to assist customers in the initial feasibility analysis, planning and design of business document solutions, as well as numerous related services, such as project management and drawing up project procedure documentation. In order to address the business document system requirements of large enterprises and organizations, CE intends to expand the number of its consulting professionals and the scope of services offered.

     Training, support and maintenance. CE believes that a high level of customer service and support is crucial to its success. Therefore, CE offers a range of services designed to accelerate deployment and user acceptance of its products throughout a customer's organization. CE offers project installation and implementation, training and support services to assist customers in the initial implementation and maintenance of its products. CE's support organization features three levels of support. First, the call desk receives incoming requests for technical support from customers and allocates the requests for further handling within CE's support organization. Second, CE's technical experts analyze the requests for technical support and provide solutions. If necessary, the problem analysis is carried out in cooperation with CE's local customer service, CE's product development unit and third-party vendors. Support may be provided via phone, online or at the customers' facilities. Third, CE's product development units in Bielefeld, Munich and Berlin provide software corrections for software errors or defects.

     Competence Center Data Services. The Competence Center Data Services links the know-how of CE's various business areas. The Competence Center's customer services include the migration of commonly used archives of any kind, the recording of documents for modern archiving and document

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management systems and the outsourcing of archives. CE also uses the Competence
Center's services for its own projects.

SALES AND DISTRIBUTION

     CE currently sells and distributes its products in two ways:

     -  Direct sales

        CE sells directly to major customers, generally large corporations, who, because of their size and specialized knowledge, typically deal directly with manufacturers. Some of these key accounts have their own systems houses, which only do business within their respective groups. CE sells to separate units within such corporations or to the in-house systems subsidiaries which then distribute the products to various units of such corporations.

     -  Indirect sales

        As of December 31, 1999, CE's partner network consisted of more than 100 partners and manufacturers, who incorporate CE's software into their products, in Germany and Europe. CE intends to increase the number of partners by the end of 2000 to 150. In addition, CE is extending its network of partners to those countries where CE has identified a market potential for its products. CE has already set up its first partner networks in Austria, the Czech Republic, France, Italy, Spain, Switzerland and the United Kingdom.

        CE's partners offer their customers complete solutions consisting of CE products, other applications, technology, know-how and local competence. The establishment of a partners network has long been an important component of CE's strategy. Not only do the members of this network distribute CE's products, they also implement and maintain its systems worldwide. The close cooperation between CE and its partners includes special programs in the areas of marketing, distribution and support services.

        Manufacturers in CE's partner network design products and tools integrating CE's products. They offer CE products in connection with their own solutions. These network members typically work in highly demanding business environments worldwide. Some have specific requirements making it necessary to integrate the functionality of the CE products or to supply additional values exceeding the usual functionality of their systems. CE tests and supports such manufacturers' products in the same manner as it does for its own products and, in some cases, adds specific definitions or configurations.

Strategic cooperations and alliances

     CE has entered into several strategic cooperations and alliances. CE believes that these cooperations and alliances will enable it to assist customers to maximize benefits from its products and services more rapidly.

     In March 1999, CE entered into a strategic cooperation with Microsoft regarding the transfer of know-how. This agreement in particular promotes joint efforts for the establishment of international standards.

     CE's strategic cooperation with Xerox Professional Services in the area of archiving, finalized in May 1999, makes Xerox's customer database available to CE. Under the cooperation agreement, Xerox Professional Services will distribute CE's products throughout Germany. In the course of new projects, Xerox Professional Services will combine CE's products with Xerox scanners, printers and Xerox software. Xerox Professional Services will carry out projects using the CE Document Server. Furthermore, CE will participate in joint marketing activities, with the first activities targeted at banks and insurance agencies.

     In June 1999, ORACLE chose CE's archive and document management system CE ARCHIV in connection with the ORACLE, "Fast Forward" initiative. Under this initiative, designed to foster the distribution of ORACLE Applications in the market segment for small and medium-sized enterprises, CE
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ARCHIV is being marketed through ORACLE's distribution partners. The cooperation between CE and ORACLE results from the increasing demand from the small and medium-sized business segment of software solutions for archiving and document management systems. In January 1999, CE was the first European supplier of software solutions in the field of archiving and document management to receive a certification under the ORACLE Cooperative Application Initiative program for its CE ARCHIV interface with ORACLE Applications. As a result, all users of ORACLE Applications can interface between CE ARCHIV and ORACLE Applications.

     In January 2000, CE amplified its SAP R/3-related archiving and document management business through a cooperation agreement with SVC, a leading German SAP systems house. CE's business has been linked to SAP since CE first received certification by SAP for the interface software CE Archiv-Link for SAP R/3 in June 1996. In December 1997, the interface was certified for the CE ARCHIV release 3.1. The certification relates to the R/3 release 4.0 and SAP will support its functionality up to release 4.6.

     In February 2000, CE entered into a strategic partnership with Oce Printing Systems, pursuant to which they intend to develop and market a solution for the electronic and automated archiving of print data.

CUSTOMERS

     CE has licensed its products to more than 1,500 customers across a broad range of industries worldwide. The following sets forth a representative list of CE's significant customers broken down into industry segments.

     Financial Services: Germany: Bayerische Landesbank, Commerzbank, Debeka, Deutsche Bank, DG Bank, Dresdner Bank, Hansemerkur, Postbank, Sparda Bank, VHV Insurance; Netherlands: AMRO Bank; United States: Emergent Mortgage; Austria:
Porsche Bank; Switzerland: Union Bank of Switzerland.

     Industry and Retail: Germany: Bayer, Bitburger Brewery, Bosch, DaimlerChrysler, DEA, Osram, REWE; Belgium: Interbrew; France: Renault; Europe:
Shell.

     Public Sector: Germany: City of Berlin; City of Munich, Department of Justice, Parliament; Canada: Department of National Defense; United States:
Department of Transportation, Florida; Russia: Ministry of Exterior.

     Telecom, Transportation and Utilities: Germany: Berlin Airport, Frankfurt Airport, Kirch Group, Ruhrkohle, RWE, Deutsche Telekom; Italy: Telecom Italia.

KEY ACCOUNTS

     Key accounts are major customers, generally groups of companies, who typically deal directly with manufacturers as a result of their size and specialized knowledge. CE's key accounts include:

     German Savings Banks Association. CE has installed its CE ARCHIV and CE Akte software at several data centers of the German savings banks association and at numerous savings banks that are members of the association. Given that the member institutions of the savings banks usually install the same software as the association, the contracts with the savings banks association, with 380,000 staff employed at its member institutions, provides significant potential for additional sales of CE's products.

     Siemens. The acquisition of SiDoc GmbH in 1998, formerly a wholly owned subsidiary of Siemens Nixdorf Informationssysteme AG, and a partnership agreement with Siemens has made CE the main supplier of document management software to the Siemens Group worldwide.

     RWE. CE ARCHIV is a recommended product within the RWE Group, a German utilities provider with over 80,000 employees.

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COMPETITION

     The market for CE's products is highly competitive, subject to rapid change and significantly affected by new product introductions and market activities from other industry participants. CE's products are targeted at the emerging market for client/server software solutions. CE's competitors are diverse and offer a variety of products and services directed at various segments of the archiving and document management market.

     These competitors include:

     - competitors offering client/server archiving and document management, such as iXOS, SER and FileNet;

     - internal development efforts by corporate information technology departments;

     - smaller independent companies, which have developed or are attempting to develop document management systems that complement or compete with CE's software solutions; and

     - other business application software suppliers who may broaden their product offerings by internally developing, or by acquiring or partnering with independent developers of, document management software.

     Several competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and a larger installed base of customers than CE does. Some of CE's competitors and potential competitors have the resources to easily offer specific vendor solutions. As a result, these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products, than CE can.

     CE expects that competition will increase as a result of software industry consolidations. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of CE's existing and prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire a significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on CE's business, financial condition or operating results. There can be no assurance that CE will be able to compete successfully against current and future competitors or that competitive pressures faced by CE will not materially and adversely affect its business, financial condition or results of operations. See "Risk Factors."

PRODUCT RESEARCH AND DEVELOPMENT

     One of the crucial tasks of an IT company is to maintain further developments for existing products and to introduce product innovations regularly. Along with developing CE's new client component software and providing support to partner network members in designing and implementing innovative technologies, CE's product research and development department focuses on product integration.

     CE's main focus of research and development in 2000 is to design an integrated solution which will combine CE's core product CE ARCHIV with the ARCIS products and the products of its newly acquired subsidiary Insiders Information Management.

     In 1999, a principal focus of activities in CE's Product Research and Development unit was the integration of ARCIS products. The acquisition of SiDoc and its ARCIS products in October 1998 added several clients and server functions to CE's products portfolio. The acquisitions of netconcept and HAVI in July 1999 have focused the unit on developing specialized software that integrates and implements the know-how of those subsidiaries.

     New products introduced in 1999 included CETERNA, CECURA, CENATOR and CERVYS, sector-specific solutions for the finance, insurance, public sector and health care market segments, and the
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latest version of ARCIS (NT), which offers a broad range of new features such as full-text search and enhanced Internet services. Two variations of the Web client component are now available: Java Script and HTML. The latest version of the CE ARCHIV Document Server for AIX, HP-UX, Linux, OS-390, Sun Solaris,
Windows NT was also developed in 1999. It is intended to offer improved data handling, data security, improved system access and a user-friendly interface.

     In 1998, one focus of development activities was on Internet and intranet products, as well as on interfaces to knowledge management systems based on CE ARCHIV.

     In October 1998, CE presented its integrated electronic archiving and document management system CESAR. In June 1998, CE was granted official approval by ORACLE for the "Archive Connect for ORACLE Applications" interface between CE ARCHIV and ORACLE Applications. In 1998, CE also developed and launched a new tool for Computer Output on Laser Disk. This development rounded off CE's range of applications for Computer Output on Laser Disk in the mid-range and high-end segments.

     Product Research and Development expenses in 1999 were DM 15.2 million, representing 15.5% of revenues in 1999. In 1998, expenditures amounted to DM 7.4 million, representing 16.4% of revenues in that year. DM 1.2 million, or 6.2% of revenues, was spent in the Product Research and Development area in fiscal year 1997.

     Delays or difficulties associated with the development of new products or enhancements of existing products could have a material adverse effect on CE's business and prospects. See "Risk Factors."

EMPLOYEES

     CE believes that its employees have made important contributions to its development over the past years and that their commitment and willingness to master new challenges will contribute to ensuring its continued growth.

     As of May 31, 2000, CE employed 449 persons. CE intends to further increase the number of employees in order to meet its goals. Future personnel policies will focus in particular on adding personnel in the areas of research and development, sales and distribution and consulting. The major personnel expenses occurred in the areas of consulting and sales.

     CE believes that the ability to develop innovative, practical application solutions and new products is the key success factor in implementing its goals. As a result, software development staff is especially important. Other employees active in the areas of consulting and customer-specific solutions must also be included in the software development category.

     Certain groups of employees of CE and its subsidiaries receive part of their salary in bonuses tied to achievement targets defined from year to year. Sales employees, for example, receive a variable salary component individually defined by target turnovers, which are fixed at the beginning of each year.

     The competition for qualified personnel in CE's industry sector is intense. Even though the labor market for IT specialists and other highly specialized personnel is very competitive, CE expanded and strengthened its labor force in 1999. CE believes that its future success will depend materially on its continued ability to attract, hire and retain qualified personnel. See "Risk Factors."

PROPRIETARY RIGHTS

     CE's success is heavily dependent upon proprietary technology. CE relies primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. CE seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. License agreements with customers typically provide for confidentiality clauses.

     CE owns the trademark "ARCIS," which it acquired from Siemens Nixdorf Informationssysteme AG in June 1999. In an agreement dated March 3, 1998, Mr. Thomas Wenzke and Mr. Jurgen Brintrup, each

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holding a 50% interest in the "CE ARCHIV/2" software package, assigned exclusive exploitation rights to the package to CE.

     CE does not have any material patents, licenses or proprietary rights agreements, the loss of which could have a serious effect on CE's business activities or profitability. Despite CE's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of its products or to obtain and use information that CE regards as proprietary.

     Policing unauthorized use of CE's products is difficult, and while CE is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect CE's proprietary rights to as great an extent as do the laws of the United States or the laws of the Federal Republic of Germany. Accordingly, there can be no assurance that CE's means of protecting its proprietary rights will be adequate or that its competitors will not independently develop similar technology.

     CE is not aware of any of its products infringing upon the proprietary rights of any third party. There can be no assurance, however, that third parties will not allege infringement by CE with respect to current or future products. CE expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in its industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could result in costly litigation that could absorb significant management time or cause product shipment delays, which could have a material adverse effect upon CE's business, financial condition or results of operations. Such claims could require CE to enter into royalty or licensing agreements that may not be available on terms acceptable to CE or at all, which could have a material adverse effect upon its business, financial condition or results of operations. See "Risk Factors."

FACILITIES

     CE's new executive offices are currently under construction on property in Bielefeld, Germany which is owned by CE. The construction work is scheduled to be completed in early 2001. Under the property purchase agreement, CE is obligated to create permanent jobs for a total of at least 300 employees at this facility (including CE's existing employees). The agreement granted CE an option to buy a neighboring property for a price specified in the agreement, which option was recently exercised. CE does not own any other property or facilities.

     CE and its subsidiaries lease facilities in various locations throughout Germany, including Berlin, Bielefeld, Frankfurt/Main, Hanover, Munich, Dusseldorf-Ratingen and Stuttgart. The leases for the office complex presently housing CE's executive headquarters, located at Herforder StraSSe 155a, 33609 Bielefeld, expire on March 31, 2002; CE has a one-time option to renew these leases for five years.

LEGAL PROCEEDINGS

     CE and its subsidiaries are not currently and, in the past two years, have not been a party to any legal proceedings which could have, individually or in the aggregate, a material adverse effect on CE's business, operating results or financial condition.

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                        DESCRIPTION OF TREEV'S BUSINESS

OVERVIEW

     TREEV is a leading developer and marketer of content management solutions. TREEV provides client/server and Internet solutions for document management, document imaging, enterprise report management, and workflow process reengineering. The TREEV Suite of software products allows organizations to electronically capture, manage, store, and distribute large volumes of information to geographically dispersed enterprises. This information includes computer reports, engineering drawings, scanned images, office documents, photos, voice files and video clips. TREEV's software products have been installed in over 2,000 banks, Fortune 1000 corporations, and government agencies.

     TREEV's corporate headquarters, product development and marketing operations are located in Herndon, Virginia. Regional sales offices are located across the United States. TREEV also has a testing and customer service facility in Denver, Colorado.

THE BUSINESS CASE FOR INTEGRATED DOCUMENT MANAGEMENT SOFTWARE SOLUTIONS

     Organizations are continually looking for ways to more easily process and distribute large volumes of information throughout an enterprise. Traditional paper-based manual filing, retrieval, and distribution methodologies are slow, labor intensive, and require bulky file storage. This problem is compounded by the fact that, while businesses are becoming more decentralized, they are, at the same time, attempting to better share information across their operations. The TREEV Suite of software products offers a solution to this problem and accommodates the needs of companies looking for fast information access and the ability to share documents across departments. Ultimately, the ability to retrieve information from any corporate data repository, evaluate it and distribute this knowledge to other locations leads to increased productivity. TREEV's integrated document management software addresses this pressing business need. TREEV's products are designed to handle the growing use of digital information that organizations are creating and distributing through the Internet.

LEVERAGING THE GROWTH OF THE INTERNET

     The Internet has become a driving economic force in business today. At its foundation, the Internet provides a standardized communications vehicle for connecting a business with its customers. Until recently, businesses have used the Internet as a medium for publishing information to their customers. Initially, many implementations took the form of an "electronic brochure." Even though there was an ever-increasing amount of important data being provided on the Internet, the communication interface was primarily one way. Businesses are in the second phase of commercial deployment over the Internet. Electronic commerce applications requiring full interactive transaction processing are being implemented.

     We are now entering the third phase of Internet development. In this phase businesses will fully connect with their clients, diminishing the differences between internal information systems and external Web-based applications. TREEV's products aim to provide small and large-scale Internet document management applications to handle this business need.

THE TREEV SUITE

     The TREEV Suite of integrated software products provides a scalable framework of building blocks for developing customizable client/server and Web-based applications for managing documents, files, and other unstructured data types. Based on Microsoft's COM architecture, the TREEV Suite utilizes industrial strength document management, document imaging, enterprise report management, and workflow engines for rapid development of enterprise information solutions. TREEV's standards-based design and unique "adapter" architecture is designed to allow for connectivity to leading third-party document management systems and integration with existing production applications.

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

TREEV Suite Components

     TREEV's core engines -- document management, document imaging, enterprise report management, and workflow -- are the foundation of TREEV's component-based framework. They are described below:

     OmniTREEV. This patented software solution manages the content and storage of multimedia data types such as text, images, audio files or video clips. OmniTREEV handles the management, storage, and distribution of any type of multimedia or document object in high-transaction, client/server and Internet environments. Companies which utilize OmniTREEV can multimedia-enable existing or new database applications while preserving their investments in legacy information systems and hardware equipment.

     DocuTREEV. This document management system allows the user to capture, store and retrieve scanned images, word processing documents, spreadsheets and other graphical files. Images can be stored and retrieved from magnetic disk
(RAID), CD-R, or optical disk. DocuTREEV effectively replaces the use of paper and microfilm as a storage medium and takes advantage of Windows NT, UNIX, and SQL technologies to deliver an enterprise-wide scalable solution.

     eTREEV. eTREEV is an intuitive browser client that is designed to provide instant online access to statements and reports archived in the DataTREEV Enterprise Report Management system.

     DataTREEV. This enterprise report management software provides a storage and retrieval system, which offers high-volume, high-speed handling of mission-critical report data for mainframe and client/server environments. DataTREEV is designed to acquire and manage reports from almost all hardware platforms and to provide simultaneous access to Internet, Windows, and 3270 terminal-based users.

     AutoTREEV. This software application is designed to automate complex business processes more commonly referred to as workflow applications. Its patented rules-based workflow engine stores logic that moves documents through an automated process based on the definition of work types, users and tasks, and the recognition of dynamic processing conditions.

EDUCATION AND SUPPORT SERVICES

     Education, customer service and support are key competitive elements in today's business environment. TREEV is dedicated to providing the best product and system expertise, project management and guidance for delivering integrated document management solutions. TREEV provides a 24-hour, 7 days a week, customer service program, based primarily in Denver, Colorado. TREEV's educational services department also offers a range of training classes to help clients and business partners. Classes are held in Herndon, Virginia, Denver, Colorado, and at client sites around the country.

PRODUCT DEVELOPMENT

     Product development is located at TREEV's headquarters in Herndon, Virginia. During 1999, the product development group focused on completing product release plans for the eTREEV product technology.

     Strategically, the eTREEV technology has been developed to help value-added resellers more easily develop customized document management applications to satisfy complex business problems. Because TREEV 2000, of which eTREEV is a component, is based on Microsoft's COM architecture, both integrators and value-added resellers should be able to build more rapidly Microsoft-compatible vertical applications according to individual customer specifications. TREEV's design also allows for connectivity to leading third-party document management systems and integration with existing line-of-business applications. TREEV hopes to leverage this technology through its partners to penetrate new vertical markets. TREEV 2000 has also been specifically adapted to respond to growing e-commerce demands for Internet document presentment.

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     TREEV views the product development organization as one of its key assets and aims to continue to invest in building its infrastructure, refining the group's software development methodology, and implementing the TREEV 2000 product strategy.

ASSEMBLY AND SOURCES OF SUPPLY

     TREEV assembles its products at its facilities in Herndon, Virginia and Denver, Colorado. TREEV relies exclusively on outside suppliers for the hardware components of its products such as scanners, computers and optical disk drives and jukeboxes. Most parts and components are currently available from multiple sources at competitive prices. To date, TREEV has not experienced significant delays in obtaining parts and components, and although there can be no assurance, TREEV does not expect to experience such delays in the future.

PATENTS, TRADEMARKS AND COPYRIGHTS

     TREEV has registered certain trademarks and copyrights in the United States and various foreign countries. The TREEV family of product names used in this proxy statement/prospectus are registered or unregistered trademarks owned by TREEV.

     TREEV also has two patents. A patent for the enterprise multimedia system and method using scalable object-based architecture, which primarily relates to TREEV's OmniTREEV product, was granted on February 17, 1998. A patent for the rule engine interface for a visual workflow builder, which primarily relates to TREEV's AutoTREEV product, was granted on June 30, 1998. TREEV has also applied for other patents on certain of its key technologies. In general, however, management believes that the competitive position of TREEV depends primarily on the skill, knowledge and experience of TREEV's personnel and their ability to develop, market and support software products, and that its business is not materially dependent on copyright protection, trademarks or patents. TREEV believes that all of its products are of a proprietary nature and its licensing agreements generally prohibit program disclosure. It is possible, however, for product users or competitors to copy portions of TREEV's products without its consent.

     Licenses for a number of software products have been granted to TREEV for its own use or for remarketing to its customers. In the aggregate, these licenses are material to the business of TREEV, but TREEV believes that the loss of any one of these licenses would not materially affect TREEV's results of operations or financial position.

WARRANTY AND SERVICE

     Warranties for hardware sold by TREEV are generally provided by the manufacturer. TREEV provides initial warranties and ongoing service contracts usually covering one year for its software products. TREEV recognizes revenues under service contracts ratably over the contract period.

COMPETITION

     Virtually every software vendor in TREEV's market space has built its business by delivering proprietary development tools and interfaces. Because of this fact, these systems are often inappropriate for a wide range of applications. One of the primary attributes of TREEV's technology is its ability to address a wide range of information needs, from simple departmental applications to more complex enterprise-wide systems. TREEV offers open systems designed to give customers the ability to determine their own development environment.

     With the release of TREEV 2000 in March 2000, TREEV has created a Microsoft-centric framework for developing and delivering imaging, enterprise report management, workflow, and document management applications. TREEV believes it will benefit from this strategic product positioning as more and more organizations look for real-time document access and tighter production systems integration. With image-

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enabled applications becoming more commonplace, the need to bring document management systems into the information technology mainstream has become paramount.

     Historically, TREEV believes that its customers have chosen its products over competitive offerings because of the product's ability to easily scale across an enterprise and for its open, flexible architecture. Scalability, immediate access to information, and the ability to manage geographically dispersed data stores into a single application are all reasons customers cite for choosing TREEV's software.

     Regarding specific industry markets, TREEV is a large vendor in the banking industry. TREEV provides banks with document-imaging and report management systems that can improve customer service and significantly reduce paper production and storage. TREEV's software facilitates daily operations such as tracking signature cards, loan documentation, and checking account statements.

     TREEV's competitors vary depending upon industry market focus and overall client systems requirements. FileNET, Eastman Software and IBM are primary competitors for large Integrated Document and Output Management (IDOM) enterprise-level installations. Smaller IDOM competitors include Optika, SER/Macrosoft, Hyland, and OTG Software. Competition from single product vendors includes Documentum, INSCI and Staffware.

SALES AND MARKETING

     TREEV sells its integrated document software products indirectly through business partners or value-added resellers and directly within the banking marketplace through its own sales force. Sales/sales support offices are located in or near Atlanta, Charlotte, Dallas, Denver, Los Angeles, Minneapolis, New York, Orlando, San Francisco, San Jose and Washington, D.C.

     TREEV is positioning itself to sell its software products through indirect sales partners such as value-added resellers, systems integrators and original equipment manufacturers. Its recently developed Business Alliance Program is a catalyst and support vehicle for these marketing partnerships. TREEV is also forming alliances with vendors of complementary product technologies such as companies which market and manufacture database, application development, systems management, and communication and connectivity software.

     TREEV's Financial Services Group is continuing to increase its banking industry penetration as it sells the new TREEV 2000 -- specifically imaging, Enterprise Report Management and workflow -- to new customers, as well as its existing client base of over 2,000 banks.

     TREEV also maintains major accounts in the telecommunications and public sector markets. Lucent Technologies, for example, uses TREEV's OmniTREEV Web-based document management software to capture, store, and manage CAD/CAM files, engineering drawings, and text-based operations manuals for its internal and field engineers. In the public sector, Healthcare Financing Administration uses TREEV's technology to monitor and process Medicare payments. In this case, TREEV's software improved form throughput and processing times by 25%. TREEV's software is also used at the U.S. Treasury and the U.S. Department of Defense.

     TREEV maintains active marketing programs for both its indirect and direct sales channels. This includes representation at national trade events, seminars, user group meetings, press and analyst tours, advertising in major industry and news publications and participation in lead generation activities such as direct mail campaigns. TREEV's Business Alliance Program has also been expanded to include co-op marketing activities on a regional and national level.

BUSINESS DISPOSITIONS

     During 1994, TREEV committed itself to a plan of restructuring, which was designed to improve operating results by concentrating TREEV's resources on the marketing, and continued development of its main suite of software products. In connection with its restructuring plan, TREEV, during 1995, 1996 and

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1997, disposed of a number of operating units which were not considered complementary to TREEV's business.

     As a result of these divestitures, TREEV recorded a gain of $266,000 in 1997 and losses of $921,000 and $9.3 million in 1996 and 1995, respectively. The aggregate consideration received by TREEV from the divestitures was $1.6 million in cash and $11.2 million in notes receivable, of which $1.1 million was reserved as uncollectible at December 31, 1997, and written off during 1998.

     TREEV sold its French subsidiary, Dorotech, in the fourth quarter of 1997 and its Symmetrical Technologies, Inc., subsidiary in 1996. During 1995, TREEV disposed of the following operations: Hunt Valley Division (formerly NSI, Inc.), Network Imaging (UK Holdings) Limited, Microsouth, Inc., Tekgraf, Inc., P E Systems, Inc., WildSoft Division, and IBZ Digital Production AG.

EMPLOYEES

     TREEV's success is highly dependent on its ability to attract and retain qualified employees. Competition for employees is intense in the software industry and particularly in the Washington, D.C. metropolitan area. To date, TREEV believes it has been successful in its efforts to recruit qualified employees, but there is no assurance that it will continue to be as successful in the future.

     None of TREEV's employees are represented by a labor union. TREEV has experienced no work stoppage and believes that its employee relations are good.

     At November 6, 2000, TREEV employed 240 people.

PROPERTIES

     As of November 6, 2000, TREEV leased 44,200 square feet for its headquarters in Herndon, Virginia under a lease which commenced in May 2000 and expires in April 2010. TREEV also leases an aggregate of approximately 55,000 square feet of similar facilities at other offices near Atlanta, Georgia; Charlotte, North Carolina; Dallas, Texas; Denver, Colorado; Los Angeles, California; Minneapolis, Minnesota; and Orlando, Florida. TREEV's current rent expense under real property leases on an annual basis is approximately $1.6 million. TREEV owns no real property and has no plans to purchase any real property for either commercial or investment purposes in the foreseeable future. TREEV believes that its facilities are adequate for its purposes.

LEGAL PROCEEDINGS

     TREEV is not involved in any legal proceedings, other than routine litigation incidental to the business.

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          SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

TREEV

     The following table sets forth information, as of November 6, 2000, with respect to the beneficial ownership of TREEV common shares by (1) each stockholder known by TREEV to be the beneficial owner of more than five percent (5%) of the outstanding TREEV common shares; (2) each director of TREEV; (3) the chief executive officer and the four other most highly compensated executive officers of TREEV; and (4) all executive officers and directors of TREEV as a group. Except as indicated in the footnotes to the table, persons named in the table have sole voting and investment power with respect to all TREEV common shares shown as beneficially owned by them.

     The address of each person listed below, other than the Estate of Fred Kassner, Mr. Ardinger and Mr. Adkins, is 13900 Lincoln Park Drive, Herndon, Virginia 20171.

                                                               BENEFICIAL OWNERSHIP
                                                           -----------------------------
NAME OF BENEFICIAL OWNER OR GROUP                          SHARES(1)    PERCENTAGE OWNED
---------------------------------                          ---------    ----------------
Estate of Fred Kassner(2)................................  2,860,426          17.6%
Horace T. Ardinger, Jr.(3)...............................  4,362,094          26.9%
Douglas Adkins(4)........................................  1,179,788           7.3%
Deutsche Bank AG and Deutsche Funds Holding GmbH(5)......    845,660           5.2%
Robert P. Bernardi(6)....................................    251,824           1.5%
James J. Leto(7).........................................    693,679           4.3%
Thomas A. Wilson(8)......................................    312,500           1.9%
John F. Burton(9)........................................     38,578             *
Edwin A. Adams(10).......................................     11,250             *
Brian H. Hajost(11)......................................    139,582             *
Richard G. McMahon(12)...................................     78,768             *
Thomas Giampa(13)........................................     98,100             *
C. Alan Peyser(14).......................................     44,518             *
Michael J. Smith(15).....................................      5,000             *
Directors and executive officers as a group(10 persons)..  1,673,799          10.3%

---------------
  *   Less than one percent (1%).

 (1) Under applicable rules of the U.S. Securities and Exchange Commission, a person is deemed to be the beneficial owner of TREEV common shares if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own TREEV common shares that he or she does not actually own but has the right to acquire presently or within the next 60 days, by exercise of stock options or otherwise.

 (2) The address of the Estate of Fred Kassner is 69 Spring Street, Ramsey, New Jersey 07446. Of the total TREEV common shares shown, the Estate of Fred Kassner has shared voting and dispositive power with respect to 2,860,426 TREEV common shares, including 20,000 TREEV common shares underlying a warrant, held by Liberty Travel, Inc. of which the Estate is a stockholder. Of the TREEV common shares reported as being held directly by the Estate, 63,500 are issuable upon the exercise of warrants.

 (3) The address of Mr. Ardinger is 3000 Thanksgiving Tower, Dallas, Texas 75201. The TREEV common shares listed in the table as beneficially owned by Mr. Ardinger consist of 4,362,094 TREEV common shares currently owned by Mr. Ardinger and/or warrants (the "Investor Warrants") purchased by Mr. Ardinger and the Ardinger Family Partnership, which Mr. Ardinger controls. The Investor Warrants were issued in connection with the private placement of TREEV common shares in September 1998.

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

 (4) The address of Mr. Adkins is 3000 Thanksgiving Tower, Dallas, Texas 75201. The TREEV common shares listed in the table as beneficially owned by Mr. Adkins consist of 1,136,038 TREEV common shares currently owned by Mr. Adkins and the Adkins Family Trust Ltd. and the Baker Family Trust (both of whose TREEV common shares Mr. Adkins may be deemed to beneficially own) and 43,750 TREEV common shares issuable upon exercise of warrants (including 40,000 issuable upon exercise of the Investor Warrants).

 (5) The address of Deutsche Bank AG is Taunusanlage 12, D-60325 Frankfurt am Main, Federal Republic of Germany. The address of Deutsche Funds Holding GmbH is Feldbergstrasse 22, D-60612 Frankfurt am Main, Federal Republic of Germany.

 (6) Includes 12,500 warrants and 112,449 TREEV common shares issuable upon exercise of options.

 (7) Includes 4,000 warrants and 564,992 TREEV common shares issuable upon exercise of options.

 (8)  All these TREEV common shares are issuable upon exercise of options.

 (9)  All these TREEV common shares are issuable upon exercise of options.

(10)  All these TREEV common shares are issuable upon exercise of options.

(11)  Includes 125,001 TREEV common shares issuable upon exercise of options.

(12)  Includes 75,000 TREEV common shares issuable upon exercise of options.

(13)  All these TREEV common shares are issuable upon exercise of options.

(14)  Includes 38,518 TREEV common shares issuable upon exercise of options.

(15)  All these TREEV common shares are issuable upon exercise of options.

CE

     The following table sets forth information as of October 31, 2000, with respect to the beneficial ownership of CE ordinary shares, which constitutes CE's only outstanding class of voting securities, by (1) each person known to CE to be the owner of more than ten percent (10%) of the ordinary shares and (2) all members of the CE supervisory board and the CE management board and CE's executive officers, as a group. All of the CE ordinary shares have been issued in bearer form. Except as indicated, beneficial ownership includes the sole power to vote and to dispose of the securities in question.

                                                               BENEFICIAL OWNERSHIP
                                                           -----------------------------
NAME OF BENEFICIAL OWNER OR GROUP                           SHARES      PERCENTAGE OWNED
---------------------------------                          ---------    ----------------
Hans-Jurgen Brintrup.....................................  4,825,000         24.12%
Thomas Wenzke............................................  4,825,000         24.12%
All members of the CE supervisory board and the CE
  management board as a group (7 persons)................  9,650,000         48.24%

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

                            MANAGEMENT AND EMPLOYEES

     As required by German law, CE has a two-tier board system consisting of a Management Board and a Supervisory Board. The CE management board is responsible for the management of CE and representing CE in its dealings with third parties. The CE supervisory board appoints and removes the members of the management board and supervises the management board and the general course of corporate and business affairs. The management board must keep the supervisory board informed about the operations of CE, consult with the supervisory board on important matters, and submit specified important decisions to the supervisory board for its prior approval. The members of the management board are appointed by the supervisory board for a term of up to five years and they may be re-appointed or have their term extended for one or more terms of up to five years. Under certain circumstances, such as a serious breach of duty or a bona fide vote of no confidence by the CE shareholders, a member of the management board may be removed by the supervisory board prior to the expiration of his term. The members of the supervisory board are elected for a term of approximately five years and may be re-elected. See "Comparison of Rights of Holders of TREEV Common and Preferred Stock and CE Ordinary Shares."

CE MANAGEMENT BOARD

     As of the effective time of the merger, the members of the CE management board are expected to be as follows (ages are as of November 1, 2000):

                 NAME                    AGE                      POSITION
                 ----                    ---    --------------------------------------------
Hans-Jurgen Brintrup...................  45     Member of the Management Board, Marketing
                                                and Sales
Thomas Wenzke..........................  36     Member of the Management Board, Finance
Milan Stahl............................  32     Member of the Management Board, Mergers and
                                                Acquisitions and Investor Relations
Gerhard Buhrig-Ney.....................  43     Member of the Management Board, Human
                                                Resources

     Hans-Jurgen Brintrup co-founded CE in 1998 and, in the same year, was appointed as a member of the CE management board. From 1990 to 1998, Mr. Brintrup served as a senior member of the management of CE's predecessor company, CE computer equipment GmbH.

     Thomas Wenzke co-founded CE in 1998 and, in the same year, was appointed as a member of the CE management board. From 1984 to 1998, Mr. Wenzke served as a senior member of the management of CE's predecessor company, CE computer equipment GmbH. In June 2000, he was elected as a member of the supervisory board of GROUP Technologies AG.

     Milan Stahl has been a member of the CE management board since August 2000. From 1997 through June 2000, Mr. Stahl worked in the Institutional Equity Sales department of the DG Bank.

     Gerhard Buhrig-Ney has been a member of the CE management board since September 2000. From 1991 to 2000, he worked for Bertelsmann AG, where he was head of the executive education department for the last two years.

     It is expected that after the effective time of the merger, the CE supervisory board will vote upon a resolution to appoint Thomas Wilson, a director and the president and chief executive officer of TREEV, to the CE management board.

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

CE SUPERVISORY BOARD

     As of the effective time of the merger, the members of the CE supervisory board are expected to be as follows (ages are as of November 1, 2000):

                 NAME                    AGE                      POSITION
                 ----                    ---    --------------------------------------------
Dr. Uwe Swientek.......................  58     Chairman of the Supervisory Board
Prof. Dr. Peter Kupsch.................  56     Vice-Chairman of the Supervisory Board
Prof. Jurgen Witt......................  66     Member of the Supervisory Board

     Dr. Uwe Swientek has been the chairman of the CE supervisory board since 1998. Dr. Swientek has been a member of the management board of BMG Entertainment since 1994. He has been working for Bertelsmann in different capacities since 1969. Dr. Swientek is a member of the supervisory board of Bertelsmann and the chairman of the Bertelsmann Management Representative Committee since 1990. Prior to 1990, he was a member of the divisional board in the electronic media division (since 1985), a member of the divisional board in the printing and industrial division (since 1980) and managing director of Sonopress (since 1974). From 1967 to 1969, Dr. Swientek worked for AEG Telefunken as a system development engineer. Dr. Swientek holds diplomas in electronic communications technology from the University of Aachen and in business administration from the University of Munster.

     Prof. Dr. Peter Kupsch is a Professor of Economics at the University of Bamberg. He also works as an auditor and tax adviser for an auditing firm in Bamberg. His other professional activities include: member of the supervisory boards of Wieland Elektric GmbH and Wieland Holding GmbH, two companies in the electrical engineering industry; and member of the advisory board of Striewa Bekleidungswerke GmbH, a company in the textile and food industry; and rendering opinions in the areas of accounting, valuation of enterprises and reorganization of enterprises.

     Prof. Jurgen Witt is a Professor of Economics at the University of Applied Sciences of Bielefeld, where he started lecturing in 1972. He also works as a business consultant for a consultancy firm in Dusseldorf. Prof. Witt received a diploma from the School of Economics of Mannheim. His other professional activities include: Chairman of the Marketing Club of Bielefeld and conducting research projects and management seminars. His areas of special expertise are strategic management, product innovation and sales management.

COMPENSATION

     The aggregate amount of compensation paid by CE to the members of the CE management board in fiscal year 1999 amounted to DM 660,000. The aggregate amount of compensation paid by CE to the members of the CE supervisory board in fiscal year 1999 amounted to DM 45,000. Value added tax on the remuneration and expenses of supervisory board members is reimbursed by CE. The pension reserves for members of the CE management board, all of whom currently are active management board members, amounted to DM 45,000 on December 31, 1999.

RELATED PARTY TRANSACTIONS AND RELATIONSHIPS

     CE leases one of its material facilities from members of the CE management board. The following table sets forth the names of these persons, their relationships to CE, the location of the facility and the amount of such consideration.

                       LESSOR'S RELATIONSHIP
    LESSOR'S NAME              TO CE                 FACILITY             LEASE PAYMENT
    -------------      ---------------------    -------------------    -------------------
Thomas Wenzke,         Members of the CE        Bavariaring 26,        DM13,441.30 per
Hans-Jurgen Brintrup   management board         80336 Munich,          month
                                                Germany

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

STOCK INCENTIVE PLAN

     The shareholders of CE approved a resolution at the general shareholders' meeting held on August 2, 2000 authorizing the CE management board, with the consent of the CE supervisory board, to establish the CE Computer Equipment AG 2000 Stock Incentive Plan (the "stock incentive plan"), under which the employees of CE and members of the CE management board as well as the members of the management board, executive officers and directors and the employees of CE's affiliated companies (the "eligible employees") may be granted rights to purchase convertible bonds that are convertible into CE ordinary shares. CE adopted the stock incentive plan on August 2, 2000.

     The purposes of the stock incentive plan are to encourage ownership of CE ordinary shares by eligible employees of CE and its subsidiaries so that such employees have a proprietary interest in the performance of CE, to provide an incentive for such employees to expand and improve the growth and prosperity of CE and its subsidiaries, and to assist CE and its subsidiaries in attracting and retaining such employees. The members of the CE supervisory board will not be eligible to purchase convertible bonds. At the August 2, 2000 general shareholders' meeting, the shareholders approved a resolution to conditionally increase the share capital of CE by up to E1,928,572.00 to cover conversion rights for up to 1,928,572 CE ordinary shares underlying the convertible bonds to be purchased pursuant to the stock incentive plan. See "Description of CE Ordinary Shares -- Share Capital."

     Under CE's stock incentive plan, the term during which the rights to purchase convertible bonds may be granted may not exceed five years. Subject to the terms and conditions of the stock incentive plan, each convertible bond with a par value of E0.10 will be convertible into one CE ordinary share. The stock incentive plan will be administered by the CE management board; the CE management board (or, with respect to members of the CE management board, the CE supervisory board) will determine which eligible employees will participate in the stock incentive plan. The aggregate number of CE ordinary shares to be issued pursuant to convertible bonds will be determined by the CE management board, or, in the case of rights to purchase convertible bonds granted to members of the CE management board, by the CE supervisory board. The eligible employees will purchase the convertible bonds at par value and will subsequently be able to exercise their conversion rights for conversion into CE ordinary shares after payment of the conversion price. In no event, however, may CE grant rights to purchase convertible bonds nor may eligible employees exercise their conversion rights on a date that does not fall within ten business days following the second business day after: (i) the general shareholders' meeting of CE, (ii) the press conference relating to the public announcement of CE's annual financial reports, or (iii) the publication of any interim financial reports with respect to the first, second and third quarter of the then current fiscal year of CE. When used in this paragraph, "business day" shall mean any day that is both (i) a day on which the Frankfurt Stock Exchange is open for trading, and (ii) a day on which commercial banks in Frankfurt, Germany, are open for business.

     Pursuant to the stock incentive plan, eligible employees outside the United States will be able to exercise their convertible bonds with respect to 50% of the CE ordinary shares underlying such convertible bonds no earlier than two years after the date of purchase or, in the case of eligible employees who are resident in the United States, with respect to 25% of the CE ordinary shares underlying such convertible bonds no earlier than one year after the date of purchase and with respect to the remaining convertible bonds in equal monthly installments over a 24-month period with respect to eligible employees outside the United States and a 36-month period with respect to eligible employees who are resident in the United States, in each case in accordance with the vesting schedule set forth in their respective notices of purchase. The conversion price per share will not be less than 100% of (i) the arithmetic average of the weighted prices of CE ordinary shares as reported on the Frankfurt Stock Exchange on the last five trading days prior to the issuance of the convertible bonds or (ii) if higher, the single cash price ("Einheitspreis") of a CE ordinary share in floor trading ("Parketthandel") (or, should such floor trading be discontinued, the price most closely approximating the single cash price) on the date on which the issuance of the convertible bond is approved by the CE management board or the CE supervisory board, respectively.

     In the event that the eligible employee's service terminates for any reason, the unvested portion of the convertible bonds will no longer be eligible to be converted as of such date. CE will repurchase such unvested convertible bonds on the maturity date and pay out accrued taxes, if any. The vested portion of the convertible bonds generally may be exercised during the next exercise period following termination of employment (or in the event of the death, retirement or permanent disability of an eligible employee, during the next four exercise periods). In the event that the convertible bonds have not been converted into CE ordinary shares prior to the maturity date, the right to convert will lapse and CE will repurchase the convertible bonds as soon as practicable thereafter at par value and pay out accrued taxes, if any.

     As of the date of this proxy statement/prospectus, 165,553 convertible bonds are outstanding each of which is convertible into five CE ordinary shares to reflect CE's five-for-one stock split.

           TRADING ON THE NEUER MARKT OF THE FRANKFURT STOCK EXCHANGE

THE FRANKFURT STOCK EXCHANGE AND THE NEUER MARKT

     The Frankfurt Stock Exchange is the most significant of the eight German stock exchanges and accounted for approximately 79 percent of the turnover in traded shares in Germany in 1999. The aggregate annual turnover of the Frankfurt Stock Exchange in 1999 of almost E4,009.41 billion (based on the Frankfurt Stock Exchange's practice of separately recording the sale and purchase components involved in any trade) for both equity and debt instruments made it the fourth largest stock exchange in the world behind the New York Stock Exchange, Nasdaq and the London Stock Exchange in terms of turnover. As of December 31, 1999, the equity securities of 3,265 corporations, including 2,554 non-German corporations, were traded on the Frankfurt Stock Exchange.

     The Neuer Markt of the Frankfurt Stock Exchange is a trading segment that was launched in March 1997. It is designed for innovative, small to mid-size companies in high growth industries or in traditional industries that have an international orientation and that are willing to provide active investor relations services. Issuers are requested to provide investors on an ongoing basis with information such as annual and quarterly reports (including cash flow statements) and a corporate action timetable. This information is required to be submitted in English and German as well as in electronic form, thus enabling the stock exchange to disseminate corporate information via the Internet.

TRADING ON THE NEUER MARKT

     Shares listed on the Neuer Markt are traded on the floor of the stock exchange as well as via the computer-aided system Xetra. Markets in listed securities are generally of the auction type, but listed securities also change hands in inter-bank dealer markets off the Frankfurt Stock Exchange. Price formation is determined by open bid by state-appointed specialists (amtliche Makler) who are themselves exchange members, but who do not, as a rule, deal with the public. Prices of currently traded securities are displayed continuously during trading hours. At the half-way point of each trading day, a single standard quotation is determined for all shares.

     The members' association of the Frankfurt Stock Exchange publishes a daily list of prices which contains the standard prices of all traded securities, as well as their highest and lowest quotations during the past year.

     Electronic trading via Xetra takes place during every business day between 9:00 a.m. and 8:00 p.m., Frankfurt time. Banks and securities dealers who have been admitted to trading on at least one of Germany's stock exchanges may trade through the Xetra system. Xetra is integrated into the Frankfurt Stock Exchange and is subject to its rules and regulations.

     Transactions on the Frankfurt Stock Exchange (including transactions within the Xetra system) are settled on the second business day following trading. Transactions off the Frankfurt Stock Exchange (for large volumes or if one of the parties is not German) are generally also settled on the second business day following trading, unless the parties have agreed upon a different date. Following a recent amendment to the conditions of German banks for securities trading (Sonderbedingungen fur Wertpapiergeschafte), customer orders to buy or sell listed securities must be executed on a stock exchange, unless the customer instructs otherwise. Trading can be suspended by the Frankfurt Stock Exchange if orderly stock exchange trading is temporarily endangered or if a suspension is in the public interest.

     A unique feature of the Neuer Markt is the introduction of the obligatory designated sponsor, i.e., an entity admitted for trading on the Frankfurt Stock Exchange which provides additional liquidity by quoting prices for the buying and selling of shares on request. Each issuer on the Neuer Markt has to nominate at least two designated sponsors which will contribute to maintaining sufficient liquidity for its shares and also serve as consultants on all stock market related matters for the issuer.

     Trading on German stock exchanges is regulated by, among others, the Federal Supervisory Office for Securities Trading (Bundesaufsichtsamt fur den Wertpapierhandel).
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

     Trading in the CE ordinary shares on the Neuer Markt under the symbol "CEE" commenced on April 27, 1998. The Neuer Markt is still a relatively new market. Accordingly, CE can not assure you that an active trading market for the CE ordinary shares will be maintained in the future on the Neuer Markt or that the Neuer Markt will not experience problems in settlement of clearances as trading develops. Any such delays or problems could adversely affect the market price of the CE ordinary shares. Persons proposing to trade CE ordinary shares on the Neuer Markt should inform themselves about the potential risks and costs of such trading.

                       DESCRIPTION OF CE ORDINARY SHARES

     Set forth below is a summary of certain information relating to CE's share capital and of certain provisions of its articles of association and German law. This summary does not purport to be complete. It is qualified in its entirety by reference to CE's articles of association and German law in effect at the date of this proxy statement/prospectus.

SHARE CAPITAL

     The share capital of CE consists of CE ordinary shares, all of which have been issued in bearer form. The CE ordinary shares are currently deposited with, and held through, Clearstream Banking AG, the German clearing system based in Frankfurt am Main, Germany. As of the date of this proxy statement/prospectus, the issued and outstanding share capital (Grundkapital) of CE was E20,008,175, divided into 20,008,175 no par value ordinary shares (Stuckaktien). The CE ordinary shares have a calculated nominal value (rechnerischer Wert, amount of the share capital proportionally attributed to one no par value share) of E1 each.

     Under the German Stock Corporation Act and CE's articles of association, CE's share capital may be increased in several ways, including but not limited to the following. First, the shareholders may cause the share capital to be increased in consideration for contributions in cash or in kind. Second, the shareholders may create authorized capital (genehmigtes Kapital) and may authorize the CE management board for a period (not exceeding five years) to issue CE ordinary shares or preferred shares out of such authorized capital with the approval of the CE supervisory board. Third, the shareholders may create conditional capital (bedingtes Kapital) for the purpose of issuing CE ordinary shares or preferred shares to holders of convertible bonds, to the holders of bonds with warrants attached, as consideration in a merger or other business combination or to employees or members of the management board of CE or any affiliated entity. In each case, the increase in share capital must be authorized by a resolution passed by three-quarters of the share capital represented at the shareholders' meeting at which the resolution is passed. Any decrease in CE's share capital must be authorized by a resolution passed by three-quarters of the share capital represented at the shareholders' meeting at which such resolution is passed.

     The aggregate nominal amount of any authorized capital created by the shareholders may not exceed 50 percent of the share capital outstanding at the time such authorized capital is registered in the commercial register for CE.

     The aggregate nominal amount of any conditional capital created by the shareholders may not exceed 50 percent or, if created for the purpose of offering CE ordinary shares or preferred shares to employees or members of the management board of CE or any affiliated entity, 10 percent, of the share capital outstanding at the time the resolution to create the conditional capital is adopted.

     The shareholders of CE have created an authorized capital of up to an amount of E10,004,087.50 and authorized the CE management board to issue CE ordinary shares or preferred shares out of such authorized capital against contributions in cash or kind, in one or several steps, with the consent of the supervisory board. This authorization is valid until December 31, 2004. Any shares to be issued on the basis of this authorized capital will be subject to the statutory preemptive rights of CE's shareholders unless the CE management board, with the consent of the CE supervisory board, decides to exclude the preemptive rights in connection with certain transactions, including, (1) an issuance of shares to CE's employees, (2) an issuance of shares against contributions-in-kind, for example, in connection with the acquisition of companies or equity interests therein, or (3) a capital increase against a contribution-in-cash that does not exceed 10 percent of the share capital and in which the issue price is not significantly below the stock exchange price. The CE management board, with the consent of the CE supervisory board, will determine the terms and conditions upon which shares will be issued on the basis of this authorized capital.

     In addition, the shareholders of CE have created a conditional capital in an aggregate amount of up to E1,928,572 to cover conversion rights for up to 1,928,572 CE ordinary shares underlying the convertible bonds to be purchased pursuant to CE's stock incentive plan, adopted on August 2, 2000. Under the terms of the stock incentive plan, employees of CE and members of the CE management board as well as members of the management board, executive officers, directors and employees of CE's affiliated companies will be eligible to purchase bonds that are convertible into CE ordinary shares. See "Management and Employees -- Stock Incentive Plan." The conditional capital will result in an increase of the share capital if and to the extent the convertible bonds are converted by their holders and will then result in a corresponding dilution of the holdings of CE's existing shareholders. The new ordinary shares will be entitled to dividends as of the beginning of the fiscal year in which they are issued as a result of the conversion of the corresponding convertible bonds. The CE management board, with the consent of the CE supervisory board, will determine the terms and conditions for the implementation of the stock incentive plan and the conditional capital increase, except that the CE supervisory board will determine the terms and conditions of the conditional capital increase relating to convertible bonds purchased by members of the CE management board.

OWNERSHIP REPORTING OBLIGATIONS

     Under the German Stock Corporation Act, any enterprise (Unternehmen) owning ordinary shares or preferred shares in a German stock corporation such as CE must promptly notify such corporation in writing if the aggregate number of ordinary shares or preferred shares held by it or on its behalf exceeds, or subsequently falls below, a threshold of 25 or 50 percent of the corporation's share capital. For purposes of this ownership reporting obligation, ordinary shares or preferred shares owned by an enterprise are deemed also to include ordinary shares or preferred shares owned by or on behalf of any other enterprise it controls (directly or indirectly). If, and for so long as a shareholder does not comply with these ownership reporting requirements, such shareholder may not exercise any rights attached to his ordinary shares or preferred shares, including the right to receive dividends or, in case of ordinary shares, the right to vote the ordinary shares.

SHAREHOLDERS' MEETINGS

     The annual general shareholders' meeting of CE must be held within the first eight months following the end of each fiscal year (which runs from January 1 to December 31) and is called by the CE management board. At the annual general meeting the shareholders determine the allocation and distribution of profits for the preceding fiscal year, ratify all the actions of the members of the CE management board and the CE supervisory board during the preceding fiscal year, appoint CE's auditors and, if applicable, elect the members of the CE supervisory board. Shareholder approval is also required for significant corporate actions, such as capital increases and decreases, securities issuances, amendments to the articles of association, certain mergers and business combinations and liquidation.

     Special meetings of shareholders may be called by the CE management board or the CE supervisory board or by shareholders holding, individually or in the aggregate, at least five percent of the nominal value of CE's share capital. Shareholders holding in the aggregate at least five percent of CE's share capital or shares in an aggregate nominal amount of at least E500,000 may propose resolutions or modifications to resolutions to be presented at the shareholders' meeting and may require that such resolutions be published prior to the shareholders' meeting.

     The right to attend and vote at a shareholders' meeting is given only to those shareholders who deposit their ordinary shares (or certificates of deposit of a bank serving as a depositary for such securities) at least five German bank working days prior to the meeting and through the end of the meeting, with CE, a German notary, a bank serving as a depositary for such securities (Wertpapiersammelbank) or any other place of deposit specified in the notice of the shareholders' meeting. Shares are also deemed to be deposited if, with the consent of one of the aforementioned depositees, they are held for such depositee in a bank account and are blocked until the end of the shareholders' meeting. In the event that CE ordinary shares are deposited with a depositee other than CE, the holders of those CE ordinary shares must provide CE's treasurer (Gesellschaftskasse), no later than three days prior to the date of the shareholders' meeting, with a certificate of deposit or a copy thereof in order to exercise the right to attend the shareholders' meeting. In the event that no share certificates have been issued, the notice of the shareholders' meeting will set forth the requirements to be met by the shareholders to be admitted to, and be allowed to vote at, the shareholders' meeting. Shareholders may grant proxies to be represented at shareholders' meetings. Any proxy has to be in writing.

     Notice of shareholders' meetings must be published in the German Federal Gazette (Bundesanzeiger) at least one month prior to the last day on which shares must be deposited as described above. The notice must set forth the time and place of the meeting, the agenda and the conditions for participation of shareholders.

VOTING RIGHTS

     Each CE ordinary share entitles the holder thereof to one vote at shareholders' meetings. Generally, resolutions are passed at shareholders' meetings by a simple majority of votes cast unless a higher majority is required by German law or by CE's articles of association. The German Stock Corporation Act requires that certain significant resolutions be passed by at least three-quarters of the nominal share capital present or represented at the shareholders' meeting at which the vote is taken. Significant resolutions include the exclusion of the preemptive rights of the shareholders to subscribe for newly issued shares, capital increases, amendments to the articles of association modifying the corporate purpose of CE, capital decreases, certain mergers and business combinations and the dissolution of CE. CE's articles of association do not impose additional vote requirements for the adoption of any additional resolutions.

DIVIDENDS AND OTHER DISTRIBUTIONS

     CE has never declared or paid any dividends and currently intends to retain all available earnings generated by its operations for the development and growth of its business. As a result, CE does not currently anticipate paying any cash dividends on its shares.

     For each fiscal year, the CE management board approves the annual financial statements and submits them to the CE supervisory board with the management board's proposal as to the disposition of the annual profits (either payment of dividends, transfer to reserves or carryforward to the next fiscal year). Upon approval by the CE supervisory board, the CE management board and the CE supervisory board submit their combined proposal as to the disposition of the annual profits to the shareholders at the shareholders' annual general meeting. The shareholders ultimately determine the disposition of the annual profits, including the amount of the annual dividends. Shareholders generally participate in distributions of any dividends in proportion to the number of shares they own, except when otherwise provided in the articles of association; CE's articles of association do not provide otherwise. Dividends or other distributions on newly issued shares which have been outstanding for less than a full year will be pro rated unless the shareholders' meeting resolves otherwise. Pursuant to the provisions of CE's stock incentive plan, any shares that are issued as a result of the exercise of options are entitled to participate in the profits made in the fiscal year in which the option was exercised. Prior to the dissolution of CE, only the distributable profits (Bilanzgewinn) may be used to make dividend payments to shareholders. In determining the distributable balance sheet profits, the CE management board and the CE supervisory board may allocate to profit reserves up to one half of the annual surplus remaining after allocations to statutory reserves and losses carried forward. CE's articles of association provide that the CE management board and the CE supervisory board may allocate to other revenue reserves up to an additional 25% of the annual surplus, provided the other reserves do not exceed one half of the share capital or would exceed one half of the share capital once the profits are so allocated. Any dividends declared by CE will be in German Marks until the Euro becomes the exclusive legal tender in Germany, at which time any dividends will be effected in Euros.

PREEMPTIVE RIGHTS

     Under the German Stock Corporation Act, an existing shareholder of a stock corporation has a preemptive right to subscribe for any shares, debt instruments convertible into shares, debt instruments with warrants to purchase shares (or involving a profit participation) and participation rights issued by the corporation in proportion to the shares held by such shareholder in the existing capital of such corporation. These rights do not apply to shares issued out of conditional capital. The German Stock Corporation Act provides that the preemptive right can be excluded or limited only by a shareholders' resolution approved by three-quarters of the share capital represented at the shareholders' meeting (in person or by proxy) at which the capital increase is authorized. The resolution must specifically approve both the share capital increase and the exclusion or limitation of the shareholders' preemptive rights. Preemptive rights may be excluded or limited by a shareholders' resolution only under limited circumstances, including capital increases involving a contribution in cash, that do not exceed 10 percent of the corporation's share capital and in which the issue price is not significantly lower than the price of the corporation's shares on a stock exchange on which its shares are listed. Preemptive rights resulting from a capital increase may generally be transferred and may be traded on the Neuer Markt segment of the Frankfurt Stock Exchange for a limited period prior to the final date on which the preemptive rights may be exercised.

LIQUIDATION RIGHTS

     In accordance with the German Stock Corporation Act, any liquidation proceeds remaining after paying off all of CE's liabilities would be distributed among the holders of CE ordinary shares in proportion to the total number of the CE ordinary shares held by each shareholder.

SHARE REPURCHASES BY CE

     Under the German Stock Corporation Act, a German corporation may not repurchase its own shares, subject to certain limited exceptions provided by law. Generally, the number of shares repurchased by a corporation may not, in the aggregate, exceed 10 percent of its share capital.

     The general shareholders' meeting of CE held on August 2, 2000 empowered CE to repurchase its own shares up to an amount of E2,000,817 in one or more transactions on or before December 31, 2001.

ANTI-TAKEOVER PROVISIONS

     In compliance with the admission regulations of the Neuer Markt segment of the Frankfurt Stock Exchange, CE has adopted the Takeover Code recommended by the Stock Exchange Expert Commission (Borsensachverstandigenkommission) at the German Federal Ministry of Finance. Although the Takeover Code does not have the force of law, it is nevertheless adhered to by all relevant market participants. The Takeover Code can provide a defense against hostile takeovers or delay and impede changes in control or management of CE, including transactions that would otherwise make it possible for shareholders to receive a premium for their ordinary shares above the current market price. The Takeover Code also may limit CE shareholders' opportunity to agree to plans that they regard as being in their interest.

     In particular under the Takeover Code, the offeror and target company involved in a public tender offer are required to provide certain information to all holders of the targeted class or classes of securities. The Takeover Code requires that certain information about the content of the tender offer be given to the exchange on which the targeted securities are listed, the German Federal Supervisory Authority for Securities Trading (Bundesaufsichtsamt fur den Wertpapierhandel), and the German Executive Office of the Takeover Commission, and be published in at least one national newspaper designated for exchange notices. The tender offer must remain open to holders of the targeted securities for a period of no less than 28 days and no more than 60 days. If the offeror obtains control over the target company, the Takeover Code mandates that an offer be extended immediately to all other holders of securities of the target company.

     In addition, the Takeover Code provides that the target company must publish immediately, no later than two weeks after the publication of the tender offer, a reasoned comment upon the tender offer. The target company's management may not act contrary to the interests of the target company's securities holders in tendering their shares following the publication of the bid and before its outcome has been published.
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

AMENDMENT OF ARTICLES OF ASSOCIATION

     Any resolution seeking to amend CE's articles of association may be proposed either by the CE supervisory board or the CE management board or by shareholders holding in the aggregate at least five percent of CE's share capital or shares in the aggregate nominal amount of at least E500,000. Any such resolution must be passed by at least three-quarters of the nominal share capital present or represented at the shareholders' meeting at which the vote is taken.

LISTING INFORMATION

     The CE ordinary shares are listed on the Neuer Markt segment of the Frankfurt Stock Exchange under the symbol "CEE". The German Securities Identification Number of the ordinary shares is 542 000.

GENERAL

     Pursuant to CE's articles of association, share certificates may be issued in the form of global share certificates. The shareholders do not have the right to request the issuance of individual share certificates. The form of the share certificates and the dividend and renewal coupons is determined by the CE management board. CE's 20,008,175 ordinary shares are issued in the form of global share certificates with dividend coupons, which are deposited with the German clearing system of Clearstream Banking AG, Frankfurt am Main. CE does not intend to print individual share certificates.

                DESCRIPTION OF THE CE AMERICAN DEPOSITARY SHARES

AMERICAN DEPOSITARY SHARES

     ADRs are American Depositary Receipts. The Bank of New York will execute and deliver the ADRs. Each ADR is a certificate evidencing a specific number of CE ADSs. Each CE ADS will represent one CE ordinary share (or a right to receive one CE ordinary share) deposited with the principal Frankfurt office of either Deutsche Bank AG or Dresdner Bank AG, as custodian for The Bank of New York in Germany. Each CE ADS will also represent any other securities, cash or other property which may be held by The Bank of New York under the deposit agreement. The Bank of New York's office at which the ADRs will be administered is located at 101 Barclay Street, New York, New York 10286.

     You may hold CE ADSs either directly (by having an ADR registered in your name) or indirectly through your broker or other financial institution. If you hold CE ADSs directly, you are an ADR holder. This description assumes you hold your CE ADSs directly. If you hold the CE ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

     As an ADR holder, CE will not treat you as one of its shareholders and you will not have shareholder rights. German law governs shareholder rights. The Bank of New York will be the holder of the CE ordinary shares underlying your CE ADSs. As a holder of ADRs, you will have ADR holder rights. A deposit agreement among CE, The Bank of New York and you, as an ADR holder, and the beneficial owners of ADRs set out ADR holder rights as well as the rights and obligations of The Bank of New York, as depositary. New York law governs the deposit agreement and the ADRs.

     The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of these are provided under "Where You Can Find More Information".

SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

     The Bank of New York will pay to you the cash dividends or other distributions it or the custodian receives on CE ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of CE ordinary shares your CE ADSs represent.

Cash

     The Bank of New York will, as promptly as practicable after payment, convert any cash dividend or other cash distribution CE pays on the CE ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any approval from any government is needed and cannot be obtained, the deposit agreement allows The Bank of New York to distribute the foreign currency only to those CE ADS holders to whom it is possible to do so. It may hold the foreign currency it cannot convert for the account of the CE ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

     Before making a distribution, The Bank of New York will deduct any withholding taxes that must be paid under applicable laws. See "Material Income Tax Considerations". It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York cannot convert the foreign currency, you may lose some or all of the value of the distribution.

CE Ordinary Shares

     The Bank of New York will distribute new CE ADSs representing any CE ordinary shares CE distributes as a dividend or free distribution. The Bank of New York will only distribute whole CE ADSs. It will sell CE ordinary shares which would require it to deliver a fractional CE ADS and distribute the net proceeds in the same way as it does with cash. If The Bank of New York does not distribute additional cash or CE ADSs, each CE ADS will also represent the new CE ordinary shares distributed in respect of the CE ordinary shares represented by such CE ADS at the time of such distribution.

Rights to receive additional CE ordinary shares

     If CE offers holders of CE ordinary shares any rights, including rights to subscribe for additional CE ordinary shares, The Bank of New York may make these rights available to you, but only if CE instructs The Bank of New York to do so and furnishes The Bank of New York with satisfactory evidence that it is legal for it to do so. If The Bank of New York decides it is not legal and feasible to make these rights available to you, The Bank of New York may sell the rights and allocate the net proceeds to holders' accounts. The Bank of New York may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

     If The Bank of New York makes rights available to you, upon instruction from you it will exercise the rights and purchase the CE ordinary shares on your behalf. The Bank of New York will then deposit the CE ordinary shares and deliver CE ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

     U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the CE ADSs issued after exercise of rights. For example, you may not be able to trade the CE ADSs freely in the United States. The Bank of New York will not offer you rights unless those rights and the securities to which the rights relate are either exempt from registration or have been registered under the Securities Act with respect to a distribution to you. CE will have no obligation to register under the Securities Act those rights or the securities to which they relate.

Other Distributions

     The Bank of New York will, after consultation with CE, send to you anything else CE distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York, after consultation with CE, may decide to sell what CE distributed and distribute the net proceeds in the same way as it does with cash or it may decide to hold what CE distributed, in which case the CE ADSs will also represent the newly distributed property.

     The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any CE ADS holders. CE will have no obligation to register CE ADSs, CE ordinary shares, rights or other securities under the Securities Act. CE will also have no obligation to take any other action to permit the distribution of CE ADSs, CE ordinary shares, rights or anything else to CE ADS holders. This means that you may not receive the distribution CE makes on CE ordinary shares or any value for them if it is illegal or impractical for CE to make them available to you.

DEPOSIT, WITHDRAWAL AND CANCELLATION

     The Bank of New York will deliver the CE ADSs that you are entitled to receive in the merger against deposit of the underlying CE ordinary shares. The Bank of New York will deliver additional CE ADSs if you or your broker deposit CE ordinary shares or evidence of rights to receive CE ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will register the appropriate number of CE ADSs in the names you request and will deliver CE ADRs at its office to the persons you request. These taxes or charges will not be payable by TREEV stockholders or by holders of outstanding TREEV employee stock options or warrants in connection with their receipt of CE ADSs pursuant to the merger agreement.

     You may turn in the CE ADRs evidencing your CE ADSs at The Bank of New York's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will deliver the underlying CE ordinary shares and any other deposited securities underlying the CE ADS at the custodian's office to you or a person you designate. Or, at your request, risk and expense, The Bank of New York will deliver the deposited securities at its office in New York City, if feasible.

VOTING RIGHTS

     You may instruct The Bank of New York to vote the CE ordinary shares underlying your CE ADSs, but only if we ask The Bank of New York to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the CE ordinary shares. However, you may not know about the meeting enough in advance to withdraw the CE ordinary shares except in accordance with the instructions of ADR holders.

     If we ask for your instructions, The Bank of New York will notify you of the upcoming vote and arrange to deliver CE's voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you, not later than a specified date, may instruct The Bank of New York to vote the CE ordinary shares or other deposited securities underlying your CE ADSs as you direct. For instructions to be valid, The Bank of New York must receive them on or before the date specified in the instructions. The Bank of New York will try, as far as practical and to the extent permitted by German law, subject to the provisions of CE's articles of association, to vote or to have its agents vote the CE ordinary shares or other deposited securities as you instruct. The Bank of New York will not vote or attempt to vote any deposited CE ordinary shares.

     CE cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your CE ordinary shares. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your CE ordinary shares are not voted as you requested.

FEES AND EXPENSES

CE ADS holders must pay:                    For:
$5.00 (or less) per 100 CE ADSs             Each issuance of a CE ADS, including as a result of a
                                            distribution of CE ordinary shares or rights or other
                                            property.
$5.00 (or less) per 100 CE ADSs             Each cancellation of a CE ADS, including if the deposit
                                            agreement terminates.
$.02 (or less) per CE ADS                   Any cash distribution to you or distribution to you of
                                            any securities other than CE ADSs.
Registration or Transfer Fees               Transfer and registration of CE ordinary shares to or
                                            from the name of The Bank of New York or its agent when
                                            you deposit or withdraw CE ordinary shares.
Expenses of The Bank of New York            Conversion of foreign currency to U.S. dollars.
Expenses of The Bank of New York            Cable, telex and facsimile transmission expenses, if
                                            expressly provided in the deposit agreement.
Taxes and other governmental charges The    As necessary.
Bank of New York or the custodian have to
pay on any CE ADS or CE ordinary share
underlying a CE ADS, for example, stock
transfer taxes, stamp duty or withholding
taxes
Any charges payable by The Bank of New      As incurred.
York or its agent in connection with
servicing the deposited securities

NO CHARGES WILL BE PAYABLE BY TREEV STOCKHOLDERS OR BY HOLDERS OF OUTSTANDING TREEV EMPLOYEE STOCK OPTIONS OR WARRANTS TO THE BANK OF NEW YORK IN CONNECTION WITH THEIR RECEIPT OF CE ADSS PURSUANT TO THE MERGER AGREEMENT.

PAYMENT OF TAXES

     The Bank of New York may deduct the amount of any taxes owed from any payments to you. The Bank of New York may refuse to transfer your CE ADS or to allow you to withdraw the deposited securities underlying your CE ADSs until you pay any taxes or other charges owed on your CE ADSs or underlying CE ordinary shares. The Bank of New York may withhold any dividends or other distributions, and may also sell deposited securities, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York sells deposited securities, it will, if appropriate, reduce the number of CE ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

RECLASSIFICATIONS, RECAPITALIZATION AND MERGERS

If CE: Changes the nominal or par value of the CE ordinary shares;

       Reclassifies, splits up or consolidates any of the CE ordinary shares;

       Distributes securities on the CE ordinary shares that are not distributed to you; or

       Recapitalizes, reorganizes, merges, liquidates, sells all or substantially all of its assets, or takes any similar action,

Then:The cash, CE ordinary shares or other securities received by The Bank of New York will become deposited securities under the deposit agreement.

     Each CE ADS will automatically represent its equal share of the new deposited securities.

     The Bank of New York may, and will if CE asks it to, distribute some or all of the cash, CE ordinary shares or other securities it received. It may also issue new CE ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs, identifying the new deposited securities.

DISCLOSURE OF INTERESTS

     The obligation of a holder of CE ordinary shares and other persons with an interest in the CE ordinary shares to disclose information to CE under German law also applies to you and other persons with an interest in the CE ADSs. The consequences for failure to comply with these provisions will be the same for you and any other persons with an interest as for a holder of CE ordinary shares. See "Description of CE Ordinary Shares -- Ownership Reporting Obligations."

AMENDMENT AND TERMINATION

     CE may agree with The Bank of New York to amend the deposit agreement and the CE ADRs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or certain expenses of The Bank of New York, or prejudices an important right of CE ADS holders, it will only become effective 30 days after The Bank of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your CE ADSs, to agree to the amendment and to be bound by the CE ADR and the deposit agreement as amended.

     The Bank of New York will terminate the deposit agreement if CE asks it to do so. The Bank of New York may also terminate the deposit agreement if The Bank of New York has told CE that it would like to resign and CE has not appointed a new depositary bank within 90 days. In both cases, The Bank of New York must notify you at least 30 days before termination.

     If any CE ADSs remain outstanding after termination, The Bank of New York and its agents will stop registering the transfer of CE ADSs, will stop distributing dividends to CE ADS holders and will not give any further notices or do anything else under the deposit agreement other than:

     -  collect dividends and distributions on the deposited securities,

     - sell rights and other property offered to holders of deposited securities, and

     - deliver CE ordinary shares and other deposited securities upon cancellation of CE ADSs.

     Any time after one year after termination, The Bank of New York may sell any remaining deposited securities by public or private sale. After that, The Bank of New York will hold the proceeds of the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the CE ADS holders that have not surrendered their CE ADSs. It will not invest the money and will have no liability for interest. The Bank of New York's only obligations will be to account for the proceeds of the sale and other cash. After termination CE's only obligations will be with respect to indemnification and to pay fees and expenses of The Bank of New York.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO CE ADS HOLDERS

     The deposit agreement expressly limits CE's obligations and the obligations of The Bank of New York, and it limits CE's liability and the liability of The Bank of New York. CE and The Bank of New York:

     - are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

     - are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their obligations under the deposit agreement;

     - are not liable if either exercises discretion permitted under the deposit agreement;

     - have no obligation to become involved in a lawsuit or other proceeding related to the CE ADSs or the deposit agreement on your behalf or on behalf of any other person; and

     - may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

     In the deposit agreement, CE and The Bank of New York agree to indemnify each other under specified circumstances.

REQUIREMENTS FOR DEPOSITARY ACTIONS

     Before The Bank of New York will deliver or register transfer of a CE ADS, make a distribution on a CE ADS, or withdraw CE ordinary shares, The Bank of New York may require:

     - payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any CE ordinary shares or other deposited securities;

     - production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

     - compliance with laws or governmental regulations relating to CE ADSs or the withdrawal of deposited securities and any such reasonable regulations, if any, The Bank of New York may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

     The Bank of New York may refuse to deliver, transfer, or register transfers of CE ADSs generally when CE's books or The Bank of New York's books are closed, or at any time if The Bank of New York or CE thinks it advisable to do so.

     You have the right to cancel your CE ADSs and withdraw the underlying CE ordinary shares at any time except:

     - when temporary delays arise because CE or The Bank of New York has closed its transfer books in connection with voting at a shareholders' meeting or because CE is paying a dividend on the CE ordinary shares;

     - when you or other CE ADS holders seeking to withdraw CE ordinary shares owe money to pay fees, taxes and similar charges; or

     - when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to CE ADSs or to the withdrawal of CE ordinary shares or other deposited securities.

     This right of withdrawal may not be limited by any other provision of the deposit agreement.

PRE-RELEASE OF CE ADSS

     Subject to the provisions of the deposit agreement, The Bank of New York may deliver CE ADSs before deposit of the underlying CE ordinary shares. This is called a pre-release of CE ADSs. The Bank of New York may also deliver CE ordinary shares prior to the receipt and cancellation of pre-released CE ADSs even if the CE ADSs are cancelled before the pre-release transaction has been closed out. A pre-release is closed out as soon as the underlying CE ordinary shares are delivered to The Bank of New York. The Bank of New York may receive CE ADSs instead of CE ordinary shares to close out a pre-release. The Bank of New York may pre-release CE ADSs only under the following conditions:

     - before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer, as the case may be,

        -  owns the CE ordinary shares or CE ADSs to be remitted,

        - will assign all beneficial rights, title and interest in the CE ADSs or CE ordinary shares to The Bank of New York in its capacity as the depositary and for the benefit of the holders of the CE ADSs and

        - will not take any action with respect to the CE ADSs or CE ordinary shares that is inconsistent with the assignment of beneficial ownership, including, without the consent of The Bank of New York, disposing of the CE ADSs or CE ordinary shares, other than in satisfaction of the pre-release;

     - the pre-release must be fully collateralized with cash or collateral that The Bank of New York considers appropriate; and

     - The Bank of New York must be able to close out the pre-release on not more than five business days' notice.

     In addition, The Bank of New York will limit the number of CE ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York may disregard the limit from time to time if it thinks it is appropriate to do so. CE may request in writing that The Bank of New York cease delivering CE ADSs as a result of pre-release.

              COMPARISON OF RIGHTS OF HOLDERS OF TREEV COMMON AND
                     PREFERRED STOCK AND CE ORDINARY SHARES

     The rights of TREEV stockholders are governed by Delaware law, including the Delaware General Corporation Law, and TREEV's restated certificate of incorporation (including the Certificate of Designations with respect to the TREEV Series A preferred shares) and by-laws. The rights of holders of CE ordinary shares are governed by German law, including the German Stock Corporation Act and CE's articles of association. The rights of holders of CE ADSs will be governed by the deposit agreement among CE, The Bank of New York, and holders of CE ADSs from time to time, pursuant to which the CE ADSs will be issued. See "Description of the CE American Depositary Shares."

     Upon consummation of the merger, TREEV common stockholders and Series A preferred stockholders (as well as TREEV employee stock optionholders and warrantholders who accept the exchange offer made to them) will become holders of CE ordinary shares or CE ADSs, each of which will represent one CE ordinary share. Copies of TREEV's current restated certificate of incorporation and by-laws and CE's current articles of association have been filed with the SEC and will be sent to any stockholder of TREEV or CE upon request.

     A tabular comparison of the rights of holders of TREEV common shares and preferred shares and holders of CE ordinary shares is included below. This table is not intended to be a complete statement of all differences or a complete description of the specific provisions referred to in this summary, and the identification of specific differences is not intended to indicate that other significant differences do not exist. However, the table includes a description of those differences that we believe to be material.

---------------------------------------------------------------------------------------------
                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
Voting, generally............  TREEV common shares:             -  1 vote per share.
                               -  1 vote per share.             -  No cumulative voting.
                               -  No cumulative voting.         -  Supermajority of three-
                               -  Plurality vote to elect          quarters of nominal share
                                  directors.                       capital present or
                               -  Majority vote to approve         represented at
                               all other matters.                  shareholders' meeting to
                                                                   approve certain
                               TREEV preferred shares: The         significant resolutions
                               holders of Series A preferred       (discussed below).
                               shares are not entitled to       -  Majority vote to approve
                               vote unless otherwise            all other matters.
                               provided in the certificate
                               of designations of the Series
                               A preferred shares or under
                               Delaware law.
                               The certificate of
                               designations provides that
                               holders of Series A preferred
                               shares are entitled to one
                               vote per share to authorize
                               the issuance of:
                               (1) any class or series of
                               securities ranking senior to
                               the Series A preferred
                               shares; or
                               (2) any class or series of
                               securities ranking pari passu
                               with the Series A preferred
                               shares unless TREEV has the
                               right and chooses to redeem
                               the Series A preferred shares
                               prior to the issuance of such
                               senior or parity securities.
                               These matters must be
                               approved by the vote of a
                               majority of the outstanding
                               Series A preferred shares.

---------------------------------------------------------------------------------------------
                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                               Under Delaware law, the
                               holders of a class of
                               preferred stock are entitled
                               to vote upon any proposed
                               amendment of the certificate
                               of incorporation, if (1) such
                               amendment would increase or
                               decrease the aggregate number
                               of authorized shares of such
                               class, (2) increase or
                               decrease the par value of the
                               shares of such class, or (3)
                               alter or change the powers,
                               preferences or special rights
                               of the shares of such class
                               so as to affect them
                               adversely. These matters must
                               be approved by the vote of a
                               majority of the outstanding
                               Series A preferred shares.
---------------------------------------------------------------------------------------------
Approval of Certain Business   Under Delaware law, subject      Under German law, a merger of
  Combinations...............  to certain limited               CE or any other form of
                               exceptions, the approval of      transformation (Umwandlung)
                               the holders of a majority of     of CE, including, without
                               the outstanding shares           limitation, a spin-off
                               entitled to vote is required     (Spaltung), a transfer of all
                               for any merger or                or substantially all of CE's
                               consolidation of a Delaware      assets or a change in CE's
                               corporation with another         corporate form requires the
                               corporation or the sale,         approval of at least three-
                               lease or exchange of all or      quarters of the nominal share
                               substantially all of that        capital present or
                               corporation's assets.            represented at the
                                                                shareholders' meeting.
---------------------------------------------------------------------------------------------
Corporate Governance.........  Under Delaware law, the          As required by the German
                               business and affairs of every    Stock Corporation Act, CE has
                               corporation are managed by or    a two-tier board system
                               under the direction of a         consisting of a management
                               board of directors. In           board (Vorstand) and a
                               addition, a corporation may      supervisory board
                               elect any number of officers     (Aufsichtsrat). The CE
                               (see below).                     management board is
                                                                responsible for managing CE
                                                                and representing CE in its
                                                                dealings with third parties,
                                                                while the CE supervisory
                                                                board appoints and removes
                                                                the members of the CE
                                                                management board and oversees
                                                                the management of CE. The
                                                                German Stock Corporation Act
                                                                prohibits the supervisory
                                                                board from making management
                                                                decisions, except that the
                                                                supervisory board may
                                                                determine that certain
                                                                actions and business measures
                                                                require its prior approval.
                                                                The CE management board must
                                                                submit regular reports on the
                                                                operations of CE to the CE
                                                                supervisory board, and the CE
                                                                supervisory board is entitled
                                                                to request special reports at
                                                                any

---------------------------------------------------------------------------------------------
                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                                                                time. The German Stock
                                                                Corporation Act prohibits a
                                                                person from serving
                                                                simultaneously as a member of
                                                                the management board and the
                                                                supervisory board of the same
                                                                corporation.
---------------------------------------------------------------------------------------------
Number of Directors and Size   Under Delaware law, the          CE's articles of association
  of Board...................  certificate of incorporation     provide that the management
                               or the by-laws may specify       board must consist of at
                               the number of directors.         least two members. The
                                                                supervisory board may appoint
                               TREEV's by-laws require the      additional members.
                               number of directors to serve     Currently, the CE management
                               on its board to be determined    board consists of four
                               by a resolution of TREEV's       members. It is expected that
                               board of directors.              following the merger, the CE
                                                                supervisory board will vote
                               TREEV's board of directors       upon a resolution to appoint
                               has adopted a resolution that    Thomas A. Wilson, president
                               sets the number of directors     and chief executive officer
                               at seven.                        of TREEV, to the CE
                                                                management board.
                                                                Pursuant to the German Stock
                                                                Corporation Act, the
                                                                supervisory board must
                                                                consist of at least three
                                                                members. The articles of
                                                                association of a company may
                                                                specify a higher number,
                                                                depending on the amount of
                                                                share capital of such
                                                                company, but such number must
                                                                be divisible by three.
                                                                Currently, CE's articles of
                                                                association provide that the
                                                                CE supervisory board consists
                                                                of three members.
---------------------------------------------------------------------------------------------
Directors' Term of Office....  Under TREEV's by-laws, each      Under the German Stock
                               director serves for a            Corporation Act, the members
                               one-year term.                   of the management board are
                                                                appointed by the supervisory
                                                                board for a maximum term of
                                                                five years. They may be re-
                                                                appointed or have their term
                                                                extended for additional
                                                                five-year terms.
                                                                The members of the
                                                                supervisory board are each
                                                                elected for a term of
                                                                approximately five years.
                                                                Such term expires at the
                                                                general shareholders' meeting
                                                                approving the actions taken
                                                                by the supervisory board held
                                                                during the fourth fiscal year
                                                                following its members'
                                                                election. The fiscal year in
                                                                which their term commences is
                                                                not counted for the purpose
                                                                of determining the expiration
                                                                of the term. Supervisory
                                                                board members may be
                                                                re-elected by a majority of

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
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                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                                                                the nominal share capital
                                                                present or represented at the
                                                                shareholders' meeting.
---------------------------------------------------------------------------------------------
Removal of Directors.........  TREEV's by-laws provide that     The German Stock Corporation
                               the TREEV board of directors     Act provides that, under
                               or any individual director       certain circumstances, such
                               may be removed from office at    as a serious breach of duty
                               any time, with or without        or a bona fide vote of no
                               cause, by the affirmative        confidence by the
                               vote of the holders of a         shareholders at a
                               majority of the TREEV common     shareholders' meeting, a
                               shares then entitled to vote     member of the management
                               at an election of directors.     board may be removed by the
                                                                supervisory board prior to
                                                                the expiration of his term.
                                                                Pursuant to the German Stock
                                                                Corporation Act, a member of
                                                                the supervisory board may be
                                                                removed by the shareholders
                                                                by the vote of at least
                                                                three-quarters of the votes
                                                                cast at a duly held
                                                                shareholders' meeting. While
                                                                a company's articles of
                                                                association may provide for a
                                                                different majority and
                                                                additional requirements, CE's
                                                                articles of association
                                                                currently do not contain
                                                                different provisions.
                                                                Any member of the CE
                                                                supervisory board can be
                                                                removed for good cause by a
                                                                court decision upon request
                                                                of the CE supervisory board.
---------------------------------------------------------------------------------------------
Vacancies on the Board.......  Under TREEV's by-laws,           Under the German Stock
                               vacancies occurring on the       Corporation Act, vacancies
                               TREEV board of directors as a    occurring on the management
                               result of the removal of         board for any reason may be
                               directors without cause, may     filled by resolution of the
                               be filled by the affirmative     supervisory board.
                               vote of the holders of a
                               majority of the TREEV common     Vacancies occurring on the
                               shares then entitled to vote     supervisory board for any
                               at an election of directors.     reason may be filled by
                               Vacancies occurring on the       resolution of the
                               TREEV board of directors for     shareholders' meeting.
                               any other reason may be          Substitute members may be
                               filled by the affirmative        elected at the same
                               vote of the holders of a         shareholders' meeting at
                               majority of the TREEV common     which the members of the
                               shares then entitled to vote     supervisory board are
                               at an election of directors      elected. Currently, no
                               or by the TREEV board of         substitute members to the CE
                               directors.                       supervisory board have been
                                                                elected.
---------------------------------------------------------------------------------------------
Officers.....................  Under TREEV's by-laws, the       The officers of a German
                               board of directors shall         stock corporation are
                               elect a chairman, a chief        generally the members of the
                               executive officer, a             management board. However,
                               president, a secretary and a     other officers may hold
                               treasurer. The board of          important positions that are
                               directors may also elect one     comparable to those of
                               or more vice presidents,         executive officers of a
                               assistant secretaries and        Delaware corporation.
                               assistant

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
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                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                               treasurers and such other
                               officers as it deems
                               necessary or appropriate. The
                               officers shall hold office
                               until their successors are
                               appointed and qualified or
                               their earlier death or
                               resignation or removal. Any
                               officers appointed by the
                               board of directors may be
                               removed, with or without
                               cause, at any time by the
                               board of directors or by the
                               affirmative vote of the
                               holders of a majority of the
                               TREEV common shares entitled
                               to vote thereon.
---------------------------------------------------------------------------------------------
Calling of Special Meeting of  Under Delaware law, special      Pursuant to the German Stock
  Stockholders...............  meetings of stockholders may     Corporation Act, special
                               be called by the board of        meetings may be called by the
                               directors or by persons          management board or the
                               authorized to do so in a         supervisory board or by
                               corporation's certificate of     shareholders holding,
                               incorporation or by-laws.        individually or in the
                                                                aggregate, at least five
                                                                percent of the nominal share
                                                                capital.
                               Under TREEV's by-laws,
                               special meetings of
                               stockholders of TREEV may be
                               called by the: -  board of
                               directors;
                               -  chairman of the board;
                               -  chief executive officer;
                               -  president;
                               -  secretary; or
                               -  by the holders of a
                               majority of the TREEV common
                                  shares entitled to vote
                                  thereat.
---------------------------------------------------------------------------------------------
Stockholder Action Without a   Under Delaware law, unless       Under the German Stock
  Meeting....................  the certificate of               Corporation Act, shareholders
                               incorporation provides           exercise their corporate
                               otherwise, stockholder action    rights in shareholders'
                               may be taken if written          meetings exclusively. German
                               consents are received from       law does not permit
                               the holders of the minimum       shareholders to act by
                               number of votes that would be    written consent outside of
                               necessary to authorize that      shareholders' meetings.
                               action at a meeting at which
                               all shares entitled to vote
                               for that action were present
                               and voted.
                               TREEV's restated certificate
                               of incorporation does not
                               restrict the ability of
                               stockholders to act by
                               written consent.
---------------------------------------------------------------------------------------------
Notice of Certain Stockholder  Neither TREEV's restated         Under the German Stock
  Actions and Proposals......  certificate of incorporation     Corporation Act, shareholders
                               nor its by-laws require          holding in the aggregate at
                               stockholders to give TREEV       least five percent of CE's
                               advance notice of director       nominal share capital or
                               nominations or business to be    shares in an aggregate
                               presented at an annual or        nominal amount of at least
                               general stockholders'            E500,000 may require that
                               meeting.

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
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                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                                                                modified or additional
                                                                resolutions be presented at
                                                                the shareholders' meeting.
                                                                Prior notice of the
                                                                shareholders' request must be
                                                                given to CE not later than
                                                                ten days after the notice of
                                                                the shareholders' meeting is
                                                                published.
---------------------------------------------------------------------------------------------
Amendment to Certificate of    Under Delaware law, any          Under the German Stock
  Incorporation and Articles   provision of the certificate     Corporation Act, any
  of Association.............  of incorporation may be          amendments to the articles of
                               amended by the approval of       association of a company may
                               the board and the affirmative    be proposed either jointly by
                               vote of a majority of the        the supervisory board and the
                               holders of the combined          management board or by
                               voting power of the              shareholders holding in the
                               outstanding stock entitled to    aggregate at least five
                               vote, and a majority of each     percent of the nominal share
                               class entitled to vote as a      capital or shares in an
                               class.                           aggregate nominal amount of
                                                                at least E500,000. A
                               Under Delaware law, the          resolution amending the
                               holders of a class of            articles of association must
                               preferred stock are entitled     be passed by a majority of
                               to vote upon any proposed        the votes cast and, with only
                               amendment of the certificate     minor exceptions, the vote of
                               of incorporation, if (1) such    at least three-quarters of
                               amendment would increase or      the nominal share capital
                               decrease the aggregate number    present or represented at the
                               of authorized shares of such     shareholders' meeting.
                               class, (2) increase or
                               decrease the par value of the
                               shares of such class, or (3)
                               alter or change the powers,
                               preferences or special rights
                               of the shares of such class
                               so as to affect them
                               adversely.
---------------------------------------------------------------------------------------------
Amendment to By-laws.........  Delaware law provides that       See "Amendment to Certificate
                               the by-laws may be amended by    of Incorporation and Articles
                               action of the stockholders,      of Association" above.
                               but that the certificate of
                               incorporation may also give
                               the power to amend the
                               by-laws to the board of
                               directors
                               TREEV's restated certificate
                               of incorporation allows the
                               board of directors to alter,
                               amend or repeal the by-laws.
---------------------------------------------------------------------------------------------
Dividends....................  Under Delaware law, a            According to the German Stock
                               corporation may pay dividends    Corporation Act, dividends
                               out of surplus or, if no         may be paid out of CE's
                               surplus exists, out of net       distributable profits for the
                               profits for the fiscal year      preceding fiscal year as
                               in which the dividends are       determined by resolution of
                               declared and/or its preceding    the shareholders' meeting.
                               fiscal year. However,
                               dividends may not be declared
                               out of net profits if the
                               capital of the corporation is
                               less than the aggregate
                               amount of capital represented
                               by any issued and outstanding
                               preferred stock.

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
---------------------------------------------------------------------------------------------
                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                               The Series A preferred shares
                               accrue dividends (without
                               interest) at the rate of
                               $0.84 per share per annum on
                               each outstanding Series A
                               preferred share. The
                               dividends are payable in cash
                               or TREEV common shares. The
                               dividends on the Series A
                               preferred shares are
                               cumulative.
---------------------------------------------------------------------------------------------
Dissenters' Rights of          Delaware law provides for        A valuation proceeding
  Appraisal..................  appraisal rights on the part     (Spruchverfahren) is
                               of the stockholders of a         available to a German
                               corporation only in the case     corporation's shareholders
                               of certain mergers or            under the German Stock
                               consolidations and not in the    Corporation Act and the
                               case of other mergers, sales     German Transformation Act
                               or transfers of all or           (Umwandlungsgesetz) to
                               substantially all of a           determine the adequacy of the
                               corporation's assets or          consideration to be paid in
                               amendments to a corporation's    certain corporate
                               certificate of incorporation.    transactions. These
                               Moreover, unless the             transactions include (1) a
                               certificate of incorporation     merger, (2) an agreement
                               so provides, Delaware law        establishing control and
                               does not provide for             providing for the transfer of
                               appraisal rights in              profits between a controlling
                               connection with a merger or      shareholder and its dependent
                               consolidation for stock          company, and (3) the "squeeze
                               listed on a national             out" of minority shareholders
                               securities exchange or           upon the corporation's
                               designated as a national         consolidation with its parent
                               market system security on the    corporation holding shares
                               Nasdaq stock market or held      representing at least 95 % of
                               of record by more than 2,000     its nominal share capital.
                               stockholders, unless the
                               agreement of merger or
                               consolidation requires the
                               holders of the stock to
                               receive, in exchange for
                               their shares, any property
                               other than shares of stock of
                               the surviving corporation,
                               shares of stock of any other
                               corporation listed on a
                               national securities exchange
                               or designated as a national
                               market system security on the
                               Nasdaq stock market or held
                               of record by more than 2,000
                               stockholders, cash instead of
                               fractional shares or any
                               combination of the foregoing.
                               TREEV's restated certificate
                               of incorporation does not
                               provide for appraisal rights
                               in these circumstances. In
                               addition, Delaware law denies
                               appraisal rights to the
                               stockholders of the surviving
                               corporation in a merger if
                               the merger did not require
                               the approval of the
                               stockholders of the surviving
                               corporation.
---------------------------------------------------------------------------------------------
Fiduciary Duties of            Under Delaware law, the          Under the German Stock
  Directors..................  business and affairs of a        Corporation Act, the members
                                                                of

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
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                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                               corporation are managed by or    the CE management board and
                               under the direction of its       the members of the CE
                               board. In exercising their       supervisory board owe a duty
                               powers, directors are charged    of loyalty and care to CE.
                               with the fiduciary duties of
                               loyalty and care to both the     In carrying out their duties,
                               corporation and the              members of the management
                               stockholders. A party            board and the supervisory
                               challenging the decision of a    board must exercise the
                               board generally bears the        standard of care of a prudent
                               burden of rebutting the          and diligent businessman and
                               so-called "business judgment     they have the burden of
                               rule," a presumption that, in    proving that they did so if
                               making a business decision,      their conduct is ever
                               directors acted on an            contested. The interests of a
                               informed basis, in good faith    corporation are deemed to
                               and in the honest belief that    include the interests of its
                               the action was taken in the      shareholders, the interests
                               best interests of the            of its employees and, to some
                               corporation. Unless this         extent, the public interest,
                               presumption is rebutted, the     and both the management board
                               business judgment exercised      and the supervisory board
                               by directors in making their     must take all these interests
                               decisions is not subject to      into account when taking
                               judicial review. To rebut        actions or making decisions.
                               this presumption, a party        The management board is
                               must demonstrate that, in        required to respect the
                               reaching their decision, the     rights of all shareholders to
                               directors breached one or        equal treatment and equal
                               more of their fiduciary          information. The management
                               duties. If the presumption is    board also has a duty to
                               so rebutted, the directors       maintain the confidentiality
                               bear the burden of               of corporate information.
                               demonstrating the entire         Members of the management
                               fairness of the relevant         board who violate their
                               transaction. Notwithstanding     duties may be held jointly
                               the foregoing, Delaware          and severally liable by the
                               courts may subject directors'    corporation for any resulting
                               defensive actions taken in       damages, unless their actions
                               response to a threat to          were validly approved by
                               corporate control or their       resolution at a shareholders'
                               approval of a                    meeting. The members of the
                               change-of-control transaction    supervisory board have
                               to enhanced scrutiny and may     similar liabilities towards
                               require the directors to         the corporation if they
                               maximize the short-term          violate their duties. Claims
                               financial interests of           by the corporation against
                               stockholders.                    the members of the management
                                                                board and of the supervisory
                                                                board will be asserted if a
                                                                shareholders' meeting so
                                                                resolves by simple majority
                                                                or upon request of
                                                                shareholders holding in the
                                                                aggregate at least 10% of the
                                                                nominal share capital.
                                                                No statutory law and, to CE's
                                                                knowledge, very limited case
                                                                law exists with respect to
                                                                the standard of conduct
                                                                applicable to the members of
                                                                the management board and of
                                                                the supervisory board of a
                                                                German Aktiengesellschaft in
                                                                the context of a threatened
                                                                change in

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
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                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                                                                control. The voluntary German
                                                                Takeover Code provides that
                                                                the management board of the
                                                                target company may not take
                                                                any measures that run counter
                                                                to the interest of the
                                                                shareholders in taking
                                                                advantage of the tender
                                                                offer. This recommendation is
                                                                based on the principle that
                                                                the target company's
                                                                management board has a duty
                                                                vis-a-vis the shareholders to
                                                                remain neutral.
---------------------------------------------------------------------------------------------
Limitation of Personal         Delaware law permits a           Under mandatory provisions of
  Liability of Directors.....  corporation to include in its    the German Stock Corporation
                               certificate of incorporation     Act, a stock corporation is
                               a provision that limits or       not allowed to limit or
                               eliminates the liability of      eliminate the personal
                               its directors to the             liability of the members of
                               corporation or its               either the management board
                               stockholders for monetary        or the supervisory board for
                               damages arising from a breach    damages due to a breach of
                               of fiduciary duty, except        duty in their official
                               under certain circumstances.     capacity. CE may, however,
                               Some of these circumstances      waive any claims for damages
                               include a breach of the duty     resulting from a breach of
                               of loyalty to the corporation    duty or reach a settlement
                               or its stockholders, acts or     with regard to such claims if
                               omissions not in good faith      more than three years have
                               or which involve intentional     passed after such claims have
                               misconduct or a knowing          arisen and if the general
                               violation of law, an unlawful    shareholders' meeting has
                               declaration of a dividend or     approved such waiver or
                               unlawful authorization of the    settlement, provided that
                               repurchase or redemption of      such waiver may not be
                               stock or any transaction from    granted and such settlement
                               which the director derived an    may not be reached if
                               improper personal benefit.       shareholders present at the
                                                                meeting holding in the
                               TREEV's restated certificate     aggregate at least 10% of the
                               of incorporation eliminates      nominal share capital file an
                               director liability to the        objection and such objection
                               fullest extent permitted by      is entered in the minutes of
                               Delaware law.                    the shareholders' meeting.
---------------------------------------------------------------------------------------------
Indemnification of Directors   Under Delaware law, a            Under German law, CE may
  and Officers...............  corporation may indemnify a      indemnify certain officers
                               director or officer of the       (leitende Angestellte), and,
                               corporation against expenses,    under certain circumstances,
                               including attorney's fees,       German labor law requires a
                               judgments, fines and             stock corporation to do so.
                               settlement amounts actually      However, CE may not indemnify
                               and reasonably incurred in a     members of its management
                               civil or criminal action,        board or supervisory board.
                               suit or proceeding by reason
                               of being or having been a        A German stock corporation
                               representative of or serving     may provide for insurance
                               at the request of the            coverage for the members of
                               corporation. This                the management board and the
                               indemnification is available     supervisory board. In
                               if the person acted in good      addition, German law permits
                               faith and reasonably believed    a corporation to indemnify a
                               that his or her actions were     member of the management
                               in or not opposed to the best    board or the supervisory
                               interests of the corporation     board
                               and, in a criminal
                               proceeding, had no

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
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                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                               reasonable cause to believe      for legal fees incurred if
                               that his or her conduct was      such member is the successful
                               unlawful. In an action           party in a law suit that was
                               brought by or on behalf of       brought in a country, such as
                               the corporation, this            the United States, in which
                               indemnification is limited to    the winning party is required
                               expenses incurred. Delaware      to bear its own costs, if
                               law also provides that a         German law would have
                               corporation may advance a        required the losing party to
                               director, officer, employee      pay such member's legal fees
                               or agent the expenses            had the law suit been brought
                               incurred in defending any        in Germany.
                               action, but that, in the case
                               of advances to directors or
                               officers the corporation must
                               first receive an undertaking
                               from the officer or director
                               to repay the amount advanced
                               if it is ultimately
                               determined that the person is
                               not entitled to
                               indemnification. A
                               determination of the amount
                               of the indemnification to be
                               paid in any circumstance must
                               be made by a majority of the
                               directors who are not parties
                               to the action, even though
                               less than a quorum, by a
                               committee of such
                               disinterested directors or,
                               if there are no such
                               directors or if such
                               directors so direct, by
                               independent legal counsel.
                               No indemnification for
                               expenses in derivative
                               actions is permitted under
                               Delaware law if the person is
                               found to be liable to the
                               corporation, unless a court
                               finds him or her entitled to
                               such indemnification. If,
                               however, that person is
                               successful, on the merits or
                               otherwise, in defending a
                               third-party or derivative
                               action, indemnification for
                               expenses incurred is
                               mandatory. The
                               indemnification provisions of
                               Delaware law are not
                               exclusive of any other rights
                               to which the party may be
                               entitled under any by-law,
                               agreement or vote of
                               stockholders or disinterested
                               directors.
                               TREEV's by-laws provide for
                               mandatory indemnification of
                               its directors, officers,
                               employees or agents to the
                               fullest extent provided by
                               law. However, TREEV will not
                               indemnify a person who was
                               adjudged to be liable to
                               TREEV, unless the court
                               decides that such person is
                               entitled to TREEV's
                               indemnity. TREEV's by-laws
                               provide for the advancement
                               of expenses for its

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
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                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                               directors and officers if
                               they agree to repay all
                               amounts advanced if it is
                               later determined that they
                               are not entitled to be
                               indemnified.
---------------------------------------------------------------------------------------------
Anti-Takeover Provisions.....  Under Delaware law, a            German law does not
                               corporation is prohibited        specifically regulate
                               from engaging in any             business combinations with
                               "business combination" with      interested shareholders.
                               an "interested stockholder,"     However, certain general
                               which is defined as a person     principles of German law,
                               who, together with affiliates    including the voluntary
                               or associates, owns, or          Takeover Code recommended by
                               within a three-year period       the Stock Exchange Expert
                               did own, 15% or more of the      Commission
                               corporation's voting stock,      (Borsensachverstandigen-
                               for a period of three years      kommission) and which has
                               following the date on which      been adopted by CE, may
                               the stockholder became an        restrict business
                               interested stockholder,          combinations under certain
                               unless:                          circumstances.
                               -  the certificate of            Those circumstances may
                                  incorporation provides        include the following:
                                  otherwise;
                                                                The Takeover Code can provide
                               -  prior to the date on which    a defense against hostile
                                  the person became an          takeovers or delay and impede
                                  interested stockholder,       changes in control or
                                  the board approved either     management of CE, including
                                  the business combination      transactions that would
                                  or the transaction which      otherwise make it possible
                                  resulted in the               for shareholders to receive a
                                  stockholder becoming an       premium for their ordinary
                                  interested stockholder;       shares above the current
                                                                market price. The Takeover
                               -  the interested stockholder    Code also may limit CE
                                  owned 85% or more of the      shareholders' opportunity to
                                  voting stock of the           agree to plans that they
                                  corporation, excluding        regard as being in their
                                  specified shares, upon        interest.
                                  completion of the
                                  transaction as the result     In particular under the
                                  of which the person became    Takeover Code, the offeror
                                  an interested stockholder;    and target company involved
                                  or                            in a public tender offer are
                                                                required to provide certain
                               -  on or after the date on       information to all holders of
                               which such person became an      the targeted class or classes
                                  interested stockholder,       of securities. The Takeover
                                  the business combination      Code requires that certain
                                  is approved by the board      information about the content
                                  and the affirmative vote,     of the tender offer be given
                                  at a special meeting and      to the exchange on which the
                                  not by written consent, of    targeted securities are
                                  at least 66 2/3% of the       listed, the German Federal
                                  outstanding voting shares     Supervisory Authority for
                                  of the corporation,           Securities Trading
                                  excluding shares held by      (Bundesaufsichtsamt fur den
                                  such interested               Wertpapierhandel), and the
                                  stockholder.                  German Executive Office of
                                                                the Takeover Commission, and
                               A "business combination"         be published in at least one
                               includes:                        national newspaper designated
                               -  mergers, consolidations       for exchange notices. The
                               and sales or other               tender offer must remain open
                                  dispositions of 10% or        to holders of the targeted
                                  more of the assets of a       securities for a period of no
                                  corporation to or with an     less than 28 days and no more
                                                                than

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
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                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                                  interested stockholder;       60 days. If the offeror
                                                                obtains control over the
                               -  certain transactions          target company, the Takeover
                               resulting in the issuance or     Code mandates that an offer
                                  transfer to an interested     be extended immediately to
                                  stockholder of any stock      all other holders of
                                  of such corporation or its    securities of the target
                                  subsidiaries; and             company.
                               -  other transactions            In addition, the Takeover
                               resulting in a                   Code provides that the target
                                  disproportionate financial    company must publish
                                  benefit to an interested      immediately, no later than
                                  stockholder.                  two weeks after the
                                                                publication of the tender
                                                                offer, a reasoned comment
                                                                upon the tender offer. The
                                                                target company's management
                                                                may not act contrary to the
                                                                interests of the target
                                                                company's securities holders
                                                                in tendering their shares
                                                                following the publication of
                                                                the bid and before its
                                                                outcome has been published.
---------------------------------------------------------------------------------------------
Rights of Inspection.........  Under Delaware law, every        The German Stock Corporation
                               stockholder, upon proper         Act does not permit
                               written demand stating the       shareholders to inspect
                               purpose, may inspect the         corporate books and records.
                               corporate books and records      Shareholders are, however,
                               as long as the inspection is     permitted to inspect the
                               for a proper purpose and         share register upon request
                               during normal business hours.    and have the right to receive
                               A "proper purpose" is any        the information at a
                               purpose reasonably related to    shareholders' meeting that is
                               the interest of the              necessary for a proper
                               inspecting person as a           evaluation of the relevant
                               stockholder.                     item on the agenda.
                                                                Shareholders only have the
                                                                right to request oral
                                                                information at a
                                                                shareholders' meeting. While
                                                                the corporation may choose to
                                                                provide shareholders with
                                                                written information, the
                                                                shareholders are not entitled
                                                                to receive written
                                                                information. As a practical
                                                                matter, shareholders may
                                                                receive certain written
                                                                information about CE through
                                                                its public filings with the
                                                                commercial register
                                                                (Handelsregister) and the
                                                                Federal Gazette
                                                                (Bundesanzeiger) or through
                                                                other publications.
---------------------------------------------------------------------------------------------
Liquidation Rights...........  Upon the liquidation or          Apart from liquidation as a
                               dissolution of TREEV, holders    result of bankruptcy
                               of TREEV common shares have      proceedings, CE may be
                               the right to receive any         liquidated only with the vote
                               surplus that remains after       of three-quarters of the
                               paying or providing for all      nominal share capital present
                               liabilities of TREEV and         or represented at a
                               after all distributions have     shareholders' meeting at
                               been made to stock having a      which the vote regarding the
                               preference to the common with    liquidation is taken. In
                               respect to liquidation or        accordance with the German
                               dissolution.                     Stock Corporation Act, upon
                                                                CE's liquidation, any

---------------------------------------------------------------------------------------------
                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                               Upon the liquidation or          liquidation proceeds
                               dissolution of TREEV, holders    remaining after paying off
                               of TREEV Series A preferred      all of CE's liabilities would
                               shares have the right to         be distributed among the
                               receive $12.00, plus an          holders of ordinary shares in
                               additional amount equal to       proportion to the total
                               all unpaid accumulated           number of the ordinary shares
                               dividends, for each TREEV        held by each shareholder.
                               Series A preferred share. In
                               a liquidation, the TREEV
                               Series A preferred shares
                               have the right to be paid
                               prior to the TREEV common
                               shares.
---------------------------------------------------------------------------------------------
Change in Control Rights.....  In the event of a "Change in     Not applicable.
                               Control" of TREEV, each
                               holder of TREEV Series A
                               preferred shares has the
                               right to require TREEV to
                               purchase such Series A
                               preferred share at $25.00 per
                               share, in accordance with and
                               subject to the procedures for
                               exchange set forth in the
                               Certificate of Designations
                               with respect to the TREEV
                               Series A preferred shares.
                               TREEV has the right to pay
                               such amount in cash and/or
                               TREEV common shares.
---------------------------------------------------------------------------------------------
Preemptive Rights............  Under Delaware law, a            Under the German Stock
                               stockholder is not entitled      Corporation Act, in general,
                               to preemptive rights to          an existing shareholder in a
                               subscribe for additional         stock corporation has a
                               issuances of stock or any        preemptive right
                               security convertible into        (Bezugsrecht) to subscribe
                               stock unless preemptive          for any issuance by such
                               rights are specifically          corporation of shares, debt
                               granted in the certificate of    instruments convertible into
                               incorporation. TREEV's           shares, debt instruments with
                               restated certificate of          warrants to purchase shares
                               incorporation does not           (or involving a profit
                               provide for preemptive rights    participation) and
                               for the holders of TREEV         participation rights in
                               common shares or Series A        proportion to the shares held
                               preferred shares.                by such shareholder in the
                                                                existing share capital of
                                                                such corporation. The German
                                                                Stock Corporation Act
                                                                provides that this preemptive
                                                                right can be excluded only by
                                                                a shareholders' resolution. A
                                                                shareholders' resolution
                                                                excluding preemptive rights
                                                                requires the vote of at least
                                                                three-quarters of the nominal
                                                                share capital present or
                                                                represented at the meeting at
                                                                which the vote is taken.
---------------------------------------------------------------------------------------------
Stockholders' Suits..........  Under Delaware law, a            The German Stock Corporation
                               stockholder may initiate a       Act does not provide for
                               derivative action to enforce     class actions, and does not
                               a right of a corporation if      generally permit shareholder
                               the corporation fails to         derivative suits, even in the
                               enforce the                      case of breach

---------------------------------------------------------------------------------------------
                                  TREEV COMMON SHARES AND
STOCKHOLDER RIGHTS               SERIES A PREFERRED SHARES           CE ORDINARY SHARES
---------------------------------------------------------------------------------------------
                               right itself. An individual      of duty by the members of the
                               also may commence a class        management board or
                               action suit on behalf of         supervisory board. The
                               himself and other similarly      shareholders' meeting, acting
                               situated stockholders when       by a simple majority of the
                               the requirements for             votes cast, or a minority of
                               maintaining a class action       the shareholders holding in
                               under Delaware law have been     the aggregate at least 10% of
                               met. The complaint must (1)      the issued share capital, are
                               state that the plaintiff was     entitled to request the
                               a stockholder at the time of     corporation to claim damages,
                               the transaction of which the     but are not entitled to
                               plaintiff complains or that      assert any rights on behalf
                               the plaintiff's shares           of the corporation. Upon such
                               thereafter devolved on the       request, the corporation must
                               plaintiff by operation of        prosecute such claim within
                               law, and (2) (a) allege with     six months after the
                               particularity the efforts        shareholders' meeting. If
                               made by the plaintiff to         such request is not complied
                               obtain the action the            with, a court will appoint a
                               plaintiff desires from the       special representative upon a
                               directors or (b) state the       motion of shareholders either
                               reasons for the plaintiff's      holding shares representing
                               failure to obtain the action     at least 5% of the issued
                               or for not making the effort.    share capital or shares in
                                                                the aggregate amount of
                               Additionally, the plaintiff      E500,000. To avoid abuse,
                               must remain a stockholder        shareholders exercising the
                               through the duration of the      minority right to request a
                               derivative suit. The action      claim for damages must
                               may not be dismissed or          establish that they have held
                               compromised without the          their shares for at least
                               approval of the Delaware         three months prior to the
                               Court of Chancery.               shareholders' meeting at
                                                                which they make the request.
                                                                The shareholder group must
                                                                reimburse the corporation for
                                                                all costs of litigation if
                                                                such proceedings are
                                                                unsuccessful or only
                                                                partially successful, but in
                                                                the latter case only to the
                                                                extent that such costs exceed
                                                                any amounts awarded to the
                                                                corporation in such a
                                                                proceeding. Each shareholder
                                                                who was present at the
                                                                general meeting of the
                                                                shareholders and has objected
                                                                to the resolutions in the
                                                                minutes may within one month
                                                                after adoption of the
                                                                respective resolutions of the
                                                                general meeting of the
                                                                shareholders take action
                                                                against the Company to
                                                                contest the resolution
                                                                (Anfechtungsklage).
---------------------------------------------------------------------------------------------

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

     CE is offering to purchase, subject to the satisfaction of the conditions to the merger, any validly tendered TREEV employee stock options that are outstanding immediately prior to the effective time of the merger (whether or not they are then vested and exercisable) and any validly tendered warrants to acquire TREEV common shares that are outstanding immediately prior to the effective time of the merger (whether or not they are then exercisable), in each case which are not withdrawn prior to 5:00 p.m., New York time, on the expiration date of the offer.

     The exchange offer will commence when CE notifies TREEV employee stock optionholders and warrantholders of the "fair value" of their employee stock options and warrants and provides such holders with this proxy statement/prospectus and an acceptance form to use to accept the exchange offer. We expect that CE will provide them with this information on or about November 30, 2000. The exchange offer must be open for at least 20 U.S. business days and is currently scheduled to expire at 5:00 p.m., New York time, on January 2, 2001. TREEV employee stock optionholders and warrantholders may tender some or all of their employee stock options and warrants in the exchange offer.

     In exchange for validly tendered employee stock options and warrants, an employee stock optionholder or warrantholder that is not an affiliate of TREEV or CE will receive CE ADSs (and any such holder that is an affiliate of TREEV or CE will receive CE ordinary shares and not ADSs) equal to (1) the "fair value" (in accounting terms) of such employee stock options and warrants, divided by
(2) the CE average closing price.

     - The fair value of each TREEV employee stock option and warrant has been calculated as of the record date for the TREEV stockholders' meeting. It has been calculated as generally accepted using the "Black-Scholes" methodology. CE and TREEV have agreed on the fair value calculation of each employee stock option and warrant. The Black-Scholes valuation model determines the theoretical fair value of employee stock options and similar securities based on the volatility of the underlying security, the exercise price of the option, the price of the underlying security, the risk-free interest rate, the yield rate of the underlying security and the amount of time until the option or warrant expires.

     - CE average closing price means the average closing price per CE ordinary share as reported on the Neuer Markt segment of the Frankfurt Stock Exchange during the 15-trading-day period ending three trading days prior to the TREEV stockholders' meeting, converted into U.S. dollars at the average noon buying rate in New York City for cable transfers in Euros as certified for customs purposes by the Federal Reserve Bank of New York during such period.

     Instead of receiving a fractional CE ADS or CE ordinary share in the exchange offer, a TREEV employee stock optionholder or warrantholder will receive cash, without interest, equal to the product obtained by multiplying (1) the fractional CE ADS or CE ordinary share to which such employee stock optionholder or warrantholder would otherwise be entitled (after taking into account all fractional CE ADSs or CE ordinary shares to which such holder is then entitled to in respect of TREEV employee stock options and warrants) by (2) the CE average closing price.

     The Bank of New York, as the exchange agent for the exchange offer, will withhold from the consideration otherwise payable to employee stock optionholders and warrantholders such number of CE ADSs or ordinary shares as is necessary to satisfy any applicable tax withholding requirements.

     FOR EXAMPLE:

          If the aggregate "fair value" of all of a holder's employee stock options and warrants is $5,150, the CE average closing price is $19.82 (after conversion from Euros into U.S. dollars) and the holder accepts the offer with respect to all of his employee stock options and warrants, the holder will receive, at the effective time of the merger:

           -  259 CE ADSs or CE ordinary shares and

           -  $16.62, instead of a fraction of a CE ADS or a CE ordinary share.

THIS EXAMPLE DOES NOT REFLECT THE TAX CONSEQUENCES, INCLUDING THE IMPOSITION OF ANY APPLICABLE WITHHOLDING TAXES, OF AN EMPLOYEE STOCK OPTIONHOLDER'S OR WARRANTHOLDER'S ACCEPTANCE OF THE EXCHANGE OFFER.

This proxy statement/prospectus is being sent to each TREEV employee stock optionholder and warrantholder. CE intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

As a result of the merger, all TREEV employee stock options outstanding under the 1997 Director Stock Option Plan will immediately vest and become exercisable. If these options are not exchanged in the exchange offer, they will continue to be exercisable for one year following the merger as options to acquire shares of common stock of the surviving corporation of the merger (and not of CE). All other TREEV employee stock options outstanding under TREEV's employee stock option plans will become exercisable immediately prior to the merger; if the options are not exercised prior to the merger and are not exchanged in the exchange offer, they will terminate at the time of the merger without any payment therefor. Most of the outstanding TREEV warrants will, if not exercised prior to the merger and not exchanged in the exchange offer, remain outstanding following the merger as warrants to acquire shares of common stock of the surviving corporation of the merger (and not of CE). Three outstanding TREEV warrants will, if not exercised prior to the merger and not exchanged in the exchange offer, be converted at the time of the merger into a warrant to acquire CE ordinary shares.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The exchange offer is currently scheduled to expire at 5:00 p.m., New York time, on January 2, 2001, unless CE extends the exchange offer, in which case the exchange offer will terminate at 5:00 p.m., New York time, on the last day of the extension. In any event, the exchange offer will be held open for at least 20 U.S. business days. CE reserves the right, in its sole discretion (but not in violation of the merger agreement), to delay accepting employee stock options or warrants, to extend the exchange offer, to terminate the exchange offer if the conditions to the merger shall not have been satisfied or waived, and to amend the terms of the exchange offer.

     If CE delays, extends, terminates or amends the exchange offer, CE will issue a press release or other public announcement to the Dow Jones News Service or the Public Relations Newswire.

PROCEDURES FOR ACCEPTING THE EXCHANGE OFFER

     Each TREEV employee stock optionholder and warrantholder will receive a letter which will specify the number of employee stock options and warrants owned by such holder and the "fair value" of such employee stock options and warrants, along with an acceptance form to accept the exchange offer. To validly accept the exchange offer, an employee stock optionholder or warrantholder must complete and execute the acceptance form. THE ORIGINALLY EXECUTED ACCEPTANCE FORM ACCOMPANIED BY THE CERTIFICATES REPRESENTING THE WARRANTS IN RESPECT OF WHICH THE EXCHANGE OFFER IS BEING ACCEPTED (ALONG WITH ANY OTHER DOCUMENTATION REASONABLY REQUIRED) MUST BE RETURNED TO AND RECEIVED BY THE BANK OF NEW YORK AT THE ADDRESS SPECIFIED ON THE ACCEPTANCE FORM NO LATER THAN 5:00 P.M., NEW YORK TIME, ON JANUARY 2, 2001.

     The offer may be accepted with respect to any or all of a holder's employee stock options and/or warrants. If a holder returns an acceptance form which does not specify the number of employee stock options and warrants with respect to which the holder is accepting the offer, the holder will be deemed to have accepted the offer with respect to all of such holder's employee stock options and warrants.

     As soon as practicable after expiration of the offer period, The Bank of New York, as the exchange agent, will (1) cause to be accepted for exchange all TREEV employee stock options and warrants tendered and not validly withdrawn and
(2) cause to be canceled all such employee stock options or warrants so accepted.

     The TREEV board of directors unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger of CE and TREEV, as it believes that the combined companies will create a stronger company that will become a leading licensor of enterprise-wide software in the market for integrated document and content management software. The TREEV board of directors recommends that employee stock optionholders and warrantholders accept the exchange offer from CE. Before making a final decision on whether to accept the exchange offer, each employee stock optionholder and warrantholder should evaluate the exchange offer on his or her own and should consider his or her personal circumstances, including such things as his or her financial circumstances, investment strategy and tax position. ALL EMPLOYEE STOCK OPTIONHOLDERS AND WARRANTHOLDERS ARE URGED TO CONSULT WITH THEIR OWN INVESTMENT, TAX OR OTHER ADVISORS IN DETERMINING WHETHER TO ACCEPT OR REJECT THE EXCHANGE OFFER.

REGULATORY FILINGS AND APPROVALS NECESSARY TO COMPLETE THE EXCHANGE OFFER

     German Stock Corporation Act. As soon as possible after the effective time of the merger, Aspen Merger Corporation (which, in its capacity as the contribution agent, will at that time hold legal title to all of the outstanding shares of capital stock of the surviving corporation of the merger) will contribute those shares to CE as a contribution-in-kind. Pursuant to the German Stock Corporation Act and prior to the effective time of the merger, the CE management board, with the consent of the CE supervisory board, will pass a resolution to approve CE's capital increase in respect of the contribution-in-kind, conditional only upon the merger being effective. In addition, as required by the German Stock Corporation Act, Brandau & Koster, a German accounting firm, has been appointed by CE to determine the adequacy of the contribution-in-kind as consideration for the CE ordinary shares issued in the capital increase. Following the determination of the adequacy of the contribution-in-kind, Aspen Merger Corporation will execute a subscription certificate (establishing a contractual relationship between CE and Aspen Merger Corporation, as the contribution agent) identifying the TREEV shares that comprised the contribution-in-kind, the party effecting the contribution-in-kind and the number of CE ordinary shares to be issued in consideration for the contribution-in-kind. Finally, the increase of the stated share capital of CE will be registered with the commercial register (Handelsregister) for CE, and CE will issue to Aspen Merger Corporation and cause to be delivered to The Bank of New York for the account of Aspen Merger Corporation, as the contribution agent, and for the benefit of the former stockholders of TREEV and the former optionholders and warrantholders of TREEV who validly accept the exchange offer, the CE ordinary shares.

WITHDRAWAL RIGHTS

     A TREEV employee stock optionholder or warrantholder may withdraw its acceptance of the exchange offer in respect of any employee stock options or warrants at any time prior to 5:00 p.m. New York time, on the expiration date.

     For a withdrawal of tendered employee stock options and/or warrants to be effective, a written notice of withdrawal must be received by The Bank of New York at its address specified below under "Exchange Agent", prior to 5.00 p.m. New York time, on the expiration date.

     Any such notice of withdrawal must:

     -  specify the employee stock optionholders' or warrantholders' name;

     -  identify the employee stock options and/or warrants to be withdrawn; and

     - be signed by the employee stock optionholder or warrantholder in the same manner as the original signature on the acceptance form by which the employee stock options and/or warrants were tendered, including any required signature guarantees.

     All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by CE and CE's determination will be final and binding on all parties. Any employee stock options and/or warrants withdrawn will be considered not to have been validly tendered for exchange for the purposes of the exchange offer. Any employee stock options/warrants which have been tendered for exchange but which are not exchanged for any reason will be returned to the employee stock optionholder or warrantholder without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer relating to such employee stock options and/or warrants. Properly withdrawn employee stock options and/or warrants may be retendered by following one of the procedures described in "The Exchange Offer -- Procedures for Accepting the Exchange Offer" at any time on or prior to the expiration date.

EXCHANGE AGENT

     All executed acceptance forms should be directed to the exchange agent. CE has appointed The Bank of New York as the exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the proxy statement/prospectus should be directed to the exchange agent addressed as follows:

If by Hand, Express Mail or  If by Facsimile Transmission:  If by Mail:
Overnight Courier:
The Bank of New York         Fax: (212) 815-6213            The Bank of New York
101 Barclay Street           Tel: (800) 507-9357            P.O. Box 11248
New York, New York 10286     (for confirmation)             Church Street Station
Attention: Receive and                                      New York, New York 10286
Deliver Window                                              Attention: Tender and
                                                            Exchange Dept.

     Delivery to other than any of the above addresses will not constitute valid delivery.

CONDITIONS OF THE EXCHANGE OFFER

     The exchange offer is conditioned upon the satisfaction of the conditions to the merger. Unless such conditions are satisfied, CE will not be required to purchase any TREEV employee stock options or warrants of any holders who accept the exchange offer. If these conditions are not satisfied and the exchange offer is not completed, all acceptances of the exchange offer will be rejected and employee stock optionholders will retain their TREEV employee stock options and warrantholders will retain their TREEV warrants. The conditions to the exchange offer will be satisfied or waived on or prior to the expiration of the offer. For a description of the conditions to the merger, see "The Transaction Documents -- The Merger Agreement -- Closing Conditions."

RISK FACTORS

     Investments in CE ADSs and CE ordinary shares are subject to risks. TREEV employee stock optionholders and warrantholders should consider carefully all of the information included in this proxy statement/prospectus, including, in particular, the risk factors set forth under the caption "Risk Factors" beginning on page 19 of this proxy statement/prospectus relating to the merger and the exchange offer and relating to the business of CE.

     EMPLOYEE STOCK OPTIONHOLDERS AND WARRANTHOLDERS SHOULD UNDERSTAND THAT THE EXCHANGE OFFER IS CONDITIONED UPON THE SATISFACTION OF THE CONDITIONS TO THE MERGER. SEE "THE TRANSACTION DOCUMENTS -- THE MERGER AGREEMENT -- CLOSING CONDITIONS."

MATERIAL U.S. INCOME TAX CONSIDERATIONS

     See "Material Income Tax Considerations."

     EMPLOYEE STOCK OPTIONHOLDERS AND WARRANTHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF ACCEPTING THE EXCHANGE OFFER.

OTHER MATTERS

     The exchange offer is not being made to holders of TREEV employee stock options or warrants in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction. CE, however, in its sole discretion, may take such actions as it may deem necessary to make the offer in any such jurisdiction, and may extend the offer to holders of TREEV employee stock options or warrants in any such jurisdiction.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     CE is organized under the laws of the Federal Republic of Germany. It may not be possible for investors to effect service of process within the United States upon CE's directors and officers and the experts named herein under "Experts" who reside outside the United States or to enforce, in courts outside the United States, judgments against such persons obtained in United States courts, including actions based on the civil liability provisions of the federal securities laws of the United States. Furthermore, since most directly owned assets of CE following the merger will be outside the United States, any judgment obtained in the United States against CE may not be collectible within the United States.

     CE conducts and will continue to conduct its operations through direct and indirect subsidiaries, some of which are outside Germany. There is currently no treaty between the United States and the Federal Republic of Germany providing for the reciprocal acknowledgment and enforceability of judgments in civil and commercial matters. Therefore, the general rules of the German Code of Civil Procedures ("ZPO") govern such issues. ZPO Sections 722 and 723 require that an enforcement action in Germany be based upon a non-appealable foreign judgment only. As a general rule a German court will not review the merits of the foreign judgment in any enforcement proceedings. It will, however, dismiss the enforcement action pursuant to ZPO Section 723 sub-section 2, sentence 2, if the exceptions regarding the acknowledgment of foreign judgments set forth in ZPO
Section 328 sub-section 1 apply. The exceptions can be generally summarized as follows:

     (i) the foreign court had no personal jurisdiction according to German law;

     (ii)   due service of process was not effected on the defendant;

     (iii) the foreign judgment is irreconcilable with a prior German or other foreign judgment to be acknowledged in Germany or proceedings on the same subject matter had been filed in Germany before suit was instituted in the foreign jurisdiction;

     (iv) acknowledgment of the foreign judgment would produce a result in contravention of German public policy; or

     (v) the foreign jurisdiction whose judgment is sought to be acknowledged does not reciprocate with respect to acknowledgment of judgments entered in Germany.

     The application of exception (v) above depends on the law and practice in the relevant state of the United States where the judgment was rendered, and the result may vary from time to time as the law and practice changes. According to information available as of the date of this proxy statement/prospectus, German judgments would be acknowledged and enforced in the courts of almost all states in the United States and, accordingly, with respect to such states, reciprocity by German courts is warranted and the relevant exception does not apply. United States judgments awarding punitive damages may contravene German public policy and may therefore not be acknowledged in their full amount or in part pursuant to exception (iv) above. CE and its legal advisors are, however, not aware of any reasons under current German law for avoiding enforcement of a judgment of a United States court regarding the CE ADSs on the ground that the same would be contrary to German public policy. The enforcement of any United States judgment rendered in any currency other than German Marks or euros would be effected in German Marks and euros. The exchange rate from U.S. dollars to euros would be determined at the time payment is made.

       EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

     As of the date of this proxy statement/prospectus, Germany does not restrict the export or import of capital, except for investments in areas covered by United Nations resolutions such as Iraq. However, for statistical purposes only, every individual or corporation residing in Germany must report to the German Central Bank (Deutsche Bundesbank), subject only to certain immaterial exceptions, any payment received from or made to an individual or a corporation resident outside of Germany if such payment exceeds DM 5,000 (or the equivalent in another currency). In addition, every German resident individual or corporation except for credit institutions must report any claims against or any liabilities payable to a non-German resident individual or corporation if such claims or liabilities, in the aggregate, exceed DM 3 million (or the equivalent in another currency) during any one month. German residents must also report any direct investment outside Germany if such investment exceeds DM100,000.

     There are no limitations on the right of non-German residents or non-German owners to hold or vote the CE ordinary shares or the CE ADSs imposed by German law or CE's articles of association.

                             STOCKHOLDER PROPOSALS

     If the merger does not occur, stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders of TREEV must be received by the secretary of TREEV not later than March 1, 2001 in order to be brought before that meeting. In order to have a shareholder proposal included in TREEV's proxy materials for that meeting pursuant to Rule 14a-8 of the Exchange Act, the proposal must have been received by the secretary of TREEV by December 31, 2000.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the CE ordinary shares to be issued in the merger will be passed upon for CE by Dr. Besche & Kollegen. Certain U.S. federal tax consequences of the merger will be passed upon for TREEV by Cooley Godward LLP and for CE by PricewaterhouseCoopers LLP.

                            INDEPENDENT ACCOUNTANTS

     The consolidated balance sheets of CE as of December 31, 1999 and 1998 and the consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1999, included in this proxy statement/prospectus, have been included in reliance on the report of PwC Deutsche Revision, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     With respect to the unaudited consolidated financial information of CE for the six-month periods ended June 30, 2000 and 1999, included in this proxy statement/prospectus, PwC Deutsche Revision reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated August 22, 2000 appearing herein states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PwC Deutsche Revision is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PwC Deutsche Revision within the meaning of Sections 7 and 11 of the Securities Act of 1933.

     The balance sheets of SiDoc as of September 30, 1998 and 1997 and the statements of income and cash flows for each of the three years in the period ended September 30, 1998, included in this proxy statement/prospectus, have been included in reliance on the report of PwC Deutsche Revision, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The balance sheets of INSIDERS Information Management GmbH as of December 31, 1999 and June 16, 1999 and the income statement for the period from June 16, 1999 (inception) to December 31, 1999, included in this proxy statement/prospectus have been included in reliance on the report of PwC Deutsche Revision independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of TREEV as of December 31, 1999 and 1998 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, included in this proxy statement/prospectus, have been included in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     TREEV files annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements and other information filed by TREEV at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please feel free to call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. TREEV's SEC filings are also available to the public from commercial document retrieval services and at the internet world wide web site maintained by the SEC at www.sec.gov.

     CE has filed a registration statement on Form F-4 to register with the SEC the CE ordinary shares to be issued in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of CE, as well as being a proxy statement of TREEV. In addition, The Bank of New York, as depositary, has filed a registration statement on Form F-6 to register with the SEC the CE ADSs to be issued in the merger.

     As allowed by the SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. NEITHER CE NOR TREEV HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED NOVEMBER 22, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO TREEV STOCKHOLDERS NOR THE ISSUANCE OF CE ORDINARY SHARES IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                        INDEX TO CE FINANCIAL STATEMENTS

                                       CE

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................   F-2
Consolidated Balance Sheets as of December 31, 1999 and
  1998......................................................   F-3
Consolidated Statements of Income for the years ended
  December 31, 1999, 1998 and 1997..........................   F-4
Consolidated Statements of Cash Flows for the years ended
  December 31, 1999, 1998 and 1997..........................   F-5
Consolidated Statements of Changes in Shareholders' Equity
  for the years
  ended December 31, 1999, 1998, and 1997...................   F-6
Notes to the Consolidated Financial Statements..............   F-7
Report of Independent Accountants...........................  F-20
Condensed Consolidated Balance Sheets as of June 30, 2000
  and 1999 (unaudited)......................................  F-21
Condensed Consolidated Statements of Income for the six
  months ended
  June 30, 2000, 1999 and 1998 (unaudited)..................  F-22
Condensed Consolidated Statements of Cash Flows for the six
  months ended
  June 30, 2000, 1999 and 1998 (unaudited)..................  F-23
Notes to Condensed Consolidated Interim Financial Statements
  (unaudited)...............................................  F-24

SIDOC GMBH
Report of Independent Accountants...........................  F-26
Balance Sheets as of September 30, 1998 and 1997............  F-27
Statements of Income for the years ended September 30, 1998
  and 1997..................................................  F-28
Statements of Cash Flows for the years ended September 30,
  1998 and 1997.............................................  F-29
Notes to the Financial Statements...........................  F-30

INSIDERS INFORMATION MANAGEMENT GMBH
Auditors Report.............................................  F-35
Balance Sheets at December 31, 1999 and June 16, 1999.......  F-36
Income Statement for the period from June 16, 1999
  (inception) to December 31, 1999..........................  F-37
Notes to the Financial Statements...........................  F-38
Balance Sheet at June 30, 2000 (unaudited)..................  F-40
Income Statement for the six months ended June 30, 2000
  (unaudited)...............................................  F-41

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Supervisory Board of CE Computer Equipment AG

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of CE Computer Equipment AG and its subsidiaries (the "Company") at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States, all expressed in German Marks. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Siegen, June 26, 2000
except as to the August stock split which is as of August 21, 2000

PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftspruefungsgesellschaft

Muller                                         Wilke
(Wirtschaftsprufer)                            (Wirtschaftsprufer)
(CPA)

                            CE COMPUTER EQUIPMENT AG
                           CONSOLIDATED BALANCE SHEET
        (in thousands of German Marks, except share and per share data)

                                                                        DECEMBER 31,
                                                                     ------------------
                                                              NOTES   1999       1998
                                                              -----  -------    -------
ASSETS
Current assets:
  Cash and cash equivalents.................................          25,720     15,258
  Accounts receivable, net of allowance for doubtful
     accounts...............................................   (5)    72,584     28,844
  Inventories, net of reserves of DM 193 and DM 142
     respectively...........................................           2,409      2,297
  Other current assets......................................   (5)    10,629      2,844
                                                                     -------    -------
Total current assets........................................         111,342     49,243
  Long-term receivables.....................................   (5)       973     21,034
  Property and equipment, net...............................   (5)     8,301      4,501
  Investment in associated companies........................   (3)     4,738         --
  Deferred income taxes.....................................   (8)     1,337         --
  Goodwill and intangible assets, net.......................   (5)    29,924     31,364
                                                                     -------    -------
Non-current assets..........................................          45,273     56,899
TOTAL ASSETS................................................         156,615    106,142
                                                                     =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................           6,239      8,320
  Short term debt...........................................          25,322      1,963
  Accrued and other current liabilities.....................   (5)    21,753     11,451
  Current portion of lease obligations......................  (10)     1,217      2,662
                                                                     -------    -------
Total current liabilities...................................          54,531     24,396
Long term portion of lease obligations......................  (10)       457      2,181
Pension obligation..........................................   (6)     3,361      3,627
Deferred income taxes.......................................   (8)        --         31
Long-term debt..............................................   (7)    23,186      3,332
                                                                     -------    -------
Total non-current liabilities...............................          27,004      9,171
Minority interest...........................................              98         --
Shareholders' Equity
  Common shares, E0.20 par value, 28,928,585 shares
  authorized, 19,285,725 issued and outstanding.............           7,544      6,429
  Additional paid in capital................................          62,077     63,192
  Retained earnings.........................................           5,361      2,954
                                                                     -------    -------
Total shareholders' equity..................................          74,982     72,575
                                                                     -------    -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................         156,615    106,142
                                                                     =======    =======

   The accompanying notes are an integral part of the consolidated financial statements

                            CE COMPUTER EQUIPMENT AG
                       CONSOLIDATED STATEMENTS OF INCOME
        (in thousands of German Marks, except share and per share data)

                                                                   YEAR ENDED DECEMBER 31,
                                                             -----------------------------------
                                                      NOTES    1999         1998         1997
                                                      -----  ---------    ---------    ---------
Revenues:
  Licenses..........................................            63,609       29,517        7,415
  Services..........................................            22,103        8,167        4,054
  Hardware..........................................            12,398        7,743        7,972
                                                             ---------    ---------    ---------
     Total revenues.................................            98,110       45,427       19,441
Cost of revenues:
  Licenses..........................................             3,686        1,426          505
  Services..........................................            17,731        6,857        2,775
  Hardware..........................................            11,188        6,584        5,975
     Total costs of revenues........................            32,605       14,867        9,255
                                                             ---------    ---------    ---------
GROSS PROFIT........................................            65,505       30,560       10,186
                                                             ---------    ---------    ---------
Operating expenses:
  Sales and marketing...............................            23,632        9,880        2,434
  Research and development..........................            15,201        7,430        1,197
  General and administrative........................            20,726        8,831        3,982
                                                             ---------    ---------    ---------
OPERATING INCOME (LOSS).............................             5,946        4,419        2,573
Interest income.....................................             1,422        1,009        1,247
Interest expense....................................            (1,370)      (1,340)      (2,459)
Other income........................................               493          422          347
Equity in net loss in associated company............              (262)          --           --
                                                             ---------    ---------    ---------
Income (loss) before income taxes...................             6,229        4,510        1,708
Provision for income taxes..........................   (8)       3,934        2,602          936
                                                             ---------    ---------    ---------
NET INCOME BEFORE MINORITY INTEREST.................             2,295        1,908          772
Minority interest in loss of consolidated
  subsidiaries......................................              (112)          --           --
NET INCOME (ATTRIBUTABLE TO CE AG)..................             2,407        1,908          772
                                                             =========    =========    =========
NET INCOME (LOSS) PER COMMON SHARE:
Basic and diluted...................................   (4)        0.12         0.13         0.07
                                                             =========    =========    =========
Weighted average common shares outstanding..........         19,285,725   14,739,285   11,100,000
                                                             =========    =========    =========

   The accompanying notes are an integral part of the consolidated financial statements

                            CE COMPUTER EQUIPMENT AG
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (in thousands of German Marks)

                                                                YEAR ENDED DECEMBER 31,
                                                              ----------------------------
                                                               1999       1998       1997
                                                              -------    -------    ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................    2,407      1,908       772
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................   11,213      3,472       949
     Changes in assets and liabilities:
       Accounts receivable..................................  (21,655)    (7,848)    1,441
       Inventories..........................................     (101)      (598)      375
       Other current assets.................................   (7,605)      (609)   (1,114)
       Non-current assets...................................   (1,337)        --        --
       Accounts payable.....................................   (2,989)     4,998       460
       Accrued and other current liabilities................    8,707     (2,385)      126
       Other liabilities....................................     (924)    (5,190)    3,456
                                                              -------    -------    ------
          Net cash used in operating activities.............  (12,284)    (6,252)    6,465
                                                              -------    -------    ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................   (5,958)    (1,861)   (1,310)
  Purchase of software......................................   (3,453)    (3,487)     (371)
  Investment in associates..................................   (5,000)        --        --
  Acquisitions, net of cash acquired of DM 479 in 1999 and
     DM 625 in 1998.........................................   (2,421)   (33,056)       --
                                                              -------    -------    ------
          Net cash used in investing activities.............  (16,832)   (38,404)   (1,681)
                                                              -------    -------    ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of common stock................       --     67,321        --
  Principal payments under capital lease obligation.........   (3,169)    (4,531)   (6,014)
  Proceeds from bank loan...................................   44,710      5,294     2,056
  Repayment of bank loan....................................   (1,963)    (8,792)     (291)
                                                              -------    -------    ------
          Net cash provided by financing activities.........   39,578     59,292    (4,249)
                                                              -------    -------    ------
Net increase (decrease) in cash and cash equivalents........   10,462     14,636       535
Cash and cash equivalents at beginning of period............   15,258        622        87
                                                              -------    -------    ------
Cash and cash equivalents at end of period..................   25,720     15,258       622
                                                              -------    -------    ------
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
  Interest paid.............................................    1,370      1,340     2,459
                                                              -------    -------    ------
  Income taxes paid.........................................      243        833        69
                                                              =======    =======    ======

   The accompanying notes are an integral part of the consolidated financial statements

                            CE COMPUTER EQUIPMENT AG
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
        (in thousands of German Marks, except share and per share data)

                                           COMMON STOCK        ADDITIONAL                    TOTAL
                                       --------------------     PAID-IN      RETAINED    SHAREHOLDERS'
                                         SHARES      AMOUNT     CAPITAL      EARNINGS       EQUITY
                                       ----------    ------    ----------    --------    -------------
DECEMBER 31, 1996....................   4,200,000    1,400          200         274          1,874
Net income...........................          --       --           --         772            772
                                       ----------    -----       ------       -----         ------
DECEMBER 31, 1997....................   4,200,000    1,400          200       1,046          2,646
  Capital increase...................   6,900,000    2,300           --          --          2,300
  Issuance of common stock, in April
  at DM 6 per share, net of issuance
  costs of DM 1,345 (net of DM 1,645
  income tax benefit)................   3,900,000    1,300       22,835          --         24,135
  Issuance of common stock, in
  October at DM 10 per share, net of
  issuance costs of DM 411 (net of DM
  502 income tax benefit)............   4,285,725    1,429       40,157          --         41,586
Net income...........................          --       --           --       1,908          1,908
                                       ----------    -----       ------       -----         ------
DECEMBER 31, 1998....................  19,285,725    6,429       63,192       2,954         72,575
Change in par value from E0.16 to
  E0.20 (Note 2).....................          --    1,115       (1,115)         --             --
Net income...........................          --       --           --       2,407          2,407
                                       ----------    -----       ------       -----         ------
DECEMBER 31, 1999....................  19,285,725    7,544       62,077       5,361         74,982
                                       ==========    =====       ======       =====         ======

   The accompanying notes are an integral part of the consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (in thousands of German Marks, except share and per share amounts)

NOTE 1.  BUSINESS OF THE COMPANY

     CE Computer Equipment GmbH was incorporated in Germany in 1984 and merged as of January 1, 1998 into CE Computer Equipment AG ("CE" or the "Company"), a company which was formed in 1998 for the purpose of this transaction. The Company develops, markets and supports archiving and document management systems. The Company's products provide the user with tailored solutions for enterprise-wide mapping and processing of workflows.

     In 1998, the Company made its initial public offering on the "Neuer Markt" in Germany. In two public offerings, CE raised, after the deduction of issuance costs of DM 3,903 a total amount of DM 65,721.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The reporting currency for all periods is the German Mark.

     In preparation for its initial public offering, the Company's shareholders approved share capital increases in January and March 1998 of 2,100,000 and 4,800,000 shares, respectively. These increases were effected through cash and asset contributions by the Company's two 50% shareholders.

     In June 1999, the Company effected a three-for-one stock split of its common stock and, in August 2000, the Company effected a five-for-one stock split of its common stock. All references in the consolidated financial statements and notes thereto to number of shares and per share amounts have been restated to reflect the stock splits.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of CE AG and its wholly owned subsidiaries. The results of subsidiaries acquired during the year are included from the effective date of acquisition using the purchase method of accounting. All intercompany balances and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable (including unbilled receivables). The Company generally requires no collateral for its accounts receivable and maintains reserves for potential credit losses. In the year ended December 31, 1997 no customer accounted for more than 10% of revenues. In 1998, the two largest customers accounted for 17% and 25% of revenues and in 1999 one customer accounted for 16% of revenues. At December 31, 1999 and 1998 the two largest customers accounted for 25% and 14%, and 26% and 17% of the accounts receivable balances, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are reflected in the consolidated financial statements at their fair value due to their short-term maturity. The carrying value of long-term debt represents approximately its fair market value. Long-term receivables are reported at their present value. Capital leases are recorded at net present value of the minimum lease payments. The implicit interest rates for the leases approximately reflect current market rates.

FOREIGN CURRENCY TRANSLATION

     Each of the consolidated companies' financial statements are stated in German Marks ("DM") or other denominations of the Euro. The Company's operations are primarily in Germany and the functional and reporting currency of the consolidated companies is the German Mark. Gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not significant during any of the periods presented. To date, the Company has not entered into derivative financial instruments to attempt to manage foreign currency exposure. There are no translation adjustments related to the Company's subsidiaries.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

UNBILLED RECEIVABLES

     Unbilled receivables represent services rendered to customers prior to the balance sheet date but unbilled at that date based on the customer's cycledate of billing.

CAPITALIZED MERGER COSTS

     Other assets include DM 2,347 of capitalized merger costs. These costs were incurred relating to the pending acquisition of TREEV, Inc. ("TREEV") which is expected to be completed during the second half of 2000. The costs include only fees paid to external consultants, lawyers and accountants.

INVENTORIES

     Inventories are stated at the lower of the weighted average cost or market. The Company regularly monitors inventories for excess or obsolete items and makes any necessary adjustments at each balance sheet date. Inventories consist primarily of acquired hardware held for resale.

LEASING TRANSACTIONS

     Until 1997, the Company leased hardware to several cities and governmental units in Germany. These transactions have been accounted for as sales type leases. The hardware components were acquired from distributors, sold to a leasing company, leased back by the Company and then sold to end users under sales type leases. The leasing transactions in which the Company acted as both lessee and lessor were accounted for as capital leases in accordance with Statement of Financial Accounting Standard ("SFAS") No. 13. The Company's financial statements therefore include obligations to the local leasing company and receivables from end users.

INVESTMENT IN ASSOCIATED COMPANIES

     As of October 1, 1999, the Company acquired a 25% interest in Consultec AG for DM 5,000. The company is a provider of e-commerce and e-transaction services and provides a portal solution for e-business in the health care environment. The Company shows its interest in Consultec under the equity method of accounting. Accordingly, the interest in Consultec's net losses and the amortization of the acquired goodwill is deducted from the historic acquisition costs to arrive at the period end investment balance.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets' useful lives to write down cost to residual values, applying the following periods of useful life:

Cars.....................................................  5 years
Hardware.................................................  3-5 years
Office Equipment.........................................  5-10 years

GOODWILL AND INTANGIBLE ASSETS

     For each acquisition, the Company determines the fair value of tangible and intangible assets acquired. Goodwill is amortized on a straight-line basis over its estimated useful life of 5 years. Intangible assets are stated at cost and amortized over their estimated useful lives as follows:

Acquired Customer Base...................................  5 years
Acquired Workforce.......................................  5 years
Acquired and Purchased Software..........................  3-4 years

     The Company evaluates the recoverability of its intangible assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of". SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. If a long-lived asset is deemed to be impaired, impairment losses are measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets based on discounted cash flows. The Company periodically reviews the carrying value of long-lived assets to determine whether or not an impairment to such value has occurred. Based on its most recent analysis, the Company believes that no impairment existed at December 31, 1999.

SOFTWARE DEVELOPMENT COSTS

     Costs related to research, design and development of computer software for external use are expensed as incurred. SFAS 86 requires the capitalization of certain software development costs once technological feasibility is established. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model, and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage, and amortize them over the software's estimated useful life. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The adoption of this standard did not have a material impact on the Company's results of operations or equity for the year ended December 31, 1999.

REVENUE RECOGNITION

     The Company's revenues are derived from the sale of perpetual licenses for its software and related services, which include maintenance and support, consulting and training services. Revenues from license arrangements are recognized when all of the following conditions are met: a signed contract is obtained, delivery has occurred, the total sales price is fixed and determinable, collectibility is probable, and any uncertainties with regard to customer acceptance are insignificant. In multiple element license arrangements, revenue is recognized pursuant to the residual method. Under this method, revenue is first allocated to the undelivered elements based on their vendor-specific objective evidence of fair value and the remainder, along with any discount, is allocated to the delivered elements. Vendor-specific objective evidence of fair value for services is based on the standard billing rates for the Company's consultants, and vendor-specific objective evidence of fair value for post-contract customer support (PCS) is based on the price charged for PCS when it is sold separately. Payments received in advance of revenue recognition are recorded as deferred revenue. Revenues from maintenance and support are deferred and recognized ratably over the term of the contract, usually one quarter. Consulting and training services are recognized as revenue as the services are performed on a time and materials basis using the standard billing rates charged to customers. Because customers are on different billing cycles, at period-ends services have been provided to some customers for which invoices have not yet been issued. These amounts are recorded as unbilled receivables.

     Software licences sold to resellers including original equipment manufacturers (OEMs) and value-added resellers (VARs) are recognized as revenue in a similar manner to sales to other customers. Sales of software licenses to resellers do not provide for any rights of return, price protection or upgrade rights and are sold without services or post-contract customer support.

INCOME TAXES

     The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred tax liabilities and assets are determined on the basis of the difference between the tax bases of assets and liabilities and their respective financial reporting amounts in the consolidated financial statements using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company provides a valuation allowance for deferred tax assets when it is more likely than not, based on available evidence, that some portion or all of the deferred tax assets will not be realized.

EARNINGS PER SHARE

     The Company computes net income (loss) per common share in accordance with SFAS No. 128, "Earnings Per Share". Under the provision of SFAS No. 128, basic income (loss) per share is computed by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common share equivalents outstanding during the period. As of December 31, 1999 and December 31, 1998, the Company had not issued any dilutive securities such as convertible bonds, preferred stock, or stock options.

SEGMENT INFORMATION

     During the years ended December 31, 1999, 1998 and 1997, the Company operated in a single business segment, primarily in Germany. Shipments to buyers outside of Germany were insignificant for all periods presented.

ACCUMULATED COMPREHENSIVE INCOME

     SFAS No. 130, "Reporting Comprehensive Income" establishes standards for the reporting of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is comprised of net income (loss) and other comprehensive earnings such as foreign currency translation gain/loss and unrealized gains or losses on available for sale securities. There have been no items of comprehensive income, other than net income (loss) for all periods presented.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for all quarters of all fiscal years beginning after June 15, 2000, with earlier adoption permitted. SFAS 133 will require the Company to record all derivatives on the balance sheet at fair value. For derivatives that are hedges, changes in the fair value of derivatives will be offset by the changes in the fair value of the hedged assets, liabilities or firm commitments. The Company believes the impact of adopting this standard will not be material to its results of operations or equity.

NOTE 3.  ACQUISITIONS

ACQUISITIONS IN 1999

     In 1999, the Company acquired 51% of the share capital of HAVI Computer Service GmbH, Hamburg (HAVI) and 100% of netconcept Gesellschaft fuer innovative Netzdienste mbH, Karlsruhe (netconcept) for DM 2,000 and DM 900, respectively. In October 1999, the Company acquired a 25% interest in Consultec AG, Frankfurt for DM 5,000. Each purchase price was paid in cash. The acquisitions of HAVI and netconcept were accounted for as purchase transaction, in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 16. The investment in Consultec is reported using the equity method.

     HAVI is engaged in the migration of archive solutions and the organization of data management systems. In 1999, HAVI reported revenue from consulting activities of approximately DM 2,500. The purchase price of DM 2,000 was allocated to net tangible assets and liabilities of DM 179 and goodwill of DM 1,821 as no other identifiable intangible assets exist. Goodwill is amortized over 5 years. The purchase agreement includes contingent consideration according to which the seller will receive 51.5% of HAVI's income before taxes and extraordinary items for the period 1999 to 2003, up to a maximum of DM 2,400.

     Netconcept provides services, concepts and support for innovative communication systems, especially the integration of network systems, on-line and off-line net-services and multimedia application services. In 1999, netconcept generated revenue of about DM 5,200. The purchase price of DM 900 was allocated to tangible assets and liabilities of DM 184 and goodwill of DM 716. Goodwill is amortized over 5 years. The purchase agreement includes a contingent consideration according to which the seller will receive five times the amount of netconcept's income before taxes and extraordinary items for the period 1999 to 2003, up to a maximum of DM 5,100.

     For both acquisitions, the contingent consideration will be reported as additional acquisition costs based on APB 16.

     The following are unaudited combined results of operations for the Company and the two companies acquired in 1999 (HAVI and netconcept), assuming that the acquisitions had taken place at the beginning of the fiscal year for each of the periods presented:

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                       ------------------
                                                        1999       1998
                                                       -------    -------
Net revenues.......................................    101,630     51,857
Net income (loss)..................................      2,320      1,444
Net income (loss) per share........................       0.12       0.10

     These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional amortization of goodwill. They do not purport to be indicative of the results of operations that actually would have resulted had the combination occurred on January 1, 1998.

ACQUISITION OF "CE MUNICH" ("SiDoc") IN 1998

     On October 1, 1998 the Company acquired all of the outstanding share capital of SiDoc GmbH, Munich, a subsidiary of Siemens-Nixdorf AG engaged in the selling and implementation of data management systems with approximately 90 employees, for a cash payment of DM 23,627. After the acquisition, SiDoc was renamed CE Computer Equipment GmbH & Co. KG ("CE Munich").

     SiDoc was incorporated in 1996 as a shell company without any operating activities. Siemens-Nixdorf AG transferred its data management and archive business to SiDoc in a tax-free transaction. All losses previously incurred by the operating unit remained with Siemens-Nixdorf AG so that SiDoc had no net operating losses carried forward as of April 1, 1998. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16. The results of operations for SiDoc, now named CE Munich, have been included with those of the Company for periods subsequent to the date of acquisition.

     The total purchase price of the acquisition was DM 23,650 including acquisition expenses of DM 23. The purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair value at the date of acquisition as follows:

Customer base...............................................   1,382
Software....................................................     605
Workforce...................................................   4,095
Goodwill....................................................  14,499
Tangible assets acquired....................................  12,348
Liabilities assumed.........................................  (9,279)
                                                              ------
Total purchase price........................................  23,650
                                                              ======

     The purchased customer base, workforce and goodwill are amortized over 5 years, and the software is amortized over 4 years.

     The consolidated financial statements of the Company include CE Munich's operations from October 1, 1998.

OTHER ACQUISITIONS IN 1998

     The Company acquired Group Dr. Rainer Kossow EDV Unternehmensberatung GmbH & Co. KG, Muenster and Group Wege & Partner EDV-Unternehmensberatung GmbH & Co. KG, Karlsruhe in 1998 for DM 5,338 and DM 5,093 respectively. Both of these unrelated companies provide middleware and archive solutions in the Lotus Notes environment. Both acquisitions were accounted for as purchase transaction, in accordance with the provisions of APB No. 16. The purchase price was allocated as follows:

                                                          MUENSTER    KARLSRUHE
                                                          --------    ---------
Net assets and liabilities assumed......................    (367)         411
Software................................................     798          594
Goodwill................................................   4,907        4,088
                                                           -----        -----
Total...................................................   5,338        5,093
                                                           =====        =====

     Software is amortized over four years, and goodwill is amortized over 5 years.

     The following are unaudited proforma combined results of operations for the Company and the three companies acquired in 1998, assuming that the acquisitions had taken place at the beginning of the fiscal year for each of the periods presented:

                                                          YEAR ENDED DECEMBER 31,
                                                          -----------------------
                                                            1998          1997
                                                          --------      ---------
Net revenues............................................   69,055         40,595
Net income (loss).......................................   (2,439)       (15,312)
Net income (loss) per share.............................    (0.17)         (1.38)

     These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional amortization of goodwill. They do not purport to be indicative of the results of operations that actually would have resulted had the combination occurred on January 1, 1997.

NOTE 4.  EARNINGS PER SHARE

     The following table sets forth the computation of basic earnings per share for the periods indicated:

                                                        YEAR ENDED DECEMBER 31,
                                                 --------------------------------------
                                                    1999          1998          1997
                                                 ----------    ----------    ----------
Numerator:
Net income (loss) attributable to common
  stockholders.................................       2,407         1,908           772
                                                 ==========    ==========    ==========
Denominator:
Weighted average common shares outstanding.....  19,285,725    14,739,285    11,100,000
Basic and diluted earnings per share...........        0.12          0.13          0.07

     Basic and diluted earnings per share are the same since no common stock equivalents existed during the above periods.

NOTE 5.  BALANCE SHEET COMPONENTS

     Accounts receivable:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1999      1998
                                                              ------    ------
Trade accounts receivable...................................  67,581    23,383
Leasing receivables.........................................   1,291     3,388
Unbilled receivables........................................   4,905     3,029
Total accounts receivable...................................  73,777    29,800
Less allowance for doubtful accounts........................  (1,193)     (956)
                                                              ------    ------
                                                              72,584    28,844
                                                              ======    ======

     Allowance for doubtful accounts:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                              1999     1998    1997
                                                              -----    ----    ----
Balance at beginning of period..............................    956    617     589
Charged to costs and expenses...............................    646    339      28
Writeoffs...................................................   (409)    --      --
                                                              -----    ---     ---
                                                              1,193    956     617
                                                              =====    ===     ===

     Other current assets:

                                                               DECEMBER 31,
                                                              ---------------
                                                               1999     1998
                                                              ------    -----
Loan to TREEV, Inc..........................................   3,831       --
Income tax claim............................................   2,368      567
Capitalized merger costs....................................   2,347       --
Prepaid expenses............................................   1,072      330
Other.......................................................   1,011    1,947
                                                              ------    -----
                                                              10,629    2,844
                                                              ======    =====

     The loan to TREEV is due on June 30, 2000 and bears interest at 14%.

     Long-term receivable:

                                                               DECEMBER 31,
                                                              --------------
                                                              1999     1998
                                                              ----    ------
Trade accounts receivable...................................  176     15,675
Leasing receivables.........................................  797      5,359
                                                              ---     ------
                                                              973     21,034
                                                              ===     ======

     Property and Equipment:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1999      1998
                                                              ------    ------
Property....................................................   1,159     1,013
Furniture and Fixtures......................................  11,742     5,867
                                                              ------    ------
                                                              12,901     6,880
  Less accumulated depreciation.............................  (4,600)   (2,379)
                                                              ------    ------
                                                               8,301     4,501
                                                              ======    ======

     Goodwill and intangible assets:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1999      1998
                                                              ------    ------
Acquired customer base......................................   1,382     1,382
Acquired workforce..........................................   4,095     4,095
Software....................................................   8,326     4,981
Goodwill....................................................  26,031    23,494
                                                              ------    ------
                                                              39,834    33,952
Less accumulated amortization...............................  (9,910)   (2,588)
                                                              ------    ------
                                                              29,924    31,364
                                                              ======    ======

     Accrued expenses and other current liabilities:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1999      1998
                                                              ------    ------
Taxes payable...............................................   7,635     2,411
VAT payable.................................................   4,867     2,792
Compensation and related payroll taxes......................   4,518     3,663
Other.......................................................   4,733     2,585
                                                              ------    ------
                                                              21,753    11,451
                                                              ======    ======

NOTE 6.  PENSIONS

     The Company sponsors a retirement plan for some of its employees. This defined benefit plan provides old age, disability and survivors benefits. In accordance with U.S. GAAP, pension plan benefits for defined benefit plans are determined in accordance with SFAS No. 87. Under SFAS No. 87, pension plans and their costs are determined using the projected unit credit method. The plan is unfunded. All changes in the value of either the projected benefit obligation or the plan assets resulting from experience different from that assumed or from a change in an actuarial assumption are recognized immediately.

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                              1999    1998
                                                              ----    ----
Components of pension expense:
  Net service cost..........................................   177     53
  Interest cost.............................................   216     57
  Expected return on plan assets............................    --     --
  Actuarial gains...........................................   748     68
                                                              ----     --
  Net periodic cost.........................................  (355)    42
                                                              ====     ==

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                              --------------
                                                              1999     1998
                                                              -----    -----
Change in benefit obligation during the year:
Benefit obligation at January 1.............................  3,627       80
Service cost................................................    177       53
Interest cost...............................................    216       57
Contributions by plan participants..........................     --       --
Actuarial gains.............................................    748       68
Benefits paid...............................................     19       --
Acquisition.................................................    108    3,505
                                                              -----    -----
Benefit obligation at December 31...........................  3,361    3,627
                                                              =====    =====

     Assumptions used to determine the pension cost for the plans:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1999     1998     1997
                                                              -----    -----    -----
Discount rate...............................................   6.5%     5.5%     6.0%
Salary growth...............................................   3.0%     2.5%     2.5%

NOTE 7.  DEBT

     The Company reported the following long-term bank loans:

                                             AS OF DECEMBER 31,
                                             ------------------
                                              1999       1998      INTEREST RATE    MATURITY
                                             -------    -------    -------------    --------
Fixed rate loan............................   2,001         --         4.27          3/2009
Fixed rate loan............................   3,911         --         4.57          3/2019
Fixed rate loan............................  12,030         --         4.82          9/2009
Fixed rate loan............................   3,150         --         4.57          9/2019
Variable rate loan.........................   2,094      3,332         5.45         10/2001
                                             ------     ------
                                             23,186      3,332
                                             ======     ======

     The fixed-rate interest loans are received from DG Bank AG and are secured by a mortgage on the building under construction in Bielefeld. In addition to the long-term fixed-rate loans, DG Bank AG provided a line of credit of up to DM 20,000 for the acquisition of additional participations. At the end of 1999, DM
10.3 million of the credit line was unused.

     In November 1998, the Company received a variable-rate long-term loan of DM 5,000 from Dresdner Bank AG. The loan is due October 31, 2001 and bears variable interest of three-month- LIBOR + 2%. The interest rate on this loan at December 31, 1999 was 5.45%. The loan is secured by a personal guarantee of the two members of the Company's management board who each pledged 18,000 of their own shares in the Company.

     Aggregate long-term debt installments for the next five years due at December 31, 1999 are as follows:

                                                                DM
                                                              ------
Year ending December 31,
2000........................................................   1,793
2001........................................................   2,033
2002........................................................   1,373
2003........................................................   1,373
2004........................................................   3,236
                                                              ------
Due within five years.......................................   9,808
Thereafter..................................................  15,171
                                                              ------
                                                              24,979
Less current portion of long-term debt......................   1,793
                                                              ------
Total.......................................................  23,186
                                                              ======

     In 1999, the Company entered into several overdraft facilities ("the facilities") with Dresdner Bank AG. The facilities allow for borrowings of up to DM 31,666 bearing interest at rates between 4.7% and 7.0% and expire June 30, 2000. At December 31, 1999 DM 26,667 was utilized under this facility. In connection with the agreement, the bank does not charge annual facility fees for any unused credit available to the Company.

NOTE 8.  INCOME TAXES

     German corporate tax law applies a split-rate imputation with regard to the taxation of the income of a corporation and its shareholders. In accordance with the tax law in effect for fiscal 1999, retained corporate income is initially subject to a federal corporate tax of 40% plus a solidarity surcharge of 5.5% on federal corporate taxes payable. Including the impact of the surcharge, the federal corporate tax rate amounts to 42.2%. Upon distribution of retained earnings to shareholders, the corporate income tax rate on earnings is adjusted to 30%, plus a solidarity surcharge of 5.5% on the distribution corporate tax, for a total of 31.65%, by means of a refund for taxes previously paid. Additionally, German companies are subject to a local trade tax on income of approximately 17-20%, which is deductible for corporate tax purposes. Prior to 1999, the tax rate for corporate income tax was 45% for earnings not distributed to shareholders.

     In 1998, stock issuance costs of DM 3,903, which were netted with the proceeds of the issued shares, are deductible under German tax law. According to SFAS 109 "Accounting for Income taxes", the tax effects of the stock issuance costs were directly credited to equity.

     The provision for income taxes consists of the following:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                               1999     1998     1997
                                                              ------    -----    ----
Current:
  Income tax................................................   3,032    2,041    370
  Trade tax.................................................   2,270      932    232
                                                              ------    -----    ---
                                                               5,302    2,973    602
  Deferred..................................................  (1,368)    (371)   334
                                                              ------    -----    ---
                                                               3,934    2,602    936
                                                              ======    =====    ===

     Deferred tax assets/liabilities are comprised of the following:

                                                               DECEMBER 31,
                                                              --------------
                                                              1999     1998
                                                              -----    -----
Net operating loss carryforward.............................  1,268      580
Goodwill and intangible amortization........................  1,314       42
Pension obligation..........................................    238      405
                                                              -----    -----
Deferred tax assets.........................................  2,820    1,027
Merger costs................................................  1,220       --
Inventory valuation.........................................    136      131
Leasing contracts...........................................    127      927
                                                              -----    -----
Deferred tax liabilities....................................  1,483    1,058
                                                              -----    -----
Net tax assets (liabilities)................................  1,337      (31)
                                                              =====    =====

     At December 31, 1999, the Company had DM 3,020 in net operating loss carryforwards for corporation income taxes, which can be utilized to reduce future taxable income taxes at a rate of 42%. This loss carryforward can be utilized on an unlimited basis.

     The differences between the statutory tax rate of 52% (55% for prior years) in Germany and the effective tax rate of 56% in 1999 and 1998 is due to the lower applicable tax rate of 42% for the deferred tax asset related to the net operating losses.

NOTE 9.  OPERATING SEGMENT AND GEOGRAPHIC INFORMATION

     The Company adopted SFAS No. 131 in fiscal 1998. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, geographic areas and significant customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company's chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company's chief operating decision-makers are the two members of its management board.

     The Company's management considers its business activities to be focused on the license of its products and related services to customers. Since management's primary form of internal reporting is aligned with the offering of products and services, the Company believes it operates in one segment. The Company markets its products mainly in Germany through its direct sales force and distributors.

NOTE 10.  LEASES

     The following is a summary, by year, of future gross minimum rental payments for all leases with terms greater than one year:

                                                              OPERATING    CAPITAL
                                                              ---------    -------
                                                                      (DM)
Fiscal year ending December 31:
  2000......................................................    1,305       1,306
  2001......................................................    2,562         450
  2002......................................................    2,226          82
  2003......................................................    1,607          --
  Thereafter................................................    1,473          --
                                                                -----      ------
Total minimum lease payments................................    9,173       1,838
                                                                =====      ======
Less amount representing interest...........................                 (164)
                                                                           ------
Present value of net minimum lease payments.................                1,674
Less current maturities.....................................               (1,217)
                                                                           ------
Long-term obligation........................................                  457
                                                                           ======

     The Company enters lease agreements as part of the ordinary course of its business. Finance leases relate primarily to computer equipment rentals, while operating leases primarily relate to the rental of office space. In 1997, the Company sold acquired hardware for DM 3,185 to a leasing company and leased them back at a present value of DM 3,459. The leasing contracts, which have terms between four and five years, are accounted for as capital leases. Directly related to these leasing transactions, the hardware was rented on a long-term basis to governmental units. These contracts were accounted for as sales type leases. After 1998, the Company did not acquire any equipment under capital lease terms.

     Total rent expense amounted to DM 6,930, DM 6,387 and DM 6,129 in the years ended December 31, 1997, 1998 and 1999, respectively.

     The following is a summary, by year, of future gross minimum rental payments to be received for all sales type leases with terms greater than one year:

                                                               (DM)
Fiscal year ending December 31:
  2000....................................................     1,357
  2001....................................................       704
  2002....................................................       154
  2003....................................................        34
  Thereafter..............................................        --
                                                              ------
Total minimum lease payments to be received...............     2,249
Less unearned income......................................      (161)
                                                              ------
Net investment in sales type leases.......................     2,088
Less current portion......................................    (1,291)
                                                              ------
Long-term portion.........................................       797
                                                              ======

NOTE 11.  RELATED PARTY TRANSACTIONS

     Commencing February 1, 1999, the Company rents its administration facilities in Munich from two senior officers of the Company. The leasing contract expires on December 31, 2004. The annual rent amounts to DM 1,175. The building is used by the employees of CE Munich.

NOTE 12.  PLANNED ACQUISITION OF TREEV INC.

     In November 1999, the Company signed a merger agreement with TREEV Inc, a US based company listed on the NASDAQ stock exchange. TREEV is a developer and marketer of content management solutions and provides client/server and internet solutions for document management, document imaging and enterprise report management.

     According to the merger agreement, CE will issue 6,650,000 ordinary shares in exchange for all of TREEV's outstanding shares, preferred shares, options and warrants. As a result of this share transaction, the previous shareholders of CE will own 74% and the previous shareholders of TREEV will own 26% of the company immediately following the merger. The obligation of CE and TREEV to consummate the merger is subject to certain conditions which include (a) approval of the merger by the vote of shareholders; (b) receipt of approvals and consents required by law in connection with the merger; (c) absence of material changes affecting either CE or TREEV. The merger is expected to be consummated in the second half of 2000.

     The acquisition will be accounted for using the purchase method of accounting. Accordingly, a portion of the purchase price will be allocated to net tangible and intangible assets acquired based on their estimated fair value. A portion will also be allocated to in-process research and development projects that had not reached technological feasibility and had no probable alternative future uses. This portion will be expensed in the first quarter after the consummation of the merger. The Company is currently in the process of preparing the purchase price allocation and determining the estimated useful lives of the assets acquired.

NOTE 13.  SUBSEQUENT EVENTS

     In February 2000, CE agreed to acquire 76% of the share capital of Insiders Information Management GmbH, Kaiserslautern, a company that develops technology and products for intelligent, knowledge-based document and information management in exchange for 661,150 shares of CE's common stock having an approximate value of DM 34.3 million. In addition, in May 2000, CE agreed to acquire 100% of Gesellschaft fur Image-Processing und Archivierung mbH (GIA), a company specializing in consulting and project management in the area of document-related technology and document management and imaging systems in exchange for DM 500,000 in cash and 61,300 shares of CE's common stock having an approximate value of DM 3.5 million. The closings of the purchases of each of Insiders and GIA are expected to occur in July 2000 and August 2000, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Supervisory Board of CE Computer Equipment AG:

     We have reviewed the accompanying condensed consolidated balance sheet of CE Computer Equipment AG as of June 30, 2000, and the related condensed consolidated statements of income and cash flows for each of the six-month periods ended June 30, 2000 and 1999. This interim financial information is the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial information for them to be in conformity with accounting principles generally accepted in the United States of America.

Siegen, August 22, 2000

PWC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

/s/ JORG MULLER                                /s/ JURGEN NASKRENT
Jorg Muller                                    Jurgen Naskrent
Wirtschaftsprufer                              Wirtschaftsprufer

                            CE COMPUTER EQUIPMENT AG
                      CONDENSED CONSOLIDATED BALANCE SHEET
        (in thousands of German Marks, except share and per share data)

                                                                   JUNE 30,
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
                                                                 (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................      909      3,297
  Accounts receivable, net of allowance for doubtful
     accounts...............................................   97,526     54,948
  Inventories, net of reserves..............................    3,409      5,084
  Other current assets......................................   21,506      3,553
                                                              -------    -------
          Total current assets..............................  123,350     66,882
Long-term receivables.......................................       --      4,250
Property and equipment, net.................................   13,841      4,737
Investment in associated companies..........................    4,017         --
Deferred income taxes.......................................    1,472      1,432
Goodwill and intangible assets, net.........................   26,126     28,688
                                                              -------    -------
Non-current assets..........................................   45,456     39,107
          Total Assets......................................  168,806    105,989
                                                              =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    8,409      5,595
  Short term debt...........................................   34,687      6,893
  Accrued and other current liabilities.....................   21,064     12,733
  Current portion of lease obligations......................       --      1,972
                                                              -------    -------
          Total current liabilities.........................   64,160     27,193
Long term portion of lease obligations......................       --      1,327
Pension obligation..........................................    3,557      3,734
Long-term debt..............................................   24,092      2,348
                                                              -------    -------
          Total non-current liabilities.....................   27,649      7,409
Minority interest...........................................      223         --
Shareholders' Equity:
  Common shares, E0.20 par value, 28,928,585 shares
     authorized, 19,285,725 issued and outstanding..........    7,544      7,544
  Additional paid in capital................................   62,077     62,077
  Retained earnings.........................................    7,153      1,766
                                                              -------    -------
          Total shareholders' equity........................   76,774     71,387
          Total Liabilities and Shareholders' Equity........  168,806    105,989
                                                              =======    =======

   The accompanying notes are an integral part of the condensed consolidated financial statements

                            CE COMPUTER EQUIPMENT AG
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
        (in thousands of German Marks, except share and per share data)

                                                               SIX MONTHS ENDED JUNE 30,
                                                         --------------------------------------
                                                            2000          1999          1998
                                                         ----------    ----------    ----------
                                                                      (UNAUDITED)
Revenues:
  Licenses.............................................      37,971        22,598         6,120
  Services.............................................      19,009         8,880         2,836
  Hardware.............................................       3,911         6,895         2,938
                                                         ----------    ----------    ----------
          Total revenues...............................      60,891        38,373        11,894
Cost of revenues:
  Licenses.............................................       1,783         1,425           416
  Services.............................................      15,156         7,574         2,183
  Hardware.............................................       3,279         5,292         2,586
                                                         ----------    ----------    ----------
          Total costs of revenues......................      20,218        14,291         5,185
                                                         ----------    ----------    ----------
GROSS PROFIT...........................................      40,673        24,082         6,709
                                                         ==========    ==========    ==========
Operating expenses:
  Sales and marketing..................................      14,107        10,869         2,333
  Research and development.............................      10,706         8,743         1,790
  General and administrative...........................      12,613         7,467         1,916
                                                         ----------    ----------    ----------
OPERATING INCOME (LOSS)................................       3,247        (2,997)          670
Interest income........................................         514           497           708
Interest expense.......................................      (1,334)         (427)       (1,036)
Other income...........................................       1,299           444           376
Equity in net loss in associated company...............        (496)           --            --
                                                         ----------    ----------    ----------
Income (loss) before income taxes......................       3,230        (2,483)          718
Provision for income taxes.............................       1,343        (1,146)          387
                                                         ----------    ----------    ----------
NET INCOME BEFORE MINORITY INTEREST....................       1,887        (1,337)          331
Minority interest in income of consolidated
  subsidiaries.........................................          95            --            --
                                                         ----------    ----------    ----------
NET INCOME (ATTRIBUTABLE TO CE AG).....................       1,792        (1,337)          331
                                                         ----------    ----------    ----------
NET INCOME (LOSS) PER COMMON SHARE:
Basic and diluted......................................        0.09         (0.07)         0.02
Weighted average common shares outstanding.............  19,285,725    19,285,725    13,700,000
                                                         ----------    ----------    ----------

   The accompanying notes are an integral part of the condensed consolidated financial statements

                            CE COMPUTER EQUIPMENT AG
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (in thousands of German Marks)

                                                                SIX MONTH ENDED JUNE 30,
                                                              ----------------------------
                                                               2000       1999       1998
                                                              -------    -------    ------
                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................    1,792     (1,337)      331
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization..........................    6,639      4,979       831
     Changes in assets and liabilities:
       Accounts receivable..................................  (24,942)    (7,961)   (5,400)
       Inventories..........................................   (1,000)    (2,787)   (1,043)
       Other current assets.................................   (9,904)    (1,638)      827
       Non-current assets...................................     (135)    (1,432)       --
       Accounts payable.....................................    2,170     (2,725)     (227)
       Accrued and other current liabilities................       44      1,282       695
       Other liabilities....................................   (2,086)    (1,319)   (4,139)
                                                              -------    -------    ------
          Net cash used in operating activities.............  (27,422)   (12,938)   (8,125)
                                                              -------    -------    ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................   (7,245)      (637)     (759)
  Purchase of software......................................     (415)      (750)     (630)
                                                              -------    -------    ------
          Net cash used in investing activities.............   (7,660)    (1,387)   (1,389)
                                                              -------    -------    ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of common stock................       --         --    26,116
  Principal payments under capital lease obligation.........       --     (1,582)   (2,524)
  Proceeds from bank loan...................................   10,271      4,780        --
  Repayment of bank loan....................................       --       (834)   (9,322)
                                                              -------    -------    ------
          Net cash provided by financing activities.........   10,271      2,364    14,270
                                                              -------    -------    ------
Net increase (decrease) in cash and cash equivalents........  (24,811)   (11,961)    4,756
Cash and cash equivalent at beginning of period.............   25,720     15,258       622
Cash and cash equivalents at end of period..................      909      3,297     5,378
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
  Interest paid.............................................    1,334        427     1,036
  Income taxes paid.........................................      386        243         0

   The accompanying notes are an integral part of the consolidated financial statements.

          NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (in thousands of German Marks, except share and per share amounts)

NOTE 1.  BUSINESS OF THE COMPANY

     CE Computer Equipment GmbH was incorporated in Germany in 1984 and merged as of January 1, 1998 into CE Computer Equipment AG ("CE" or the "Company"), a company which was formed in 1998 for the purpose of that transaction. The Company develops, markets and supports archiving and document management systems. The Company's products provide the user with tailored solutions for enterprise-wide mapping and processing of workflows.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows as of June 30, 2000 and 1999. These condensed consolidated financial statements and notes thereto are unaudited and should be read in conjunction with the Company's audited financial statements and related notes included in this Registration Statement on Form F-4. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year.

PRINCIPLES OF CONSOLIDATION

     The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The results of subsidiaries acquired are included from the effective date of acquisition using the purchase method of accounting. All intercompany balances and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments, including cash and cash equivalents, short-term investments, accounts receivable and accounts payable are reflected in the consolidated financial statements at their fair value due to their short-term maturity. The carrying value of long-term debt represents approximately its fair value. Long-term receivables are reported at their present value. Capital leases are recorded at net present value of the minimum lease payments. The implicit interest rates for the leases approximately reflect current market rates.

SEGMENT INFORMATION

     During the six months ended June 30, 2000 and the years ended December 31, 1999, 1998 and 1997, the Company operated in a single business segment, primarily in Germany. Shipments to buyers outside of Germany were insignificant for all periods presented.

ACCUMULATED COMPREHENSIVE INCOME

     SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting of comprehensive income and its components in a full set of general-purpose financial statements.

Comprehensive income is comprised of net income (loss) and other comprehensive earnings such as foreign currency translation gain/loss and unrealized gains or losses on available for sale securities. There have been no items of comprehensive income, other than net income (loss) for all periods presented.

NOTE 3.  EARNINGS PER SHARE

     The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". Under the provisions of SFAS No. 128, basic income (loss) per share is computed by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by weighted average number of common and common share equivalents outstanding during the period. As of June 30, 2000, the Company had not issued any dilutive securities such as convertible bonds, preferred stock, or stock options.

     The following table sets forth the computation of earnings per share for the periods indicated:

                                                  SIX MONTHS ENDED JUNE 30,
                                              ----------------------------------
                                                2000        1999         1998
                                              ---------   ---------    ---------
Numerator:
Net income (loss) attributable to common
  stockholders..............................      1,792      (1,337)         331
                                              ---------   ---------    ---------
Denominator:
Weighted average common shares
  outstanding...............................  19,285,725  19,285,725   13,700,000
Basic and diluted earnings per share........       0.09       (0.07)        0.02

     Basic and diluted earnings per share are the same since no common stock equivalents existed during the above periods.

NOTE 4.  SUBSEQUENT EVENT

     In August 2000, the Company adopted the CE Computer Equipment AG 2000 Stock Incentive Plan (the "Plan") under which the Company's employees, officers, directors and management board members may purchase bonds which are convertible into CE ordinary shares. Each convertible bond is purchased by employees for its par value of Euro 0.10 and is convertible into CE ordinary shares upon payment of an additional conversion price. That additional conversion price is determined by reference to the market price of CE's ordinary shares on the date the bonds are issued. The bonds become convertible over a defined service period.

     On August 17, 2000, 165,553 convertible bonds were issued to employees. Because the Company effected a five-for-one stock split on August 21, 2000, these bonds are now convertible into 827,765 ordinary shares. The conversion price for these bonds is greater than the market price of CE's ordinary shares on the date the bonds were issued.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of CE Computer Equipment AG

We have audited the accompanying balance sheets of SiDoc GmbH as defined in Note 1 to the financial statements, as of September 30, 1998 and 1997 and the related statements of income and cash flows for each of the two years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Germany, which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The financial statements referred to above, have been prepared for SiDoc GmbH from the records maintained by Siemens Nixdorf AG. These financial statements may not necessarily be indicative of the financial position or results of operations had the Company as defined in Note 1 to the financial statements been operated on a stand-alone basis.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of SiDoc GmbH as of September 30, 1998 and 1997 and the results of operations and cash flows for each of the two years in the period ended September 30, 1998 and 1997, in conformity with accounting principles generally accepted in Germany.

Until September 30, 1998, the Company had been an operating unit of Siemens Nixdorf AG and, as discussed in Notes 10, was engaged in various transactions with Siemens Nixdorf AG and its various subsidiaries.

Application of accounting principles generally accepted in the United States would have affected net assets as of September 30, 1998 and 1997, and net losses for the twelve month period ended September 30, 1998 and 1997 to the extent summarized in Note 15.

Siegen, May 19, 2000

PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

Muller
(Wirtschaftsprufer)
(CPA)
                                          Wilke
                                          (Wirtschaftsprufer)

                                   SIDOC GMBH
                                 BALANCE SHEET
                         (In thousands of German Marks)

                                                                        SEPTEMBER 30,
                                                                       ----------------
                                                                        1998      1997
                                                              NOTES    ------    ------
ASSETS
Current Assets:
  Accounts receivable, net of allowance for doubtful
     accounts of 176 and 0..................................    3      10,224     4,344
  Inventory.................................................               92         0
                                                                       ------    ------
     Total current assets...................................           10,316     4,344
  Long term receivables.....................................    4          96       110
  Equipment.................................................            5,127     5,735
  Less accumulated depreciation.............................           (4,343)   (4,990)
                                                                       ------    ------
  Equipment, net............................................              784       745
TOTAL ASSETS................................................           11,196     5,199
                                                                       ======    ======
LIABILITIES AND NET ASSETS
Current liabilities:
  Accounts payable..........................................    5         760       863
  Accrued and other current liabilities.....................    6       3,632     3,543
  Income taxes..............................................    8       1,126         0
  Other taxes...............................................              546       203
                                                                       ------    ------
     Total current liabilities..............................            6,064     4,609
  Pension accruals..........................................    7       2,705     2,760
Net Assets (deficit)........................................    9
  Net deficit of division...................................                     (2,170)
  Share capital.............................................               50
  Retained earnings.........................................            2,377        --
                                                                       ------    ------
  Total shareholders' equity (net deficit)..................            2,427    -2,170
                                                                       ------    ------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (NET DEFICIT)....           11,196     5,199
                                                                       ======    ======

    The accompanying notes are an integral part of the financial statements

                                   SIDOC GMBH
                              STATEMENT OF INCOME
                         (In thousands of German Marks)

                                                                          YEAR ENDED
                                                                         SEPTEMBER 30,
                                                                       -----------------
                                                                        1998      1997
                                                              NOTES    ------    -------
Net sales...................................................   10      24,239     17,840
Costs of goods sold.........................................           10,302      9,680
                                                                       ------    -------
GROSS PROFIT................................................           13,937      8,160
Marketing and selling.......................................   11       7,527      5,457
Research and development....................................            9,460     12,745
General and administrative..................................              382        267
                                                                       ------    -------
OPERATING LOSS..............................................           (3,432)   (10,309)
Interest income.............................................   12          34         --
Interest expenses...........................................   12          77         --
Extraordinary expenses......................................   13          --      2,379
Income tax expense..........................................    8      (1,126)        --
                                                                       ------    -------
NET LOSS....................................................           (4,601)   (12,688)
                                                                       ======    =======

    The accompanying notes are an integral part of the financial statements

                                   SiDoc GmbH
                            STATEMENT OF CASH FLOWS
                         (In thousands of German Marks)

                                                                 YEAR ENDED
                                                                SEPTEMBER 30,
                                                              -----------------
                                                               1998      1997
                                                              ------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  (4,601)   (12,688)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization.............................     582        625
  Changes in assets and liabilities:
     Accounts receivable....................................  (5,866)    (1,014)
     Inventories............................................     (92)         0
     Accounts payable.......................................    (103)      (661)
     Accrued and other liabilities..........................   1,503       (158)
                                                              ------    -------
NET CASH USED IN OPERATING ACTIVITIES.......................  (8,577)   (13,896)
                                                              ------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment..........................    (621)      (678)
                                                              ------    -------
NET CASH USED IN INVESTING ACTIVITIES.......................    (621)      (678)
                                                              ------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from owner....................................   9,198     14,574
                                                              ------    -------
NET CASH PROVIDED FROM FINANCING ACTIVITIES.................   9,198     14,574
                                                              ------    -------
INCREASE IN CASH............................................       0          0
                                                              ------    -------
CASH AT BEGINNING OF YEAR...................................       0          0
                                                              ------    -------
CASH AT END OF THE YEAR.....................................       0          0
                                                              ------    -------

    The accompanying notes are an integral part of the financial statements

                                   SIDOC GMBH
                       NOTES TO THE FINANCIAL STATEMENTS
                   (All amounts in thousands of German Marks)

1.  NATURE OF OPERATIONS AND BASIS OF PRESENTATION

     The financial statements have been prepared in connection with the sale of the data management system and archive business of Siemens Nixdorf AG (hereinafter referred to as "SNI") to CE Computer Equipment AG. SiDoc GmbH was formed on May 24, 1996 by SNI as a shell company and had from its inception until March 31, 1998 no operating activities. At April 1, 1998, SNI transferred its unincorporated data management system and archive business unit to SiDoc. The operation of the data management system and archive business unit both prior and subsequent to incorporation are referred to herein as "SiDoc" or the "Company". The Company operates in a single industry segment as a developer and reseller of SNI software products and related services.

     Effective September 30, 1998, the Company was purchased by CE Computer Equipment AG and renamed CE Computer Equipment GmbH & Co. KG.

     The accompanying financial statements include those assets, liabilities, revenues and expenses directly attributable to the Company's operations. These financial statements have been prepared as if the Company had operated as a stand-alone entity for all periods presented. The financial statements included herein do not necessarily reflect what the financial position and results of operations of the Company would have been had it operated as a stand-alone entity during the periods covered, and may not be indicative of future operations or financial positions.

     The financial statements have been carved out according to the following principles:

     - the financial statements include revenues, expenses, assets and liabilities relating to the portfolio of products contributed by SNI to SiDoc;

     - costs and expenses were allocated to the combined data management system business according to SNI's general cost allocation system;

     - property and equipment have been recorded based on SNI's fixed asset register;

     - rental expenses charged from SNI for the office space occupied by the Company were allocated based on the office space used by SiDoc and the expenses incurred by SNI;

     - accounts payables represent SiDoc's share in total accounts payables of SNI, based on the cost of sales ratio;

     - income taxes were calculated as if the Company had prepared its separate income tax return;

     - other operating units of SNI also performed services for SiDoc and incurred costs on behalf of the Company, including general and administrative, sales and marketing and corporate overhead. SNI allocated these costs to reasonably reflect the utilization of such services by SiDoc.

     Management believes that all carve out assumptions and allocation methodologies utilized in preparing the financial statements are reasonable. However, these financial statements may not necessarily be indicative of the results of operations and financial position that would have resulted had the carved out business unit operated independently of SNI.

     The financial statements have been prepared in accordance with accounting principles generally accepted in Germany for proprietors. A reconciliation to net income and net assets to US GAAP is provided in note 16.

SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. The Company depreciates fixed assets on the declining balance method with rates of up to 30% applying the following periods of useful life:

Hardware....................................................  4 years
Office Equipment............................................  5 years

     The depreciation method is changed to straight-line depreciation when the straight-line depreciation exceeds the comparable amounts of the declining balance method.

SOFTWARE DEVELOPMENT COSTS

     Costs related to research, design and development of computer software are expensed as incurred.

REVENUE RECOGNITION

     The Company's revenues are derived from the sale of perpetual licenses for its software and related services, which include maintenance and support, consulting and training services. Revenues from license arrangements are recognized when all of the following conditions are met: a signed contract is obtained, delivery has occurred, the total sales price is fixed and determinable, collectibility is probable, and any uncertainties with regard to customer acceptance are insignificant. Revenue from license arrangements are recognized upon shipment of the product if collection of the resulting receivable is probable. Payments received in advance of revenue recognition, if any, are recorded as deferred revenue. Revenues from annual maintenance and support are deferred and recognized ratably over the term of the contract, generally one quarter. Revenues from consulting and training are deferred and recognized when the services are performed and collectibility is deemed probable.

INCOME TAXES

     Income taxes include taxes currently payable and deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the balance sheets prepared for financial reporting purposes and those prepared for tax reporting purposes. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax assets will be realized.

3.  ACCOUNTS RECEIVABLE

     As of September 30, 1998, DM 9,480 of the accounts receivables balance represented services and licenses provided to SNI and its subsidiaries and were due within one year. In the year ended September 30, 1997, the data management and archive business was still part of SNI. As most SNI subsidiaries participated in a group-wide netting system, accounts payable and trade receivables were settled on a monthly basis resulting in significantly lower trade receivables at September 30, 1997.

4.  LONG-TERM RECEIVABLES

     Long-term receivables represent loans granted to employees. The loans have average terms between 10 and 15 years and bear interest between 5% and 6% per year.

5.  ACCOUNTS PAYABLE

     Accounts payable at September 30, 1998 represent liabilities to SNI related entities of DM 164 and to other companies of DM 596. All accounts payables at September 30, 1997 were due to SNI or its subsidiaries.

6.  ACCRUED AND OTHER CURRENT LIABILITIES

     Accrued and other current liabilities primarily comprise the following:

                                                              SEPTEMBER 30,
                                                              --------------
                                                              1998     1997
                                                              -----    -----
Payroll and related taxes...................................  1,569    1,522
Other personnel liabilities.................................  1,248    1,083
Warranties..................................................    790      938
Other.......................................................     25       --
                                                              -----    -----
TOTAL.......................................................  3,632    3,543
                                                              -----    -----

7.  PENSION ACCRUALS

     Pension indemnities relate to the employees of SiDoc. An actuarial evaluation of commitments was performed in accordance with accounting principles generally accepted in Germany. The commitments are not funded. Significant actuarial assumptions include:

     - Turnover assumptions for current personnel, together with mortality assumptions

     - An assumed retirement age of 60 to 65 years and service periods carrying entitlement to retirement benefits at the full rate

     - A discount rate used to determine the present value of the future benefits obligation of 6% for all years.

8.  INCOME TAXES

     For all periods until March 31, 1998, the data management system and archive business incurred significant losses. These losses were included in the tax return of SNI. When SNI transferred its business to SiDoc, net losses carried forward remained with SNI. Accordingly, no deferred tax asset had been reported. For the period from April 1 to September 30, 1998, the Company reported a profit before income taxes of DM 3,503. Accordingly, at September 30, 1998, SiDoc had a tax liability of DM 1,126 based on a rate of 30%.

9.  NET ASSETS

     Changes in the net assets for the years ended September 30, 1997 and 1998 are:

Net deficit as of September 30, 1996........................   (4,056)
Net loss for the year ended September 30, 1997..............  (12,688)
Contributions from SNI (net)................................   14,574
                                                              -------
Net deficit as of September 30, 1997........................   (2,170)
Net loss for the period October 1, 1997 to March 31, 1998...   (6,978)
Contribution from SNI (net).................................    9,198
                                                              -------
Equity as of March 31, 1998 transferred to Incorporated
  entity....................................................       50
Net income for the period April 1, 1998 to September 30,
  1998......................................................    2,377
                                                              -------
Shareholder's equity as of September 30, 1998...............    2,427
                                                              =======

10.  NET SALES

     All sales orders were received by SNI and allocated internally to SiDoc, which then rendered its services and provided the software products to SNI. Net sales were calculated based on SNI's internal sales and cost system and charged to SNI. Net sales were generated mainly through license agreements for the Company's major data management software products ARCIS and Filenet.

11.  SELLING, RESEARCH AND DEVELOPMENT AND ADMINISTRATIVE EXPENSES

     These expenses include those expenses that were incurred either directly in the Company's cost centers or represent a proportional share of costs at different SNI entities. These overhead costs were allocated on key ratios and primarily represent management salaries, rental expenses, marketing and administrative costs, central services, legal, taxes and human resources and logistic services provided by SNI. The key ratios are based on allocation methods that represent the utilization of services by SiDoc and include among others working hours at rates reflecting the level of employees involved or office space utilized.

12.  INTEREST

     As a subdivision of SNI, the Company did not maintain its own bank accounts nor was it engaged in any loan agreements. The Company's operations were solely financed by cash contributed from SNI. No loan agreements between the Company and another SNI entity existed.

13.  EXTRAORDINARY EXPENSES

     In 1994 the Company started sales activities in Canada together with other SNI entities. As these operations were not successful, management decided in 1997 to discontinue its sales efforts in this market and closed its local sales office. The decision to enter the Canadian market was supported by SiDoc's management and costs related to start the business as well as the closing costs would have occurred on a stand-alone basis as well. The total costs incurred by SNI were allocated to the respective operating units and shown as extraordinary expenses under German GAAP.

14.  RELATED PARTY TRANSACTIONS

     Prior to April 1, 1998, revenue was generated under the name of SNI, who acted as the general contractor with external customers. Revenue related to the data management and archive system business was allocated to the unincorporated division based on SNI's revenue and cost center information system.

15.  RECONCILIATION TO US GAAP

RECONCILIATION OF NET ASSETS

                                                               SEPTEMBER 30,
                                                              ---------------
                                                              1998      1997
                                                              -----    ------
Net assets in accordance with German GAAP...................  2,427    (2,170)
  Pension liability.........................................   (755)     (873)
  Warranty accrual..........................................    290       241
                                                              -----    ------
Net assets in accordance with US GAAP.......................  1,962    (2,802)
                                                              =====    ======

RECONCILIATION OF NET LOSS

                                                               YEAR ENDED
                                                              SEPTEMBER 30,
                                                            -----------------
                                                             1998      1997
                                                            ------    -------
Net loss in accordance with German GAAP...................  (4,601)   (12,688)
  Pension liability.......................................     118        (77)
  Warranty accrual........................................      49          7
                                                            ------    -------
Net loss in accordance with US GAAP.......................  (4,434)   (12,758)
                                                            ======    =======

Pension accrual

     Under German GAAP, pension costs and similar obligations are accounted for in accordance with sec. 6a of the German Income Tax Code.

     Under US GAAP, pension costs and similar obligations are accounted for in accordance with SFAS No. 87, "Employers Accounting for Pensions". SFAS 87 requires actuarial computation of the pension costs for defined benefit plans using the Projected Unit Credit Method and includes current service cost, interest cost, return on plan assets and amortization of actuarial gains/losses and prior service cost.

Warranty Accrual

     According to German GAAP, a provision should be recognized only when the enterprise has a present obligation to transfer economic benefits as a result of past events, it is possible ('more likely than not') that such a transfer will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made. The amount recognized should be the best estimate of the expenditure required to settle the present obligation at the balance sheet date.

     Under U.S. GAAP, a provision is recognized only when it is probable (likely to occur) that a loss will occur and the amount of loss can be estimated reasonably. If a loss contingency is classified as probable and only a range of possible loss can be established, then the minimum amount in the range is accrued. Under German GAAP, the Company reports an accrual of DM 790 on September 30, 1998 (DM 938 on September 30, 1997) for expected warranty costs, based on experience. Under U.S. GAAP this accrual would be DM 500 (DM 697).

INCOME STATEMENT PRESENTATION UNDER US GAAP

     The extraordinary losses reported under German GAAP would be classified as an expense charged to income from ordinary business activities under US GAAP.

RECENT US GAAP ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The provisions of the statement require the recognition of all derivatives as either assets or liabilities in the financial statements and the measurement of those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. This statement is effective for fiscal years beginning after June 15, 1999. The Company is currently not separately engaged in any derivatives or hedging activities.

     In 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which provides guidance concerning recognition and measurement of costs associated with developing or acquiring software for internal use. In 1998, the AICPA also issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", which provides guidance concerning the costs of start-up activities. For accounting purposes, start-up activities are defined as one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory or with a new class of customer, initiating a new process in an existing facility, or commencing some new operation. Both pronouncements are effective for financial statements of years beginning after December 15, 1998, with earlier application encouraged. Management does not believe that adoption of these pronouncements will have a material impact on the financial statements of the Company.

                                AUDITORS REPORT

     We have audited the financial statements of INSIDERS Information Management GmbH (INSIDERS) at December 31, 1999 which consist of the income statement, balance sheet and the notes to the INSIDERS financial statements. Responsible for the preparation of INSIDERS financial statements is the company's Managing Board. Our responsibility is to express an opinion -- on the basis of the audit performed by -- us as to whether or not the financial statements comply with German Accounting Standards.

     We performed our audit in accordance with US -- Generally Accepted Auditing Standards (US-GAAS). According to this standards the audit is to be planned and carried out in such a way that the auditor is able to express an adequately assured opinion as to whether or not the financial statements are free of material false information. The audit of the INSIDERS financial statements includes an examination, supported by sample-checks, of the evidence of the amounts shown in the financial statements and of the information included in the financial statements and in the notes to the financial statements of INSIDERS. It includes also an examination of the accounting and valuation methods applied, and the important estimates made by the Managing Board, as well as an evaluation of the overall situation is presented in the financial statements. In our opinion our audit represents an adequately assured basis for our audit opinion.

     We are convinced that the INSIDERS financial statements present -- in all material respects -- a true and fair view of INSIDERS financial position at December 31, 1999 and its earnings during the period from June 16, 1999 to December 31, 1999 and that their financial statements at December 31, 1999 are in accordance with German Accounting Standards.

Siegen, November 17, 2000.
PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

Jurgen Naskrent                                Jorg Mulller
Wirtschaftsprufer                              Wirtschaftsprufer

                      INSIDERS INFORMATION MANAGEMENT GMBH
                           CONSOLIDATED BALANCE SHEET

                                                       DECEMBER 31, 1999
                                                 ------------------------------    JUNE 16, 1999
                                                      DM               DM               DM
                                                 -------------    -------------    -------------
ASSETS
A.   Fixed Assets
      I.    Intangible Assets
            Software, Licenses...............                        348,770.00             0.00
      II.   Tangible Assets
            Factory and office equipment.....                        556,279.00             0.00
      III.  Financial Assets
            Participations...................                              1.00             0.00
                                                                  -------------    -------------
                                                                     905,050.00             0.00
                                                                  =============    =============
B.   Current Assets
      I.    Receivables and other assets
            1.    Trade receivables..........       364,932.08                              0.00
            2.    Other assets...............        41,145.88                              0.00
                                                 -------------                     -------------
                                                                     406,077.96             0.00
      II.   Cash in hand, bank balances......                      2,722,730.76        48,895.75
                                                                  -------------    -------------
                                                                   3,128,808.72        48,895.75
                                                                  =============    =============
C.   Prepaid and deferred items..............                         52,826.73             0.00
                                                                  -------------    -------------
                                                                   4,086,685.45        48,895.75
                                                                  =============    =============
EQUITY AND LIABILITIES
A.   Shareholders' Equity
      I.    Capital subscribed...............       391,166.00                         48,895.75
      II.   Capital reserve..................     4,427,627.19                              0.00
      III.  Profit brought forward...........    (1,816,055.58)                             0.00
                                                                                   -------------
                                                                   3,002,737.61        48,895.75
                                                                                   =============
B.   Provisions and accrued liabilities
      Other accruals.........................                        236,205.00             0.00
                                                                                   -------------
C.   Liabilities
      1.    Advance payments from
        customers............................       360,706.00                              0.00
      2.    Trade payables...................       325,792.56                              0.00
      3.    Other liabilities
            -- of which taxes DM 82,054.81
               --............................       161,244.28                              0.00
                                                 -------------                     -------------
            -- of which relating to social
               security......................                        847,742.84             0.00
                                                                                   -------------
            DM 61,376.64 --
                                                                  -------------    -------------
                                                                   4,086,685.45        48,895.75
                                                                  =============    =============

                      INSIDERS INFORMATION MANAGEMENT GMBH
                         CONSOLIDATED INCOME STATEMENT

                                                                JUNE 16, 1999 -- DECEMBER 31, 1999
                                                                ----------------------------------
                                                                      DM                 DM
                                                                ---------------    ---------------
1.   Sales..................................................                           616,397.63
2.   Other operating income.................................                            19,827.69
3.   Personnel expenses
     a)  Wages and salaries.................................      1,381,352.32
     b)  Social security....................................        217,131.82
                                                                 -------------
                                                                                     1,598,484.14
4.   Depreciation...........................................                           174,238.12
5.   Other operating expenses...............................                           714,466.53
6.   Interest and similar income............................                            35,011.10
7.   Interest and similar expenses..........................                                23.99
                                                                                    -------------
8.   Result from ordinary activities........................                        (1,815,976.36)
9.   Other taxes............................................                                79.22
                                                                                    -------------
     Net income for the group...............................                        (1,816,055.58)
                                                                                    =============

                    NOTES ON GROUP FINANCIAL STATEMENTS 1999

A.  ACCOUNTING AND VALUATION PRINCIPLES

     The Group Financial Statements for INSIDERS Information Management GmbH, Kaiserslautern, were prepared in compliance with the principles of the current accounting regulations concerning limited corporations. The following principles and methods are used:

     Acquired intangible assets are capitalised at cost, decreased by straight line depreciation based on an anticipated service life of three years. Tangible assets are capitalised with production prices plus appropriate overheads minus cash discounts, decreased by scheduled depreciation. Scheduled depreciation was calculated according to the linear method and the anticipated service life of the assets.

     Movable property to a maximum value of DM 800 within fixed assets was written off completely in the year of purchase, because due to the subsidy guideline of the state of Rhineland-Palatinate, the corporation is given a subsidy for activated movable property.

     Depreciation in the year of acquisition is calculated on a monthly basis.

     Financial assets are capitalised at purchase cost.

     Receivables and other assets are valued at face value, cash in hand and bank balances are valued at stated value.

     Provisions are made due to reasonable commercial assessment; liabilities are recorded at the repayment amount.

     Prepaid and deferred items are recorded at the amount of the expenditures paid before December 31, 1999 which constitute costs for a certain time thereafter.

B.  EXPLANATION TO THE BALANCE SHEET

     All receivables and liabilities are due within one year.

     Trade payables of TDM 365 mainly concern SAP AG, Walldorf, (TDM 174) and Docutec corporation for intelligent document management (TDM 135). Because of the general credit risk, a valuation allowance of 2% was made.

     Other assets mainly concern interest for fixed-term deposit accounts (TDM
22) and VAT which is deductible in the following year (TDM 13).

     Liquid funds are cash in bank and cash on hand of DM 445.43.

     The capitalized prepaid and deferred assets (TDM 53) mainly result of prepaid expenditures for fairs and leasing.

     The subscribed capital on December 31, 1999 is TDM 391 (T 200) and is fully paid.

     Other accruals mainly concern obligations from bonuses (TDM 73), vacations which have not been taken yet (TDM 67) and overtime (TDM 23).

     The liabilities consist of:

                                                                  DM
                                                              ----------
Received deposits...........................................  360,706.00
(from related parties)......................................  (68,450.00)
Trade payables..............................................  325,792.56
Other liabilities...........................................  161,244.28
                                                              ----------
                                                              847,742.84
                                                              ==========

C.  EXPLANATION TO THE INCOME STATEMENT

     The sales mainly concern income from service. Other operating income mainly consists of reimbursement for common exhibitions paid by third parties.

     The personnel expenses in the year under report consist of:

                                                                   DM
                                                              ------------
Wages and salaries..........................................  1,381,352.32
Social security.............................................    217,131.82
                                                              ------------
                                                              1,598,484.14
                                                              ============

     Other operating expenses (TDM 714) mainly include expenses for external service, marketing and maintenance costs for the offices as well as costs for legal advice, consulting, travel, and car park.

     Other interest and similar income consist of interest for fixed-term deposits (TDM 22) and interest for other bank credits (TDM 13).

D.  OTHER DETAILS

     As of December 31, 1999 the company has long-term liabilities resulting from renting and leasing contracts of TDM 844.

E.  DETAILS OF GROUP EXECUTIVE BODY

BOARD OF MANAGEMENT IN 1999

Prof. Dr. Andreas Dengel, Kaiserslautern
Jurgen Werner WeiSS, Kaiserslautern

SUPERVISORY BOARD IN 1999

Rainer Irsinghaus, Chairman
Prof. Dr. Gerhard Barth,
Elke Mai,
Dr. Friedrich-Leopold Baron of Stechow,
Gabriele Quandt-Langenscheidt,
Dr. Klaus J. Weschenfelder

     sec. 288 HGB is applied to the statement of the average employees employed during the financial year from June 16, 1999 to December 31, 2000 as well as to the total income paid for the Members of the Board of Management and the Supervisory Board in 1999.

Kaiserslautern, May 4, 2000

Board of Management

Prof. Dr. Andreas Dengel                       Jurgen Werner WeiSS

                      INSIDERS INFORMATION MANAGEMENT GMBH
                           CONSOLIDATED BALANCE SHEET

                                                                        JUNE 30, 2000
                                                                ------------------------------
                                                                     DM               DM
                                                                -------------    -------------
                                                                         (UNAUDITED)
ASSETS
A.   Fixed Assets
      I.    Intangible Assets
            Software, Licenses..............................                        266,586.62
      II.   Tangible Assets
            Factory and office equipment....................                        549,784.06
      III.  Financial Assets
            Participations..................................                              1.00
                                                                                 -------------
                                                                                    816,371.68
                                                                                 =============
B.   Current Assets
      I.    Receivables and other assets
            1.    Trade receivables.........................       822,018.26
            2.    Other assets..............................       117,448.53
                                                                -------------
                                                                                    939,466.79
      II.   Cash in hand, bank balances.....................                      1,391,737.01
                                                                                 -------------
                                                                                  2,331,203.80
                                                                                 =============
C.   Prepaid and deferred items.............................                         27,754.88
                                                                                 -------------
                                                                                  3,175,330.36
                                                                                 =============
EQUITY AND LIABILITIES
A.   Shareholders' Equity
      I.    Capital subscribed..............................       391,166.00
      II.   Capital reserve.................................     4,427,627.19
      III.  Profit brought forward..........................    (1,816,055.58)
      IV.  Annual result....................................      (351,024.15)
                                                                                  2,651,713.46
B.   Long-term liabilities..................................                         28,952.00
C.   Provisions and accrued liabilities
      Other accruals........................................                        108,770.00
D.   Liabilities
      1.    Advance payments from customers.................               --
      2.    Trade payables..................................        19,368.00
      3.    Other liabilities...............................       366,526.90
                                                                -------------
                                                                                    385,894.90
                                                                                 -------------
                                                                                  3,175,330.36
                                                                                 =============

                      INSIDERS INFORMATION MANAGEMENT GMBH
                         CONSOLIDATED INCOME STATEMENT

                                                                JANUARY 1, 2000 -- JUNE 30, 2000
                                                                --------------------------------
                                                                      DM                DM
                                                                --------------    --------------
                                                                          (UNAUDITED)
1.   Sales..................................................                       2,250,602.33
2.   Other operating income.................................                          30,785.05
3.   Personnel expenses
     a)  Wages and salaries.................................     1,681,869.66
     b)  Social security....................................       272,306.21
                                                                 ------------
                                                                                   1,954,175.87
4.   Depreciation...........................................                         212,886.54
5.   Other operating expenses...............................                         507,571.13
6.   Interest and similar income............................                          42,719.17
7.   Interest and similar expenses..........................                             171.38
                                                                                   ------------
8.   Result from ordinary activities........................                        (350,698.37)
9.   Other taxes............................................                             325.78
                                                                                   ------------
     Net income for the group...............................                        (351,024.15)
                                                                                   ============

                  NOTES ON GROUP INTERIM FINANCIAL STATEMENTS

A.  BASIS OF PRESENTATION

     The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position and results of operations as of June 30, 2000. These consolidated financial statements are unaudited and should be read in conjunction with the Company's audited financial statements and related notes. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year.

B.  REVENUE

     During the six months ended June 30, 2000, the Company for the first time recognized revenue related to the sale of software licenses. Revenue on software sales is recognized when delivery is complete, there are no further obligations and collectibility is reasonably assured.

                      INDEX TO TREEV FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Ernst & Young LLP, Independent Auditors...........  F-44
Consolidated Balance Sheets as of December 31, 1999 and
  1998......................................................  F-45
Consolidated Statements of Operations for the years ended
  December 31, 1999, 1998 and 1997..........................  F-46
Consolidated Statement of Changes in Stockholders' Equity
  for the years
  ended December 31, 1999, 1998 and 1997....................  F-47
Consolidated Statements of Cash Flows for the years ended
  December 31, 1999, 1998 and 1997..........................  F-48
Notes to Consolidated Financial Statements..................  F-50
Balance Sheets as of September 30, 2000 (unaudited) and
  December 31, 1999.........................................  F-68
Statements of Operations (unaudited) for the nine months
  ended September 30, 2000 and 1999.........................  F-69
Statement of Changes in Stockholders' Equity (unaudited) for the nine months ended
  September 30, 2000........................................  F-70
Statements of Cash Flows (unaudited) for the nine months
  ended September 30, 2000 and 1999.........................  F-71
Notes to Financial Statements...............................  F-72

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
TREEV, Inc.

We have audited the accompanying consolidated balance sheets of TREEV, Inc. as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. Our audits also include the financial statement schedules listed in the Index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TREEV, Inc. at December 31, 1999 and 1998 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

McLean, Virginia
March 20, 2000

                          TREEV, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1999         1998
                                                              ---------    ---------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   1,886    $   1,645
  Accounts and notes receivable, net........................     13,816       11,419
  Inventories...............................................      1,135          911
  Prepaid expenses and other................................      1,111          490
                                                              ---------    ---------
          Total current assets..............................     17,948       14,465
Fixed assets, net...........................................      1,237        1,578
Long-term notes receivable, net.............................         21           47
Software development costs, net.............................      3,627        2,978
Other assets................................................        458          454
                                                              ---------    ---------
          Total assets......................................  $  23,291    $  19,522
                                                              =========    =========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Current debt maturities and obligations under capital
     leases.................................................  $   7,572    $     342
  Accounts payable..........................................      2,374        2,327
  Accrued compensation and expenses.........................      1,160        1,448
  Deferred revenue..........................................      3,143        5,887
  Other accrued expenses....................................      1,497        1,945
                                                              ---------    ---------
          Total current liabilities.........................     15,746       11,949
Long-term debt and obligations under capital leases.........        120           43
                                                              ---------    ---------
          Total liabilities.................................     15,866       11,992
Stockholders' equity:
  Convertible preferred stock, $.0001 par value, 20,000,000
     shares authorized; 1,610,025 shares issued and
     outstanding at December 31, 1999
     and 1998...............................................         --           --
  Common stock, $.0001 par value, 100,000,000 shares
     authorized; 14,237,009 and 12,367,888 shares issued and
     outstanding at December 31, 1999 and 1998..............          1            1
  Additional paid-in-capital................................    141,841      139,310
  Accumulated deficit.......................................   (134,417)    (131,781)
                                                              ---------    ---------
          Total stockholders' equity........................      7,425        7,530
                                                              ---------    ---------
          Total liabilities and stockholders' equity........  $  23,291    $  19,522
                                                              =========    =========

   The accompanying notes are an integral part of these financial statements.

                          TREEV, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            YEAR ENDED DECEMBER 31,
               (In thousands, except share and per share amounts)

                                                           1999           1998          1997
                                                        -----------    ----------    ----------
Revenues:
  Products............................................  $    17,982    $   16,813    $   18,310
  Services............................................       13,227        11,389        17,496
                                                        -----------    ----------    ----------
                                                             31,209        28,202        35,806
                                                        -----------    ----------    ----------
Costs and expenses:
  Cost of products sold...............................        6,887         6,894         8,383
  Cost of services provided...........................        8,300         7,724        13,625
  Product development.................................        4,110         3,788         4,428
  Selling, general and administrative.................       14,202        15,579        20,263
  Restructuring costs and other.......................           --         1,505           160
                                                        -----------    ----------    ----------
                                                             33,499        35,490        46,859
                                                        -----------    ----------    ----------
Loss before interest expense and income taxes.........       (2,290)       (7,288)      (11,053)
  Interest expense....................................         (346)          (56)         (286)
                                                        -----------    ----------    ----------
Net loss..............................................       (2,636)       (7,344)      (11,339)
                                                        -----------    ----------    ----------
Preferred stock dividends
  Accrued dividends...................................       (1,348)       (1,348)       (1,435)
  Imputed dividends...................................           --            --        (1,536)
                                                        -----------    ----------    ----------
Net loss applicable to common shares..................  $    (3,984)   $   (8,692)   $  (14,310)
                                                        ===========    ==========    ==========
Net loss per common share.............................  $     (0.30)   $    (1.12)   $    (2.27)
                                                        ===========    ==========    ==========
Weighted average shares outstanding...................   13,115,228     7,768,329     6,301,464
                                                        ===========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                          TREEV, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                      (In thousands, except share amounts)

                                           PREFERRED STOCK     COMMON STOCK     ADDITIONAL
                                          -----------------  -----------------   PAID-IN     ACCUMULATED   TRANSLATION
                                            SHARES     AMT.    SHARES     AMT.   CAPITAL       DEFICIT     ADJUSTMENT     TOTAL
                                          ----------   ----  ----------   ----  ----------   -----------   -----------   --------
BALANCE DECEMBER 31, 1996...............   1,605,675   $ --   5,724,153   $  1   $124,431     $(113,098)      $ 384      $ 11,718
Issuance of common stock upon exercise
  of warrants...........................                          5,833     --         23                                      23
Conversion of preferred stock...........        (650)    --     755,028     --                                                 --
Conversion of convertible notes.........                         30,310     --         98                                      98
Conversion of line of credit............       4,000     --                         4,000                                   4,000
Issuance of preferred stock, net of
  offering costs of $2,379..............       6,550     --                         4,684                                   4,684
Accretion of series K&L preferred
  stock.................................                                            1,536                                   1,536
Issuance of common stock................                         43,723     --        174                                     174
Issuance of warrants....................                                              430                                     430
Dividends on preferred stock............                                           (1,435)                                 (1,435)
Imputed dividends on preferred stock....                                           (1,536)                                 (1,536)
Translation adjustment..................                                                                       (384)         (384)
Net loss................................                                                        (11,339)                  (11,339)
                                                                                                                         --------
Total Comprehensive Income..............                                                                                  (11,723)
                                          ----------   ----  ----------   ----   --------     ---------       -----      --------
BALANCE DECEMBER 31, 1997...............   1,615,575     --   6,559,047      1    132,405      (124,437)         --         7,969

Issuance of common stock, net of
  offering costs of $245................                      1,334,625     --      4,319                                   4,319
Issuance of preferred stock, net of
  offering costs of $763................   1,559,576     --                         9,667                                   9,667
Conversion of line of credit............       1,000     --                         1,000                                   1,000
Conversion of preferred stock...........  (1,560,876)    --   4,388,620     --                                                 --
Redemption of preferred stock...........      (5,250)    --                        (7,085)                                 (7,085)
Issuance of warrants....................                                               15                                      15
Dividends on preferred stock............                                           (1,348)                                 (1,348)
Issuance of common stock in payment of
  dividends.............................                         85,596     --        337                                     337
Net loss................................                                                         (7,344)                   (7,344)
                                          ----------   ----  ----------   ----   --------     ---------       -----      --------
BALANCE DECEMBER 31, 1998...............   1,610,025     --  12,367,888      1    139,310      (131,781)         --         7,530

Issuance of common stock, net of
  offering costs of $71.................                        604,128     --      1,041                                   1,041
Issuance of warrants....................                                               72                                      72
Dividends on preferred stock............                                           (1,348)                                 (1,348)
Issuance of common stock in payment of
  dividends.............................                        222,116     --        674                                     674
Conversion of convertible notes.........                      1,042,877     --      2,092                                   2,092
Net loss................................                                                         (2,636)                   (2,636)
                                          ----------   ----  ----------   ----   --------     ---------       -----      --------
BALANCE DECEMBER 31, 1999...............   1,610,025   $ --  14,237,009   $  1   $141,841     $(134,417)      $  --      $  7,425
                                          ==========   ====  ==========   ====   ========     =========       =====      ========

   The accompanying notes are an integral part of these financial statements.

                          TREEV, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,
                                 (In thousands)

                                                                1999       1998        1997
                                                              --------    -------    --------
Cash flows from operating activities:
  Net loss..................................................  $ (2,636)   $(7,344)   $(11,339)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................     2,314      2,307       4,464
     Restructuring costs....................................        --        827          --
     Other gains and losses, net............................        (5)        33         160
     Other non-cash interest fees...........................       405         --          --
     Changes in assets and liabilities:
       Accounts and notes receivable........................    (2,711)    (2,884)     (3,604)
       Inventories..........................................      (224)      (189)          4
       Prepaid expenses and other...........................      (579)       199         453
       Accounts payable.....................................        48        291       1,626
       Accrued expenses.....................................      (780)      (316)      1,232
       Deferred revenue.....................................    (2,744)     2,553         462
                                                              --------    -------    --------
Net cash used in operating activities.......................    (6,912)    (4,523)     (6,542)
                                                              --------    -------    --------
Cash flows from investing activities:
  Software development costs and purchased technology.......    (1,762)    (1,587)     (1,454)
  Purchases of fixed assets.................................      (380)      (712)       (888)
  Cash received from business divestitures and related
     costs..................................................       340      7,328          46
                                                              --------    -------    --------
Net cash provided by (used in) investing activities.........    (2,002)     5,029      (2,296)
                                                              --------    -------    --------
Cash flows from financing activities:
  Proceeds from issuance of common stock, net...............     1,041      4,319         267
  Proceeds from issuance of preferred stock, net............        --      9,667       4,684
  Proceeds from issuance of warrants, net...................        --         --         205
  Cash dividends paid on preferred stock....................      (674)      (674)     (1,779)
  Proceeds from borrowings..................................        --         --       6,861
  Redemption of Redeemable Series F preferred stock.........               (6,548)     (3,500)
  Redemption of convertible preferred stock.................        --     (7,085)         --
  Proceeds from issuance of convertible notes...............     1,997         --          --
  Redemption of convertible notes...........................      (200)    (1,700)         --
  Proceeds from issuance of subordinated notes..............     3,000         --          --
  Borrowings of line of credit..............................    23,453         --          --
  Repayments of line of credit..............................   (19,340)        --          --
  Principal payments on capital lease obligations and
     debt...................................................      (122)      (656)     (1,547)
                                                              --------    -------    --------
Net cash provided by (used in) financing activities.........     9,155     (2,677)      5,191
                                                              --------    -------    --------

                                                                1999       1998        1997
                                                              --------    -------    --------
Effect of exchange rate changes on cash and cash
  equivalents...............................................        --         --        (138)
Net increase (decrease) in cash and cash equivalents........       241     (2,171)     (3,785)
Cash and cash equivalents at beginning of year..............     1,645      3,816       7,601
                                                              --------    -------    --------
Cash and cash equivalents at end of year....................  $  1,886    $ 1,645    $  3,816
                                                              ========    =======    ========
Supplemental Cash Flow Information:
  Interest paid.............................................  $    277    $   207    $    629
                                                              ========    =======    ========
Non-cash financing activities:
  Conversion of line of credit to preferred stock...........  $     --    $ 1,000    $  4,000
  Accretion of series K & L preferred stock.................  $     --    $    --    $  1,536
  Issuance of common stock..................................  $     --    $    --    $     27
  Issuance of warrants......................................  $     --    $    --    $    225
                                                              ========    =======    ========

   The accompanying notes are an integral part of these financial statements.

                                  TREEV, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

     TREEV, Inc. ("TREEV" or the "Company") is a developer and marketer of document management software. Its flagship product line, the TREEV suite of software products, allows organizations to electronically capture, manage, store, and distribute large volumes of information. This information includes computer reports, engineering drawings, scanned images, office documents, photos, voice files and video clips.

     The adverse results of operations that the Company has experienced have been declining, and the Company's operating results were profitable during the last two quarters of 1999. Although the Company expects the trend of improved operating results to continue, there can be no assurances that the Company will not experience adverse results of operations in the future. The Company believes that its existing cash, anticipated cash flows from 2000 operations, and cash availability under its line of credit should provide sufficient resources to fund its activities in 2000. Anticipated cash flows from 2000 operations are largely dependent upon the Company's ability to achieve its sales and gross profit objectives for its TREEV suite of products. Achievement of these objectives is subject to various risk factors related to, among other things: the need to use a two-step distribution channel involving system integrators; the long lead times in the sales cycle; the large dollar size of the average unit sale requiring high level customer authorizations; the large number of established and potential competitors in the marketplace; the fast pace of technology evolution related to the product suite; the newness of the Company's sales and marketing staff; and the evolving nature of the Company's sales and marketing strategies. The Company nevertheless believes that its sales and gross profit objectives are achievable in light of the successful installation of TREEV and enterprise report management products in several major contracts during 1999, the repositioning of its product lines, additions to the executive sales management, and the refocusing of sales and marketing resources. If the Company is unable to meet these objectives, it will consider alternative sources of liquidity, such as public or private offerings of debt or equity securities; the curtailment of certain capital expenditures and discretionary expenditures (such as travel, marketing, consulting and salaries); and other various courses of action.

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of consolidation --

     The consolidated financial statements for fiscal year 1997 include the accounts of TREEV, Inc. and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

     Cash equivalents and short-term investments --

     The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

     Revenue recognition --

     Statement of Position 97-2, "Software Revenue Recognition" (SOP 97-2), was issued in October 1997 and was amended by Statement of Position 98-4 (SOP 98-4). The Company adopted SOP 97-2 in 1998. The Company's revenue recognition policies and practices for software license fees are consistent with SOP 97-2 and SOP 98-4. Additionally, in December 1998, the AICPA released SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions". SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting
(2) vendor-specific objective evidence of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 (other than the requirement for vendor-specific objective evidence of the fair value of each delivered element) are satisfied. This pronouncement amends SOP 97-2 and is effective for transactions entered into beginning January 1, 2000.

     TREEV accounts for product revenues from the sale of software licenses and hardware pursuant to AICPA Statements of Position 97-2 "Software Revenue Recognition". Accordingly, revenues are recognized when license agreements are fully executed, the product has been shipped, the fees are fixed and determinable, collectibility is probable and objective evidence exists (i.e. third party agreements or similar evidence specific to TREEV) to allocate the total fee to elements of the arrangement(s). If TREEV has ongoing obligations under the arrangement(s), revenue is deferred based on objective evidence of the undelivered element. Revenue is allocated to the undelivered elements based on each element's vendor specific objective evidence. Any applicable discounts are fully applied to the delivered elements in accordance with SOP 97-2 as amended by SOP 98-9. If objective evidence does not exist for all undelivered elements, all revenue is deferred until sufficient evidence exists or all elements have been delivered. Payments received in advance of revenue recognition are recognized as deferred revenue. TREEV's software license agreements do not (i) entitle the buyer to any right of return or exchange, or (ii) grant the customer any right to product upgrades or enhancements.

     TREEV determines its specific objective evidence of the fair value of its products and services based on actual amounts charged to third party customers for the specific elements when such elements are sold separately. These amounts are based on separately established prices for the individual elements in TREEV's internally published price lists. The internally published price list is the basis for the computation of maintenance fees (i.e., a specific percentage of list price which does not vary from customer to customer). In addition, TREEV's GSA schedule represents consistent relative pricing, on a discounted basis, to its internally published price lists and sales to federal, state, and local government entities are at the GSA schedule price by product or service. TREEV generally grants discounts for volume purchases, returning customers, and market competition on a case by case basis. These discounts are applied to software products delivered, on a pro rata basis as compared to the internally published list prices. Discounts are generally denoted, in the aggregate, in the written arrangement. TREEV does not generally discount services, maintenance, or hardware elements of its arrangements. In addition, all service

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

elements in customer contracts (such as training, conversion or installation services) are separately priced in the written contract, not bundled with any products and based on separately established billing rates. In the event that a customer would enter into separate contracts for individual elements within a reasonable period of time those contracts would be combined and treated as a single multi-element contract arrangement. The billing rates are used by TREEV's professional services group when providing such services independent of software or product sales as well as being published on TREEV's GSA schedule. TREEV's vendor specific objective evidence generally does not vary from customer to customer within given classes of customers (i.e. end users vs. business alliance program customers).

     Software licenses sold to resellers, including value added resellers, original equipment manufacturers and system integrators are recognized as revenue in a manner consistent with end-user sales. The original payment terms are generally 180 days from the date of sale. As such, reseller revenues are recognized in the period when persuasive evidence of an arrangement exists, delivery has occurred and title has transferred, the fee is fixed and determinable and collectibility is probable without regard to the resellers subsequent transaction with end users. Sales of software licenses to resellers do not provide for any rights of return, price protection or upgrade rights and are sold without services or post-contract customer support. Finally, payments of obligations under the reseller agreements are not predicated upon resellers' ultimate sale of such licenses to end-users. During 1999 the Company was unable to adequately determine that fees associated with ten new resellers were fixed and determinable at the time of delivery. For these ten new resellers the Company will recognize revenue, as the payments become due, unless collection is not probable. If collection is not probable at the due date, the revenue associated with these ten new resellers will be deferred until such time as cash is collected from the customer. As of December 31, 1999 the Company deferred approximately $1 million revenue for these ten new resellers as questions arose as to whether the fee was fixed and determinable at the delivery date. Discounts are provided to these resellers based on volume purchases. These discounts are consistent based on volume sales to these resellers and, therefore, have no impact on TREEV's determination of vendor-specific objective evidence.

     Maintenance and service agreements are marketed under separate annual agreements that are not combined with other products sold by TREEV. Software maintenance revenue is recognized ratably over the contract period, generally, one year.

     In addition to product revenues generated from sales of software licenses and hardware, TREEV provides a variety of services to its customers ranging from basic installation and conversion services to complex custom programming services. Basic service contracts are generally negotiated and signed when the software license and maintenance contracts are signed. Basic service contracts are generally routine in the delivery and installation process of TREEV'S software products and generally do not have customer acceptance clauses. Additionally, the basic services do not represent significant customization or modification of the software and are therefore not essential to the functionality of the software. Generally, services revenue from basic training, installation or consulting services is recognized as the services are performed on a time and materials basis, subject to contractually agreed upon maximum fees and there are no significant remaining TREEV obligations. In limited circumstances where basic services are subject to fixed price contracts, revenues are recognized ratably as the services are performed based on the ratio of labor hours to total estimated labor hours.

     Complex service contracts, such as custom programming, generally contain customer acceptance clauses or contractual milestones, which must be achieved before the customer can be billed. Historically, complex services have been contracted for and sold substantially after the sale and use of the related software. The Company's software is fully functional at the time of delivery as specified in the initial sales agreement and does not require any complex services to be performed. The customer acceptance clauses generally require TREEV solutions to meet specific, measurable, objective performance criteria and are generally readily determinable based on contractual terms. TREEV has not historically experienced any

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

significant level of dispute with its customers regarding its completion of customer acceptance or contractual milestones. As of December 31, 1999 and 1998, the unbilled receivable balance related to these complex service contracts was determined to be immaterial to the financial statements.

     Inventories --

     Inventories are stated at the lower of cost, determined on the first-in, first-out method, or market and are comprised of finished goods.

     Fixed assets --

     Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over the life of the related asset, generally three years. Leasehold improvements are amortized over the shorter of the estimated useful life of the improvements or the terms of the related lease.

     Software development costs and purchased technology --

     The Company capitalizes certain software development and enhancement costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed" ("SFAS 86"). Amortization of software development costs is provided on an individual product basis over the estimated useful life of the products, which is principally three years, beginning when the related products are available for general release. Costs for research and development incurred prior to establishing technological feasibility of software products, or after their commercial release, are expensed in the period incurred. The Company periodically assesses capitalized software amounts and, when less than anticipated net realizable value, charges any such excess to expense.

     Goodwill --

     The excess of the purchase price over the fair value of the net identifiable tangible and intangible assets of businesses acquired is being amortized on a straight-line basis over seven years. Amortization expense in 1999, 1998 and 1997 was $166,000, $166,000 and $743,000, respectively.
Accumulated amortization as of December 31, 1999 and 1998 was $1,004,000 and $837,000, respectively. The Company routinely evaluates recoverability of goodwill by comparing future undiscounted cash flows to the recorded carrying value to determine if a write-down is required. If a write-down were required, the Company would prepare a discounted cash flow analysis to determine the amount of the write-down.

     Concentration of Credit Risk --

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consists primarily of its cash equivalents, trade accounts and notes receivable. The Company periodically performs credit evaluations of customer's financial condition and generally requires no collateral.

     Fair Value of Financial Instruments --

     The carrying value of the Company's financial instruments, including cash equivalents, accounts and notes receivable, accounts payable and debt, approximate fair value.

     Product warranty --

     Warranties for hardware sold by the Company are generally provided by the manufacturer. The Company provides warranties and service contracts for certain products and accrues related expenses based on actual claims history.

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Income taxes --

     The Company's income taxes are presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under SFAS 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Foreign currency translation --

     The functional currency of the Company's foreign operation was the applicable local currency. Consequently, for the operation outside the United States, assets and liabilities were translated into United States dollars using exchange rates in effect at the balance sheet date and revenues and expenses using the average exchange rate during the period. The gains and losses resulting from such translations are included as a component of stockholders' equity. Since the Company's French subsidiary operated only within France, exposure to foreign exchange risk was limited (See Note 5).

     Net loss per common share --

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") which replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented to conform to the SFAS 128 requirements (See Note 12).

     Stock Based Compensation --

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which allows companies which have stock-based compensation arrangements with employees to adopt a new fair-value basis of accounting for stock options and other equity instruments, or to continue to apply the existing accounting rules under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") but with additional disclosure. The Company has adopted the disclosure provisions of SFAS 123 and accordingly the disclosure had no effect on the Company's financial position or results of operations (See Note
8).

     Comprehensive Income --

     The Company has adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income as well as certain items that are reported directly within a separate component of stockholders' equity and bypass net income.

     Segment Reporting --

     The Company has adopted Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), in fiscal year 1998 (See Note 13).

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

SFAS 131 changes the way companies report segment information and requires segments to be determined based on how management measures performance and makes decisions about allocating resources.

     Use of estimates --

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- RECEIVABLES

     Receivables consist of the following (in thousands):

                                                             DECEMBER 31,
                                                         --------------------
                                                           1999        1998
                                                         --------    --------
Trade accounts receivable..............................  $ 13,892    $ 11,638
Notes receivable.......................................       563         902
Other receivables......................................       594         102
                                                         --------    --------
                                                           15,049      12,642
Allowance for uncollectible accounts receivable........    (1,212)     (1,176)
                                                         --------    --------
                                                           13,837      11,466
Less current receivables, net..........................   (13,816)    (11,419)
                                                         --------    --------
Long term receivables, net.............................  $     21    $     47
                                                         ========    ========

     The Company's notes receivable balance of $563,000 at December 31, 1999, included a $50,000 balance on a note resulting from the divestiture of previously owned operating unit made during 1996 and $513,000 of notes receivable from former stockholders of a subsidiary acquired in 1994 (See Note
16).

NOTE 3 -- FIXED ASSETS

     Fixed assets consist of the following (in thousands):

                                                              DECEMBER 31,
                                                           ------------------
                                                            1999       1998
                                                           -------    -------
Computer and office equipment............................  $ 3,273    $ 3,685
Furniture and leasehold improvements.....................      757        631
Furniture, fixtures and equipment under capital leases...    3,098      3,429
                                                           -------    -------
                                                             7,128      7,745
Less: Accumulated depreciation...........................   (5,891)    (6,167)
                                                           -------    -------
                                                           $ 1,237    $ 1,578
                                                           =======    =======

     Depreciation and amortization expense related to fixed assets in 1999, 1998 and 1997 totaled $1.0 million, $1.4 million and $1.8 million, respectively. Included in these amounts are $243,000, $530,000 and $489,000 of amortization expense related to capital leases during 1999, 1998 and 1997, respectively.

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 -- SOFTWARE DEVELOPMENT COSTS

     Capitalized software development costs consist of the following (in thousands):

                                                              DECEMBER 31,
                                                           ------------------
                                                            1999       1998
                                                           -------    -------
Capitalized software development costs...................  $ 6,781    $ 5,020
Less: Accumulated amortization...........................   (3,154)    (2,042)
                                                           -------    -------
                                                           $ 3,627    $ 2,978
                                                           =======    =======

     During 1999, 1998 and 1997, amortization of capitalized software development costs totaled $1.1 million, $0.7 million and $1.6 million, respectively, and was included in cost of products sold (See Note 10).

NOTE 5 -- DIVESTITURES OF BUSINESSES

     During the fourth quarter of 1997, the Company sold the stock of Dorotech, SA. ("Dorotech") a wholly owned subsidiary of the Company, in a transaction that resulted in a $266,000 gain. The Company received as consideration a promissory note totaling $7.0 million, which was paid to the Company during January 1998.

NOTE 6 -- OTHER ACCRUED EXPENSES

     Other accrued expenses consist of the following (in thousands):

                                                               DECEMBER 31,
                                                             ----------------
                                                              1999      1998
                                                             ------    ------
Accrued preferred dividends................................  $  337    $  337
Accrued income, sales and other taxes......................     350       253
Other......................................................     810     1,355
                                                             ------    ------
                                                             $1,497    $1,945
                                                             ======    ======

NOTE 7 -- BORROWING ARRANGEMENTS

     Borrowings consist of the following (in thousands):

                                                              DECEMBER 31,
                                                            ----------------
                                                             1999      1998
                                                            -------    -----
Line of credit............................................  $ 4,450    $  --
Subordinated Promissory Notes bearing interest from 13.5%
  to 14%..................................................    3,073       --
Convertible Debentures bearing interest at 8%.............       --      200
Capital lease obligations bearing interest from 9.8% to
  14%.....................................................      169      185
                                                            -------    -----
                                                              7,692      385
Less current debt and capital lease obligations...........   (7,572)    (342)
                                                            -------    -----
Long term debt and capital lease obligations..............  $   120    $  43
                                                            =======    =====

     During the first quarter of 1999, the Company secured a $5 million revolving line of credit from a commercial bank. The Company can draw up to $5 million on the line of credit for working capital needs based on 80% of its eligible receivables. The line of credit bears interest at a rate equal to prime plus 2%. The current interest rate at December 31, 1999, was 10.25%. The agreement shall remain in effect until

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2000, and automatically renews for successive additional terms of one year each. The line of credit is collateralized by all of the Company's accounts receivable, inventory, equipment, general intangibles, and other personal property assets. At December 31, 1999, the Company had $4,450,000 outstanding under the line of credit.

     During the second, third and fourth quarters of 1999, the Company issued Subordinated Promissory Notes (the "Promissory Notes") due June 1, 2000, totaling $3 million and bearing interest from 13.5% to 14%. The Promissory Notes are subordinated to the Company's revolving line of credit and are collateralized by all of the Company's accounts receivable, inventory, equipment, general intangibles, and other personal property assets. Interest payments are due monthly and the Promissory Notes may be prepaid at any time without premium or penalty. CE Computer Equipment AG is the lender of $2 million of the Promissory Notes, which bear interest at 13.5%.

     During July and August 1997, the Company issued, pursuant to a private placement exemption under the Securities Act of 1933, as amended, 8% Convertible Notes (the "Notes") due July 8, 2002 and August 20, 2002 totaling $2.0 million. During December 1997, $100,000 of Notes was converted into 121,241 shares of Common Stock. During 1998, $1.7 million of the Notes were redeemed in cash. During the first quarter of 1999, the Company redeemed in cash the remaining $200,000 balance of the Notes.

     The Company leases certain of its furniture and equipment under capital lease arrangements. Future minimum lease payments under these capital leases are: 2000, $67,000; 2001, $52,000; 2002, $42,000; and 2003, $54,000. Of the
$215,000 total lease payments, $46,000 represents interest.

NOTE 8 -- STOCKHOLDERS' EQUITY

     Common Stock --

     During December 1998, the Company's stockholders approved a one-for-four reverse stock split of the Company's outstanding Common Stock. All Common Stock and per share data have been restated to reflect the reverse stock split.

     During the first quarter of 1998, the Company completed a private placement of 277,237 shares of Common Stock, together with warrants to purchase 12,500 shares of Common Stock, pursuant to Regulation D under the Securities Act of 1933. Proceeds from the offering were $1,075,000 and offering costs were $26,000. Pursuant to the terms of the private placement, the Company is obligated to file a registration statement with the Securities and Exchange Commission to register the shares when the Company files a registration statement to register shares for any other stockholder.

     During the second quarter of 1998, the Company completed a private placement of 726,782 shares of Common Stock, pursuant to Regulation D under the Securities Act of 1933. Proceeds from the offering were $2,453,000 and offering costs were $150,000. Pursuant to the terms of the private placement, the Company is obligated to file a registration statement with the Securities and Exchange Commission to register the shares when the Company files a registration statement to register shares for any other stockholder.

     During the second quarter of 1998, the Company issued 85,596 shares of Common Stock as a quarterly dividend to the shareholders of the Company's Series A Cumulative Convertible Preferred Stock.

     During the third quarter of 1998, the Company completed a private placement of 250,000 shares of Common Stock pursuant to Regulation D under the Securities Act of 1933. Proceeds from the offering were $750,000 and offering costs were $60,000. Pursuant to the terms of the private placement, the Company is obligated to file a registration statement with the Securities and Exchange Commission to register the shares when the Company files a registration statement to register shares for any other stockholder. During the third quarter, the Company also completed a private placement of 50,000 shares of

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Common Stock, pursuant to Regulation D under the Securities Act of 1933. Proceeds from the offering were $200,000 and offering costs were $10,000. Pursuant to the terms of the private placement, the Company agreed to file a registration statement with the Securities and Exchange Commission to register the shares when the Company files a registration statement to register shares for any other stockholder.

     During the first quarter of 1999, the Company completed a private placement of 388,500 shares of Common Stock pursuant to Regulation D under the Securities Act of 1933, as amended. Proceeds from the offering were $777,000 and offering costs were approximately $70,000.

     During the second quarter of 1999, the Company issued, pursuant to Regulation D under the Securities Act of 1933, as amended, 8% Convertible Notes (the "Convertible Notes") due October 1, 1999, totaling $2,000,000, together with warrants to purchase 46,000 shares of Common Stock at an exercise price of $2.00 per share. The Company estimated the fair value of the warrants to be approximately $61,000 in the aggregate and recognized this additional borrowing cost over the term of the Convertible Notes. After giving consideration to the stated interest rate and the estimated fair value of the warrants at the issuance date, the Company's effective interest rate related to the Convertible Notes was approximately 14.9%. The Convertible Notes were convertible, at the Company's election, into Common Stock at a conversion price of $2.00 per share. On September 30, 1999, the Convertible Notes and related interest were converted into 1,042,877 shares of Common Stock.

     During the fourth quarter of 1999, the Company issued 222,116 shares of Common Stock as quarterly dividends to the shareholders of the Company's Series A Cumulative Convertible Preferred Stock.

     Series A Preferred Stock --

     The issuance of up to 1,750,000 shares of the Series A Cumulative Convertible Preferred Stock (the "Series A Stock") has been authorized and 1,605,025 shares are outstanding. A majority of the outstanding shares of the Series A Stock and the Common Stock voted to approve amendments to the terms of the Series A Stock ("the Amendments"), which became effective December 31, 1997.

     As of the date of the effectiveness of the Amendments, the stockholders of the Series A Stock are entitled to receive an annual dividend of $0.84 per share, payable quarterly in cash or Common Stock, at the Company's option, and convert to Common Stock at a rate of 1.92 shares of Common Stock for each share of Series A Stock. The date the Company releases its earnings for the applicable quarter shall also be the record date for the dividend payment. If the dividend is paid in Common Stock, the number of shares of Common Stock distributed as a dividend will be based on the average closing price per share of Common Stock during the 10 day period following the Company's release of earnings for the applicable quarter. Dividend payments will be made 20 days after the release of earnings.

     Beginning January 1, 1999, the Company can convert each share of the Series A Stock into shares of Common Stock if the closing price per share of Common Stock is at least equal to $16.00 per share for 20 consecutive trading days. Beginning January 1, 2000, the Company can convert each share of Series A Stock into shares of Common Stock if the closing price per share of Common Stock is at least equal to $12.00 per share for 20 consecutive trading days. Beginning January 1, 2001, the Company will be able to convert each share of the Series A Stock into shares of Common Stock at any time at the Company's option.

     The Series A stockholders vote as a class to approve or disapprove any issuance of any securities senior to or on parity with the Series A Stock with respect to dividends or distributions. The Series A Stock has a liquidation price of $12.00 per share. At December 31, 1999, the Series A Stock was convertible into 3,081,648 shares of Common Stock.

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Series H and J Preferred Stock --

     The 260 shares of Series H and 390 shares of Series J Convertible Preferred Stock outstanding at December 31, 1996 were converted during 1997 into 358,912 and 396,115 shares of Common stock, respectively.

     Series K and L Preferred Stock --

     During 1998, 1,300 shares of the Series K Convertible Preferred Stock (the "Series K Stock") outstanding at December 31, 1997 were converted into 489,681 shares of common stock. In addition, the Company redeemed in cash the remaining 2,000 shares outstanding of the Series K Stock and the 3,250 shares of Series L Convertible Preferred Stock (the "Series L Stock") outstanding at December 31, 1997 for $7,085,000 including outstanding interest. Proceeds from the $10,000,000 issuance of the Company's Series N Convertible Preferred Stock (the "Series N Stock") were used, in part, to fund the redemption of the Series K Stock and the Series L Stock.

     Series M Preferred Stock --

     In December 1997, the Company converted $4 million of the outstanding $5 million Line of Credit into 4,000 shares of Series M Convertible Preferred Stock the (the "Series M Stock"). The Company received no proceeds from the conversion of the Line of Credit to equity. The Series M Stock issued and outstanding in December 2001 automatically converts into Common Stock. During January 2000, the 4,000 shares of Series M Stock were converted into 1,177,219 shares of Common Stock (See Note 18).

     The Series M Stock has a per share liquidation preference, subject to the liquidation preference of the Series A Stock, of an amount equal to the sum of $1,000 plus 8 1/2% per annum simple interest thereon for the period since the date of issuance. Each share is convertible at the option of the holder into the number of shares of Common Stock determined by dividing an amount equal to the initial purchase price of $1,000 by $1.00. The Series M Stock has a cumulative dividend rate of 8 1/2% per annum which is payable at the time of conversion or redemption in cash or shares of Common Stock, at the election of the Company.

     The Series M holder has a right of redemption under various circumstances, all of which are under the sole control of the Company. The Company has the right, at any time, to redeem all of the then outstanding Series M Stock for a price per share equal to $1,000 plus the accrued unpaid dividend.

     Series M1 Preferred Stock --

     In June 1998, the Company converted the remaining $1.0 million of the Line of Credit outstanding at December 31, 1997 into 1,000 shares of Series M1 Convertible Preferred Stock (the "Series M1 Stock"). The Company agreed, by amendment to the securities purchase agreement for the Series M1 Stock, to file a registration statement to register the Common Stock issuable upon conversion of the preferred stock when the Company files a registration statement to register shares for any other stockholder. The Company received no proceeds from the conversion of the Stockholder line of credit to equity. The Series M1 Stock issued and outstanding in December 2001 automatically converts into Common Stock. During January 2000, the 1,000 shares of Series M1 Stock were converted into 337,719 shares of Common Stock (See Note 18).

     The Series M1 Stock has a per share liquidation preference, subject to the liquidation preference of the Series A Stock, of an amount equal to the sum of $1,000 plus 8 1/2% per annum simple interest thereon for the period since the date of issuance. Each share is convertible at the option of the holder into the number of shares of Common Stock determined by dividing an amount equal to the initial purchase price of $1,000 by $0.8125. The Series M1 Stock has a cumulative dividend rate of 8 1/2% per annum which is

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

payable at the time of conversion or redemption in cash or shares of Common Stock, at the election of the Company. If the cumulative dividend is paid in stock, the amount paid is based on 95% of the closing bid price on the date of notice of conversion or redemption.

     The Series M1 holder has a right of redemption under certain circumstances, all of which are under the sole control of the Company. The Company has the right, at any time, to redeem all of the then outstanding Series M1 Stock for a price per share equal to $1,000 plus the accrued unpaid dividend.

     Series N Preferred Stock --

     In September 1998, the Company completed a private placement of 1,559,576 shares of Series N Stock, together with warrants to purchase 200,000 shares of Common Stock at an exercise price of $2.50 per share. Proceeds from the offering were $10,000,000 and offering costs were $619,000. In accordance with the terms of the Series N Stock offering, approximately $7,085,000 of the proceeds was used to redeem the Company's Series K Stock and Series L Stock, and the remainder will be used for working capital purposes. The Company also issued warrants to purchase 124,290 shares of Common Stock at an exercise price of $2.80 per share to the placement agent in the transaction. In connection with the sale of the Series N Stock, the Company agreed to register the Common Stock issuable upon conversion of the preferred stock and execution of the warrants upon such time as the Company files a registration statement to register shares for any other stockholder of the Company. In December 1998, the 1,559,576 shares of Series N Stock were converted into 3,898,940 shares of Common Stock.

     Stock purchase warrants --

     The Company has the following warrants outstanding at December 31, 1999, all of which are currently exercisable:

                                                                               WARRANTS
                          WARRANTS       EXERCISE                            OUTSTANDING    SHARES ISSUABLE
        ISSUANCE           ISSUED      PRICE RANGE         EXPIRATION        DEC 31, 1999    UPON EXERCISE
        --------          ---------   --------------   -------------------   ------------   ---------------
Placement agents........    589,425   $2.80 - $ 4.00   Aug 2001 - Jan 2003      290,267          290,267
Other...................    386,255   $2.00 - $27.28   Jan 2000 - Dec 2005      332,921          332,921
Series D Preferred......     56,767       $30.28            July 2000            56,767           56,767
Series E Preferred......      8,600       $28.80            July 2000             8,600            8,600
Private Placement.......     44,850   $4.00 - $16.00   Nov 2000 - Dec 2002       44,850           44,850
Series G Preferred......     10,000       $15.00          December 2000          10,000           10,000
Series H Preferred......     20,000   $3.00 - $15.00        June 2001            20,000           20,000
Series K Preferred......    148,500       $4.00             July 2002           148,500          148,500
Series L Preferred......    100,547       $4.00           December 2002         100,547          100,547
Series N Preferred......    200,000       $2.50          September 2001         200,000          200,000
                          ---------                                           ---------        ---------
                          1,564,944                                           1,212,452        1,212,452
                          =========                                           =========        =========

     During 1999, 660,642 warrants issued by the Company expired in accordance with the terms and conditions of the related warrant agreements.

     Stock option and stock purchase plans --

     The Company applies APB 25 in accounting for its stock option plans ("the Plans"), and accordingly, recognizes compensation expense for any difference between the fair value of the underlying common stock and the grant price of the option at the date of grant. Certain options qualify as incentive stock options under the Internal Revenue Code. The Board of Directors determines the vesting and terms of any options

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

granted under the plans with the requirement that the term of an incentive stock option shall not exceed ten years. To date, options granted range from five- to ten-year terms. The exercise price per share of Common Stock subject to an incentive stock option is not less than the fair market value at the time of grant. The Company has also issued non-qualified plan options. An aggregate of
10.5 million shares has been authorized for issuance under the Company's stock option plans.

     During 1998, the Company established an Employee Stock Purchase Plan ("the Plan"). Employees can choose to have up to 10% of their annual earnings withheld to purchase the Company's Common Stock. Under the terms of the Plan, there are two six-month offering periods beginning on January 1st and July 1st of each year during which employees can participate. The purchase price is determined by taking 85% of the lower of (a) the average of the high and low market prices on the offering commencement date and (b) the average of the high and low market prices on the offering termination date.

     The terms of the Plan require that the purchaser hold the shares purchased under the Plan for a minimum of six months from the date that the offering period ends. Under the Plan, the Company sold 76,065 and 30,607 shares of Common Stock to employees during 1999 and 1998, respectively.

     Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock option and stock purchase plans under the fair value method. The fair value of options granted during 1999, 1998 and 1997 are estimated at $1.40, $1.05, and $3.16, per share respectively, on the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1999, 1998 and 1997 respectively: average risk-free interest rates of 5.0%, 4.7% and 5.4%; dividend yields of 0.0%; volatility factors of the expected market price of the Company's common stock is 0.85 for 1999, 0.74 for 1998 and 0.58 for 1997; and a weighted-average expected life of the option of 5 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. As the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma loss is $6.0 million, $11.2 million and $16.2 million for 1999, 1998 and 1997, respectively and pro forma net loss applicable to common shares is $0.46, $1.44 and $2.56 for 1999, 1998 and 1997, respectively. The effect of applying SFAS 123 on the 1999, 1998 and 1997 pro forma net losses is not necessarily representative of the effects on reported net loss and net loss per share for future years due to, among other things, 1) the vesting period of the stock options and 2) the fair value of additional stock options in future years.

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The following table summarizes the activity in stock options issued by the
Company:

                                                                        WEIGHTED AVERAGE
                                                           OPTIONS       EXERCISE PRICE
                                                          ----------    ----------------
Balance, January 1, 1997................................   1,753,459         $16.88
  Granted...............................................     670,088           7.60
  Exercised.............................................          --
  Forfeited.............................................    (759,009)         16.60
                                                          ----------
Balance, December 31, 1997..............................   1,664,538           7.68
  Granted...............................................   2,130,455           2.08
  Exercised.............................................          --
  Forfeited.............................................  (2,147,005)          6.37
                                                          ----------
Balance, December 31, 1998..............................   1,647,988           2.16
  Granted...............................................   1,525,234           2.00
  Exercised.............................................    (142,940)          1.63
  Forfeited.............................................    (163,215)          4.43
                                                          ----------
Balance, December 31, 1999..............................   2,867,067         $ 1.97
                                                          ==========

     In December 1998, the Board of Directors approved a plan to reprice the Company's outstanding stock options. The plan allowed holders of out-of-the-money options, excluding executives, officers and directors, to receive a new exercise price of $1.63 per option share, the market price on the date of the approved plan. The plan allowed executives, officers and directors holding out-of-the-money options to also receive a new exercise price of $1.63 but for fewer shares of Common Stock determined pursuant to the Black-Scholes formula intended to result in approximate economic equivalence between the old and the new options. As a result of this repricing, options for an aggregate of 797,072 out of a total of 1,876,159 shares of Common Stock at exercise prices ranging from $2.52 to $27.28 per share were surrendered.

     In August 1997, the Board of Directors approved a plan to reprice the Company's outstanding stock options. The plan allowed holders of out-of-the-money options, excluding executives, officers, and directors, to receive a new exercise price of $6.00 per option share, the market price on the date of the approved plan. The plan allowed executives and officers holding out-of-the-money options to also receive a new exercise price of $6.00 but for fewer shares of Common Stock determined pursuant to the Black-Scholes formula intended to result in approximate economic equivalence between the old and the new options. As a result of this repricing, options for an aggregate of 140,438 out of a total of 408,750 shares of Common Stock at exercise prices ranging from $7.64 to $27.28 per share were surrendered. Stock options held by the Company's Board of Directors were not repriced.

     In July 1997, the Company adopted the 1997 Director Stock Option Plan ("the Director Plan") for the Company's Directors and discontinued cash payments to the Board Members for their service. The Director Plan provides stock option grants in the amount of 7,500 shares at each annual board meeting for those directors who are not executive officers of the Company and are not serving on the Board as a representative of an institutional investor. Persons appointed to the Board at any time after the annual grant receive pro-rata shares of the option grant. Options vest 25% each quarter and become fully vested on the first anniversary of their grant. The Company has reserved 360,000 shares of Common Stock for issuance in connection with the Director Plan. During 1998, the Company amended the Director Plan to provide stock option grants in the amount of 1,875 shares per each calendar quarter. Options become fully vested ninety days following the date of grant.

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The following table summarizes information about stock options outstanding at December 31, 1999:

                                           OPTIONS OUTSTANDING
                             ------------------------------------------------
                                               WEIGHTED-                              OPTIONS EXERCISABLE
                                                AVERAGE                          -----------------------------
RANGE OF                                       REMAINING         WEIGHTED-                        WEIGHTED-
EXERCISE                       NUMBER         CONTRACTUAL         AVERAGE          NUMBER          AVERAGE
PRICES                       OUTSTANDING    LIFE (IN YEARS)    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
--------                     -----------    ---------------    --------------    -----------    --------------
$ 1.44 -  2.09.............   2,390,346           7.9              $ 1.65         1,235,407         $ 1.63
  2.19 -  2.94.............     407,583           9.6                2.79            20,833           2.19
  3.38 -  4.00.............      14,526           9.1                3.54            14,526           3.54
  5.52 -  6.00.............      25,736           6.3                5.87            25,736           5.87
 10.00 - 14.76.............      21,876           7.5               10.68            21,876          10.68
 16.52 - 17.00.............       7,000           6.0               16.57             7,000          16.57

NOTE 9 -- REDEEMABLE PREFERRED STOCK

     In December 1996, the Company entered into an agreement with the holder of the Series F Preferred Stock to redeem the shares for an aggregate of $9.9 million or $5.50 per share. During the first quarter of 1997, the Company redeemed $3.5 million of the Series F Preferred Stock. The Company used proceeds from its Line of Credit to finance the Series F Preferred share buyback. During the second quarter of 1997, the Company amended the December 1996 redemption agreement and as a result, the remaining $6.4 million, excluding interest, was due upon the sale of the Company's Dorotech subsidiary. During the fourth quarter 1997, the Company sold its Dorotech subsidiary and in January 1998, the Company redeemed the remaining shares of Series F Preferred Stock, including outstanding interest, for $6.5 million.

NOTE 10 -- RESTRUCTURING CHARGES

     During the second quarter of 1998, the Company incurred a charge of $1.5 million as a result of effecting a restructuring plan ("the Plan"). The Plan provided for the elimination of duplicate job functions and outdated or discontinued products. Under the Plan, the Company combined its three separate customer support organizations into one support organization, and the Company's strategic focus shifted its newest suite of integrated document management software to using Microsoft based architecture. The restructuring charge included a $827,000 write down to net realizable value of prepaid licenses and capitalized software which related to products abandoned in favor of the new integrated document management software suite. In addition, $677,000 of the restructuring charge related to severance costs for 29 employees located throughout the United States, including customer support, sales, marketing, engineering and administrative personnel. The Plan was completed by the end of the first quarter of 1999. During 1998 and 1999, the Company paid termination benefits of approximately $655,000 and $22,000, respectively, and reduced the restructuring reserve by such amounts.

NOTE 11 -- INCOME TAXES

     The source of the loss before the income tax benefit was from the following jurisdictions (in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                        1999       1998        1997
                                                       -------    -------    --------
U.S. ................................................  $(2,636)   $(7,344)   $(10,417)
Foreign..............................................       --         --        (922)
                                                       -------    -------    --------
                                                       $(2,636)   $(7,344)   $(11,339)
                                                       =======    =======    ========

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are comprised of the following (in thousands):

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1999        1998
                                                              --------    --------
Deferred tax assets:
  Net operating loss and capital loss carryforwards.........  $ 47,174    $ 44,731
  Other.....................................................     2,573       2,657
                                                              --------    --------
     Gross deferred tax assets..............................  $ 49,747    $ 47,388
                                                              ========    ========
Deferred liabilities:
  Software development costs................................      (900)     (1,174)
                                                              --------    --------
     Gross deferred tax liabilities.........................      (900)     (1,174)
Net deferred tax asset valuation allowance..................   (48,847)    (46,214)
                                                              --------    --------
                                                              $     --    $     --
                                                              ========    ========

     SFAS 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $48,847,000 and $46,214,000 valuation allowance at December 31, 1999 and 1998, respectively, is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized.

     Income tax expense (benefit) differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to the loss before income taxes as a result of the following differences:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1999     1998     1997
                                                              -----    -----    -----
Statutory U.S. tax rate benefit.............................   34.0%    34.0%    34.0%
State income taxes, net.....................................    4.6      3.6      3.6
Operating losses and tax credits with no current tax
  benefit...................................................  (39.7)   (37.2)   (37.6)
Other.......................................................     --       --       --
                                                              -----    -----    -----
                                                                 --%      --%      --%
                                                              =====    =====    =====

     As of December 31, 1999, the Company had available net operating and capital loss carry forwards of approximately $122 million which expire in years through 2019 and are limited under Section 382 of the Internal Revenue Code. Accordingly, the utilization of the net operating loss and capital loss carry forwards will be limited in future years due to the changes in ownership. In addition, the Company has research tax credit carry forwards of $1.2 million.

     The Company sold its foreign subsidiary, Dorotech, during 1997. Due to a difference between book and tax basis, the Company realized a capital loss of approximately $25 million. In addition, due to the sale of Dorotech, the Company has recognized a deferred tax benefit of approximately $46,000, which is reflected in the gain on the sale of Dorotech.

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12 -- LOSS PER SHARE

     The following table sets forth the computation of basic and diluted loss per share:

                                                      1999         1998         1997
                                                   ----------    ---------    --------
Numerator (in thousands):
  Net Loss.......................................  $   (2,636)   $  (7,344)   $(11,339)
  Preferred stock preferences
     -- Accrued dividends........................      (1,348)      (1,348)     (1,435)
     -- Imputed dividends........................          --           --      (1,536)
                                                   ----------    ---------    --------
  Numerator of basic loss per share -- Net loss
     applicable to common shares.................      (3,984)      (8,692)    (14,310)
  Effect of dilutive securities..................          --           --          --
                                                   ----------    ---------    --------
  Numerator for diluted loss per share -- Net
     loss applicable to common shares after
     assumed
     conversions.................................  $   (3,984)   $  (8,692)   $(14,310)
                                                   ----------    ---------    --------
Denominator:
  Denominator for basic loss per
     share -- weighted average shares............  13,115,228    7,768,329    6,301,464
  Effect of dilutive securities..................          --           --          --
                                                   ----------    ---------    --------
  Denominator for diluted loss per
     share -- adjusted weighed average shares and
     assumed conversions.........................  13,115,228    7,768,329    6,301,464
                                                   ==========    =========    ========
  Basic loss per share...........................  $    (0.30)   $   (1.12)   $  (2.27)
                                                   ==========    =========    ========
  Diluted loss per share.........................  $    (0.30)   $   (1.12    $  (2.27)
                                                   ==========    =========    ========

     Since the Company has incurred losses in 1999, 1998 and 1997, securities that could potentially dilute the basic earnings per share in the future were not included in the dilution computation because they would have been anti-dilutive for the periods presented. The potentially dilutive convertible securities include the Company's Series A, Series M and Series M1 Convertible Preferred Stock, which were convertible into 3,081,648 shares, 1,170,699 shares and 350,409 shares of common stock, respectively, at December 31, 1999. Also outstanding at December 31, 1999 were options and warrants, which were convertible into 2,867,067 and 1,212,452 shares of common stock, respectively. For additional disclosures regarding outstanding preferred stock, employee stock options and warrants, see Note 8.

NOTE 13 -- BUSINESS SEGMENTS

     In June 1997, SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," was issued effective for fiscal years ending after December 15, 1998.

     The Company's reportable segments are strategic business units that sell its products and services to a wide variety of customers throughout the United States. They are managed separately because each business requires different technology, marketing and management strategies.

     The Company's two reportable segments are its products and services groups. The products segment includes sales of software licenses of the Company's TREEV Suite of document management software and computer equipment. The services segment includes sales of software maintenance contracts, installation, training and customization. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on operating earnings of the respective business units before income taxes and interest income and expenses. In

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

addition, corporate related items and expenses not allocated to reportable segments, such as sale of subsidiaries, exchange fee and gain, and restructuring costs, are shown separately as "Corporate".

     The following table sets forth summarized financial information concerning the Company's reportable segments for the years ended December 31, 1999, 1998 and 1997 (in thousands).

                                                   PRODUCTS    SERVICES    CORPORATE     TOTAL
                                                   --------    --------    ---------    --------
1999
  Revenues.......................................  $17,982     $13,227      $    --     $ 31,209
  Segment profit (loss) before interest and          1,789        (537)      (3,541)      (2,290)
     taxes.......................................
  Identifiable assets............................   12,516       7,168        3,607       23,291
  Depreciation and amortization..................    1,440         598          276        2,314
  Capital expenditures...........................      184         335           62          580
1998
  Revenues.......................................  $16,813     $11,389      $    --     $ 28,202
  Segment profit (loss) before interest and            260      (2,008)      (5,540)      (7,288)
     taxes.......................................
  Identifiable assets............................    9,641       7,057        2,824       19,522
  Depreciation and amortization..................    1,236         732          339        2,307
  Capital expenditures...........................      263         363           86          712
1997
  Revenues.......................................  $18,310     $17,496      $    --     $ 35,806
  Segment profit (loss) before interest and            580      (5,113)      (6,520)     (11,053)
     taxes.......................................
  Identifiable assets............................    6,947       6,675       13,238       26,860
  Depreciation and amortization..................    1,925       1,069        1,470        4,464
  Capital expenditures...........................      240         515          133          888

     The following table sets forth summarized financial information concerning to the Company's operations by geographic area for the years ended December 31, 1999, 1998 and 1997 (in thousands):

                                                           UNITED STATES    WESTERN EUROPE
                                                           -------------    --------------
1999
  Revenue................................................    $ 31,209          $    --
  Net loss...............................................      (2,636)              --
  Total assets...........................................      23,291               --
1998
  Revenue................................................    $ 28,202          $    --
  Net loss...............................................      (7,344)              --
  Total assets...........................................      19,522               --
1997
  Revenue................................................    $ 24,486          $11,320
  Net loss...............................................     (10,417)            (922)
  Total assets...........................................      26,680               --

     Revenue in 1999 and 1998 included sales to the U.S. Government totaling $704,000 and $900,000 respectively. Revenue in 1997 included sales to the U.S. Government and French Government totaling $1.6 million and $6.0 million, respectively.

                                  TREEV, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14 -- COMMITMENTS

     The Company leases its corporate office, sales offices, assembly facilities and certain equipment under non-cancelable operating leases, certain of which provide for both operating expense reimbursements and annual escalations that are amortized over the lease term. Rent expense related to these leases was $1.2 million, $1.1 million and $1.1 million for the years ended December 31, 1999, 1998 and 1997, respectively.

     Future minimum lease payments under non-cancelable operating leases are as follows (in thousands):

YEAR ENDING DECEMBER 31,
------------------------
2000........................................................  $ 1,626
2001........................................................    1,321
2002........................................................    1,348
2003........................................................    1,376
2004........................................................    1,405
Thereafter..................................................    6,457
                                                              -------
                                                              $13,533
                                                              =======

NOTE 15 -- CONTINGENCIES

     The Company is subject to legal proceedings and claims, which are in the ordinary course of business. Management believes that the outcome of such matters will not have a material impact on the Company's financial position or its results of operations.

NOTE 16 -- RELATED PARTY TRANSACTIONS

     During 1997, the Company renegotiated the termination of three consulting agreements, with individuals who were current or former members of the Board of Directors and officers of the Company, whereby all three would expire during 1998. The Company recognized total compensation expense of approximately $211,000 and $553,000 in 1998 and 1997, respectively, related to these agreements.

     The Company holds two notes receivable totaling $513,000 from two former stockholders of a subsidiary acquired in 1994. Interest accrues at 6.55% per annum (See Note 2).

NOTE 17 -- EMPLOYEE PROFIT SHARING PLANS AND 401K PLAN

     The Company sponsors a 401(k) plan that covers all full-time employees. Participants in the plan may make contributions of up to 15% of pre-tax annual compensation or $10,500 whichever is lower. The Company may make discretionary matching contributions at the option of the Board of Directors. The Company has made no contributions in 1999, 1998 or 1997.

NOTE 18 -- SUBSEQUENT EVENTS

     During January 2000, the 4,000 outstanding shares of Series M Stock were converted into 1,177,219 shares of Common Stock.

     During January 2000, the 1,000 outstanding shares of Series M1 Stock were converted into 337,719 shares of Common Stock.

                                  TREEV, INC.
                                 BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  2000             1999
                                                              -------------    ------------
                                                               (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $     751       $   1,886
  Short term investments....................................          348              --
  Accounts and notes receivable, net........................       10,768          13,816
  Inventories...............................................          675           1,135
  Prepaid expenses and other................................        1,348           1,111
                                                                ---------       ---------
          Total current assets..............................       13,890          17,948
Fixed assets, net...........................................        1,310           1,237
Long-term notes receivable, net.............................           --              21
Software development costs, net.............................        4,420           3,627
Other assets................................................          380             458
                                                                ---------       ---------
          Total assets......................................    $  19,928       $  23,291
                                                                =========       =========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Current debt maturities and obligations under capital
     leases.................................................    $  10,580       $   7,572
  Accounts payable..........................................        2,162           2,374
  Accrued compensation and expenses.........................        1,075           1,160
  Deferred revenue..........................................        3,673           3,143
  Other accrued expenses....................................        2,577           1,497
                                                                ---------       ---------
          Total current liabilities.........................       20,067          15,746
Long-term debt and obligations under capital leases.........          322             120
                                                                ---------       ---------
          Total liabilities.................................       20,389          15,866
Stockholders' equity (deficit):
  Convertible preferred stock, $.0001 par value, 20,000,000
     shares authorized; 1,605,025 and 1,610,025 shares
     issued and outstanding.................................           --              --
  Common stock, $.0001 par value, 100,000,000 shares
     authorized; 16,193,054 and 14,237,009 shares issued and
     outstanding............................................            2               1
  Additional paid-in-capital................................      142,017         141,841
  Accumulated deficit.......................................     (142,480)       (134,417)
                                                                ---------       ---------
          Total stockholders' equity (deficit)..............         (461)          7,425
                                                                ---------       ---------
          Total liabilities and stockholders' equity
            (deficit).......................................    $  19,928       $  23,291
                                                                =========       =========

   The accompanying notes are an integral part of these financial statements.

                                  TREEV, INC.
                            STATEMENTS OF OPERATIONS
               (In thousands, except share and per share amounts)
                                  (Unaudited)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                                 2000           1999
                                                              -----------    -----------
Revenues:
  Products..................................................  $     6,541    $    12,354
  Services..................................................       10,180          9,803
                                                              -----------    -----------
                                                                   16,721         22,157
                                                              -----------    -----------
Costs and expenses:
  Cost of products sold.....................................        3,401          5,323
  Cost of services provided.................................        6,668          6,310
  Sales and marketing.......................................        7,767          7,828
  General and administrative................................        2,976          2,394
  Product development.......................................        3,201          3,150
                                                              -----------    -----------
                                                                   24,013         25,005
                                                              -----------    -----------
Loss before interest expense and income taxes...............       (7,292)        (2,848)
  Interest expense, net.....................................         (771)          (178)
                                                              -----------    -----------
Loss before income taxes....................................       (8,063)        (3,026)
  Income tax benefit........................................           --             --
                                                              -----------    -----------
Net loss....................................................       (8,063)        (3,026)
                                                              -----------    -----------
Preferred stock dividends...................................       (1,011)        (1,011)
                                                              -----------    -----------
Net loss applicable to common shares........................  $    (9,074)   $    (4,037)
                                                              ===========    ===========
Net loss per common share...................................  $     (0.59)   $     (0.32)
                                                              ===========    ===========
Weighted average shares outstanding.........................   15,505,649     12,792,448
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                  TREEV, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                      (In thousands, except share amounts)
                                  (Unaudited)

                                                         PREFERRED STOCK     COMMON STOCK     ADDITIONAL
                                                        -----------------  -----------------   PAID-IN     ACCUMULATED
                                                          SHARES     AMT.    SHARES     AMT.   CAPITAL       DEFICIT      TOTAL
                                                        ----------   ----  ----------   ----  ----------   -----------   --------
BALANCE DECEMBER 31, 1999.............................   1,610,025   $ --  14,237,009   $  1   $141,841     $(134,417)   $  7,425
Issuance of common stock..............................                        333,699     --        513                       513
Conversion of preferred stock.........................      (5,000)    --   1,514,938      1         --                         1
Dividends on preferred stock..........................                                           (1,011)                   (1,011)
Issuance of common stock in payment of dividends......                        107,408     --        674                       674
Net loss..............................................                                                         (8,063)     (8,063)
                                                        ----------   ----  ----------   ----   --------     ---------    --------
BALANCE SEPTEMBER 30, 2000............................   1,605,025   $ --  16,193,054   $  2   $142,017     $(142,480)   $   (461)
                                                        ==========   ====  ==========   ====   ========     =========    ========

   The accompanying notes are an integral part of these financial statements.

                                  TREEV, INC.
                            STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2000       1999
                                                              --------    -------
Cash flows from operating activities:
  Net loss..................................................  $ (8,063)   $(3,026)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................     1,745      1,703
     Other non-cash interest fees...........................       433        223
     Changes in assets and liabilities:
       Accounts and notes receivable........................     2,535     (1,713)
       Inventories..........................................       460       (182)
       Prepaid expenses and other...........................      (212)      (301)
       Accounts payable.....................................      (212)       310
       Accrued expenses.....................................       659       (757)
       Deferred revenue.....................................       530     (2,112)
                                                              --------    -------
Net cash used in operating activities.......................    (2,125)    (5,855)
                                                              --------    -------
Cash flows from investing activities:
  Software development costs................................    (1,738)    (1,252)
  Purchases of fixed assets.................................      (451)      (384)
  Cash received from business divestitures and related
     costs..................................................       534        285
                                                              --------    -------
Net cash used in investing activities.......................    (1,655)    (1,351)
                                                              --------    -------
Cash flows from financing activities:
  Proceeds from issuance of common stock, net...............       513        854
  Cash dividends paid on preferred stock....................        --       (674)
  Proceeds from issuance of convertible notes...............        --      1,997
  Proceeds from issuance of subordinated notes..............     2,500      1,100
  Redemption of convertible notes...........................        --       (200)
  Borrowings from line of credit............................    20,644     14,862
  Repayments of line of credit..............................   (20,957)   (11,745)
  Principal payments on capital lease obligations and
     debt...................................................       (55)      (105)
                                                              --------    -------
Net cash provided by financing activities...................     2,645      6,089
                                                              --------    -------
Net decrease in cash and cash equivalents...................    (1,135)    (1,117)
Cash and cash equivalents at beginning of year..............     1,886      1,645
                                                              --------    -------
Cash and cash equivalents at September 30...................  $    751    $   528
                                                              ========    =======
Supplemental Cash Flow Information:
  Interest paid.............................................  $    385    $   144
                                                              ========    =======

   The accompanying notes are an integral part of these financial statements.

                                  TREEV, INC.
                         NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2000 AND 1999

               (In thousands, except share and per share amounts)
                                  (Unaudited)

1.  BASIS OF PRESENTATION

     The unaudited financial statements presented herein have been prepared in accordance with the instructions to Form 10-Q and should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, which include information and note disclosures not included herein. In the opinion of management all adjustments, which include only those of a normal recurring nature, necessary to fairly present the Company's financial position, results of operations and cash flows have been made to the accompanying financial statements. The results of operations for the nine-month period ended September 30, 2000, may not be indicative of the results that may be expected for the year ending December 31, 2000.

2.  RECENT ACCOUNTING PRONOUNCEMENTS

     In December 1999, the SEC released Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. Subsequently, the SEC released SAB 101A, which delayed the implementation date of SAB 101 for registrants with fiscal years that begin between December 16, 1999 and March 15, 2000. In June 2000, the SEC issued SAB 101B, further delaying the required implementation of SAB 101 by the Company until the fourth quarter of fiscal year 2000. The Company does not expect the application of SAB 101 to have a material impact on its financial position or results of operations.

3.  ISSUANCE OF SUBORDINATED NOTES

     During the second and third quarters of 2000, the Company issued Subordinated Promissory Notes due December 31, 2000, totaling $2.5 million and bearing interest of 13.5%. These Promissory Notes were subsequently amended and restated pursuant to an amended and restated promissory note dated November 21, 2000 (the "Promissory Note"), which increased the principal amount to reflect accrued but unpaid interest and entered the maturity date to November 20, 2002. The Promissory Note is subordinated to the Company's revolving line of credit and is collateralized by all of the Company's accounts receivable, inventory, equipment, general intangibles, and other personal property assets. Interest payments are due semi-annually and the Promissory Note may be prepaid at any time without premium or penalty. CE Computer Equipment AG is the lender of the Promissory Note.

4.  ISSUANCE OF COMMON STOCK

     During the first quarter of 2000, all 4,000 outstanding shares of Series M Stock were converted into 1,177,219 shares of Common Stock.

     During the first quarter of 2000, all 1,000 outstanding shares of Series M1 Stock were converted into 337,719 shares of Common Stock.

     During the first, second, and third quarters of 2000, the Company issued 317,993 shares of Common Stock attributable to exercises of previously granted stock options and warrants.

     During the first quarter of 2000, the Company issued 15,706 shares of Common Stock under the Company's Employee Stock Purchase Plan (the "Plan"). Employees can choose to have up to 10% of their annual earnings withheld to purchase the Company's Common Stock. Under the terms of the Plan, there are two six-month offering periods beginning on January 1st and July 1st of each year during which employees can participate. The purchase price is determined by taking 85% of the lower of (a) the average

                                  TREEV, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    SEPTEMBER 30, 2000 AND 1999 (CONTINUED)

               (In thousands, except share and per share amounts)
                                  (Unaudited)

of the high and low market prices on the offering commencement date and (b) the average of the high and low market prices on the offering termination date. The terms of the Plan require that the purchaser hold the shares purchased under the Plan for a minimum of six months from the date the offering period ends.

     During the second quarter of 2000, the Company issued 107,408 shares of Common Stock as quarterly dividends to the shareholders of the Company's Series A Cumulative Convertible Preferred Stock.

5.  BUSINESS SEGMENTS

     The Company's reportable segments are strategic business units that sell its products and services to a wide variety of customers throughout the United States. The products segment includes sales of software licenses of the Company's TREEV Suite of document management software and computer equipment. The services segment includes sales of software maintenance contracts, installation, training, and customization. In addition, corporate related items and expenses not allocated to reportable segments are shown separately as "Corporate."

     The following table sets forth summarized financial information concerning the Company's reportable segments for the periods ended September 30, 2000 and 1999 (in thousands).

                                                   PRODUCTS    SERVICES    CORPORATE     TOTAL
                                                   --------    --------    ---------    --------
2000
  Revenues.......................................  $ 6,541     $10,180      $    --     $ 16,721
  Segment (loss).................................   (1,150)     (3,166)      (2,976)      (7,292)
1999
  Revenues.......................................  $12,354     $ 9,803      $    --     $ 22,157
  Segment profit (loss)..........................      910      (1,364)      (2,394)      (2,848)

6.  BUSINESS COMBINATIONS

     The Company has entered into an Agreement and Plan of Merger dated as of November 19, 1999 (the "Merger Agreement") with CE Computer Equipment AG, a German corporation. CE Computer Equipment and the Company amended and restated the Merger Agreement as of May 8, 2000, to reflect that they no longer intend to account for the transaction as a pooling of interests and expect that they will account for the acquisition as a purchase transaction. Provided that certain conditions are met, as set forth in the Merger Agreement, at the conclusion of the merger, the Company will become a wholly owned subsidiary of CE Computer Equipment. Under the terms of the Merger Agreement, CE Computer Equipment will issue a total of 6,650,000 Ordinary Shares in the form of American Depositary Shares ("ADSs") in exchange for the outstanding shares of the Company's Common Stock and Preferred Stock and for the outstanding warrants and options for the Company's Common Stock. The merger is subject to governmental and shareholder approvals and customary closing conditions. Shareholders owning more than 33% of the Company's Common Stock have agreed to vote their shares in favor of the merger, which is expected to be completed in the fourth quarter of 2000.

                                                                         ANNEX A

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                            CE COMPUTER EQUIPMENT AG

                                      AND

                                  TREEV, INC.

                         DATED AS OF NOVEMBER 19, 1999

                   AND AMENDED AND RESTATED AS OF MAY 8, 2000

                               TABLE OF CONTENTS

SECTION                                                                 PAGE
-------                                                                 ----
                                   ARTICLE I
                                   THE MERGER
1.01.     Formation of Merger Sub.....................................   A-1
1.02.     The Merger..................................................   A-2
1.03.     Effective Time; Closing.....................................   A-2
1.04.     Effect of the Merger........................................   A-2
1.05.     Certificate of Incorporation; Bylaws........................   A-2
1.06.     Officers....................................................   A-2
1.07.     Board of Directors..........................................   A-2
                                   ARTICLE II
                   SHARE EXCHANGE; CONVERSION OF SECURITIES;
                            EXCHANGE OF CERTIFICATES
2.01.     The Share Exchange..........................................   A-3
2.02.     Conversion of Company Common Stock and Series A Preferred      A-3
          Stock.......................................................
2.03.     Exchange of Shares of Company Common Stock and Series A        A-4
          Preferred Stock.............................................
2.04.     Treatment of the Company Stock Plans and the Company           A-6
          Warrants....................................................
2.05.     Antidilution Protection For Exchange Ratio..................   A-6
2.06.     Treatment of Fractional Shares..............................   A-6
                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.01.     Organization and Qualification; Subsidiaries................   A-7
3.02.     Certificate of Incorporation and Bylaws.....................   A-7
3.03.     Capitalization..............................................   A-7
3.04.     Authority Relative to this Agreement........................   A-8
3.05.     No Conflict; Required Filings and Consents..................   A-8
3.06.     Permits; Compliance with Laws...............................   A-9
3.07.     SEC Filings; Financial Statements...........................   A-9
3.08.     Absence of Certain Changes or Events........................  A-10
3.09.     Absence of Litigation.......................................  A-10
3.10.     Employee Benefit Plans......................................  A-11
3.11.     Labor Matters...............................................  A-13
3.12.     Real Property and Leases....................................  A-14
3.13.     Intellectual Property.......................................  A-14
3.14.     Year 2000 Compliance........................................  A-16
3.15.     Taxes.......................................................  A-16
3.16.     Environmental Matters.......................................  A-17
3.17.     Material Contracts..........................................  A-18
3.18.     Insurance...................................................  A-19
3.19.     Receivables.................................................  A-19

SECTION                                                                 PAGE
-------                                                                 ----
3.20.     Brokers.....................................................  A-20
3.21.     Tax Matters.................................................  A-20
3.22.     Affiliates..................................................  A-20
3.23.     Vote Required...............................................  A-20
3.24.     State Takeover Statutes.....................................  A-20
3.25.     Opinion of Financial Advisor................................  A-20
3.26.     Board Approval..............................................  A-20
                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT
4.01.     Organization and Qualification; Subsidiaries................  A-21
4.02.     Organizational Documents....................................  A-21
4.03.     Capitalization..............................................  A-21
4.04.     Authority Relative to this Agreement........................  A-22
4.05.     No Conflict; Required Filings and Consents..................  A-22
4.06.     Financial Information, Books and Records....................  A-22
4.07.     Absence of Certain Changes or Events........................  A-23
4.08.     Absence of Litigation.......................................  A-23
4.09.     Intellectual Property.......................................  A-24
4.10.     Parent Ordinary Shares......................................  A-24
4.11.     Brokers.....................................................  A-24
4.12.     Tax Matters.................................................  A-24
                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER
5.01.     Conduct of Business by the Company Pending the Closing......  A-24
5.02.     Conduct of Business by Parent Pending the Closing...........  A-26
                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS
6.01.     Access to Information; Confidentiality......................  A-26
6.02.     No Solicitation of Transactions.............................  A-26
6.03.     Registration Statement and Proxy Statement..................  A-27
6.04.     Stockholders' Meeting.......................................  A-29
6.05.     Further Action; Consents; Filings...........................  A-29
6.06.     Notices of Certain Events...................................  A-30
6.07.     Letters of Accountants......................................  A-30
6.08.     Plan of Reorganization......................................  A-31
6.09.     Continuation of Benefits....................................  A-31
6.10.     Company Affiliate Letters...................................  A-31
6.11.     Indemnification of Directors and Officers...................  A-32
6.12.     Public Announcements........................................  A-32

SECTION                                                                 PAGE
-------                                                                 ----
6.13.     Stock Exchange Listings.....................................  A-32
6.14.     Certain Obligations of Parent...............................  A-33
                                  ARTICLE VII
                               CLOSING CONDITIONS
7.01.     Conditions to the Obligations of Each Party to Close........  A-33
7.02.     Conditions to the Obligations of Parent.....................  A-34
7.03.     Conditions to the Obligations of the Company................  A-35
                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER
8.01.     Termination.................................................  A-35
8.02.     Effect of Termination.......................................  A-37
8.03.     Amendment...................................................  A-37
8.04.     Waiver......................................................  A-37
8.05.     Fees and Expenses...........................................  A-37
                                   ARTICLE IX
                               GENERAL PROVISIONS
9.01.     Non-Survival of Representations and Warranties..............  A-38
9.02.     Notices.....................................................  A-38
9.03.     Certain Definitions.........................................  A-39
9.04.     Severability................................................  A-40
9.05.     Entire Agreement; Assignment................................  A-40
9.06.     Parties in Interest.........................................  A-40
9.07.     Specific Performance........................................  A-40
9.08.     Governing Law...............................................  A-40
9.09.     Consent to Jurisdiction; Venue..............................  A-40
9.10.     Headings....................................................  A-41
9.11.     Counterparts................................................  A-41

EXHIBITS
--------
EXHIBIT A  List of officers of Surviving Corporation
EXHIBIT B  List of directors of Surviving Corporation
EXHIBIT C  Form of Company Tax Representation Letter
EXHIBIT D  Form of Parent and Merger Sub Tax Representation Letter
EXHIBIT E  Form of Company Affiliate Letter

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                  SECTION
------------                                                  -------
$ ..........................................................  Section 9.03(d)
1998 Company Balance Sheet..................................  Section 3.07(c)
1998 Parent Balance Sheet...................................  Section 4.06(b)
accumulated funding deficiency..............................  Section 3.10(e)
ADR.........................................................  Section 2.03(b)
affiliate...................................................  Section 9.03(a)
Agreement...................................................  Preamble
Banc of America.............................................  Section 3.20
beneficial owner............................................  Section 9.03(b)
Blue Sky Laws...............................................  Section 3.05(b)(i)
business day................................................  Section 9.03(c)
Certificate of Merger.......................................  Section 1.03
Change of Control Right.....................................  Section 6.06(b)
Closing.....................................................  Section 1.03
COBRA.......................................................  Section 3.10(a)
Code........................................................  Recitals
Common Stock Exchange Ratio.................................  Section 2.02(c)
Company.....................................................  Preamble
Company Affiliate Letter....................................  Section 6.10
Company Common Stock........................................  Recitals
Company Disclosure Schedule.................................  Section 3.01(b)
Company Material Adverse Effect.............................  Section 3.01(a)
Company Optionholder........................................  Section 2.04(a)
Company Permits.............................................  Section 3.06
Company Preferred Stock.....................................  Section 3.03
Company Reports.............................................  Section 3.07(a)
Company Shares Trust........................................  Section 2.06(b)
Company Stockholder Approval................................  Section 3.23
Company Stockholders' Meeting...............................  Section 6.03(a)(i)
Company Stock Option........................................  Section 2.04(a)
Company Stock Plans.........................................  Section 3.03(v)
Company Systems.............................................  Section 3.14
Company Warrantholder.......................................  Section 2.04(b)
Competing Transaction.......................................  Section 6.02(a)(iii)
Confidentiality Agreement...................................  Section 6.01(b)
Determination Period........................................  Section 2.02(b)
DGCL........................................................  Recitals
Draft Financial Statements..................................  Section 4.06(c)
Effective Time..............................................  Section 1.03
Encumbrance.................................................  Section 6.05(c)
Environmental Laws..........................................  Section 3.16(a)(ii)
Environmental Permits.......................................  Section 3.16(b)(v)
ERISA.......................................................  Section 3.10(a)

DEFINED TERM                                                  SECTION
------------                                                  -------
Ernst & Young...............................................  Section 2.04(a)
Excess Shares...............................................  Section 2.06(a)
Exchange Act................................................  Section 3.05(b)(i)
Exchange Agent..............................................  Section 1.01
Exchange Fund...............................................  Section 2.03(a)
Expenses....................................................  Section 8.05(c)
F-4 Registration Statement..................................  Section 6.03(a)(ii)
Governmental Entity.........................................  Section 3.05(b)
Governmental Order..........................................  Section 9.03(e)
Hazardous Substances........................................  Section 3.16(a)(i)
HSR Act.....................................................  Section 3.05(b)(i)
IAS GAAP....................................................  Section 4.06(a)
Indemnified Parties.........................................  Section 6.11(b)
Insurance Amount............................................  Section 6.11(c)
Intellectual Property.......................................  Section 3.13(a)
IRS.........................................................  Section 3.10(a)
Law.........................................................  Section 3.05(a)(ii)
License Agreements..........................................  Section 3.13(c)
Material Contracts..........................................  Section 3.17(a)
Merger......................................................  Recitals
Merger Consideration........................................  Section 2.01
Merger Sub..................................................  Section 1.01
Merger Sub Common Stock.....................................  Section 1.01
Multiemployer Plan..........................................  Section 3.10(b)
Multiple Employer Plan......................................  Section 3.10(b)
NASDAQ......................................................  Section 2.02(b)
Neuer Markt.................................................  Section 2.02(b)
Offer Period................................................  Section 6.03(f)
Old Company Certificates....................................  Section 2.03(b)
Option and Warrant Exchange.................................  Section 2.04(b)
Option Exchange.............................................  Section 2.04(a)
Original Merger Agreement...................................  Recitals
Parent......................................................  Preamble
Parent ADSs.................................................  Section 2.02(b)
Parent Average Closing Price................................  Section 2.02(b)
Parent Disclosure Schedule..................................  Section 4.01
Parent Financial Statements.................................  Section 4.06(a)
Parent Interim Financial Statements.........................  Section 4.06(a)
Parent Material Adverse Effect..............................  Section 4.01
Parent Ordinary Shares......................................  Section 2.02(b)
Parent Stock Plan...........................................  Section 4.03(iii)
Parent Subsidiaries.........................................  Section 4.01
PBO.........................................................  Section 3.10(e)
person......................................................  Section 9.03(f)

DEFINED TERM                                                  SECTION
------------                                                  -------
Plans.......................................................  Section 3.10(a)
PricewaterhouseCoopers......................................  Section 2.04(a)
Proxy Statement.............................................  Section 6.03(a)
Receivables.................................................  Section 3.19
Representatives.............................................  Section 6.01(a)(i)
Returns.....................................................  Section 3.15(b)(i)
SEC.........................................................  Recitals
Securities Act..............................................  Section 3.05(b)(i)
Series A Certificate of Designations........................  Section 6.06(b)
Series A Holder.............................................  Section 6.06(b)
Series A Preferred Stock....................................  Section 2.02
Series A Preferred Stock Exchange Ratio.....................  Section 2.02(b)
Series M Preferred Stock....................................  Recitals
Series M1 Preferred Stock...................................  Recitals
Share Exchange..............................................  Section 2.01
Software....................................................  Section 3.13(d)(vi)
Software Products...........................................  Section 6.05(c)
subsidiary/subsidiaries.....................................  Section 9.03(g)
Surviving Corporation.......................................  Section 1.02
Surviving Corporation Common Stock..........................  Section 2.02(d)
Tax/Taxes...................................................  Section 3.15(a)
Terminating Company Breach..................................  Section 8.01(g)
Terminating Parent Breach...................................  Section 8.01(i)
Termination Fee.............................................  Section 8.05(b)
Third Party Provisions......................................  Section 9.06
Third Quarter 1999 Company Balance Sheet....................  Section 3.10(e)
Trademarks..................................................  Section 3.13(a)
Trade Secrets...............................................  Section 3.13(a)
trading day.................................................  Section 9.03(h)
Transactions................................................  Recitals
U.S. GAAP...................................................  Section 2.03(f)
Voting Agreement............................................  Recitals
WARN........................................................  Section 3.10(g)
Warrant.....................................................  Section 2.04(b)
Warrant Exchange............................................  Section 2.04(b)
Year 2000 Compliant.........................................  Section 3.14

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of November 19, 1999 and amended and restated as of May 8, 2000 (this "Agreement"), between CE COMPUTER EQUIPMENT AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Parent") and TREEV, INC., a Delaware corporation ("Company").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company (i) has determined that the merger of the Merger Sub (as defined herein) with and into the Company (the "Merger") is fair to and in the best interest of the Company and its shareholders and has approved, and declared the advisability of, this Agreement and the transactions, including, without limitation, the Merger, contemplated hereby (the "Transactions") and (ii) has recommended the adoption of this Agreement and the approval of the Transactions by the shareholders of the Company;

     WHEREAS, the Management Board (Vorstand) of Parent has approved this Agreement and the Transactions in accordance with the laws of the Federal Republic of Germany and has authorized the execution and delivery of this Agreement;

     WHEREAS, Parent and the Company entered into an Agreement and Plan of Merger dated as of November 19, 1999 (the "Original Merger Agreement") and they now desire to amend and restate the Original Merger Agreement (it being understood that all references herein to "this Agreement" refer to the Original Merger Agreement as amended and restated hereby and that all references herein to "the date hereof" or "the date of this Agreement" refer to November 19, 1999) to reflect, among other things, that (i) the parties hereto no longer intend that the Merger shall be accounted for as a "pooling of interests" for financial reporting purposes under applicable United States accounting rules and the accounting standards of the United States Securities and Exchange Commission (the "SEC"), (ii) the approval of this Agreement by the stockholders of Parent is not required and (iii) the Company's Series M Convertible Preferred Stock, par value $.0001 per share (the "Series M Preferred Stock"), and the Company's Series M1 Convertible Preferred Stock, par value $.0001 per share (the "Series M 1 Preferred Stock"), have been converted into common stock, par value $.0001 per share, of the Company (the "Company Common Stock");

     WHEREAS, certain holders of Company Common Stock have entered into a Voting and Registration Rights Agreement with Parent, dated as of November 19, 1999 and amended as of May 8, 2000, (the "Voting Agreement"), pursuant to which such holders of Company Common Stock have agreed to vote all shares of the Company Common Stock owned by them in favor of the Transactions at the Company Stockholders' Meeting (as defined herein);

     WHEREAS, the Merger will be consummated upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"); and

     WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. Formation of Merger Sub. As promptly as practicable following the date hereof, Parent shall appoint a United States bank or trust company or other independent financial institution in the United States reasonably satisfactory to Parent to act as exchange agent for the Share Exchange (as defined below) and the delivery of the Merger Consideration (as defined below) to former stockholders of the Company (the "Exchange Agent"). Following such appointment, the Exchange Agent shall cause to be incorporated pursuant to the DGCL a corporation which shall be a constituent company in the Merger (the "Merger Sub") and which shall not transact any business other than participating in the Merger as described herein. Parent shall enter into an Exchange Agent Agreement with the Exchange Agent in form and substance reasonably satisfactory to Parent and the Company, which agreement shall set forth the duties, responsibilities and obligations of the Exchange Agent consistent with the terms of this Agreement. Solely to accommodate the transactions described in this
Article I and Article II, the Exchange Agent shall hold, as the agent of Parent, all the issued and outstanding shares of common stock, par value $.01 per share, of the Merger Sub (the "Merger Sub Common Stock").

     SECTION 1.02. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined below), the Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.03. Effective Time; Closing. As promptly as practicable and in no event later than the third business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the offices of Shearman & Sterling, 801 Pennsylvania Avenue, NW, Suite 900, Washington, D.C. 20004 (or such other place as the parties may agree).

     SECTION 1.04. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and the Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.05. Certificate of Incorporation; Bylaws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the Certificate of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, and shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that, at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall read as follows: "The name of the Corporation is TREEV, Inc."

     (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     SECTION 1.06. Officers. The officers of the Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, and such individuals shall serve until their successors shall have been elected and shall qualify. A list of such officers is attached hereto as Exhibit A.

     SECTION 1.07. Board of Directors. The directors of the Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and such individuals shall serve until their successors shall have been elected and shall qualify. A list of such directors is attached hereto as Exhibit B.

                                   ARTICLE II

       SHARE EXCHANGE; CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. The Share Exchange. Consistent with the terms of this Agreement, as soon as possible after the Effective Time, Parent shall issue the Parent Ordinary Shares (as defined below) underlying the Parent ADSs (as defined below) to be issued on behalf of Parent in connection with the Merger (the "Merger Consideration") and shall cause the Merger Consideration to be delivered to the Exchange Agent for the account of the former stockholders of the Company, and the Exchange Agent shall contribute, for the account of the former stockholders of the Company, all of the issued and outstanding shares of Surviving Corporation Common Stock (as defined below) to Parent as a transfer in kind (the "Share Exchange"). Subject to Section 6.14, such exchange shall be effected in accordance with sec.sec. 203, 185 et seq. (including in particular sec. 187) of the German Stock Corporation Law (Aktiengesetz) by registering the implementation of the increase of the Parent stated share capital with the commercial register (Handelsregister) for Parent. At the Effective Time, the obligation of the parties to effect the Share Exchange shall be unconditional.

     SECTION 2.02. Conversion of Company Common Stock and Series A Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Company or the holders of any share of Company Common Stock or of any share of Series A Cumulative Convertible Preferred Stock, par value $.0001 per share, of the Company (the "Series A Preferred Stock"), the outstanding Company Common Stock and Series A Preferred Stock shall be converted as follows:

          (a) each share of Company Common Stock held in the treasury of the Company or owned by Parent or any direct wholly owned subsidiary of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto;

          (b) each issued and outstanding share of Series A Preferred Stock, issued and outstanding immediately prior to the Effective Time shall be converted, subject to Section 2.05, into the right to receive the greater of (the "Series A Preferred Stock Exchange Ratio") (i) that number of Parent American Depositary Shares ("Parent ADSs"), each representing one ordinary share, without par value, of Parent (the "Parent Ordinary Shares"), equal to $10.00 divided by the Parent Average Closing Price (as defined below) and (ii) that number of Parent ADSs equal to a fraction (x) the numerator of which is the sum of (A) 0.84 plus (B) 1.20 multiplied by the product of (1) 1.92 and (2) the average closing price per share of Company Common Stock as reported on the NASDAQ National Market System ("NASDAQ") during the period commencing on the 17th trading day prior to the Company Stockholders' Meeting and ending on the third trading day prior to the Company Stockholders' Meeting (the "Determination Period"), and (y) the denominator of which is the Parent Average Closing Price. For purposes of this Section 2.02, the "Parent Average Closing Price" shall be the average closing price per Parent Ordinary Share as reported on the Neuer Markt segment of the Frankfurt Stock Exchange (the "Neuer Markt") during the Determination Period converted into U.S. dollars at the average noon buying rate in New York City for cable transfers in Euros as certified for customs purposes by the Federal Reserve Bank of New York during the Determination Period;

          (c) each issued and outstanding share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, subject to Section 2.05, into the right to receive that number of Parent ADSs (the "Common Stock Exchange Ratio") equal to a fraction (i) the numerator of which is 1,330,000 less the aggregate number of Parent ADSs issuable pursuant to paragraph (b) of this Section 2.02 and paragraphs
     (a)(iii) and (b) of Section 2.04 and (ii) the denominator of which is the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time;

          (d) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as one validly issued, fully paid and nonassessable share of common stock, par value $.0001 per share, of the Surviving Corporation ("Surviving Corporation Common Stock");

          (e) to the extent that any person would otherwise be entitled to receive a fraction of a Parent ADS pursuant to this Section 2.02, such fraction shall be treated in accordance with Section 2.06; and

          (f) in no event shall the number of Parent ADSs issuable in connection with the Transactions exceed 1,330,000.

     SECTION 2.03. Exchange of Shares of Company Common Stock and Series A Preferred Stock.

          (a) Exchange Fund. The aggregate Merger Consideration transferred by Parent to the Exchange Agent pursuant to Section 2.01, together with any dividends or other distributions with respect to Parent ADSs to be made pursuant to Section 2.03(c), is referred to herein as the "Exchange Fund".

          (b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent will mail to each former record holder of shares of Company Common Stock and each former record holder of shares of Series A Preferred Stock entitled to receive Merger Consideration pursuant to Section 2.02, a form of letter of transmittal which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of a certificate or certificates formerly evidencing shares of Company Common Stock or shares of Series A Preferred Stock (together, the "Old Company Certificates") to the Exchange Agent and instructions for use in effecting the surrender to the Exchange Agent of Old Company Certificates in exchange for Parent ADSs. The letter of transmittal shall contain such other terms and conditions as Parent and the Company shall reasonably specify. Upon surrender of an Old Company Certificate to the Exchange Agent, together with a letter of transmittal duly executed and completed in accordance with the instructions thereto, and any other documents reasonably required by the Exchange Agent or Parent and the Company, (i) the holder of such Old Company Certificate shall be entitled to receive in exchange therefor (x) an American Depositary Receipt ("ADR") registered in the name of such holder evidencing the number of whole Parent ADSs and a check for cash in lieu of any fractional Parent ADS into which the shares of Company Common Stock or Series A Preferred Stock previously evidenced by such Old Company Certificate shall have been converted at the Effective Time and (y) if applicable, a check payable to such holder representing the payment of any dividends and distributions pursuant to
     Section 2.03(c), and (ii) such Old Company Certificate shall forthwith be canceled. If any cash is to be paid to, or any ADR evidencing Parent ADSs is to be issued in the name of, a person other than the person in whose name the Old Company Certificate so surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance that the Old Company Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the payment of cash to, or the issuance of an ADR evidencing Parent ADSs in the name of, a person other than the registered holder of the Old Company Certificate so surrendered or shall establish to the satisfaction of the Exchange Agent and Parent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.03, each Old Company Certificate shall, at and after the Effective Time, represent for all purposes only the right to receive Parent ADSs, cash in lieu of any fractional Parent ADS and any dividends and distributions as provided in
     Section 2.03(c), if any.

          (c) Dividends; Distributions. No dividends or other distributions declared after the Effective Time on Parent ADSs and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Old Company Certificates with respect to which the Parent ADSs shall have been issued in the Merger. All such dividends or other distributions shall be paid to the Exchange Agent (on behalf of holders of unsurrendered Old Company Certificates) and shall be included in the Exchange Fund, in each case until such Old Company Certificates shall be surrendered as provided herein, but (i) upon such surrender there shall be paid to the person in whose name the ADRs evidencing such Parent ADSs shall be issued and registered the amount of

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     dividends theretofore paid with respect to such Parent ADSs as of any date subsequent to the Effective Time, and (ii) at the appropriate payment date or as soon as practicable thereafter, there shall be paid to such person the amount of dividends with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Parent ADSs, subject in any case to any applicable abandoned property, escheat and similar laws. No interest shall be payable with respect to the payment of such dividends on the surrender of any outstanding Old Company Certificates.

          (d) No Further Rights in Company Common Stock and Series A Preferred Stock. All Parent ADSs issued upon conversion of the Company Common Stock and the Series A Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.03(b) and 2.03(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Common Stock and the Series A Preferred Stock.

          (e) Transfer Books. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock and shares of Series A Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Company Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for ADRs evidencing Parent ADSs or cash, or both, in accordance with the procedures set forth in this Article II.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Old Company Certificates one year after the Effective Time shall be delivered by the Exchange Agent to a depositary bank designated by Parent, upon demand, whereupon such depositary bank shall hold the Exchange Fund on behalf of holders of unsurrendered Old Company Certificates, and any holders of the Old Company Certificates who have not theretofore complied with this Section 2.03 shall thereafter look only to Parent or such depositary bank for payment of their claim for Merger Consideration and any dividends or distributions with respect to Parent ADSs and Parent shall cause the depositary bank to satisfy such claim. Such depositary bank shall maintain an office in the City of New York where holders of Old Company Certificates may comply with this Article II. No interest shall be paid in respect of any property or amounts held in the Exchange Fund.

          (g) Withholding Taxes. Each of the Exchange Agent and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Old Company Certificates such property or amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. tax law. To the extent that any property or amounts are so withheld by the Exchange Agent or Parent, as the case may be, such withholdings shall be treated for all purposes of this Agreement as having been paid to the holder of the Old Company Certificate in respect of which such deduction and withholding was made by the Exchange Agent or Parent, as the case may be.

          (h) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Parent ADSs, any dividends or distributions with respect to Parent ADSs or any cash from the Exchange Fund, in each case properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (i) Lost, Stolen Or Destroyed Certificates. If any Old Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Company Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as such entity may direct as indemnity against any claim that may be made against it with respect to such Old Company Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Old Company Certificate the appropriate number of Parent ADSs, determined pursuant to Section 2.02, cash in lieu of any fractional Parent ADS and, if applicable, any unpaid dividends and distributions on Parent ADSs deliverable in respect thereof, in each case pursuant to this Agreement.

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     SECTION 2.04. Treatment of the Company Stock Plans and the Company
Warrants. (a) Subject to the consummation of the Merger, not later than immediately prior to the Effective Time (i) the Company shall terminate the Company Stock Plans (as defined below) and any other plan, program or arrangement providing for the issuance, grant or purchase of any other interest in respect of the capital stock of the Company without prejudice to the Company Optionholders (as defined below); (ii) the Company shall cause all amounts currently held as cash in participant accounts under the Company's Employee Stock Purchase Plan to be returned to the applicable participants and all previously purchased shares of Company Common Stock held in such accounts to be distributed to the applicable participants; and (iii) the Parent and the Company shall take all actions necessary to provide that each holder (a "Company Optionholder") of an employee stock option (each a "Company Stock Option") that is outstanding immediately prior to the Effective Time will be given the right to receive, in exchange for each such Company Stock Option (whether or not then vested and exercisable), that fraction of a Parent ADS equal to the "fair value" of such Company Stock Option (calculated as generally accepted using the "Black-Scholes" methodology, and as agreed to in good faith by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") and Ernst & Young LLC ("Ernst & Young")), calculated as of the last day of the Determination Period, divided by the Parent Average Closing Price (the "Option Exchange").

     (b) Subject to the consummation of the Merger, not later than immediately prior to the Effective Time, the Parent and the Company shall take all actions necessary to provide that each holder (a "Company Warrantholder") of a warrant to acquire Company Common Stock (each a "Warrant") that is outstanding immediately prior to the Effective Time will be given the right to receive, in exchange for each such Warrant (whether or not then exercisable), that fraction of a Parent ADS equal to the "fair value" of such Warrant (calculated as generally accepted using the "Black-Scholes" methodology, and as agreed to in good faith by PricewaterhouseCoopers and Ernst & Young), calculated as of the last day of the Determination Period, divided by the Parent Average Closing Price (the "Warrant Exchange" and, together with the Option Exchange, the "Option and Warrant Exchange").

     (c) To the extent that any person would otherwise be entitled to receive a fraction of a Parent ADS pursuant to this Section 2.04, such fraction shall be treated in accordance with Section 2.06.

     SECTION 2.05. Antidilution Protection For Exchange Ratio. If, between the date of this Agreement and the Effective Time, the outstanding Parent Ordinary Shares or shares of Company Common Stock or Series A Preferred Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, stock split, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Common Stock Exchange Ratio and the Series A Preferred Stock Exchange Ratio, as the case may be, shall be appropriately adjusted to provide to the holders of Company Common Stock and Series A Preferred Stock the same economic effect as contemplated by this Agreement prior to such event.

     SECTION 2.06. Treatment of Fractional Shares. (a) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (x) the aggregate number of Parent ADSs delivered to the Exchange Agent over (y) the aggregate number of whole Parent ADSs to be distributed in connection with the Merger (such excess being referred to herein as the "Excess Shares"). Following the Effective Time the Exchange Agent will, on behalf of the former stockholders of the Company, sell the Excess Shares at then-prevailing prices on NASDAQ in the manner provided in Section 2.06(b).

     (b) The sale of the Excess Shares by the Exchange Agent will be executed on NASDAQ through one or more member firms and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in its sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds in trust for such holders (the "Company Shares Trust"). All commissions, transfer taxes and other out-of-

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pocket transaction costs incurred in connection with such sale of Excess Shares shall be deducted from the proceeds of such sale. The Exchange Agent will determine the portion of the Company Shares Trust to which each holder of Company Common Stock or Series A Preferred Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock or Series A Preferred Stock is entitled (after taking into account all such shares held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock or Series A Preferred Stock are entitled pursuant to the Merger.

     (c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock and Series A Preferred Stock with respect to fractional share interests, the Exchange Agent will make available such amounts to such holders. The parties acknowledge that the payment of cash in lieu of the issuance of fractional Parent ADSs is not separately bargained for consideration but merely represents a mechanical rounding off to avoid the administrative and accounting issues that may be caused by the issuance of fractional Parent ADSs.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent that:

     SECTION 3.01. Organization and Qualification; Subsidiaries. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change in or effect on the business conducted by the Company that, individually or in the aggregate with any other changes in or effects on the business conducted by the Company is materially adverse to the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) or prospects of the Company.

     (b) As of the date of this Agreement, the Company has no subsidiaries. Except as set forth in Section 3.01(a) of the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or other business association or entity.

     SECTION 3.02. Certificate of Incorporation and Bylaws. The copy of the Company's Restated Certificate of Incorporation and the copy of the Company's Bylaws, each as amended to date, that are both incorporated by reference as exhibits to the Company's Form 10-K for the period ending December 31, 1998 are complete and correct copies thereof. Such Restated Certificate of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Restated Certificate of Incorporation or Bylaws.

     SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $.0001 per share (the "Company Preferred Stock"). As of the date hereof, (i) 14,017,001 shares of Company Common Stock are issued and outstanding, all of which were validly issued, fully paid and nonassessable,
(ii) no

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shares of Company Common Stock are held in the treasury of the Company, (iii)
1,750,000 shares of Series A Preferred Stock are authorized of which 1,605,025 shares are issued and outstanding, all of which were validly issued, fully paid and nonassessable, (iv) 4,000 shares of Series M Preferred Stock and 1,000 shares of Series M1 Preferred Stock are authorized, all of which are issued and outstanding and were validly issued, fully paid and nonassessable, (v) 1,222,452 shares of Company Common Stock were reserved for future issuance pursuant to the terms of the Warrants and (vi) 3,111,317 shares of Company Common Stock were reserved for issuance pursuant to Company Stock Options granted pursuant to the benefit plans set forth on Section 3.03(a) of the Company Disclosure Schedule (the "Company Stock Plans"). Except for the Company Stock Options granted pursuant to the Company Stock Plans and shares of Company Common Stock issuable pursuant to the Company Stock Plans, the issuance of shares of Company Common Stock upon the conversion of the Company's Series A Preferred Stock and the issuance of shares of Company Common Stock upon the exercise of the Company's Warrants, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.03(b) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any person. Section 3.03(c) of the Company Disclosure Schedule contains a true and complete list of all Warrants of the Company currently outstanding and exercisable, setting forth the name of the current holder of such Warrant, the number of shares for which such Warrant is exercisable, the exercise price and the expiration date. There are no registration rights that are currently exercisable relating to any Warrants or to any shares of Company Common Stock underlying the Warrants and following the Effective Time, no such registration rights will be exercisable.

     SECTION 3.04. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Transactions will not, (i) conflict with or violate any provision of the Restated Certificate of Incorporation or Bylaws of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.05(b) have been obtained and all filings and notifications described in Section 3.05(b) have been made, conflict with or violate any United States (federal, state or local) or foreign statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) except as set forth in Section 3.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or

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lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit (as defined below), franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance by the Company of its obligations under this Agreement or the consummation of the Transactions.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any supranational or foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body (a "Governmental Entity"), except (i) applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the rules and regulations of NASDAQ, the rules and regulations of the Neuer Markt, state takeover laws, the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the filing and recordation of the Certificate of Merger as required by the DGCL and as set forth in Section 3.05(b) of the Company Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay the performance by the Company of its obligations under this Agreement or the consummation of the Transactions or (B) individually or in the aggregate have a Company Material Adverse Effect.

     SECTION 3.06. Permits; Compliance with Laws. (a) The Company has in effect of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and all the Company Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, or the failure of any of such Company Permits to be valid and in effect would not, individually or in the aggregate, (i) have a Company Material Adverse Effect, or (ii) except as described in Section 3.06(a) of the Company Disclosure Schedule, prevent or materially delay the performance by the Company of its obligations under this Agreement or the consummation of the Transactions, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, (i) have a Company Material Adverse Effect or (ii) prevent or materially delay the performance by the Company of its obligations under this Agreement or the consummation of the Transactions.

     (b) Except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, the Company is not in conflict with, or in default or violation of,
(i) any Law applicable to the Company or by which any property or asset of the Company is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected or (iii) any Company Permits, except in the case of each of clauses (i), (ii) or (iii) for any such conflicts, defaults or violations that would neither individually nor in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance by the Company of its obligations under this Agreement or the consummation of the Transactions.

     SECTION 3.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1996 through the date of this

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Agreement (collectively, the "Company Reports"). The Company Reports were prepared, and all forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Effective Time will be prepared, in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and contained or will contain all exhibits required to be filed pursuant to the Securities Act or the Exchange Act, as the case may be, and none of the Company Reports contained, at the time it was filed, or, if amended, as of the date of such amendment, nor will any forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with U.S. GAAP, except in the case of unaudited statements as permitted by Form 10-Q under the Exchange Act, applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, or will fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not, and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect). The books and records of the Company have been and are being maintained in accordance with U.S. GAAP and any other applicable legal and accounting requirements.

     (c) Except as and to the extent set forth on the audited balance sheet of the Company at December 31, 1998, including the notes thereto, as included in the Company's Form 10-K for the year ended December 31, 1998 (the "1998 Company Balance Sheet"), the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with U.S. GAAP, except for liabilities and obligations incurred since December 31, 1998, which would not have a Company Material Adverse Effect.

     (d) The Company has heretofore furnished to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

     SECTION 3.08. Absence of Certain Changes or Events. Since December 31, 1998, except as set forth in Section 3.08 of the Company Disclosure Schedule, or as expressly contemplated by this Agreement, or specifically disclosed in any Company Report filed since December 31, 1998 and prior to the date of this Agreement, (a) the Company has conducted its business only in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect, and (c) the Company has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01.

     SECTION 3.09. Absence of Litigation. Except as set forth in Section 3.09 of the Company Disclosure Schedule or as disclosed in the Company Reports filed with the SEC prior to the date of this Agreement, there is no litigation, suit, claim, action, arbitration or proceeding, or inquiry or investigation of which the Company has received notice, pending or, to the knowledge of the Company, threatened against the Company or any property or asset of the Company, by or before any court, arbitrator or Governmental Entity, domestic or foreign, which
(i) if determined in a manner adverse to the Company, would, individually or in the aggregate, have a Company Material Adverse Effect, or (ii) seeks to delay or prevent the consummation of any Transaction. Neither the Company nor any property or asset of the

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Company is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.10. Employee Benefit Plans. (a) Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list of (i) each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, (ii) each employee benefit plan which is subject to Title IV of ERISA or Section 302 of the Code or the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and which is maintained, contributed to or to which there is an obligation to contribute by Company or any affiliate, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA and (iv) any material contracts, arrangements or understanding between the Company or any of its affiliates and any employee of the Company, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "Plans"). Each Plan is in writing and the Company has previously furnished Parent with a true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each such Plan, or if such Plan is not set forth in a written document, the Company has previously furnished Parent with a written summary of such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the Internal Revenue Service ("IRS") Form 5500, filed with respect to the three most recent plan years (iv) the most recently received IRS determination letter for each such Plan, and (v) the actuarial report and financial statement prepared in connection with each such Plan with respect to the three most recent plan years. Other than as specifically disclosed in
Section 3.10(a) of the Company Disclosure Schedule, there are no other material employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company, for the benefit of any current or former independent contractor of the Company or any current or former employee, officer or director of the Company. None of the Company or any affiliate has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code or as specifically required by the terms of this Agreement.

     (b) Other than as specifically disclosed in Section 3.10(b) of the Company Disclosure Schedule, none of the Plans (i) is a multiemployer plan, within the meaning of Sections 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"), or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company could incur liability under Sections 4063 or 4064 of ERISA (a "Multiple Employer Plan"); (ii) provides for the payment of separation, severance, termination or similar-type benefits to any person; (iii) obligates the Company to pay separation, severance, termination or other benefits as a result of any Transaction; (iv) obligates the Company to make any payment or provide any benefit that could likely be subject to a tax under
Section 4999 of the Code; or (v) provides for or promises post-termination of employee welfare plan benefits within the meaning of Section 3(3) of ERISA, including, without limitation, post-retirement medical or life insurance benefits, to any current or former employee, officer or director of the Company, except for the continuation of health care benefits under COBRA. With respect to each Multiemployer Plan and Multiple Employer Plan, Section 3.10(b) of the Disclosure Schedule sets forth an accurate and current statement of the total amount of withdrawal liability that the Company would incur in the event of a complete withdrawal, within the meaning of Title IV of ERISA, from each such plan. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

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     (c)  Each Plan which is intended to be qualified under Section 401(a) or
Section 401(k) of the Code has received a favorable determination letter from the IRS that such Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. No fact or event has occurred since the date of any such determination letter from the IRS that could likely have an adverse affect on the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company for the benefit of any current or former independent contractor of the Company or any current or former employee, officer or director of the Company which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS that could adversely affect such qualified or exempt status.

     (d) There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. None of the Company or any affiliate is currently liable or has previously incurred any liability for any tax or penalty arising under Sections 4971, 4972, 4979, 4980 or 4980B of the Code or Sections 502(c) or 4204, of ERISA, and no fact or event exists which could give rise to any such liability. None of the Company or any affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination for purposes of ERISA has occurred within the five years preceding the date hereof with respect to any Plan that the Company has maintained, sponsored or contributed to during the six-year period preceding the Effective Time. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No asset of the Company is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; the Company has not been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

     (e) Each Plan is now and has always been operated in all material respects in accordance with the requirements of all applicable Laws, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in all material respects in accordance with the provisions of all applicable Laws, including, without limitation, ERISA and the Code. The Company has always performed all material obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No legal action, suit or claim is pending or, to the Company's knowledge, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could likely give rise to any such action, suit or claim. No Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. All contributions, premiums or payments required to be made with respect to any Plan are fully deductible for income tax purposes to the extent permitted by applicable Law, and no such deduction previously claimed has been challenged by any Governmental Entity. The unaudited balance sheet of the Company as at September 30, 1999, including the notes thereto, as included in the Company's Form 10-Q (the "Third Quarter 1999 Company Balance Sheet") reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans. With respect to each Plan subject to Title IV of ERISA, the projected benefit obligations ("PBO") of each such Plan (determined in accordance with the assumptions utilized by the Pension Benefit Guaranty Corporation on a termination basis) does not exceed the fair market value of the assets of such Plan (determined as of the date of the most recent actuarial valuation) attributable to such obligations.

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     (f)  Other than as specifically disclosed in Section 3.10(f) of the Company
Disclosure Schedule, the Company is in compliance with the requirements of the Americans with Disabilities Act.

     (g) The Company has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder and all similar state and local "plant-closing" laws ("WARN"), and does not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time.
Section 3.10(g) of the Company Disclosure Schedule lists (i) all the employees terminated or laid off by the Company during the 90 days prior to the date hereof and (ii) all the employees of the Company who have experienced a reduction in hours of work of more than 50% during any month during the 90 days prior to the date hereof and describes all notices given by the Company in connection with WARN. The Company will, by written notice to Parent, update
Section 3.10(g) of the Company Disclosure Schedule to include any such terminations, layoffs and reductions in hours from the date hereof through the Effective Time and will provide Parent with any related information which they may reasonably request.

     (h) The Company has made available to Parent true and complete copies of, and where not written, written summaries of (i) all employment and consulting agreements or other arrangements with executive officers of the Company and with each other officer of the Company providing for annual compensation in excess of $60,000, (ii) all severance plans, agreements, programs and policies of the Company with or relating to its employees, (iii) all bonus plans, agreements, programs and policies of the Company with or relating to its employees whether written or unwritten, and (iv) all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain "change of control" provisions or provide for the acceleration of vesting or the payment of benefits.

     (i) Other than as specifically disclosed in Section 3.10(i) of the Company Disclosure Schedule, no amount paid or payable by the Company in connection with the Transactions either solely as a result thereof or as a result of such Transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code and there are no agreements or arrangements in place that would result, individually or in the aggregate, in the actual or deemed payment by the Company of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (j) Except as provided in Section 3.10(j) of the Company Disclosure Schedule or as otherwise required by Law, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person, except for any continuation of health care benefits under COBRA.

     SECTION 3.11. Labor Matters. (a) Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company and any of its employees, other than routine proceedings for unemployment or worker's compensation benefits; (ii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor are there any activities or proceedings of any labor union to organize any such employees; (iii) the Company has not breached or otherwise failed to comply with any provision of any collective bargaining agreement or union contract, and there are no grievances outstanding against the Company under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any current union representation questions involving employees of the Company; (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company; (vi) the Company is in material compliance with all applicable Laws relating to the employment of labor, including, but not limited to, those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Entity and the Company has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (vii) the Company has paid in full to all its employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on

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behalf of such employees; and (viii) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company has employed or currently employs any Person.

     (b) Section 3.11(b) of the Company Disclosure Schedule lists the name, accrued vacation, the place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in the fiscal year ended December 31, 1999 and which the Company has an obligation or is required to pay, or which are scheduled for payment, in the fiscal year ending December 31, 2000, the date of employment and a description of the position and job function of each current salaried employee whose total annual compensation exceeds $90,000, officer and director of the Company and of each consultant or agent of the Company whose total annual compensation for services provided exceeds $90,000 who is employed or otherwise engaged in the Company.

     SECTION 3.12. Real Property and Leases. (a) Section 3.12(a) of the Company Disclosure Schedule lists: (i) the street address of each parcel of real property leased by the Company, as tenant, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of leased real property and (iii) the current use of each such parcel of leased real property.

     (b) The Company has delivered to the Parent true and complete copies of all leases and subleases listed in Section 3.12(a) of the Company Disclosure Schedule and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and expiration dates).

     (c) The Company has sufficient title or leasehold interests to all its properties and assets to conduct its business as currently conducted or as contemplated to be conducted.

     (d) All leases of real property leased for the use or benefit of the Company to which the Company is a party requiring rental payments in excess of $100,000 during the period of the lease, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company, which would permit any such lease to be terminated by the other party thereto.

     (e) To the knowledge of the Company, there are no contractual or legal restrictions that preclude or restrict the ability to use any real property leased by the Company for the purposes for which it is currently being used. To the knowledge of the Company, there are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, leased by the Company other than those which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.13. Intellectual Property.

     (a) "Intellectual Property" shall mean: trademarks, service marks, trade names, URLs and Internet domain names, designs and slogans (collectively, "Trademarks"); patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing); copyrights (including any registrations and applications therefor); computer software; databases; technology, trade secrets, confidential information, know-how, proprietary processes, proprietary formulae, proprietary algorithms, proprietary models, customer lists, inventions, source codes and object codes (collectively, "Trade Secrets").

     (b) Section 3.13(b) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned by the Company, a complete and accurate list of all United States and foreign (i) patents and patent applications; (ii) Trademark registrations (including material Internet domain registrations) and applications and material unregistered Trademarks; and (iii) copyright registrations and applications,

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indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

     (c) Section 3.13(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all material license agreements granting to the Company any right to use or practice any rights under any Intellectual Property other than Intellectual Property which is used for infrastructural purposes and is commercially available on reasonable terms, (collectively, the "License Agreements"), indicating for each the title and the parties thereto;

     (d) Except as disclosed in Section 3.13(d) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect:

          (i) the Company owns, free and clear of any mortgage, pledge, security interest, attachment, encumbrance, lien or charge of any kind, judgment, order or decree of any court or Government Entity and arbitration awards, all Intellectual Property used in the Company's business, and has a valid and enforceable right to use all of the Intellectual Property licensed to the Company and used in the Company's business;

          (ii) the conduct of the Company's business as currently conducted does not infringe upon any Intellectual Property rights of any third party;

          (iii) there is no suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any court or Governmental Entity or before any arbitrator pending or, to the Company's knowledge, threatened, or any written claim from any person
     (A) alleging that the Company's activities or the conduct of its businesses infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned by the Company or, to the knowledge of the Company, licensed to the Company;

          (iv) to the knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by the Company and no such claims have been brought against any third party by the Company; and

          (v) the execution, delivery and performance by the Company of this Agreement, and the consummation of the Transactions will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the Company's rights to own any of its Intellectual Property or its rights under the License Agreements, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

          (vi) The Software owned or purported to be owned by the Company was either (A) developed by employees of Company within the scope of their employment; (B) developed by independent contractors who have assigned their rights to the Company pursuant to written agreements; or (C) otherwise acquired by the Company from a third party. For purposes of this
     Section 3.13(d)(vi), "Software" means any and all (v) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (w) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (x) descriptions, flow-charts and other work product used to design, plan, organize or develop any of the foregoing, (y) the technology supporting any Internet site(s) operated by or on behalf of the Company and (z) all documentation, including user manuals and training materials, relating to any of the foregoing.

     (e) All material Trademarks registered in the United States or any foreign jurisdiction have been in continuous use by the Company. To the knowledge of the Company, there has been no prior use of such Trademarks by any third party which would confer upon such third party superior rights in such Trademarks; and the material Trademarks registered in the United States or any foreign jurisdiction have

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been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates.

     (f) Except as would not have a Company Material Adverse Effect, the Company has taken reasonable steps in accordance with normal industry practice to protect the Company's rights in confidential information and Trade Secrets of the Company. Without limiting the foregoing and except as would not have a Company Material Adverse Effect, since June 17, 1996 the Company has enforced a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and, except under confidentiality obligations, to the knowledge of the Company there has been no disclosure by the Company, any of its agents, employees, consultants, contractors or other third party of material confidential information or Trade Secrets.

     SECTION 3.14. Year 2000 Compliance. The Company has (i) undertaken an assessment of those Company Systems that could be adversely affected by a failure to be Year 2000 Compliant, (ii) developed a plan and time line for rendering such Company Systems Year 2000 Compliant, and (iii) to date, implemented such plan in accordance with such timetable in all material respects. Based on such inventory, review and assessment, all Company Systems are Year 2000 Compliant or will be Year 2000 Compliant as required to avoid having a Company Material Adverse Effect. The Company estimates that, as of June 30, 1999, the total remaining cost of rendering the Company Systems Year 2000 Compliant was $90,000. "Company Systems" means all computer, hardware, Software, Software systems and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the products of the Company (including existing products and technology and products and technology currently under development), and/or material to or necessary for the Company to carry on its business as currently conducted. "Year 2000 Compliant" means that the Company Systems provide uninterrupted millennium functionality in that the Company Systems will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems record, store, process and present calendar dates falling on or before December 31, 1999.

     SECTION 3.15. Taxes. (a) For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto or with respect to the failure to file any Return in a timely manner) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     (b) (i) All returns and reports in respect of Taxes ("Returns") required to be filed by or with respect to the Company or any of its former subsidiaries or any consolidated, combined or unitary group of which the Company is or was a member since December 31, 1995 have been timely filed; (ii) all Returns required to be filed by or with respect to the Company or any of its former subsidiaries or any consolidated, combined or unitary group of which the Company is or was a member prior to January 1, 1996 have been filed; (iii) all Taxes required on such Returns have been timely paid or accrued for on the books of accounts of the Company; (iv) all such Returns are true, correct and complete in all material respects; (v) no adjustment in excess of $5,000 relating to such Returns has been proposed formally or informally by any taxing authority; (vi) there are no pending or, to the best knowledge of the Company, threatened actions or proceedings for the assessment or collection of Taxes or in respect of any liability for Taxes against the Company; (vii) no consent under Section 341(f) of the Code has been filed with respect to the Company; (viii) there are no tax liens on any assets of the Company; (ix) no acceleration of the vesting schedule, payment or delivery for any (A) property that is substantially nonvested within the meaning of the regulations under Section 83 of the Code, or
(B) any form of incentive award (excluding the Company Stock Options) will occur in connection with the transactions contemplated by this

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Agreement; (x) the Company has not been a member of any partnership or joint venture or the holder of a beneficial interest in any trust (other than a trust described in Section 3.10) during any period for which the statute of limitations for any Tax has not expired; (xi) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xii) the Company is not subject to any accumulated earnings tax penalty or personal holding company tax; and (xiii) all Taxes required by law to be withheld or collected by the Company have been so withheld or collected, and have been properly remitted to the appropriate government or taxing authority when due.

     (c) (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company may be subject or liable; (ii) the Company (A) has not had and is not projected to have any amount includible in income for the current taxable year under Sections 551 or 951 of the Code, (B) does not have unrecaptured overall foreign losses within the meaning of Section 904(f) of the Code and (C) has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (iii) the Company does not have any (A) income reportable for a period ending after the Effective Time but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Effective Time that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) deferred gain or loss arising out of any deferred intercompany transaction; (iv) there are no requests for information currently outstanding that could affect the Taxes of the Company; (v) there are no proposed reassessments of any property (other than real property) owned by the Company or other proposals that could increase the amount of any Tax to which the Company would be subject; (vi) the Company is not obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludibility from gross income of the holder for U.S. federal income tax purposes could be affected by the transactions contemplated hereunder; and (vii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company.

     (d) Reserves and allowances have been provided for on the 1998 Company Balance Sheet and on the Third Quarter 1999 Company Balance Sheet in an amount adequate to satisfy all liabilities for Taxes relating to the Company through such periods consistent with U.S. GAAP.

     (e) Section 3.15(e) of the Company Disclosure Schedule sets forth the amount of the Company's federal net operating loss carryforwards as of January 1, 1999.

     SECTION 3.16. Environmental Matters. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following U.S. federal statutes and their state or foreign counterparts and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Toxic Substances Control Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) asbestos; and (F) any substance with respect to which any federal, state or local agency with jurisdiction over such matter requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any applicable U.S. federal, state or local or foreign Law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

     (b) Except as described in Section 3.16 of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) the Company has not violated and is not in violation of any Environmental Law; (ii) there has been no contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of any Hazardous Substance, on or from any of the properties currently or, to the knowledge of the Company, formerly leased or operated

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by the Company or any former subsidiary of the Company (including, without limitation, soils and surface and ground waters); (iii) the Company is not actually, or to the knowledge of the Company, potentially or allegedly liable for any off-site contamination by Hazardous Substances; (iv) the Company is not actually, or to the knowledge of the Company, potentially or allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (v) the Company has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits");
(vi) the Company has always been and is in compliance with its Environmental Permits; (vii) there are no pending, or, to the knowledge of the Company, threatened claims against the Company relating to any Environmental Law or Hazardous Substance; and (viii) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit.

     SECTION 3.17. Material Contracts. (a) Section 3.17 of the Company Disclosure Schedule contains a list of all contracts and agreements (including, without limitation, oral and informal arrangements) to which the Company is a party and that are material to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company (such contracts, agreements and arrangements as are required to be set forth in Section 3.17(a) of the Company Disclosure Schedule together with all contracts for employment and all contracts and agreements providing for benefits under any Plan required to be listed in
Section 3.10 of the Company Disclosure Schedule being referred to herein collectively as the "Material Contracts"). Material Contracts shall include, without limitation, the following, and shall be categorized in the Company Disclosure Schedule as follows:

          (i) each contract and agreement which (A) is likely to involve consideration of more than $100,000, in the aggregate, during the calendar year ending December 31, 1999, (B) is likely to involve consideration of more than $100,000, in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by the Company without penalty or further payment and without more than 90 days' notice;

          (ii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party which involve or are likely to involve consideration of $100,000 or more individually or $500,000 or more in the aggregate;

          (iii) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or income or revenues related to any product of the Company to which the Company is a party which involve or are likely to involve consideration of $100,000 or more individually or $500,000 or more in the aggregate;

          (iv) all contracts and agreements under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which the Company has imposed (or may impose) a security interest or lien on any of its assets, whether tangible or intangible, to secure indebtedness which involve or are likely to involve consideration of $50,000 or more individually or $250,000 or more in the aggregate;

          (v) all contracts and agreements with any Governmental Entity to which the Company is a party which involve or are likely to involve consideration of $100,000 or more individually or $500,000 or more in the aggregate;

          (vi) all contracts and agreements that limit the ability of the Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

          (vii) all contracts and agreements between or among the Company and any affiliate of the Company; and

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          (viii)  all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or the conduct of its business, or the absence of which would, individually or in the aggregate, have a Company Material Adverse Effect.

     (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Material Contract is a legal, valid and binding agreement, and none of the Material Contracts is in default by its terms or has been canceled by the other party; the Company is not in receipt of any claim of default under any such agreement; and the Company does not anticipate any termination of, or change to, or receipt of a proposal with respect to, any Material Contract as a result of the Transactions or otherwise. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including all amendments thereto.

     SECTION 3.18. Insurance. (a) Section 3.18(a) of the Company Disclosure Schedule sets forth, with respect to each insurance policy under which the Company has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years, (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, type, scope and amount of coverage and (iv) the premium charged.

     (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) the Company is not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (iii) no party to the policy has repudiated in writing, or given notice of an intent to repudiate, any provision thereof; and
(iv) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

     (c) At no time subsequent to January 1, 1997 has the Company (i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or
(iii) received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 3.18(a) of the Company Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect.

     (d) Section 3.18(d) of the Company Disclosure Schedule sets forth all risks against which the Company is self-insured or which are covered under any risk retention program in which the Company participates, together with details of the Company's loss experience during the last five years with respect to product liability risks and during the last three years with respect to all other covered risks.

     (e) Except as may result from any facts or circumstances relating solely to Parent or any of its affiliates, no insurance policy listed in Section 3.18(a) of the Company Disclosure Schedule will cease to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect on terms identical to those in effect as of the date hereof as a result of the consummation of the Transactions.

     SECTION 3.19. Receivables. Section 3.19 of the Company Disclosure Schedule sets forth an aged list of the Receivables of the Company as of the date of the Third Quarter 1999 Company Balance Sheet showing separately those Receivables that as of such date had been outstanding (i) 29 days or less, (ii) 30 to 59 days, (iii) 60 to 89 days, (iv) 90 to 119 days and (v) more than 119 days. Except to the extent, if any, reserved for on the Third Quarter 1999 Company Balance Sheet, all Receivables reflected on the Third Quarter 1999 Company Balance Sheet arose from, and the Receivables existing on the date of Closing will have arisen from, the sale of inventory or services to Persons not affiliated with the Company and in the ordinary course of business consistent with past practice and, except as reserved against on the Third Quarter 1999 Company Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of the Company not subject to valid claims of set-off or other defenses or counterclaims

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other than normal cash discounts accrued in the ordinary course of business consistent with past practice. All Receivables reflected on the Third Quarter 1999 Company Balance Sheet or arising from the date thereof until the Closing (subject to the reserve for bad debts, if any, reflected on the Third Quarter 1999 Company Balance Sheet), to the knowledge of the Company, are or will be good and have been collected or are or will be collectible, without resort to litigation or extraordinary collection activity, within 120 days of the Closing (or if the terms of any such Receivable permit payment within a longer period of time, within such period of time). "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company from third parties, including, without limitation, customers, arising from the conduct of the business of the Company or otherwise before the date of Closing, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

     SECTION 3.20. Brokers. No broker, finder or investment banker (other than Banc of America Securities LLC ("Banc of America")) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Banc of America pursuant to which such firm would be entitled to any payment relating to this Agreement or the Transactions.

     SECTION 3.21. Tax Matters. Except as disclosed in the Company Reports or in
Section 3.21 of the Company Disclosure Schedule, neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Transactions from constituting a reorganization within the meaning of
Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Transactions from so qualifying under
Section 368(a) of the Code.

     SECTION 3.22. Affiliates. Section 3.22 of the Company Disclosure Schedule sets forth the names and addresses of those persons who are, in the Company's reasonable judgment, "affiliates" within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act of the Company.

     SECTION 3.23. Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement (the "Company Stockholder Approval").

     SECTION 3.24. State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger and this Agreement the provisions of Section 203 of the DGCL to the extent, if any, such Section is applicable to the Merger and this Agreement. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or this Agreement.

     SECTION 3.25. Opinion of Financial Advisor. The Company has received the written opinion of Banc of America, dated a date reasonably proximate to the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's security holders is fair to the Company from a financial point of view, a copy of which opinion shall promptly, after the date of this Agreement, be delivered to Parent for informational purposes only. Banc of America has authorized the inclusion of its opinion in full in the Proxy Statement (as defined below).

     SECTION 3.26. Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, (i) determined that the Transactions are fair to, and in the best interests of the Company and its stockholders, (ii) approved, and declared the advisability of, this Agreement and the Transactions and (iii) recommended that the stockholders of the Company adopt this Agreement and approve the Transactions.

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                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to the Company that:

     SECTION 4.01. Organization and Qualification; Subsidiaries. Each of the Parent and each subsidiary of Parent (the "Parent Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of Parent and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any change in or effect on the business conducted by Parent that, individually or in the aggregate with any other changes in or effects on the business conducted by Parent is materially adverse to the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) or prospects of Parent and the Parent Subsidiaries taken as a whole. Section 4.01(a) of the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") sets forth a complete and correct list of all the Parent Subsidiaries. Except as set forth in Section 4.01(b) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary owns directly or indirectly any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or other business association or entity.

     SECTION 4.02. Organizational Documents. Parent heretofore has furnished to the Company a complete and correct copy of its Articles of Association (Satzung) and Management Board (Vorstand) Rules of Procedure (Geschaftsordnung).

     SECTION 4.03. Capitalization. As of the date hereof, (i) the stated capital of Parent is E 3,857,145, (ii) the authorized capital of Parent is E 1,928,572.50 and (iii) Parent has conditional capital of E 328,680 for issuance pursuant to stock options to be granted pursuant to the benefit plan referred to in Section 4.03(a) of the Parent Disclosure Schedule (the "Parent Stock Plan"). Except as set forth in Section 4.03(b) of the Parent Disclosure Schedule and except for Parent Ordinary Shares issuable pursuant to the Parent Stock Plan, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which either Parent or any Parent Subsidiary is a party or by which either Parent or any Parent Subsidiary is bound relating to the issued or unissued capital stock of either Parent or any Parent Subsidiary or obligating either Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, either Parent or any Parent Subsidiary. Except as set forth in Section 4.03(c) of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Ordinary Shares or any capital stock of any Parent Subsidiary. Except as disclosed in Section 4.03(d) of the Parent Disclosure Schedule, each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in Section 4.03(e) of the Parent Disclosure Schedule there are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in

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the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary which is not wholly owned by Parent or in any other person.

     SECTION 4.04. Authority Relative to this Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and the consummation by Parent of the Transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Transactions (other than the approval of the Supervisory Board (Aufsichtsrat) of Parent and the filing of the approval of the capital increase by the Management Board (Vorstand) and the Supervisory Board (Aufsichtsrat) of Parent with the commercial register (Handelsregister) for Parent). This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other parties hereto and subject to
Section 6.14, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

     SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent do not, and the performance by Parent of its obligations hereunder and thereunder and the consummation of the Transactions will not, (i) conflict with or violate any provision of the Articles of Association (Satzung) or Management Board (Vorstand) Rules of Procedure (Geschaftsordnung) of Parent, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or by which any property or asset of Parent is bound or affected or (iii) except as set forth in
Section 4.05(a) of the Parent Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (i), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance by Parent of its obligations pursuant to this Agreement or the consummation of the Transactions.

     (b) The execution and delivery of this Agreement by Parent do not, and the performance by Parent of its obligations hereunder and the consummation of the Transactions by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of NASDAQ, the rules and regulations of the Neuer Markt, state takeover laws, the premerger notification requirements of the HSR Act, the filing and recordation of the Certificate of Merger as required by the DGCL, compliance with the German Stock Corporation Law (Aktiengesetz), the filing of the approval of the capital increase by the Management Board (Vorstand) and the Supervisory Board (Aufsichtsrat) of Parent with the commercial register (Handelsregister) for Parent and as set forth in Section 4.05(b) of the Parent Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay the performance by Parent of its obligations pursuant to this Agreement or the consummation of the Transactions or (B) individually or in the aggregate have a Parent Material Adverse Effect.

     SECTION 4.06. Financial Information, Books and Records. (a) True and complete copies of (i) the audited consolidated balance sheet of Parent for each of the two fiscal years ended as of December 31, 1997 and December 31, 1998, and the related audited consolidated statements of income and cashflows of

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Parent, together with all related notes and schedules thereto, accompanied by the reports thereon of the Parent's accountants (collectively referred to herein as the "Parent Financial Statements") and (ii) the unaudited consolidated balance sheet of Parent as of June 30, 1999, and the related consolidated statements of income and cash flows of Parent, together with all related notes and schedules thereto (collectively referred to herein as the "Parent Interim Financial Statements"), have been made available to the Company by Parent. The Parent Financial Statements and, to the knowledge of Parent, the Parent Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of Parent, (ii) present fairly, in all material respects, the consolidated financial condition and results of operations of Parent and the Parent Subsidiaries as of the dates thereof or for the periods covered thereby, subject, in the case of the Parent Interim Financial Statements, to normal year-end audit adjustments, (iii) have been prepared in accordance with the accounting principles of the International Accounting Standards Committee ("IAS GAAP") applied on a basis consistent with the past practices of Parent (except as may be indicated therein or in the notes or schedules thereto) and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary in accordance with IAS GAAP for a fair presentation of the consolidated financial condition of Parent and the Parent Subsidiaries and the results of the operations of Parent and the Parent Subsidiaries as of the dates thereof or for the periods covered thereby.

     (b) Except as and to the extent set forth on the consolidated balance sheet of Parent as at December 31, 1998, including the notes thereto (the "1998 Parent Balance Sheet"), neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with IAS GAAP, except for liabilities and obligations incurred since December 31, 1998 which would not have a Parent Material Adverse Effect.

     (c) The (i) draft unaudited consolidated balance sheets of Parent for each of the two fiscal years ended as of December 31, 1997 and December 31, 1998, and the related draft unaudited consolidated statements of income and cash flows of Parent, together with all related draft notes and schedules thereto and (ii) draft unaudited consolidated balance sheets of Parent as of June 30, 1998 and as of June 30, 1999, and the related draft unaudited consolidated statements of income and cash flows of Parent, together with all related draft notes and schedules thereto (collectively, the "Draft Financial Statements") previously made available to the Company by Parent are set forth in Section 4.06(c) of the Parent Disclosure Schedule. To the knowledge of Parent, the Draft Financial Statements have been prepared in all material respects in accordance with U.S. GAAP (except as indicated therein or in the notes thereto or as set forth in Section 4.06(c) of the Parent Disclosure Schedule).

     SECTION 4.07. Absence of Certain Changes or Events. Since December 31, 1998, except as set forth in Section 4.07 of the Parent Disclosure Schedule, or as expressly contemplated by this Agreement, and prior to the date of this Agreement, (a) Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, and (b) there has not been (i) any Parent Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Parent or any redemption, purchase or other acquisition of any of its securities, (iii) any change by Parent in its accounting methods, principles or practices, (iv) any revaluation by Parent of any material asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent in all material respects with past practice, or (v) as of the date hereof, any entry by Parent or any Parent Subsidiary into any commitment or transaction material to Parent and the Parent Subsidiary taken as a whole, except in the ordinary course of business and consistent in all material respects with past practice.

     SECTION 4.08. Absence of Litigation. Except as set forth in Section 4.08 of the Parent Disclosure Schedule, there is no suit, action or proceeding pending, and no person has threatened in a writing delivered to Parent since January 1, 1998 to commence any suit action or proceeding, against Parent or any property or asset of Parent that would, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent nor any property or asset of Parent is subject to any order, writ, judgment,

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injunction, decree, determination or award having, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.09. Intellectual Property. Parent owns, or is validly licensed or otherwise has the right to use all Intellectual Property that is material to the conduct of the business of Parent and the Parent Subsidiaries, taken as a whole. As of the date of this Agreement, no suits, actions or proceedings are pending, and no person has threatened in a writing delivered to Parent since January 1, 1998 to commence any suit, action or proceeding, alleging that Parent or any Parent Subsidiaries are infringing the rights of any person with regard to any Intellectual Property, except for suits, actions or proceedings that, individually or in the aggregate, would not have a Parent Material Adverse Effect. To the knowledge of Parent, no person is infringing the Intellectual Property rights of Parent or any Parent Subsidiary, except for infringements which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

     SECTION 4.10. Parent Ordinary Shares. Subject to Section 6.14, the Parent Ordinary Shares that underlie the Parent ADSs to be delivered in connection with the Merger have been duly authorized by all necessary corporate action, and when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable and not subject to preemptive rights.

     SECTION 4.11. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent.

     SECTION 4.12. Tax Matters. Except as disclosed in Section 4.12 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary nor, to the knowledge of Parent, any of their affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Transactions from constituting a reorganization within the meaning of
Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Transactions from so qualifying under
Section 368(a) of the Code.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.01. Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use all reasonable efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with the customers, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as set forth in Section 5.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change its Restated Certificate of Incorporation or Bylaws;

          (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of any class of capital stock of the Company, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company (except for (A) the issuance of Company Stock Options to employees of the Company in the ordinary course of business and in a manner consistent with past practice and (B) the issuance of shares of Company Common Stock

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     issuable (v) pursuant to the Company Stock Options; (w) pursuant to the
     Company's Employee Stock Purchase Plan in accordance with the current terms thereof; (x) as dividends paid to holders of Series A Preferred Stock in accordance with the current terms thereof; (y) upon the exercise of conversion rights of the Company Preferred Stock outstanding on the date of this Agreement; or (z) upon the exercise of Warrants outstanding on the date of this Agreement), or (ii) any property or assets of the Company, except in the ordinary course of business and in a manner consistent with past practice;

          (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any interest in any corporation, partnership, other business organization or person or any division thereof or any assets, other than acquisitions of assets (excluding the acquisition of a business or substantially all of the stock or assets thereof) in the ordinary course of business and in a manner consistent with past practice; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, or make any loans or advances, except for (A) indebtedness for borrowed money incurred in the ordinary course of business, consistent with past practice and incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement, or (B) indebtedness for borrowed money under the Loan and Security Agreement with Greyrock Capital, up to the limit provided for in such agreement as of the date of this Agreement; (iii) enter into any contract or agreement material to the business, results of operations or financial condition of the Company, in either case other than in the ordinary course of business, consistent with past practice; (iv) enter into any contract (other than license agreements with end users entered into in the ordinary course of business consistent with past practice) with a value exceeding $500,000 without first submitting it to Parent for review and prior approval; (v) enter into any contract for the license of Software by or to the Company, including, without limitation, any prepaid sale of licenses, other than in the ordinary course of business, consistent with past practice; (vi) enter into any contract with any affiliate or any relative of any of its directors, officers or employees (other than employment agreements); or (vii) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice and which are not, in the aggregate, in excess of $250,000 for the period between the date of this Agreement and December 31, 1999 and not, in the aggregate, in excess of $500,000 for the quarter ending March 31, 2000;

          (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends paid to holders of Series A Preferred Stock in accordance with the current terms thereof;

          (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (f) except in the ordinary course of business and in a manner consistent with past practice, increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee of the Company;

          (g) take any action with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable) other than reasonable and usual actions in the ordinary course of business and consistent with past practice, as required by U.S. GAAP or as may be required by the SEC;

          (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

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          (i)  pay, discharge or satisfy any claim, liability or obligation
     (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

          (j) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company's rights thereunder, other than in the ordinary course of business and consistent with past practice;

          (k) commence or settle any material litigation, suit, claim, action, proceeding or investigation; or

          (l) announce an intention, authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

     SECTION 5.02. Conduct of Business by Parent Pending the Closing. Parent agrees that, between the date of this Agreement to the Effective Time, and except (i) to the extent the Company shall otherwise consent in writing (which consent will not be unreasonably withheld), (ii) as set forth in Section 5.02 of the Parent Disclosure Schedule or (iii) as contemplated or permitted by or not inconsistent with this Agreement, Parent shall conduct its business in the ordinary course and in a manner consistent with past practice and, to the extent consistent therewith, use reasonable efforts to preserve substantially intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and other persons with which Parent has significant business relations.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01. Access to Information; Confidentiality. (a) Except as prohibited by any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of the Parent Subsidiaries is a party or by applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, the Company and Parent shall (and Parent shall cause the Parent Subsidiaries to): (i) provide to each other (and each other's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to their officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning their business, properties, contracts, assets, liabilities and personnel as the other parties or their Representatives may reasonably request.

     (b) The parties hereto shall comply with their respective obligations under the Confidentiality Agreement dated July 16, 1999 (the "Confidentiality Agreement") between Parent and the Company with respect to the information disclosed pursuant to this Agreement.

     (c) No investigation pursuant to this Section 6.01 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     SECTION 6.02. No Solicitation of Transactions. From the date hereof to the earlier to occur of the termination of this Agreement and the Effective Time, none of the Company nor any of its affiliates, officers, directors, partners, controlling persons, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any person, other than Parent, (i) relating to any acquisition or purchase of all or any portion of the assets or capital stock of the Company (other than sales of inventory in the ordinary course of business consistent with past practice),
(ii) to enter into any business combination with the Company, or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company (each a "Competing Transaction"), or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any person, other than Parent, any information with respect to, or otherwise cooperate in any way, assist or participate

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in, facilitate or encourage any effort or attempt by any such other Person, to seek to do any of the foregoing; provided, however, that nothing contained in this Section 6.02 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of this Agreement) proposal by such person to acquire the Company pursuant to a merger, consolidation, share exchange, tender offer, exchange offer, business combination or other similar transaction or to acquire all or substantially all of the assets of the Company, if, and only to the extent that, (i) the Board of Directors of the Company, after consultation with outside legal counsel (which may include its regularly engaged outside legal counsel), determines in good faith that such action is required for such Board of Directors to comply with its fiduciary duties to the Company's stockholders under applicable Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company obtains from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with all persons other than Parent conducted heretofore with respect to any of the foregoing. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact, including, without limitation, a description of any financial terms of such proposal, offer, inquiry or contact, if applicable. The Company hereby agrees not to, without the prior written consent of Parent, release any person from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

     SECTION 6.03. Registration Statement and Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and file with the SEC a proxy statement and any amendment or supplement thereto (the "Proxy Statement") to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the Transactions (the "Company Stockholders' Meeting") and (ii) Parent shall prepare and file with the SEC the registration statement on Form F-4 and any amendment and supplement thereto pursuant to which the Parent ADSs to be issued in the Transactions (including in connection with the Option and Warrant Exchange) will be registered with the SEC (including any amendments or supplements, the "F-4 Registration Statement"), in which the Proxy Statement shall be included as a prospectus. Copies of the Proxy Statement shall be provided to NASDAQ in accordance with its rules. Each of the parties hereto shall use all reasonable efforts to cause the F-4 Registration Statement to become effective as promptly as practicable. Parent shall use all reasonable efforts to cause the F-4 Registration Statement to remain effective until the closing of the Option and Warrant Exchange. To the extent that presenting this Agreement and the Merger to the Company's stockholders would not violate applicable Law, the Company shall use all reasonable efforts to cause the Proxy Statement to be delivered to the Company's stockholders as promptly as practicable after the F-4 Registration Statement shall have been declared effective under the Securities Act. Parent shall also take any action reasonably required to be taken under any applicable Blue Sky Laws in connection with the issuance of Parent ADSs in the Transactions (including the Option and Warrant Exchange), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock, the Company Optionholders and the Company Warrantholders as may be reasonably requested in connection with any such action. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the F-4 Registration Statement and Proxy Statement. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) NASDAQ, (iii) the Securities Act and (iv) the DGCL.

     (b) The Proxy Statement shall include the approval and the declaration of advisability of this Agreement and the Transactions and the recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of the adoption of this Agreement; provided, however, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of the Company

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determines in good faith, after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel), that such withdrawal, modification or change of its recommendation is required by its fiduciary duties to the Company's stockholders under applicable Law. In addition, the Proxy Statement shall include the opinion of Banc of America referred to in Section 3.25.

     (c) No amendment or supplement to the Proxy Statement or the F-4 Registration Statement shall be made without the prior review of Parent and the Company, and any comments of Parent or the Company provided in a timely manner shall be considered prior to filing such amendment or supplement, to the extent practicable. Each of the parties hereto shall advise the other party hereto, promptly after it receives notice thereof, of the time when the F-4 Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Parent ADSs issuable in connection with the Transactions (including the Option and Warrant Exchange) for offering or sale in any jurisdiction, or of any request by the SEC or NASDAQ for amendment of the Proxy Statement or the F-4 Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (d) The information supplied by the Company for inclusion in the F-4 Registration Statement and the Proxy Statement shall not, at (i) the time the F-4 Registration Statement is filed with the SEC, (ii) the time the F-4 Registration Statement is declared effective, (iii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iv) the time of the Company Stockholders' Meeting,
(v) the closing of the Option and Warrant Exchange and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If at any time prior to the Effective Time or the closing of the Option and Warrant Exchange, any event or circumstance relating to the Company or its officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the F-4 Registration Statement or the Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Transactions shall comply as to form in all material respects with the applicable requirements of NASDAQ, the DGCL, the Securities Act and the Exchange Act.

     (e) The information supplied by Parent for inclusion in the F-4 Registration Statement and the Proxy Statement shall not, at (i) the time the F-4 Registration Statement is filed with the SEC, (ii) the time the F-4 Registration Statement is declared effective, (iii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iv) the time of the Company Stockholders' Meeting,
(v) the closing of the Option and Warrant Exchange and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If, at any time prior to the Effective Time or the closing of the Option and Warrant Exchange, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the F-4 Registration Statement or the Proxy Statement, Parent shall promptly inform the Company. All documents that Parent are responsible for filing with the SEC in connection with the Transactions shall comply as to form in all material respects with the applicable requirements of NASDAQ, the DGCL, the Securities Act and the Exchange Act.

     (f) Parent shall cause the Option and Warrant Exchange to be commenced promptly after the F-4 Registration Statement has been declared effective by the SEC and shall use all reasonable efforts to cause the Option and Warrant Exchange to be consummated not later than the Effective Time. Parent shall cause the Option and Warrant Exchange to be commenced by causing the Proxy Statement and related documents to be mailed to each Company Optionholder and Company Warrantholder, and the Proxy Statement shall state, in addition to such other disclosures as are required by applicable Law: (i) that all Company Stock Options and Warrants validly tendered will be accepted for exchange; (ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date the Proxy Statement is mailed) (the "Offer Period"); and (iii) that any Company Stock Option or Warrant not

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tendered will remain outstanding or otherwise be treated in accordance with its terms. As soon as practicable after the expiration of the Offer Period, Parent shall (i) cause to be accepted for exchange all Company Stock Options or Warrants tendered and not validly withdrawn pursuant to the Exchange Offer and
(ii) cause to be canceled all Company Stock Options or Warrants so accepted for exchange by Parent. No fractional Parent ADSs shall be issued in connection with the Option and Warrant Exchange. Each Company Optionholder or Company Warrantholder who would otherwise be entitled to receive a fraction of a Parent ADS shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) the fractional Parent ADS interest to which such Company Optionholder or Company Warrantholder (after taking into account all fractional Parent ADS interests then held by such holder) would otherwise be entitled by (ii) the Parent Average Closing Price. The Option and Warrant Exchange shall not be subject to any conditions other than the occurrence of the Effective Time.

     SECTION 6.04. Stockholders' Meeting. (a) To the extent that convening and holding a meeting would not violate applicable law, the Company shall call and hold the Company Stockholders' Meeting as promptly as practicable, for the purpose of voting upon the adoption of this Agreement and the Merger contemplated hereby. The Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable stock exchange requirements to obtain such approval, except to the extent that the Board of Directors of the Company determines in good faith after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that the withdrawal, modification or change of its recommendation is required by its fiduciary duties to the Company's stockholders under applicable Law.

     (b) The Company, subject to the exercise of its fiduciary duties to its stockholders, as described in this Section 6.04, shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and the Company's Certificate of Incorporation and Bylaws to consummate and make effective the Transactions.

     SECTION 6.05. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions,
(ii) use all reasonable efforts to obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Transactions required under
(A) the rules and regulations of the NASDAQ, (B) the rules and regulations of the Neuer Markt, (C) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (D) the HSR Act and (E) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, Parent shall not be required to sell, license, waive any rights in or to, or otherwise dispose of or hold separate or in trust any part of the assets or business of the Company or any part of the assets or business of Parent or any of its affiliates or otherwise enter into any type of agreement or arrangement, including, without limitation, a consent decree, with any Governmental Entity.

     (b) Parent and the Company shall file as promptly as practicable after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such

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filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

     (c) To the extent requested by Parent, the Company shall cooperate with Parent to identify any "Encumbrances" that may adversely affect the Company's right to sublicense any Intellectual Property rights owned or licensed by the Company (including the right to further sublicense such rights) in the Company's client or server software (including without limitation development tools, tests and other development components) which will exist as of the Effective Time, and any maintenance upgrades and new releases of such software, if any, which will be already in progress at the Company as of the Effective Time, and/or any components of the foregoing (collectively, the "Software Products"). Such cooperation shall include, upon Parent's request, granting Parent full access, subject to existing or other reasonable confidentiality restrictions, to the Company's technology licenses, acquisition agreements and Intellectual Property claims relating to the Software Products. "Encumbrance" means any restriction or limitation that would prevent or materially limit or restrict the Company's ability to sublicense any Intellectual Property right owned or licensed by the Company (including the right to further sublicense such rights) with respect to the Software Products, including, without limitation, limitations on source code access and sublicensing rights, as well as prohibitions or required consents to assignment of rights from the Company to the Parent upon the Effective Time which rights, if not available, would constitute an Encumbrance. The Company shall use all reasonable efforts in consultation with Parent to remove, limit or diminish such Encumbrances in a reasonable priority order designated by the Parent, with the goal of removing or minimizing as soon as practicable all such Encumbrances and having no ongoing financial obligations in connection therewith.

     SECTION 6.06. Notices of Certain Events. (a) Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions; (ii) any notice or other communication from any Governmental Entity in connection with the Transactions; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company, Parent or the Parent Subsidiaries that could delay or otherwise affect the consummation of the Transactions; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, would become a default under any Material Contract of the Company; (v) any change or event that is reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect or is reasonably likely to delay or impede the ability of either the Company or Parent to perform its respective obligations pursuant to this Agreement or to consummate the Transactions; (vi) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement of such party contained in this Agreement not to be complied with or satisfied; and (vii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (b) The Company shall give prompt notice to Parent of the exercise by any holder of the Company's Series A Preferred Stock of any right or benefit (a "Change of Control Right") of such holder of Series A Preferred Stock as a "Series A Holder" (as defined in the Certificate of Amendment to Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Network Imaging Corporation, the previous name of the Company (the "Series A Certificate of Designations")) as a result of a "Change of Control" (as defined in the Series A Certificate of Designations).

     SECTION 6.07. Letters of Accountants. Parent shall use all reasonable efforts to cause to be delivered to the Company a "comfort" letter of PricewaterhouseCoopers dated and delivered as of the date the F-4 Registration Statement shall have become effective and a "bring-down comfort" letter of PricewaterhouseCoopers dated and delivered as of the Effective Time. The Company shall use all reasonable efforts to cause to be delivered to Parent a "comfort" letter of Ernst & Young dated and delivered as of the date the F-4 Registration Statement shall have become effective and a "bring-down

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comfort" letter of Ernst & Young dated and delivered as of the Effective Time.
Each such letter shall be addressed to Parent and the Company, and shall be in form and substance reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as the one contemplated by this Agreement.

     SECTION 6.08. Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date hereof and until the earlier to occur of the termination of this Agreement or the Effective Time, each party hereto shall use all reasonable efforts to cause the Transactions to qualify, and will not knowingly take any actions or cause or permit any actions to be taken, which could prevent the Transactions from qualifying, as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, the Parent nor any of their affiliates shall knowingly take any action or knowingly cause or permit any action to be taken which would cause the Transactions to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     (b) The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall execute and deliver to Cooley Godward LLP, counsel to the Company, and to PricewaterhouseCoopers, tax advisor to Parent, certificates substantially in the form attached hereto as Exhibits C and D, respectively, at such time or times as reasonably requested by such firms in connection with their delivery of opinions with respect to the Transactions. Prior to the Effective Time, none of the Company, Parent or Merger Sub shall take or cause to be taken any action which could cause to be untrue (or fail to take or cause not to be taken any action which could cause to be untrue) any of the representations in Exhibits C and D, respectively.

     SECTION 6.09. Continuation of Benefits. (a) For a period of one year following the Effective Time, Parent and the Company shall continue and maintain the employee benefit plans and programs of the Company for the employees of the Company as in effect immediately prior to the Effective Time (subject to applicable Law); provided, however, that Parent and the Company shall not continue to maintain the Company Stock Plans. From and after the Effective Time, Parent shall honor, and shall cause the Company to honor, in accordance with their terms, all contracts, arrangements, policies, plans and commitments of the Company in accordance with such terms that are applicable to any employees of the Company that have been disclosed or made available to Parent pursuant to the provisions of Section 3.10 of this Agreement.

     (b) To the extent that service is relevant for purposes of eligibility, participation or vesting under any employee benefit plan, program or arrangement established or maintained by the Company, employees of the Company shall be credited with service accrued prior to the Effective Time with the Company to the extent such service was recognized by the Company under such plans.

     SECTION 6.10. Company Affiliate Letters. Not less than 30 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those persons who, in the Company's reasonable judgment, at the record date for the Company Stockholders' Meeting, may be deemed affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and officers of the Company, and the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit E (the "Company Affiliate Letter"), executed by each of the affiliates of the Company identified in the above-referenced list. The Company shall also use all reasonable efforts to obtain a Company Affiliate Letter as promptly as practicable from any person who may be deemed to have become an affiliate of the Company under Rule 145 of the Securities Act after the Company's delivery of the above-referenced list and prior to the Effective Time. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Company Affiliate Letter on the certificates evidencing any of Parent ADSs to be received by (i) any affiliate of the Company or (ii) any person Parent reasonably identifies (by written notice to the Company) as being a person who may be deemed an affiliate of the

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Company, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the depositary for the Parent ADSs, consistent with the terms of the Company Affiliate Letter, regardless of whether such person has executed the Company Affiliate Letter and regardless of whether such person's name and address appear in Section 3.22 of the Company Disclosure Schedule.

     SECTION 6.11. Indemnification of Directors and Officers. (a) Parent agrees that the indemnification obligations set forth in the Company's Restated Certificate of Incorporation and Bylaws, in each case as of the date of this Agreement, shall survive the Transactions and shall not, except to the extent required by applicable Law, be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company.

     (b) The Company shall, to the fullest extent permitted under applicable Law and regardless of whether the Transactions become effective, indemnify and hold harmless, and, after the Effective Time, Parent shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director or officer of the Company and each such person who served at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, the Company or Parent, as the case may be, shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Company or Parent, as the case may be, promptly after statements therefor are received (unless Parent shall elect to defend such action) and (ii) the Company and Parent shall cooperate in the defense of any such matter, provided, however, that none of the Company or Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed).

     (c) For six years from the Effective Time, Parent shall provide (to the extent available in the market) to the Company's current directors and officers liability insurance protection of the same kind and scope as that provided by the Company's directors' and officers' liability insurance policies (copies of which have been made available to Parent); provided, however, that in no event shall Parent be required to expend more than 175% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 6.11(c), it shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

     (d) The rights of an Indemnified Party to indemnification and advancement of expenses under this Section 6.11 shall not be deemed exclusive of any other rights which the Indemnified Party may at any time be entitled to under applicable Law, any charter or bylaw provision, any agreement, vote of stockholders, resolution of disinterested directors or otherwise.

     SECTION 6.12. Public Announcements. The initial press release concerning the Transactions shall be a joint press release and, thereafter, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of NASDAQ or the Neuer Markt, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

     SECTION 6.13. Stock Exchange Listings. (a) Each of the parties hereto shall use all reasonable efforts to obtain, prior to the Effective Time, the approval for listing on NASDAQ, effective upon official

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notice of issuance, of the Parent ADSs representing the Parent Ordinary Shares issuable to the Company's stockholders, the Company Optionholders and the Company Warrantholders in the Transactions as promptly as practicable after the date hereof, and in any event prior to the Effective Time.

     (b) Each of the parties hereto shall use all reasonable efforts to obtain the approval for listing on the Neuer Markt and all other stock exchanges on which the Parent Ordinary Shares are listed of the Parent Ordinary Shares underlying the Parent ADSs issuable to the Company's stockholders in the Transactions as promptly as practicable after the Effective Time.

     SECTION 6.14. Certain Obligations of Parent. Certain Obligations of Parent. Certain obligations of Parent set forth in this Agreement, including those obligations designed to survive the consummation of the Share Exchange require additional corporate actions by or with respect to Parent specified in the German Stock Corporation Law (Aktiengesetz) including sec.sec.203, 185 et seq. of the German Stock Corporation Law (Aktiengesetz) be taken. Parent shall recommend to its Supervisory Board (Aufsichtsrat) that such action be taken. As required by law, certain of such obligations of Parent shall be incorporated in agreements in connection with the contributions in kind to Parent, which agreements shall be entered into by Parent and the Exchange Agent in the context of the Share Exchange pursuant to sec.183 et seq. of the German Stock Corporation Law (Aktiengesetz).

                                  ARTICLE VII

                               CLOSING CONDITIONS

     SECTION 7.01. Conditions to the Obligations of Each Party to
Close. Conditions to the Obligations of Each Party to Close. The obligations of the parties hereto to consummate the Transactions, or to permit the consummation of the Transactions, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

          (a) the F-4 Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the F-4 Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

          (b) this Agreement shall have been adopted by the requisite vote of stockholders of the Company in accordance with the DGCL and the Company's Restated Certificate of Incorporation, which adoption shall not have been amended in any respect, withdrawn or otherwise rescinded;

          (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making any of the Transactions illegal or otherwise prohibiting the consummation of any of them;

          (d) any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated;

          (e) each of Ernst & Young and PricewaterhouseCoopers, as the independent public accountants of the Company and Parent, respectively, shall have issued the "comfort" letters referred to in Section 6.07; and

          (f) the Parent ADSs issuable to the Company's stockholders, the Company Optionholders and the Company Warrantholders in the Transactions shall have been approved for listing on NASDAQ, subject to official notice of issuance.

     SECTION 7.02. Conditions to the Obligations of Parent. The obligations of Parent to consummate the Transactions, or to permit the consummation of the Transactions, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

          (a) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate of the Chairman or President and Executive Vice President of Finance and Administration of the Company to such effect;

          (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time and Parent shall have received a certificate of the Chairman or President and Executive Vice President of Finance and Administration of the Company to that effect;

          (c) except as set forth in Section 3.08 of the Company Disclosure Schedule, no event or events shall have occurred or be reasonably likely to occur which, individually or in the aggregate, shall have had, or could reasonably be expected to have, a Company Material Adverse Effect;

          (d) Parent shall have received a written opinion of PricewaterhouseCoopers, tax advisor to Parent, based on representations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, in the forms attached as Exhibits C and D, respectively, and normal assumptions (including, without limitation, that all steps necessary to effectuate the Share Exchange following the Effective Time will be required by the terms of this Agreement and will be substantially certain to occur and will be ministerial in nature), to the effect that the Transactions will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, dated the Effective Time, which opinion shall not have been withdrawn or modified in any material respect;

          (e) Thomas A. Wilson, Brian H. Hajost, Mark Paiewonsky and Mike Guido shall have executed employment agreements with Parent in form and substance satisfactory to Parent;

          (f) none of the holders of the Company's Series A Preferred Stock shall have exercised a Change of Control Right of such holder of Series A Preferred Stock as a "Series A Holder" (as defined in the Series A Certificate of Designations as a result of a "Change of Control" (as defined in the Series A Certificate of Designations);

          (g) the holders of the warrants issued in connection with the private placement of the Series K Convertible Preferred Stock of the Company shall have agreed to terminate the Registration Rights Agreement dated July 28, 1997 and the Company shall have terminated the registration statement pursuant to Rule 415 under the Securities Act that was filed with the SEC in satisfaction of the obligations of the Company pursuant to said Registration Rights Agreement;

          (h) the holders of the warrants issued in connection with the private placement of the Series L Convertible Preferred Stock of the Company shall have agreed to terminate the Registration Rights Agreement dated December 8, 1997 and the Company shall have terminated the registration statement pursuant to Rule 415 under the Securities Act that was filed with the SEC in satisfaction of the obligations of the Company pursuant to said Registration Rights Agreement;

          (i) the estate of Fred Kassner and Susan Kaufman shall have agreed to terminate the Registration Rights Agreement dated December 31, 1996; and

          (j) the Company shall have filed with the Secretary of State of the State of Delaware a certificate of elimination with respect to the Company's Series D Preferred Stock, Series E Preferred

     Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock.

     SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, or to permit the consummation of the Transactions, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

          (a) each of the representations and warranties of Parent contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate of two Management Board Members (Vorstandsmitglieder) of Parent to such effect;

          (b) Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time and the Company shall have received a certificate of two Management Board Members (Vorstandsmitglieder) of Parent to that effect;

          (c) except as set forth in Section 4.07 of the Parent Disclosure Schedule, no event or events shall have occurred or be reasonably likely to occur which, individually or in the aggregate, shall have had, or could reasonably be expected to have, a Parent Material Adverse Effect; and

          (d) the Company shall have received a written opinion of Cooley Godward, LLP, counsel to the Company, based on representations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, in the forms attached as Exhibits C and D, respectively, and normal assumptions (including, without limitation, that all steps necessary to effectuate the Share Exchange following the Effective Time will be required by the terms of this Agreement and will be substantially certain to occur and will be ministerial in nature), to the effect that the Transactions will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, dated the date of the Effective Time, which opinion shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions, as follows:

          (a) by mutual written consent duly authorized by the Board of Directors of the Company and the Management Board (Vorstand) of the Parent;

          (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before October 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by either Parent or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Transactions shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

          (d) by Parent, if (i) in accordance with the proviso to Section 6.03(b), the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement and the Transactions in a manner adverse to Parent or its stockholders or shall have resolved to do so, or if the Board of Directors of the Company shall have refused to reaffirm its recommendation of this Agreement and the Transactions as promptly as practicable (but in any event within three business days) after receipt of any request by Parent to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 25 percent or more of the outstanding shares of any class or series of the capital stock of the Company is commenced and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by stockholders of the Company (including by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company's stockholders);

          (e) by Parent or the Company, if this Agreement shall fail to receive the requisite votes for adoption at the Company Stockholders' Meeting or any adjournment or postponement thereof;

          (f) by Parent if any holder of the Company's Series A Preferred Stock has exercised a Change of Control Right of such holder of Series A Preferred Stock as a "Series A Holder" (as defined in the Series A Certificate of Designations) as a result of a "Change of Control" (as defined in the Series A Certificate of Designations) and the exercise of such Change of Control Right is not withdrawn within 10 business days of its exercise;

          (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02 would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of all reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 8.01(g); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in clause (b) of this Section 8.01;

          (h) by Parent, upon the breach of the Voting Agreement by any stockholder of the Company who is a party thereto;

          (i) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 7.03 would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent through the exercise of all reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this
     Section 8.01(i); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in clause (b) of this
     Section 8.01;

          (j) by the Company, if the Board of Directors of the Company shall, following receipt of advice of outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that failure to so terminate would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, in good faith have withdrawn, modified or changed its recommendation of the adoption of this Agreement and the Transactions in a manner adverse to Parent and, on or prior to such date, any person (other than Parent) shall have made a public announcement or otherwise communicated to the Company and its stockholders with respect to a Competing Transaction that, as determined by the Board of Directors of the Company in good faith after consultation with its outside legal counsel (who may be its regularly engaged outside legal counsel) and financial advisors, contains terms more favorable to the stockholders of the Company than those provided for in the Transactions; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(j) until three business days have elapsed following delivery to Parent of written notice of such determination of the Board of Directors of the Company (which written notice shall inform Parent of the material terms and conditions of the Competing Transaction); provided further, that such termination under this Section 8.01(j) shall not be effective until the Company has made payment to Parent of the amounts required to be paid pursuant to Section 8.05(b);

          (k) by either Parent or the Company, if this Agreement shall not have been approved by the Supervisory Board (Aufsichtsrat) of Parent on or prior to May 31, 2000; or

          (l) by Parent, if the Merger Consideration shall exceed 1,330,000 Parent ADSs.

     SECTION 8.02. Effect of Termination. Except as provided in Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in Section 8.05; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement; provided further, that the Confidentiality Agreement shall survive any termination of this Agreement.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of the Board of Directors of the Company and the Management Board (Vorstand) of Parent at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made, except such amendments as have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the DGCL. This Agreement may not be amended except by an instrument in writing signed by both Parent and the Company.

     SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.05. Fees and Expenses. (a) Except as set forth in this Section 8.05, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses, whether or not the Transactions are consummated.

     (b) The Company agrees that, if:

          (i) the Company shall terminate this Agreement pursuant to Section 8.01(j) and Parent shall not have materially breached this Agreement,

          (ii) Parent shall terminate this Agreement pursuant to Section 8.01(d) and Parent shall not have materially breached this Agreement, or

          (iii) (A) Parent shall terminate this Agreement pursuant to Section 8.01(e), (B) at the time of such failure to so approve this Agreement, there shall exist or have been proposed a Competing Transaction that has been publicly announced or otherwise communicated to the Company and its stockholders with respect to the Company, (C) within 15 months thereafter, the Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated and
     (D) Parent shall not have materially breached this Agreement,

then, in the case of (i), prior to such termination, in the case of (ii), promptly after such termination, or, in the case of (iii), promptly after the consummation of the Competing Transaction referred to in clause (C), the Company shall pay to Parent an amount equal to $2,685,000 (the "Termination Fee") and all of Parent's Expenses (as defined below); provided, however, that the Company shall not be liable to reimburse Parent pursuant to this Section 8.05(b) for any Expenses in excess of $1.2 million in the aggregate.

     (c) (i) The Company agrees that, if Parent terminates this Agreement pursuant to Section 8.01(g), the Company shall reimburse Parent for Parent's Expenses incurred in connection with pursuing the Transactions and (ii) Parent agrees that, if the Company terminates this Agreement pursuant to Section 8.01(i), Parent shall reimburse the Company for the Company's Expenses incurred in connection with pursuing the Transactions; provided, however, that neither the Company nor the Parent shall be liable to reimburse the other pursuant to this Section 8.05(c) for any amounts in excess of $1.2 million in the aggregate. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Transactions, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals, the filing of the HSR Act notice and all other matters related to the closing of the Transactions.

     (d) Any payment required to be made pursuant to Section 8.05(a), (b) or (c) shall be made to the party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 8.05(d).

     (e) In the event that the Company shall fail to pay the Termination Fee, the amount of any such Termination Fee shall be increased to include the costs and expenses actually incurred by Parent (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Termination Fee, commencing on the date that such Termination Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, from time to time, as such bank's base rate plus 5.00%.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Non-Survival of Representations and Warranties. Non-Survival of Representations and Warranties. The representations and warranties of the Company and Parent contained in this Agreement shall not survive the Effective Time. The agreements and the covenants of the Company and Parent will survive the Effective Time indefinitely and the agreements and covenants set forth in Sections 8.02 and 8.05 and this Article IX shall survive termination of this Agreement pursuant to Section 8.01 indefinitely.

     SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by an internationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

         (a)  if to the Company:

              TREEV, Inc.
              13900 Lincoln Park Drive
              3rd Floor
              Herndon, Virginia 20171
              USA
              Attention: Julia A. Bowen, Esq.
              Telecopier: +1 703 708-1558
              with a copy to:

              Cooley Godward, LLP
              One Freedom Square -- Reston Town Center
              11951 Freedom Drive
              Reston, Virginia 20190
              USA
              Attention: Joe W. Conroy
              Telecopier: +1 703 456-8100

         (b)  if to Parent:

              CE Computer Equipment AG
              Herforder StraSSe 155A
              33609 Bielefeld
              Germany
              Attention: Thomas Wenzke
              Telecopier: +49 521 931 8111

              with a copy to:

              Shearman & Sterling
              Broadgate West
              9 Appold Street
              London EC2A 2AP
              United Kingdom
              Attention: W. Jeffrey Lawrence
              Telecopier: +44 20 7655 5500

     SECTION 9.03. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

          (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

          (b) "beneficial owner" with respect to any shares of capital stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares;

          (c) "business day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized to close in the City of New York, New York, USA or Frankfurt am Main, Germany;

          (d)  "$" means United States Dollars;

          (e) "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity;

          (f) "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government; and

          (g) "subsidiary" or "subsidiaries" of any person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, more than fifty percent of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          (h) "trading day" means a day on which the Neuer Markt or NASDAQ is open for trading.

     SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Transactions may be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.05. Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto. This Agreement shall not be assigned by any of the parties hereto (whether by operation of Law or otherwise), except that Parent may assign all or any of its rights and obligations hereunder to any affiliate of Parent; provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 9.06. Parties in Interest. This Agreement shall be binding upon and shall inure solely to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Article II (the "Third Party Provisions"), nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement. The Third Party Provisions are intended to be for the benefit of the beneficiaries thereof and may be enforced by such beneficiaries.

     SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 9.08. Governing Law. The capital contribution in kind included in the Share Exchange shall be governed by and effected in accordance with German law. In all other respects, this Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

     SECTION 9.09. Consent to Jurisdiction; Venue (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for Delaware for the purpose of any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court sitting in Delaware. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

     (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Transactions, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 9.09 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

     SECTION 9.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          TREEV, INC.

                                          By:     /s/ THOMAS A. WILSON
                                            ------------------------------------
                                              Name: Thomas A. Wilson
                                              Title: President and Chief
                                              Executive Officer

                                          By:      /s/ BRIAN H. HAJOST
                                            ------------------------------------
                                              Name: Brian H. Hajost
                                              Title: Executive Vice President

                                          CE COMPUTER EQUIPMENT AG

                                          By:   /s/ HANS-JURGEN BRINTRUP
                                            ------------------------------------
                                              Name: Hans-Jurgen Brintrup
                                              Title: Member of the Board of
                                              Management

                                          By:       /s/ THOMAS WENZKE
                                            ------------------------------------
                                              Name: Thomas Wenzke
                                              Title: Member of the Board of
                                              Management

                                                                       EXHIBIT A

                   LIST OF OFFICERS OF SURVIVING CORPORATION

                Julia A. Bowen, Vice President & General Counsel
                   Thomas Giampa, Vice President, Development
                 Michael Guido, Executive Vice President, Sales
   Brian H. Hajost, Executive Vice President, Finance & Corporate Development
         Richard McMahon, Senior Vice President, Professional Services
                 Mark A. Paiewonsky, Vice President of Finance
                  Thomas Wenzke, Chief Administrative Officer
             Thomas A. Wilson, President & Chief Executive Officer

                                                                       EXHIBIT B

                   LIST OF DIRECTORS OF SURVIVING CORPORATION

                                Jurgen Brintrup
                                 Thomas Wenzke

                                                                       EXHIBIT C

                   FORM OF COMPANY TAX REPRESENTATION LETTER

                              [Company Letterhead]

As of [Closing Date], 2000

PricewaterhouseCoopers LLP                     Cooley Godward LLP
1177 Avenue of the Americas                    One Maritime Plaza
New York, NY 10036                             San Francisco, CA 94111-3699

Ladies and Gentlemen:

     In order to enable you to deliver an opinion in connection with the proposed merger (the "Merger") of [Merger Sub] ("Merger Sub"), a Delaware corporation, with and into TREEV, Inc., a Delaware corporation (the "Company"), and related transactions, pursuant to which the Company will become a wholly-owned subsidiary of CE Computer Equipment AG, a German corporation ("Parent"), as described in the Amended and Restated Agreement and Plan of Merger between Parent and the Company, dated as of November 19, 1999 and amended and restated as of May 8, 2000 (the "Merger Agreement"), the undersigned officer of the Company hereby represents on behalf of the Company that, to the best knowledge and belief of such officer, after due inquiry and investigation, the following statements are true now and will continue to be true as of the Effective Time (as defined in the Merger Agreement):

 1. The fair market value of the Parent ordinary shares represented by American Depositary Shares ("Parent ADSs") received by each Company shareholder in the transactions described in the Merger Agreement (the "Transactions"), will be approximately equal to the fair market value of the shares of the Company Common Stock and Series A Preferred Stock (collectively, the "Company Stock") surrendered in exchange therefor. The formulas set forth in the Merger Agreement for the exchange of Parent ADSs for Company Stock, and the other terms of the Merger Agreement, are the result of arm's-length bargaining.

 2. Prior to and in connection with the Merger, (i) the Company has not redeemed (and will not redeem) any Company Stock and has not made (and will not make) any extraordinary distributions (as described in Treasury Regulation Section 1.368-1T(e)) with respect thereto and (ii) persons that are related to the Company within the meaning of Treasury Regulation
     Section 1.368-1(e)(3) (determined without regard to Treasury Regulation
     Section 1.368-1(e)(3)(i)(A)) have not acquired (and will not acquire) Company Stock from any holder thereof except as set forth in the Merger Agreement.

 3. The Company does not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock (or other equity interest) in the Company or vote (or restrict or otherwise control the vote of) Company Stock that, if exercised or converted, would affect Parent's acquisition or retention of Control of the Company. For purposes of this letter, "Control" means the direct ownership of stock in the Company possessing at least 80% of the total combined voting power of all classes of stock of the Company entitled to vote and at least 80% of the total number of shares of each other class of stock of the Company. For purposes of determining Control, a person will not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

 4. The Company has no plan or intention to issue additional shares of its stock, or take any other action, that would result in Parent losing Control of the Company.

 5. The Company and its shareholders will pay separately their respective expenses, if any, incurred in connection with the Transactions.

 6. The Company is not an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

 7. The fair market value of the assets of the Company exceed the sum of its liabilities plus the amount of liabilities, if any, to which the assets are subject.

 8. The Company is not under the jurisdiction of a court in a case under Title 11 of the United States Bankruptcy Code, or in a receivership, foreclosure or similar proceeding in a Federal or state court within the meaning of section 368(a)(3)(A) of the Code.

 9. In connection with the Transactions, 100% of the total combined voting power of all classes of stock of the Company entitled to vote and 100% of the total number of shares of each other class of stock of the Company will be exchanged solely for Parent ADSs which are entitled to vote. For purposes of this representation, no cash or other property has been furnished directly or indirectly by Merger Sub or Parent (or anyone related to either of them within the meaning of Treasury Regulation Section 1.368-1(e)(3), or anyone acting on behalf of any of them as an agent, in each case a "Related Party") in connection with redemptions or purchases of Company Stock by the Company or distributions by the Company to Company shareholders. In addition, no liabilities of the Company shareholders will be assumed by Parent or Merger Sub (or any Related Party), nor will any of the Company Stock be subject to any liabilities.

10. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Following the Transactions, the Company will continue to hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger, and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub held immediately prior to the Merger. For purposes of this representation, any amounts paid by the Company to dissenting Company shareholders or to Company shareholders who receive cash or other property in the Merger, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions or other payments in respect of Company Stock (except for regular, normal dividends) made by the Company in contemplation of the Merger will be included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger.

11. Other than in the ordinary course of business, the Company has not disposed of any of its assets (including any distributions of assets with respect to, or in redemption of, stock) since January 1, 1998.

12. Other than shares of Company Stock or options to acquire Company Stock issued as compensation to present or former service providers (including, without limitation, employees or directors of the Company) in the ordinary course of business, if any, no issuances of Company Stock or rights to acquire Company Stock have occurred since July 1, 1999 other than pursuant to options, warrants or agreements outstanding prior to July 1, 1999.

13. The liabilities of the Company have been incurred by the Company in the ordinary course of business.

14. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

15. The documents listed in the attached Exhibit 1 represent the full and complete agreement among Parent, Merger Sub and the Company regarding the Transactions, and there are no other written or oral agreements regarding the Transactions.

16. The Transactions will be consummated solely in compliance with the material terms of the Merger Agreement. None of the material terms and/or conditions therein has been waived or modified, and there is no plan or intention to waive or to modify any such material term or condition.

17. The payment of cash in lieu of fractional shares of Parent ADSs is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained for consideration. The fractional share interests of each holder of Parent ADSs will be aggregated, and no such holder will receive cash in an amount equal to or greater than the value of one full share of Parent ADSs. The total cash consideration that will be paid to Company shareholders in lieu of fractional shares will not exceed 1% of the total consideration that will be issued to the Company shareholders in exchange for their shares. None of the cash to be paid in lieu of fractional shares will be provided, directly or indirectly, by Parent, Merger Sub or the Company.

18. The Company has no plan to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers described in Treasury Regulation Section 1.368-1(d) and Treasury Regulation Section 1.368-2(k) or
     section 368(a)(2)(C) of the Code (in which case the foregoing representation shall be deemed to apply to any transferee).

19. Following the Merger, the Company will continue a significant line of its historic business or use a significant portion of its historic business assets in a business.

20. None of the Parent ADSs received by any shareholder-employee of the Company in the Transactions will be separate consideration for, or allocable to, past or future services. None of the compensation received by any shareholder-employee of the Company is separate consideration for, or allocable to, such shareholder-employee's shares of Company Stock surrendered in the Transactions, and the compensation paid to such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

21. The Company's principal reasons for participating in the Transactions are bona fide business purposes not related to taxes.

22. The undesigned officer is authorized to make the certifications contained in this letter on behalf of the Company.

It is understood that (i) your opinion will be based on the representations set forth herein and on the statements contained in the Merger Agreement (including all schedules and exhibits thereto) and documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

                                          Very truly yours,

                                          TREEV, Inc.

                                          By:
                                            ------------------------------------
                                          Title:
                                             -----------------------------------

                                                                       EXHIBIT 1

                           MERGER AGREEMENT DOCUMENTS

  1. Amended and Restated Agreement and Plan of Merger between CE Computer Equipment AG and TREEV, Inc., dated as of November 19, 1999 and amended and restated as of May 8, 2000.

  2. Voting and Registration Rights Agreement, originally dated as of November 19, 1999 and amended as of May 8, 2000.

  3.  Series A Preferred Stock Agreement, dated as of [--], 2000.

  4. Exchange Agent Agreement between CE Computer Equipment AG and [Exchange Agent], as agent, dated as of [--], 2000.

                                                                       EXHIBIT D

            FORM OF PARENT AND MERGER SUB TAX REPRESENTATION LETTER

                              [PARENT LETTERHEAD]


As of [Closing Date], 2000
PricewaterhouseCoopers LLP                               Cooley Godward LLP
1177 Avenue of the Americas                              One Maritime Plaza
New York, NY 10036                                       San Francisco, CA 94111-3699

Ladies and Gentlemen:

     In order to enable you to deliver an opinion in connection with the proposed merger (the "Merger") of [Merger Sub] ("Merger Sub"), a Delaware corporation, with and into TREEV, Inc., a Delaware corporation (the "Company"), and related transactions, pursuant to which the Company will become a wholly-owned subsidiary of CE Computer Equipment AG, a German corporation ("Parent"), as described in the Amended and Restated Agreement and Plan of Merger between Parent and the Company, dated as of November 19, 1999 and amended and restated as of May 8, 2000 (the "Merger Agreement"), the undersigned officers of Parent and Merger Sub hereby represent on behalf of Parent and Merger Sub that, to the best knowledge and belief of such officers, after due inquiry and investigation, the following statements are true now and will continue to be true as of the Effective Time (as defined in the Merger Agreement):

1. The fair market value of the Parent ordinary shares represented by American Depositary Shares ("Parent ADSs") received by each Company shareholder in the transactions, described in the Merger Agreement (the "Transactions"), will be approximately equal to the fair market value of the shares of the Company Common Stock and Series A Preferred Stock (collectively, the "Company Stock") surrendered in exchange therefor. The formulas set forth in the Merger Agreement for the exchange of Parent ADSs for Company Stock, and the other terms of the Merger Agreement, are the result of arm's-length bargaining.

2. In connection with the Transactions, 100% of the total combined voting power of all classes of stock of the Company entitled to vote and 100% of the total number of shares of each other class of stock of the Company will be exchanged solely for Parent ADSs which are entitled to vote. For purposes of this representation, no cash or other property has been furnished directly or indirectly by Merger Sub or Parent (or anyone related to either of them within the meaning of Treasury Regulation Section 1.368-1(e)(3), or anyone acting on behalf of any of them as an agent, in each case a "Related Party") in connection with redemptions or purchases of Company Stock by the Company or distributions by the Company to Company shareholders. In addition, no liabilities of the Company shareholders will be assumed by Parent or Merger Sub (or any Related Party), nor will any of the Company Stock be subject to any liabilities.

3. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Following the Transactions, Parent intends to cause the Company to hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger, and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub held immediately prior to the Merger. For purposes of this representation, any amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to Company shareholders who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions or other payments in respect of Company Stock (except for regular, normal dividends) made by the Company in contemplation of the Merger will be included as assets of the Company or Merger Sub, respectively, immediately prior to the transaction.

4. Following the Transactions, members of Parent's "qualified group" (as defined in Treasury Regulation Section 1.368-1(d)(4)) will continue a significant line of the historic business of the Company or use a significant portion of the Company's historic business assets in a business.

5. Following the Transactions, Parent has no plan or intention to liquidate the Company; to merge the Company with or into another corporation; to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers described in Treasury Regulation Section 1.368-1(d) and Treasury Regulation Section 1.368-2(k) (in which case the foregoing representation shall be deemed to apply to any transferee); to sell or otherwise dispose of any Company Stock; or to contribute Company Stock to any other entity, except for transfers described in section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code") or Treasury Regulation Section 1.368-2(k) (in which case the foregoing representations shall be deemed to apply to any transferee).

6. Parent has no plan or intention to reacquire any of its stock issued in the Transactions. To the best of the knowledge of the management of Parent, no person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3) and no person acting as an intermediary for Parent or such a related person has a plan or intention to acquire any of the Parent ADSs issued in the Transactions.

7. Parent has no plan or intention to cause the Company to issue additional shares of Company Stock that would result in Parent losing Control of the Company. For purposes of this letter, "Control" means the direct ownership of stock in the Company possessing at least 80% of the total combined voting power of all classes of stock of the Company entitled to vote and at least 80% of the total number of shares of each other class of stock of the Company. For purposes of determining Control, a person will not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

8. The Exchange Agent (as defined in the Merger Agreement) has formed Merger Sub on behalf of and as the agent of Parent and will participate in the Transactions and otherwise effectuate the exchange of Parent ADSs for Company Stock solely to facilitate Parent's compliance with German corporate law regarding the issuance of shares.

9. Merger Sub was formed solely for the purpose of merging into the Company, has not and does not own any assets, and has not been and is not subject to any liabilities.

10. Prior to the Merger, the Exchange Agent will hold all of Merger Sub's issued and outstanding common stock on behalf of and as the agent of Parent.

11. No shares of Merger Sub will be used in consideration in the Merger or otherwise issued to shareholders of the Company.

12. The exchange by the Exchange Agent of the Company Stock for Parent ADSs will occur as soon as possible after the Merger.

13. Parent and Merger Sub will pay separately their respective expenses, if any, incurred in connection with the Transactions.

14. None of Parent, Merger Sub, or any other direct or indirect subsidiary of Parent beneficially owns, nor has owned during the past five years, any shares of Company Stock.

15. With respect to each instance, if any, in which shares of Company Stock have been purchased (a "Stock Purchase") by any person during the period since January 1, 1999: (i) the Stock Purchase was not made by such person as a representative of Parent; (ii) the purchase price paid by such person pursuant to the Stock Purchase was not advanced, and will not be reimbursed, either directly or indirectly, by Parent; (iii) at no time was such person or any other party required or obligated to surrender to Parent the Company Stock acquired in the Stock Purchase, and neither such person nor any other party will be required to surrender to Parent the Parent ADSs for which such shares of stock of the Company will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger.

16. Neither Parent nor Merger Sub is an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

17. None of the Parent ADSs received by any shareholder-employee of the Company in the Transactions will be separate consideration for, or allocable to, past or future services. None of the compensation received by any shareholder-employee of the Company is separate consideration for, or allocable to, such shareholder-employee's shares of Company Stock surrendered in the Transactions, and the compensation paid to such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

18. The documents listed in the attached Exhibit 1 represent the full and complete agreement among Parent, Merger Sub and the Company regarding the Transactions, and there are no other written or oral agreements regarding the Transactions.

19. The Transactions will be consummated solely in compliance with the material terms of the Merger Agreement; as of the date hereof, none of the material terms and/or conditions therein has been waived or modified, and there is no plan or intention to waive or to modify any such material term or condition.

20. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

21. The payment of cash in lieu of fractional shares of Parent ADSs is solely for the purposes of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained for consideration. The fractional share interests of each holder of Parent ADSs will be aggregated, and no such holder will receive cash in an amount equal to or greater than the value of one full share of Parent ADSs. The total cash consideration that will be paid to Company shareholders in lieu of fractional shares will not exceed 1% of the total consideration that will be issued to the Company shareholders in exchange for their shares. None of the cash to be paid in lieu of fractional shares will be provided, directly or indirectly, by Parent, Merger Sub or the Company.

22. Parent's principal reasons for participating in the Transactions are bona fide business purposes not related to taxes.

23. The undersigned officers are authorized to make the certifications contained in this letter on behalf of Parent and Merger Sub, respectively.

     It is understood that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Merger Agreement (including all schedules and exhibits thereto) and documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

                                          Very truly yours,

                                          CE Computer Equipment AG

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          Merger Sub

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                                                       EXHIBIT 1

                           MERGER AGREEMENT DOCUMENTS

1. Amended and Restated Agreement and Plan of Merger between CE Computer Equipment AG and TREEV, Inc., dated as of November 19, 1999 and amended and restated as of May 8, 2000.

2. Voting and Registration Rights Agreement, dated as of November 19, 1999 and amended as of May 8, 2000.

3.  Series A Preferred Stock Agreement, dated as of [--], 2000.

4. Exchange Agent Agreement between CE Computer Equipment AG and [Exchange Agent], as agent, dated as of [--], 2000.

                                                                       EXHIBIT E

                        FORM OF COMPANY AFFILIATE LETTER

TREEV, Inc.
13900 Lincoln Park Drive
3rd Floor
Herndon, Virginia 20171
USA

CE Computer Equipment AG
Herforder StraSSe 155A
33609 Bielefeld
Germany

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of TREEV, Inc., a Delaware corporation ("Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of November 19, 1999 and amended and restated as of May 8, 2000 (the "Agreement"), between CE Computer Equipment AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Parent"), and the Company, [--], a Delaware corporation, shall be merged with and into the Company (the "Merger"), and the stockholders of the Company shall receive American Depositary Shares ("Parent ADSs") representing ordinary shares, without par value, of Parent ("Parent Ordinary Shares"), in exchange for shares of common stock, par value $.0001 per share, of the Company (the "Company Common Stock").

     As a result of the Merger, I may receive Parent ADSs in exchange for shares (or upon exercise of options for shares or upon the exercise by me of rights under certain option plans of the Company that become exercisable upon the consummation of the Merger) owned by me of Company Common Stock or Series A Preferred Stock, warrants owned by me to acquire Company Common Stock or employee stock options of the Company as the case may be (the Parent ADSs together with the Parent Ordinary Shares are hereinafter collectively referred to as the "Parent Securities").

     I represent, warrant and covenant to Parent that in the event I receive any Parent Securities as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of Parent Securities in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Securities to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of Parent Securities to me pursuant to the Merger shall be registered with the Commission under the Act on a Registration Statement on Form F-4. However, I have also been advised that, since (a) at the time the Merger shall be submitted for a vote of the stockholders of the Company, I may be deemed to be an affiliate of the Company and (b) the distribution by me of Parent Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Securities issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that, except as provided in the Agreement [and in the Voting Agreement, as amended, to which I am a party], Parent is under no obligation to register the sale, transfer or other disposition of Parent Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to Parent's transfer agents or the depositary for the Parent ADSs with respect to Parent Securities issued to me and that there will be placed on the certificates for Parent Securities issued to me, or any substitutions therefor, a legend stating in substance:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED
                       BETWEEN THE REGISTERED HOLDER HEREOF AND CE COMPUTER EQUIPMENT AG, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CE COMPUTER EQUIPMENT AG."

          F. I also understand that, unless the sale or transfer by me of Parent Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          --------------------------------------
                                          Name:

Accepted this      day of
          , 2000, by

CE COMPUTER EQUIPMENT AG

By:
   Name:
   Title:

TREEV, INC.

By:
   Name:
   Title:

                                                                  EXECUTION COPY

                             AMENDMENT NO. 1, DATED
                            AS OF NOVEMBER 20, 2000,
                     TO THE AMENDED AND RESTATED AGREEMENT
                           AND PLAN OF MERGER BETWEEN
                   CE COMPUTER EQUIPMENT AG AND TREEV, INC.,
                       DATED AS OF NOVEMBER 19, 1999 AND
                     AMENDED AND RESTATED AS OF MAY 8, 2000

     Amendment No. 1, dated as of November 20, 2000 (this "Amendment"), to the Amended and Restated Agreement and Plan of Merger between CE Computer Equipment AG ("Parent") and TREEV, Inc. (the "Company"), dated as of November 19, 1999 and amended and restated as of May 8, 2000 (the "Merger Agreement").

PRELIMINARY STATEMENTS

     Parent and the Company are parties to the Merger Agreement. Capitalized terms not otherwise defined herein have the same meanings as specified in the Merger Agreement.

     Parent and the Company desire to amend the Merger Agreement as described herein.

     In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Company hereby agree as follows:

          1. Contribution Agent; Formation of Merger Sub. From and after the date hereof, Section 1.01 of the Merger Agreement shall be amended in full to read as follows:

        "Parent shall appoint a contribution agent in connection with the Share Exchange (as defined below) and the delivery of the Parent Ordinary Shares (as defined below) to former stockholders, optionholders and warrantholders of the Company (the "Contribution Agent"). Parent shall enter into a Contribution Agent Agreement with the Contribution Agent in form and substance reasonably satisfactory to Parent and the Company, which agreement shall set forth the duties, responsibilities and obligations of the Contribution Agent consistent with the terms of this Agreement. Following the execution of such Contribution Agent Agreement, the Contribution Agent shall cause to be incorporated pursuant to the DGCL a corporation which shall be a constituent company in the Merger (the "Merger Sub") and which shall not transact any business other than participating in the Merger as described herein. Solely to accommodate the transactions described in this Article I and Article II, the Contribution Agent shall hold, as the agent of Parent, all the issued and outstanding shares of common stock, par value $.01 per share, of the Merger Sub (the "Merger Sub Common Stock")."

          2. Effective Time; Closing. From and after the date hereof, the first sentence of Section 1.03 of the Merger Agreement shall be amended in full to read as follows:

        "As soon as possible after the expiration of the Option and Warrant Exchange, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL; provided, however, that the Merger shall not be consummated and the Certificate of Merger shall not be filed prior to January 1, 2001."

          3. Officers. From and after the date hereof, Exhibit A of the Merger Agreement shall be amended in full to read as set forth in Annex 1 hereto.

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          4. Share Exchange; Conversion of Securities; Exchange of
     Certificates. From and after the date hereof, Article II of the Merger Agreement shall be amended in full to read as follows:

                                  "ARTICLE II

             SHARE EXCHANGE; CONVERSION OF SECURITIES; EXCHANGE OF
                                  CERTIFICATES

     SECTION 2.01. The Share Exchange. Consistent with the terms of this Agreement, as soon as possible after the Effective Time, the Contribution Agent shall contribute, for the account of the former stockholders of the Company all of the issued and outstanding shares of Surviving Corporation Common Stock (as defined below) to Parent as a transfer-in-kind, and Parent shall issue the Parent Ordinary Shares (as defined below) to be issued in connection with the Merger and the Option and Warrant Exchange (the "Merger Consideration") and shall cause the Merger Consideration to be delivered to the Exchange Agent (as defined below) for the account of the Contribution Agent and for the benefit of the former stockholders of the Company and the former Company Optionholders and Company Warrantholders who validly accept the Option and Warrant Exchange (the "Share Exchange"). Subject to Section 6.14, the Share Exchange shall be effected in accordance with sec.sec. 203, 185 et seq. (including in particular sec. 187) of the German Stock Corporation Law (Aktiengesetz) by registering the implementation of the increase of the stated share capital of Parent with the commercial register (Handelsregister) for Parent. At the Effective Time, the obligation of the parties to effect the Share Exchange shall be unconditional (it being understood that Parent's obligation to effect the aforementioned capital increase shall be conditioned on the completion of the Contribution Agent's transfer-in-kind of the shares of Surviving Corporation Common Stock).

     SECTION 2.02. Conversion of Company Common Stock and Series A Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Company or the holders of any share of Company Common Stock or of any share of Series A Cumulative Convertible Preferred Stock, par value $.0001 per share, of the Company (the "Series A Preferred Stock"), the outstanding Company Common Stock and Series A Preferred Stock shall be converted as follows:

          (a) each share of Company Common Stock held in the treasury of the Company or owned by Parent or any direct wholly owned subsidiary of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto;

          (b) each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted, subject to
     Section 2.05, into the right to receive the greater of (the "Series A Preferred Stock Exchange Ratio") (i) that number of Parent American Depositary Shares ("Parent ADSs"), each representing one ordinary share, without par value, of Parent (the "Parent Ordinary Shares"), equal to $10.00 divided by the Parent Average Closing Price (as defined below) and
     (ii) that number of Parent ADSs equal to a fraction (x) the numerator of which is the sum of (A) 0.84 plus (B) 1.20 multiplied by the product of (1)
     1.92 and (2) the average closing price per share of Company Common Stock as reported on the NASDAQ National Market System ("NASDAQ") during the period commencing on the 17th trading day prior to the Company Stockholders' Meeting and ending on the third trading day prior to the Company Stockholders' Meeting (the "Determination Period"), and (y) the denominator of which is the Parent Average Closing Price (it being understood and agreed that any share of Series A Preferred Stock held by a person who is an affiliate (as defined under the Securities Act) of the Company at the record date for the Company Stockholders' Meeting or who is an affiliate (as defined under the Securities Act) of Parent will not be converted into the right to receive Parent ADSs, but will instead be converted into the right to receive an equal number of Parent Ordinary Shares). For purposes of this Section 2.02 and Section 2.04, the "Parent Average Closing Price" shall be the average closing price per Parent Ordinary Share as reported on the Neuer Markt segment of the Frankfurt Stock Exchange (the

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     "Neuer Markt") during the Determination Period converted into U.S. dollars at the average noon buying rate in New York City for cable transfers in Euros as certified for customs purposes by the Federal Reserve Bank of New York during the Determination Period;

          (c) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, subject to
     Section 2.05, into the right to receive that number of Parent ADSs (the "Common Stock Exchange Ratio") equal to a fraction (i) the numerator of which is 6,650,000 (which number takes into account Parent's one-to-five stock split approved on August 2, 2000) less the maximum aggregate number of Parent Ordinary Shares and Parent ADSs issuable pursuant to paragraph
     (b) of this Section 2.02 and paragraphs (a)(ii) and (b) of Section 2.04 and
     (ii) the denominator of which is the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (it being understood and agreed that any share of Company Common Stock held by a person who is an affiliate (as defined under the Securities Act) of the Company at the record date for the Company Stockholders' Meeting or who is an affiliate (as defined under the Securities Act) of Parent will not be converted into the right to receive Parent ADSs, but will instead be converted into the right to receive an equal number of Parent Ordinary Shares);

          (d) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock");

          (e) to the extent that any person would otherwise be entitled to receive a fraction of a Parent Ordinary Share or Parent ADS pursuant to this Section 2.02, such fraction shall be treated in accordance with
     Section 2.06; and

          (f) in no event shall the aggregate number of Parent Ordinary Shares and Parent ADSs issuable in connection with the Merger, the Share Exchange and the Option and Warrant Exchange exceed 6,650,000.

     SECTION 2.03. Exchange of Shares of Company Common Stock and Series A Preferred Stock.

     (a) Exchange Fund. Parent shall, for the account of the Contribution Agent, deposit with a bank or trust company designated by Parent (the "Exchange Agent"), for the benefit of the former stockholders of the Company and the former Company Optionholders and Company Warrantholders who have validly accepted the Option and Warrant Exchange, for exchange in accordance with this
Article II, certificates representing the Merger Consideration to which the Contribution Agent shall have become entitled pursuant to the Share Exchange. The Contribution Agent shall direct the Exchange Agent to distribute to each such former Company Optionholder and Company Warrantholder the Merger Consideration allocable to such holder pursuant to the Option and Warrant Exchange. The aggregate Merger Consideration issued by Parent in connection with the Merger and transferred to the Exchange Agent for the account of the Contribution Agent, pursuant to Section 2.01 and this Section 2.03 (excluding the Merger Consideration referred to in the preceding sentence), together with any dividends or other distributions with respect to Parent Ordinary Shares to be made pursuant to Section 2.03(c), is referred to herein as the "Exchange Fund".

     (b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent will mail to each record holder of shares of Company Common Stock and each record holder of shares of Series A Preferred Stock immediately prior to the Effective Time, a form of letter of transmittal which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of a certificate or certificates formerly evidencing shares of Company Common Stock or shares of Series A Preferred Stock (together, the "Old Company Certificates") to the Exchange Agent and instructions for use in effecting the surrender to the Exchange Agent of Old Company Certificates in exchange for Parent ADSs or Parent Ordinary Shares. The letter of transmittal shall contain such other terms and conditions as Parent and the Company shall reasonably specify. Upon surrender of an Old Company Certificate to the

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Exchange Agent, together with a letter of transmittal duly executed and completed in accordance with the instructions thereto, and any other documents reasonably required by the Exchange Agent or Parent and the Company, (i) the holder of such Old Company Certificate shall be entitled to receive in exchange therefor (x) (A) if such holder was an affiliate of the Company at the record date for the Company Stockholders' Meeting or will be an affiliate of Parent immediately after the Effective Time, a certificate evidencing the number of whole Parent Ordinary Shares and a check for cash in lieu of any fractional Parent Ordinary Shares into which the shares of Company Common Stock or Series A Preferred Stock previously evidenced by such Old Company Certificate shall have been converted into the right to receive at the Effective Time or (B) if such holder neither was an affiliate of the Company at the record date for the Company Stockholders' Meeting nor will be an affiliate of Parent immediately after the Effective Time, an American Depositary Receipt ("ADR") registered in the name of such holder evidencing the number of whole Parent ADSs and a check for cash in lieu of any fractional Parent ADS into which the shares of Company Common Stock or Series A Preferred Stock previously evidenced by such Old Company Certificate shall have been converted into the right to receive at the Effective Time and (y) if applicable, a check payable to such holder representing the payment of any dividends and distributions pursuant to Section 2.03(c), and (ii) such Old Company Certificate shall forthwith be cancelled. If any cash is to be paid to, or any certificate evidencing Parent Ordinary Shares or any ADR evidencing Parent ADSs is to be issued in the name of, a person other than the person in whose name the Old Company Certificate so surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance that the Old Company Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the payment of cash to, or the issuance of a certificate evidencing Parent Ordinary Shares or an ADR evidencing Parent ADSs in the name of, a person other than the registered holder of the Old Company Certificate so surrendered or shall establish to the satisfaction of the Exchange Agent and Parent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.03, each Old Company Certificate shall, at and after the Effective Time, represent for all purposes only the right to receive Parent Ordinary Shares or Parent ADSs, cash in lieu of any fractional Parent Ordinary Share or Parent ADS and any dividends and distributions as provided in
Section 2.03(c), if any.

     (c) Dividends; Distributions. No dividends or other distributions declared after the Effective Time on Parent Ordinary Shares or Parent ADSs and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Old Company Certificates with respect to which the Parent Ordinary Shares or Parent ADSs shall have been issued in the Merger. All such dividends or other distributions shall be paid to the Exchange Agent (on behalf of holders of unsurrendered Old Company Certificates) and shall be included in the Exchange Fund, in each case until such Old Company Certificates shall be surrendered as provided herein, but (i) upon such surrender there shall be paid to the person in whose name the certificates evidencing such Parent Ordinary Shares, or ADRs evidencing such Parent ADSs, shall be issued and registered the amount of dividends theretofore paid with respect to such Parent Ordinary Shares or Parent ADSs as of any date subsequent to the Effective Time, and (ii) at the appropriate payment date or as soon as practicable thereafter, there shall be paid to such person the amount of dividends with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Parent Ordinary Shares or Parent ADSs, subject in any case to any applicable abandoned property, escheat and similar laws. No interest shall be payable with respect to the payment of such dividends on the surrender of any outstanding Old Company Certificates.

     (d) No Further Rights in Company Common Stock and Series A Preferred Stock. All Parent Ordinary Shares (including those evidenced by Parent ADSs) issued upon conversion of the Company Common Stock and the Series A Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.03(b) and 2.03(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Common Stock and the Series A Preferred Stock.

     (e) Transfer Books. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock and shares of

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Series A Preferred Stock which were outstanding immediately prior to the
Effective Time. If, after the Effective Time, Old Company Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for ADRs evidencing Parent ADSs (or certificates evidencing Parent Ordinary Shares) or cash, or both, in accordance with the procedures set forth in this Article II.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Old Company Certificates one year after the Effective Time shall be delivered by the Exchange Agent to a depositary bank designated by Parent, upon demand, whereupon such depositary bank shall hold the Exchange Fund on behalf of holders of unsurrendered Old Company Certificates, and any holders of the Old Company Certificates who have not theretofore complied with this Section 2.03 shall thereafter look only to Parent or such depositary bank for payment of their claim for Merger Consideration and any dividends or distributions with respect to Parent Ordinary Shares or Parent ADSs and Parent shall cause the depositary bank to satisfy such claim. Such depositary bank shall maintain an office in the City of New York where holders of Old Company Certificates may comply with this Article II. No interest shall be paid in respect of any property or amounts held in the Exchange Fund.

     (g) Withholding Taxes. Each of the Exchange Agent and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Old Company Certificates, any Company Optionholder (as defined below) or any Company Warrantholder (as defined below) such property or amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. tax law. To the extent that any property or amounts are so withheld by the Exchange Agent or Parent, as the case may be, such withholdings shall be treated for all purposes of this Agreement as having been paid to the holder of the Old Company Certificate, the Company Stock Option (as defined below) or the Warrant (as defined below) in respect of which such deduction and withholding was made by the Exchange Agent or Parent, as the case may be.

     (h) No Liability. None of Parent, the Surviving Corporation, the Contribution Agent or the Exchange Agent shall be liable to any person in respect of any Parent Ordinary Shares, Parent ADSs, any dividends or distributions with respect to Parent Ordinary Shares or Parent ADSs or any cash from the Exchange Fund, in each case properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (i) Lost, Stolen Or Destroyed Certificates. If any Old Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Company Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as such entity may direct as indemnity against any claim that may be made against it with respect to such Old Company Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Old Company Certificate the appropriate number of Parent Ordinary Shares or Parent ADSs, determined pursuant to Section 2.02, cash in lieu of any fractional Parent Ordinary Share or Parent ADS and, if applicable, any unpaid dividends and distributions on Parent Ordinary Shares deliverable in respect thereof, in each case pursuant to this Agreement.

     SECTION 2.04. Treatment of the Company Stock Plans and the Warrants. (a) Subject to the consummation of the Merger, not later than immediately prior to the Effective Time (i) the Company shall terminate the Company Stock Plans (as defined below) and any other plan, program or arrangement providing for the issuance, grant or purchase of any other interest in respect of the capital stock of the Company without prejudice to the Company Optionholders (as defined below); and (ii) the Company shall cause all amounts currently held as cash in participant accounts under the Company's Employee Stock Purchase Plan to be returned to the applicable participants and all previously purchased shares of Company Common Stock held in such accounts to be distributed to the applicable participants. Subject to the satisfaction or waiver, if permitted by applicable law, of the conditions set forth in Article VII, Parent and the Company shall take all actions necessary to provide that each holder (a "Company Optionholder") of an employee stock option (each a "Company Stock Option") that is outstanding immediately prior to the Effective Time will be given the right to receive, in exchange for each such

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Company Stock Option (whether or not then vested and exercisable), that fraction of a Parent ADS (or, in the case of a Company Optionholder who was an affiliate (as defined under the Securities Act) of the Company at the record date for the Company Stockholders' Meeting or who will be an affiliate (as defined under the Securities Act) of Parent immediately after the Effective Time, that fraction of a Parent Ordinary Share) equal to the "fair value" of such Company Stock Option (calculated as generally accepted using the "Black-Scholes" methodology, and as agreed to in good faith by Parent and the Company), calculated as of the record date for the Company Stockholders' Meeting, divided by the Parent Average
Closing Price (the "Option Exchange").

     (b) Subject to the satisfaction or waiver, if permitted by applicable law, of the conditions set forth in Article VII, Parent and the Company shall take all actions necessary to provide that each holder (a "Company Warrantholder") of a warrant to acquire Company Common Stock (each a "Warrant") that is outstanding immediately prior to the Effective Time will be given the right to receive, in exchange for each such Warrant (whether or not then exercisable), that fraction of a Parent ADS (or, in the case of a Company Warrantholder who was an affiliate (as defined under the Securities Act) of the Company at the record date for the Company Stockholders' Meeting or who will be an affiliate (as defined under the Securities Act) of Parent immediately after the Effective Time, that fraction of a Parent Ordinary Share) equal to the "fair value" of such Warrant (calculated as generally accepted using the "Black-Scholes" methodology, and as agreed to in good faith by Parent and the Company), calculated as of the record date for the Company Stockholders' Meeting, divided by the Parent Average Closing Price (the "Warrant Exchange" and, together with the Option Exchange, the "Option and Warrant Exchange").

     (c) To the extent that any person would otherwise be entitled to receive a fraction of a Parent Ordinary Share or a Parent ADS pursuant to this Section 2.04, such fraction shall be treated in accordance with Section 2.06.

     SECTION 2.05. Antidilution Protection For Exchange Ratio. If, between the date of Amendment No. 1 to this Agreement and the Effective Time, the outstanding Parent Ordinary Shares or shares of Company Common Stock or Series A Preferred Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, stock split, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Common Stock Exchange Ratio and the Series A Preferred Stock Exchange Ratio, as the case may be, shall be appropriately adjusted to provide to the holders of Company Common Stock and Series A Preferred Stock the same economic effect as contemplated by this Agreement prior to such event.

     SECTION 2.06. Treatment of Fractional Shares. (a) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (x) the aggregate number of Parent Ordinary Shares delivered to the Exchange Agent over (y) the aggregate number of whole Parent Ordinary Shares to be distributed (including those to be represented by Parent ADSs) in connection with the Merger and the Option and Warrant Exchange (such excess being referred to herein as the "Excess Shares"). Following the Effective Time the Exchange Agent will, on behalf of the former Company stockholders, the former Company Optionholders and the former Company Warrantholders, sell the Excess Shares at then-prevailing prices on the Neuer Markt in the manner provided in Section 2.06(b).

     (b) The sale of the Excess Shares by the Exchange Agent will be executed on the Neuer Markt through one or more member firms and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in its sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the former Company stockholders, the former Company Optionholders and the former Company Warrantholders, the Exchange Agent will hold such proceeds in trust for such holders (the "Company Shares Trust"). All commissions, transfer taxes and other out-of-pocket transaction costs incurred in connection with such sale of Excess Shares shall be deducted from the proceeds of such sale. The Exchange Agent will determine the portion of the Company Shares Trust to which each former

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holder of Company Common Stock or Series A Preferred Stock, each former Company
Optionholder and each former Company Warrantholder is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock or Series A Preferred Stock, such former Company Optionholder or such former Company Warrantholder is entitled (after taking into account all such shares held at the Effective Time and all such Company Stock Options and Warrants surrendered in the Option and Warrant Exchange by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Company Common Stock or Series A Preferred Stock, all former Company Optionholders and all former Company Warrantholders are entitled pursuant to the Merger and the Option and Warrant Exchange.

     (c) As soon as practicable after the determination of the amount of cash, if any, to be paid to former Company stockholders, the former Company Optionholders and the former Company Warrantholders with respect to fractional share interests, the Exchange Agent will make available such amounts to such holders. The parties acknowledge that the payment of cash in lieu of the issuance of fractional Parent Ordinary Shares and Parent ADSs is not separately bargained for consideration but merely represents a mechanical rounding off to avoid the administrative and accounting issues that may be caused by the issuance of fractional Parent Ordinary Shares and Parent ADSs."

     5.  Additional Agreements.  From and after the date hereof:

          (a) Section 6.03(f) of the Merger Agreement shall be amended in full to read as follows:

        "Parent shall cause the Option and Warrant Exchange to be commenced promptly after the F-4 Registration Statement has been declared effective by the SEC and shall use all reasonable efforts to cause the Option and Warrant Exchange to be consummated not later than immediately prior to the Effective Time; provided, however, that the Effective Time shall not occur prior to the expiration of the Option and Warrant Exchange. Parent shall cause the Option and Warrant Exchange to be commenced by causing the Proxy Statement and related documents to be mailed to each Company Optionholder and Company Warrantholder, and the Proxy Statement shall state, in addition to such other disclosures as are required by applicable Law: (i) that all Company Stock Options and Warrants validly tendered will be accepted for exchange; (ii) the dates of acceptance for exchange (which shall be a period of at least 20 U.S. business days from the date the Option and Warrant Exchange is commenced) (the "Offer Period"); and (iii) that any Company Stock Option or Warrant not tendered will remain outstanding or otherwise be treated in accordance with its terms. As soon as practicable after the expiration of the Offer Period, Parent shall (i) cause to be accepted for exchange all Company Stock Options or Warrants tendered and not validly withdrawn pursuant to the Exchange Offer and (ii) cause to be canceled all Company Stock Options or Warrants so accepted for exchange by Parent. No fractional Parent Ordinary Shares or Parent ADSs shall be issued in connection with the Option and Warrant Exchange. The Option and Warrant Exchange shall be subject to, and the Offer Period shall not expire prior to, the satisfaction or, if permitted by applicable Law, waiver of the conditions set forth in Article VII; provided, however, that the Offer Period shall not expire prior to January 1, 2001."

          (b) Exhibits C, D and E of the Merger Agreement shall be amended in full to read as set forth in Annexes 2, 3 and 4 hereto, respectively.

          (c) The last sentence of Section 6.10 of the Merger Agreement shall be amended in full to read as follows:

        "The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Company Affiliate Letter on the certificates evidencing any of the Parent Ordinary Shares to be received by (i) any affiliate of the Company or (ii) any person Parent reasonably identifies (by written notice to the Company) as being a person who may be deemed an affiliate of the Company, pursuant to the terms of this Agreement, and to issue appropriate stop transfer

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        instructions to the transfer agent for the Parent Ordinary Shares or the depositary for the Parent ADSs, consistent with the terms of the Company Affiliate Letter, regardless of whether such person has executed the Company Affiliate Letter and regardless of whether such person's name and address appear in Section 3.22 of the Company Disclosure Schedule."

     6. Closing Conditions.  From and after the date hereof:

          (a) Section 7.02(e) of the Merger Agreement shall be amended in full to read as follows:

        "Reserved."

          (b) Section 7.02(j) of the Merger Agreement shall be amended in full to read as follows:

        "the Company shall have filed with the Secretary of State of the State of Delaware a certificate of elimination with respect to the Company's Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock and Series M-1 Preferred Stock."

     7. Termination.  From and after the date hereof:

          (a) Section 8.01(b) of the Merger Agreement shall be amended in full to read as follows:

        "by either Parent or the Company, if the Effective Time shall not have occurred on or before March 31, 2001; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;"

          (b) From and after the date hereof, Section 8.01(l) of the Merger Agreement shall be amended in full to read as follows:

        "by Parent, if Parent shall be required to issue more than 6,650,000 Parent Ordinary Shares in connection with the Merger, the Share Exchange and the Option and Warrant Exchange."

     8. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent that:

          (a) The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder and under the Merger Agreement and to consummate the Transactions. The execution and delivery of this Amendment by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Amendment or to consummate the Transactions (other than, with respect to the Merger, the adoption of the Merger Agreement, as amended by this Amendment, by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting and the filing and recordation of the Certificate of Merger as required by the DGCL). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     9. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company that:

          (a) Parent has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder and under the Merger Agreement and to consummate the Transactions. The execution and delivery of this Amendment by Parent and the consummation by Parent of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize this Amendment or to consummate the Transactions (other than the resolutions of the Management Board (Vorstand) and the Supervisory Board (Aufsichtsrat) approving the capital increase, the filing of the approval of the capital increase by the Management Board (Vorstand) and the Supervisory Board (Aufsichtsrat) of Parent with the commercial register (Handelsregister) for Parent and any other action related thereto). This Amendment has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other parties hereto, and subject to Section
     6.14 of the Merger Agreement, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     10. Effect on Agreement. (a) From and after the date hereof, each reference in the Merger Agreement or any other agreement in connection therewith to "this Agreement", "hereunder", "hereof" or words of like import referring to the Merger Agreement, shall mean and be a reference to the Merger Agreement as amended by this Amendment.

          (b) The Merger Agreement as specifically amended hereby and subject to the conditions herein, is and shall remain in full force and effect and is in all respects ratified and confirmed.

     11. Merger Sub Joinder. Aspen Merger Sub Inc., in its capacity as Merger Sub, hereby agrees to become a party to and to be bound by the terms and provisions of the Merger Agreement, as amended hereby.

     12. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     13. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          TREEV, INC.

                                          By: /s/ THOMAS A. WILSON
                                          --------------------------------------
                                          Name: Thomas A. Wilson
                                          Title: President and
                                                 Chief Executive Officer

                                          By: /s/ BRIAN H. HAJOST
                                          --------------------------------------
                                          Name: Brian H. Hajost
                                          Title: Executive Vice President

                                          CE COMPUTER EQUIPMENT AG

                                          By: /s/ HANS-JURGEN BRINTRUP
                                          --------------------------------------
                                          Name: Hans-Jurgen Brintrup
                                          Title: Member of the Board of
                                                 Management

                                          By: /s/ THOMAS WENZKE
                                          --------------------------------------
                                          Name: Thomas Wenzke
                                          Title: Member of the Board of
                                                 Management

                                          ASPEN MERGER SUB INC.

                                          By: /s/ HANS-JURGEN BRINTRUP
                                          --------------------------------------
                                          Name: Hans-Jurgen Brintrup
                                          Title: Chairman and President

                                                      ANNEX 1 TO AMENDMENT NO. 1

                                                                       EXHIBIT A

                   LIST OF OFFICERS OF SURVIVING CORPORATION

                Julia A. Bowen, Vice President & General Counsel
                   Thomas Giampa, Vice President, Development
   Brian H. Hajost, Executive Vice President, Finance & Corporate Development
         Richard McMahon, Senior Vice President, Professional Services
                 Mark A. Paiewonsky, Vice President of Finance
                  Thomas Wenzke, Chief Administrative Officer
             Thomas A. Wilson, President & Chief Executive Officer

                                                      ANNEX 2 TO AMENDMENT NO. 1

                                                                       EXHIBIT C

                                                               November 21, 2000

PricewaterhouseCoopers LLP                               Cooley Godward LLP
1177 Avenue of the Americas                              One Maritime Plaza
New York, NY 10036                                       San Francisco, CA 94111-3699

Ladies and Gentlemen:

     In order to enable you to deliver an opinion in connection with the proposed merger (the "Merger") of Aspen Merger Sub Inc., a Delaware corporation ("Merger Sub"), with and into TREEV, Inc., a Delaware corporation (the "Company"), and related transactions, pursuant to which the Company will become a wholly-owned subsidiary of CE Computer Equipment AG, a German corporation ("Parent"), as described in the Amended and Restated Agreement and Plan of Merger between Parent and the Company, dated as of November 19, 1999 and amended and restated as of May 8, 2000, as amended by Amendment No. 1 thereto, dated as of November 20, 2000 (as so amended, the "Merger Agreement"), the undersigned officer of the Company hereby represents on behalf of the Company that, to the best knowledge and belief of such officer, after due inquiry and investigation, the following statements are true now and will continue to be true as of the Effective Time (as defined in the Merger Agreement):

     1. The fair market value of the Parent ordinary shares, including Parent ordinary shares represented by American Depositary Shares (collectively, the "Parent Shares"), received by each Company shareholder in the transactions described in the Merger Agreement (the "Transactions"), will be approximately equal to the fair market value of the shares of the Company Common Stock and Series A Preferred Stock (collectively, the "Company Stock") surrendered in exchange therefor. The formulas set forth in the Merger Agreement for the exchange of Parent Shares for the Company Stock, and the other terms of the Merger Agreement, are the result of arm's-length bargaining.

     2. Prior to and in connection with the Merger, (i) the Company has not redeemed (and will not redeem) any Company Stock and has not made (and will not make) any extraordinary distributions (as described in Treasury Regulation Section 1.368-1T(e)) with respect thereto and (ii) persons that are related to the Company within the meaning of Treasury Regulation Section 1.368-1(e)(3) (determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)) have not acquired (and will not acquire) Company Stock from any holder thereof except as set forth in the Merger Agreement.

     3. At the Effective Time, the Company will have no stock or other equity interests outstanding other than those set forth in Section 3.03 of the Merger Agreement. The Company does not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock (or other equity interest) in the Company or vote (or restrict or otherwise control the vote of) Company Stock that, if exercised or converted, would affect Parent's acquisition or retention of Control of the Company. For purposes of this letter, "Control" means the direct ownership of stock in the Company possessing at least 80% of the total combined voting power of all classes of stock of the Company entitled to vote and at least 80% of the total number of shares of each other class of stock of the Company. For purposes of determining Control, a person will not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

     4. The Company has no plan or intention to issue additional shares of its stock, or take any other action, that would result in Parent losing Control of the Company.

     5. The Company and its shareholders will pay separately their respective expenses, if any, incurred in connection with the Transactions.

     6. The Company is not an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

     7. The fair market value of the assets of the Company exceed the sum of its liabilities plus the amount of liabilities, if any, to which the assets are subject.

     8. The Company is not under the jurisdiction of a court in a case under Title 11 of the United States Bankruptcy Code, or in a receivership, foreclosure or similar proceeding in a Federal or state court within the meaning of section 368(a)(3)(A) of the Code.

     9. In connection with the Transactions, 100% of the total combined voting power of all classes of stock of the Company entitled to vote and 100% of the total number of shares of each other class of stock of the Company will be exchanged solely for Parent Shares which are entitled to vote. For purposes of this representation, no cash or other property has been furnished directly or indirectly by Merger Sub or Parent (or anyone related to either of them within the meaning of Treasury Regulation Section 1.368-1(e)(3), or anyone acting on behalf of any of them as an agent, in each case a "Related Party") in connection with redemptions or purchases of Company Stock by the Company or distributions by the Company to Company shareholders. In addition, no liabilities of the Company shareholders will be assumed by Parent or Merger Sub (or any Related Party), nor will any of the Company Stock be subject to any liabilities.

     10. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Following the Transactions, the Company will continue to hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger, and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub held immediately prior to the Merger. For purposes of this representation, any amounts paid by the Company to dissenting Company shareholders or to Company shareholders who receive cash or other property in the Merger, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions or other payments in respect of Company Stock or rights to acquire such stock (except for regular, normal dividends) made by the Company in contemplation of the Merger will be included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger.

     11. Other than in the ordinary course of its business, the Company has not disposed of any of its assets (including any distributions of assets with respect to, or in redemption of, stock) since January 1, 1998.

     12. Other than shares of Company Stock or options to acquire Company Stock issued as compensation to present or former service providers (including, without limitation, employees or directors of the Company) in the ordinary course of business, if any, no issuances of Company Stock or rights to acquire Company Stock have occurred since July 1, 1999 other than pursuant to options, warrants, or agreements outstanding prior to July 1, 1999.

     13. The liabilities of the Company have been incurred by the Company in the ordinary course of business.

     14. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

     15. The documents listed in the attached Exhibit 1 represent the full and complete agreement among Parent, Merger Sub and the Company regarding the Transactions, and there are no other written or oral agreements regarding the Transactions.

     16. The Transactions will be consummated solely in compliance with the material terms of the Merger Agreement. None of the material terms and/or conditions therein has been waived or modified, and there is no plan or intention to waive or to modify any such material term or condition.

     17. The payment of cash in lieu of fractional shares of Parent Shares is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained for consideration. The fractional share interests of each holder of Parent Shares will be aggregated, and no such holder will receive cash in an amount equal to or greater than the value of one full share of Parent Shares. The total cash consideration that will be paid to Company shareholders in lieu of fractional shares will not exceed 1% of the total consideration that will be issued to the Company shareholders in exchange for their shares. None of the cash to be paid in lieu of fractional shares will be provided, directly or indirectly, by Parent, Merger Sub or the Company.

     18. The Company has no plan to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers described in Treasury Regulation Section 1.368-1(d) and Treasury Regulation Section 1.368-2(k) or section 368(a)(2)(C) of the Code (in which case the foregoing representation shall be deemed to apply to any transferee).

     19. Following the Merger, the Company will continue a significant line of its historic business or use a significant portion of its historic business assets in a business.

     20. Immediately after the Transactions, not more than fifty percent (50%) of the total voting power and not more than fifty percent (50%) of the total value of all outstanding Parent stock will be owned, in the aggregate (taking into account any attribution or constructive ownership rules of Treasury Regulation Section 1.367(a)-3(c)), by U.S. persons that are either officers or directors of the Company or that will own stock representing at least five percent (5%) or more of the total voting power or total value of all outstanding Company stock immediately prior to the Transactions. For purposes of this representation, any stock of Parent owned by U.S. persons immediately after the Transactions shall be taken into account, whether or not received in exchange for stock or securities of the Company.

     21. No option (or interest similar to an option) to acquire Company capital stock has been or will be issued or acquired with a principal purpose of avoiding the general rule of Section 367(a)(1) of the Code.

     22. None of the Parent Shares received by any shareholder-employee or shareholder-independent contractor of the Company in the Transactions will be separate consideration for, or allocable to, past or future services. None of the compensation received by any shareholder-employee or shareholder-independent contractor of the Company is separate consideration for, or allocable to, such shareholder-employee's or shareholder-independent contractor's shares of Company Stock surrendered in the Transactions, and the compensation paid to such shareholder-employee or shareholder-independent contractor will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     23. In each instance in which the Company incurred indebtedness, at the time such indebtedness was incurred, the Company intended to repay such indebtedness in accordance with its terms.

     24. Neither the Company nor any related person of the Company (as such term is defined in Treasury Regulation Section 1.368-1(e)(3)) has treated, or has any plan or intention to treat, any instrument denominated as indebtedness of the Company as anything other than debt for tax or any other purpose.

     25.  In each instance in which Parent or BW
          Technologie-Beteiligugsgesellschaft has provided a loan to the Company, the terms of such loan, including the interest rate and payment terms, were arm's length and commercially reasonable as compared to loans of a similar amount and maturity.

     26. The BW Note Agreement between Parent and the Company dated as of November 21, 2000 will be implemented in accordance with its terms.

     27. Following the completion of the transactions described in the BW Note Agreement, (i) the Company will not be in default with respect to any outstanding indebtedness of the Company, and (ii) the Company will have no plan or intention to retire any indebtedness of the Company in exchange for any consideration other than in accordance with its terms.

     28. The Company has not held discussions with any holder of Company indebtedness (nor has the Company retained any person to engage in such discussions whether such discussions are to occur before or after the Effective Time) regarding the acquisition of or retirement of such indebtedness for less than the principal amount of the indebtedness.

     29. The Company's principal reasons for participating in the Transactions are bona fide business purposes not related to taxes.

     30. The undersigned officer is authorized to make the certifications contained in this letter on behalf of the Company.

     It is understood that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Merger Agreement (including all schedules and exhibits thereto) and documents related thereto, (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects or if any of the covenants or obligations set forth in the Merger Agreement are not satisfied in all material respects and (iii) your opinions will not address any tax consequences of the Transactions or any action taken in connection therewith except as expressly set forth in such opinions.

     Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.

     The Company undertakes to inform you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

                                          Very truly yours,

                                          TREEV, Inc.

                                          By:
                                            ------------------------------------
                                          Title:
                                             -----------------------------------

                                                                       EXHIBIT 1

                           MERGER AGREEMENT DOCUMENTS

     1. Amended and Restated Agreement and Plan of Merger Between CE Computer Equipment AG and TREEV, Inc., dated as of November 19, 1999 and restated as of May 8, 2000, and Amendment No. 1 thereto, dated as of November 20, 2000.

     2. Voting and Registration Rights Agreement, dated as of November 19, 1999 and amended as of May 8, 2000 and Letter Agreement thereto, dated as of November 20, 2000, from CE Computer Equipment AG to each of the parties identified on Schedule A thereto.

     3. Series A Preferred Stock Agreement, dated as of August 22, 2000 and Letter Agreement thereto, dated as of November 20, 2000, from CE Computer Equipment AG to each of the parties identified on Schedule A thereto.

     4. Exchange Agent Agreement between CE Computer Equipment AG and The Bank of New York, as agent, to be dated as of November 22, 2000.

     5. Contribution Agent Agreement between CE Computer Equipment AG and Aspen Merger Corporation, as agent, dated as of November 17, 2000.

                                                      ANNEX 3 TO AMENDMENT NO. 1

                                                                       EXHIBIT D

                                                               November 21, 2000

PricewaterhouseCoopers LLP                     Cooley Godward LLP
1177 Avenue of the Americas                    One Maritime Plaza
New York, NY 10036                             San Francisco, CA 94111-3699

Ladies and Gentlemen:

     In order to enable you to deliver an opinion in connection with the proposed merger (the "Merger") of Aspen Merger Sub Inc., a Delaware corporation ("Merger Sub"), with and into TREEV, Inc., a Delaware corporation (the "Company"), and related transactions, pursuant to which the Company will become a wholly-owned subsidiary of CE Computer Equipment AG, a German corporation ("Parent"), as described in the Amended and Restated Agreement and Plan of Merger between Parent and the Company, dated as of November 19, 1999 and amended and restated as of May 8, 2000, as amended by Amendment No. 1 thereto, dated as of November 20, 2000 (as so amended, the "Merger Agreement"), the undersigned officers of Parent and Merger Sub hereby represent on behalf of Parent and Merger Sub that, to the best knowledge and belief of such officers, after due inquiry and investigation, the following statements are true now and will continue to be true as of the Effective Time (as defined in the Merger Agreement):

          1. The fair market value of the Parent ordinary shares, including the Parent ordinary shares represented by American Depositary Shares (collectively, the "Parent Shares"), received by each Company shareholder in the transactions described in the Merger Agreement (the "Transactions"), will be approximately equal to the fair market value of the shares of the Company Common Stock and Series A Preferred Stock (collectively, the "Company Stock") surrendered in exchange therefor. The formulas set forth in the Merger Agreement for the exchange of Parent Shares for Company Stock, and the other terms of the Merger Agreement, are the result of arm's-length bargaining.

          2. In connection with the Transactions, 100% of the total combined voting power of all classes of stock of the Company entitled to vote and 100% of the total number of shares of each other class of stock of the Company will be exchanged solely for Parent Shares which are entitled to vote. For purposes of this representation, no cash or other property has been furnished directly or indirectly by Merger Sub or Parent (or anyone related to either of them within the meaning of Treasury Regulation Section 1.368-1(e)(3), or anyone acting on behalf of any of them as an agent, in each case a "Related Party") in connection with redemptions or purchases of Company Stock by the Company or distributions by the Company to Company shareholders. In addition, no liabilities of the Company shareholders will be assumed by Parent or Merger Sub (or any Related Party), nor will any of the Company Stock be subject to any liabilities.

          3. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Following the Transactions, Parent intends to cause the Company to hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger, and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub held immediately prior to the Merger. For purposes of this representation, any amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to Company shareholders who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions or other payments in respect of Company Stock or rights to acquire such stock (except for regular, normal dividends) made by the Company in contemplation of the Merger will be included as assets of the Company or Merger Sub, respectively, immediately prior to the transaction.

          4. Following the Transactions, members of Parent's "qualified group" (as defined in Treasury Regulation Section 1.368-1(d)(4)) will continue a significant line of the historic business of the Company or use a significant portion of the Company's historic business assets in a business.

          5. Following the Transactions, Parent has no plan or intention to liquidate the Company; to merge the Company with or into another corporation; to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers described in Treasury Regulation Section 1.368-1(d) and Treasury Regulation Section 1.368-2(k) (in which case the foregoing representation shall be deemed to apply to any transferee); to sell or otherwise dispose of any Company Stock; or to contribute Company Stock to any other entity, except for transfers described in section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code") or Treasury Regulation Section 1.368-2(k) (in which case the foregoing representations shall be deemed to apply to any transferee).

          6. Parent has no plan or intention to reacquire any of its stock issued in the Transactions. To the best of the knowledge of the management of Parent, no person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3) and no person acting as an intermediary for Parent or such a related person has a plan or intention to acquire any of the Parent Shares issued in the Transactions. On August 2, 2000, Parent was authorized but not directed by its shareholders to repurchase up to 2,000,817 shares (representing approximately ten percent) of the capital stock of Parent at any time prior to December 31, 2001. Although Parent has no plan or intention to engage in any such stock repurchase, any such repurchase would be made on the open market through a broker for the prevailing market price and would not favor participation by former Company shareholders. Additionally, Parent would not know the identity of the sellers of the Parent stock and such sellers would not know whether Parent is the buyer of such stock.

          7. Parent has no plan or intention to cause the Company to issue additional shares of Company Stock that would result in Parent losing Control of the Company. For purposes of this letter, "Control" means the direct ownership of stock in the Company possessing at least 80% of the total combined voting power of all classes of stock of the Company entitled to vote and at least 80% of the total number of shares of each other class of stock of the Company. For purposes of determining Control, a person will not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

          8. The Contribution Agent (as defined in the Merger Agreement) has formed Merger Sub on behalf of and as the agent of Parent and will participate in the Transactions and otherwise effectuate the exchange of Parent Shares for Company Stock solely to facilitate Parent's compliance with German corporate law regarding the issuance of shares.

          9. Merger Sub was formed solely for the purpose of merging into the Company, has not owned and does not own any assets, and has not been and is not subject to any liabilities.

          10. Prior to the Merger, the Contribution Agent will hold all of Merger Sub's issued and outstanding common stock solely on behalf of and as the agent of Parent.

          11. No shares of Merger Sub will be used as consideration in the Merger or otherwise issued to shareholders of the Company.

          12. The exchange by the Contribution Agent of Company Stock for Parent Shares will occur as soon as possible after the Merger.

          13. Parent and Merger Sub will pay separately their respective expenses, if any, incurred in connection with the Transactions.

          14. None of Parent, Merger Sub, or any other direct or indirect subsidiary of Parent beneficially owns, nor has owned during the past five years, any shares of Company Stock or the right to acquire or vote such shares (except such rights as are granted in the Merger Agreement).

          15. With respect to each instance, if any, in which shares of Company Stock have been purchased (a "Stock Purchase") by any person during the period since January 1, 1999: (i) the Stock Purchase was not made by such person as a representative of Parent; (ii) the purchase price paid by such person pursuant to the Stock Purchase was not advanced, and will not be reimbursed, either directly or indirectly, by Parent; (iii) at no time was such person or any other party required or obligated to surrender to Parent the Company Stock acquired in the Stock Purchase, and neither such person nor any other party will be required to surrender to Parent the Parent Shares for which such shares of stock of the Company will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger.

          16. Immediately after the Transactions, not more than fifty percent (50%) of the total voting power and not more than fifty percent (50%) of the total value of all outstanding Parent stock will be owned, in the aggregate (taking into account any attribution or constructive ownership rules of Treasury Regulation Section 1.367(a)-3(c)), by U.S. persons that are either officers or directors of the Company or that own stock representing at least five percent (5%) or more of the total voting power or total value of all outstanding Company Stock immediately prior to the Transactions. For purposes of this representation, any stock of Parent owned by U.S. persons immediately after the Transactions shall be taken into account, whether or not received in exchange for stock or securities of the Company.

          17. Throughout the entire 36-month period immediately preceding the Transactions, Parent, directly or through one or more qualified subsidiaries (as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(vii)), will have been engaged in an active trade or business, consisting of producing systems for integrated document management and archiving, outside of the United States, and Parent has no intention to dispose of or discontinue such active trade or business.

          18. At the time of the Transactions, the fair market value of Parent (not taking into account assets acquired outside the ordinary course of business within the 36-month period immediately preceding the Transactions) will be at least equal to the fair market value of the Company.

          19. After the Transactions, Parent will, and will cause the Company to, comply with the record-keeping and information filing requirements of Treasury Regulation Section 1.367(a)-3(c)(6).

          20. No option (or interest similar to an option) to acquire Parent stock has been or will be issued or acquired with a principal purpose of avoiding the general rule of Section 367(a)(1) of the Code.

          21. Neither Parent nor Merger Sub is an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

          22. None of the Parent Shares received by any shareholder-employee or shareholder-independent contractor of the Company in the Transactions will be separate consideration for, or allocable to, past or future services. None of the compensation received by any shareholder-employee or shareholder-independent contractor of the Company is separate consideration for, or allocable to, such shareholder-employee's or shareholder-independent contractor's shares of Company Stock surrendered in the Transactions, and the compensation paid to such shareholder-employee or shareholder-independent contractor will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          23. The documents listed in the attached Exhibit 1 represent the full and complete agreement among Parent, Merger Sub and the Company regarding the Transactions, and there are no other written or oral agreements regarding the Transactions.

          24. The Transactions will be consummated solely in compliance with the material terms of the Merger Agreement; as of the date hereof, none of the material terms and/or conditions therein has been waived or modified, and there is no plan or intention to waive or to modify any such material term or condition.

          25. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

          26. The payment of cash in lieu of fractional shares of Parent Shares is solely for the purposes of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained for consideration. The fractional share interests of each holder of Parent Shares will be aggregated, and no such holder will receive cash in an amount equal to or greater than the value of one full share of Parent Shares. The total cash consideration that will be paid to Company shareholders in lieu of fractional shares will not exceed 1% of the total consideration that will be issued to the Company shareholders in exchange for their shares. None of the cash to be paid in lieu of fractional shares will be provided, directly or indirectly, by Parent, Merger Sub or the Company.

          27. In each instance in which Parent has provided a loan to the Company, at the time such loan was provided, Parent expected the Company to repay such loan in accordance with its terms.

          28. Neither Parent nor any related person of Parent (as such term is defined in Treasury Regulation Section 1.368-1(e)(3)) has treated, or has any plan or intention to treat, any instrument denominated as indebtedness of the Company as anything other than debt for tax or any other purpose.

          29. Parent has not held discussions with any holder of Company indebtedness (nor has Parent retained any person to engage in such discussions whether such discussions are to occur before or after the Effective Time) regarding the acquisition of or retirement of such indebtedness for less than the principal amount of the indebtedness.

          30. Parent has no plan or intention to cause the Company to retire any indebtedness of the Company except in accordance with its terms.

          31. Parent has no plan or intention to acquire from any third party any indebtedness of the Company.

          32. The BW Note Agreement between Parent and the Company dated as of November 21, 2000 will be implemented in accordance with its terms.

          33. Parent's principal reasons for participating in the Transactions are bona fide business purposes not related to taxes.

          34. The undersigned officers are authorized to make the certifications contained in this letter on behalf of Parent and Merger Sub, as the case may be.

     It is understood that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Merger Agreement (including all schedules and exhibits thereto) and documents related thereto, (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects or if any of the covenants or obligations set forth in the Merger Agreement are not satisfied in all material respects and (iii) your opinions will not address any tax consequences of the Transactions or any action taken in connection therewith except as expressly set forth in such opinions.

     Parent and Merger Sub undertake to inform you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

                                          Very truly yours,

                                          CE Computer Equipment AG

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          Aspen Merger Sub Inc.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                                                       EXHIBIT 1

                           MERGER AGREEMENT DOCUMENTS

     1. Amended and Restated Agreement and Plan of Merger Between CE Computer Equipment AG and TREEV, Inc., dated as of November 19, 1999 and restated as of May 8, 2000, and Amendment No. 1 thereto, dated as of November 20, 2000.

     2. Voting and Registration Rights Agreement, dated as of November 19, 1999 and amended as of May 8, 2000 and Letter Agreement thereto, dated as of November 20, 2000, from CE Computer Equipment AG to each of the parties identified on Schedule A thereto.

     3. Series A Preferred Stock Agreement, dated as of August 22, 2000 and Letter Agreement thereto, dated as of November 20, 2000, from CE Computer Equipment AG to each of the parties identified on Schedule A thereto.

     4. Exchange Agent Agreement between CE Computer Equipment AG and The Bank of New York, as agent, to be dated as of November 22, 2000.

     5. Contribution Agent Agreement between CE Computer Equipment AG and Aspen Merger Corporation, as agent, dated as of November 17, 2000.

                                                      ANNEX 4 TO AMENDMENT NO. 1

                                                                       EXHIBIT E

                        FORM OF COMPANY AFFILIATE LETTER
TREEV, INC.
13900 LINCOLN PARK DRIVE
3RD FLOOR
HERNDON, VIRGINIA 20171
USA

CE COMPUTER EQUIPMENT AG
HERFORDER STRASSE 155A
33609 BIELEFELD
GERMANY

LADIES AND GENTLEMEN:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of TREEV, Inc., a Delaware corporation ("Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of November 19, 1999 and amended and restated as of May 8, 2000, as amended by Amendment No. 1 thereto dated as of
[               ], 2000 (as so amended, the "Agreement"), between CE Computer
Equipment AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Parent"), and the Company, Aspen Merger Sub Inc., a Delaware corporation, shall be merged with and into the Company (the "Merger"), and the stockholders of the Company shall receive ordinary shares, without par value, of Parent ("Parent Ordinary Shares") or American Depositary Shares ("Parent ADSs") representing Parent Ordinary Shares in exchange for shares of common stock, par value $.0001 per share, of the Company (the "Company Common Stock") and shares of Series A Cumulative Convertible Preferred Stock, par value $.0001 per share, of the Company (the "Company Series A Preferred Stock"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

     I understand and acknowledge that persons who are affiliates of Parent or the Company will not be eligible to hold Parent ADSs and will instead receive Parent Ordinary Shares in the Merger and the Option and Warrant Exchange. As a result of the Merger and the Option and Warrant Exchange, I may receive Parent Ordinary Shares or Parent ADSs in exchange for shares owned by me of Company Common Stock or Company Series A Preferred Stock, warrants owned by me to acquire Company Common Stock or employee stock options of the Company, as the case may be (the Parent ADSs together with the Parent Ordinary Shares are hereinafter collectively referred to as the "Parent Securities").

     I represent, warrant and covenant to Parent that in the event I receive any Parent Securities as a result of the Merger or the Option and Warrant Exchange:

          A. I shall not make any sale, transfer or other disposition of Parent Securities in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Securities to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of Parent Securities to me pursuant to the Merger and the Option and Warrant Exchange shall be registered with the Commission under the Act on a Registration Statement on Form F-4. However, I have also been advised that, since (a) at the time the Merger shall be submitted for a vote of the stockholders of the Company, I may be deemed to be an affiliate of the Company and (b) the distribution by me of Parent Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Securities issued to me in the Merger and the Option and Warrant Exchange unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that, except as provided in the Agreement [and in the Voting Agreement, as amended, to which I am a party], Parent is under no obligation to register the sale, transfer or other disposition of Parent Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to Parent's transfer agents or the depositary for the Parent ADSs with respect to Parent Securities issued to me and that there will be placed on the certificates for Parent Securities issued to me, or any substitutions therefor, a legend stating in substance:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED
                      BETWEEN THE REGISTERED HOLDER HEREOF AND CE COMPUTER EQUIPMENT AG, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CE COMPUTER EQUIPMENT AG."

          F. I also understand that, unless the sale or transfer by me of Parent Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          --------------------------------------
                                          Name:

Accepted this      day of
       ,        , by

CE COMPUTER EQUIPMENT AG

By:
    --------------------------------------------------------
    Name:
    Title:

TREEV, INC.

By:
    --------------------------------------------------------
    Name:
    Title:

                                                                         ANNEX B

                                                                  EXECUTION COPY

                    VOTING AND REGISTRATION RIGHTS AGREEMENT

     VOTING AND REGISTRATION RIGHTS AGREEMENT, dated as of November 19, 1999 (this "Agreement"), among CE Computer Equipment AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (the "Acquiror"), and each of the parties identified on Schedule A hereto (individually a "Stockholder" and collectively the "Stockholders").

     WHEREAS, TREEV, Inc., a Delaware corporation (the "Company") and the Acquiror have contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger dated as of November 19, 1999 (the "Merger Agreement") which provides, among other things, that the Acquiror will cause to be incorporated a Delaware corporation ("Merger Vehicle");

     WHEREAS, Merger Vehicle will be merged (the "Merger") with and into the Company pursuant to the terms and conditions of the Merger Agreement;

     WHEREAS, as an essential condition and inducement to the Acquiror to enter into the Merger Agreement and in consideration therefor, the undersigned Stockholders and the Acquiror have entered into this Agreement; and

     WHEREAS, as of the date hereof, the Stockholders own of record and beneficially the number of shares of common stock, par value $0.0001 per share, of the Company (the "Company Common Stock") and the number of options to purchase shares of Company Common Stock ("Options") and Warrants to purchase Company Common Stock ("Warrants") set forth opposite their respective names on Schedule A hereto and wish to enter into this Agreement with respect to such shares of Company Common Stock and such Options and Warrants;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                VOTING OF SHARES

     SECTION 1.01. Voting Agreement. Each Stockholder hereby agrees, severally and not jointly, to: (a) appear, or cause the holder of record on any applicable record date (the "Record Holder") to appear, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement or any transaction contemplated by the Merger Agreement are considered; (b) vote, or cause the Record Holder to vote, in person or by proxy or by written consent all the shares of Company Common Stock or other equity securities of the Company owned by such Stockholder, or with respect to which such Stockholder has or shares voting power or control, and all the shares of Company Common Stock or other equity securities of the Company which may, or with respect to which voting power or control may, hereafter be acquired by such Stockholder pursuant to Options, Warrants or otherwise (collectively, the "Shares") in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement; and (c) vote, or cause the Record Holder to vote, such Stockholder's Shares against any action, proposal or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, or which would result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

     SECTION 1.02. Irrevocable Proxy. Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to the Acquiror a proxy in the form attached hereto as Exhibit 1 (a "Proxy"), which shall be irrevocable to the extent provided in Section 212 of the Delaware General

Corporation Law, covering the total number of Shares beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by such Stockholder set forth therein.

     SECTION 1.03. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Acquiror or Merger Vehicle any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares will remain and belong to the Stockholders, and neither the Acquiror nor Merger Vehicle will have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting or control of any of their Shares, except as otherwise provided herein, in the Merger Agreement or the performance of the Stockholders' duties or responsibilities as stockholders of the Company.

     SECTION 1.04. Evaluation of Investment. Each Stockholder, by reason of his knowledge and experience in financial and business matters, believes himself capable of evaluating the merits and risks of the investment in American Depositary Shares ("Acquiror ADSs"), each representing one Ordinary Share without par value of Acquiror ("Acquiror Shares") contemplated by the Merger Agreement. Each Stockholder also acknowledges that he possesses all information relating to the Acquiror, Merger Vehicle and the Company which he deems relevant to an investment in the Acquiror ADSs should the Merger be consummated. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

     SECTION 1.05. No Inconsistent Agreements. Each Stockholder hereby represents, warrants and covenants that, except as contemplated by this Agreement and the Merger Agreement, such Stockholder (a) has not entered, and will not enter into, any agreement with respect to the voting of such Stockholder's Shares and (b) has not granted, and will not grant, any proxy or power of attorney which is inconsistent with this Agreement.

                                   ARTICLE II

                         COVENANTS OF THE STOCKHOLDERS

     SECTION 2.01. No Disposition or Encumbrance of Shares. (a) Each Stockholder hereby covenants and agrees, severally and not jointly, that such Stockholder shall not, directly or indirectly, offer or otherwise agree to sell, assign, transfer, exchange, or dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to any Shares, Options or Warrants owned directly or indirectly by such Stockholder or with respect to which such Stockholder has the power of disposition, whether now or hereafter acquired, to or for the benefit of or in favor of any other person (a "Transferee") without the prior written consent of the Acquiror, unless the Transferee agrees in writing to be bound by the terms of this Agreement with respect to such Shares, Options or Warrants (provided nothing contained herein will be deemed to restrict the exercise of Options or Warrants).

     (b) Each Stockholder hereby agrees and consents to the entry of stop transfer instructions by the Company against the transfer of any Shares inconsistent with the terms of Section 2.01(a).

     SECTION 2.02. No Solicitation. From the date hereof until the termination of this Agreement, each Stockholder will not (whether directly or indirectly through advisors, agents or other intermediaries) (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (as defined below), other than the Acquiror or Merger Vehicle, (i) relating to any acquisition or purchase of all or any portion of the assets or capital stock of the Company or any subsidiary of the Company (other than sales of inventory in the ordinary course of business consistent with past practice), (ii) to enter into any business combination with the Company or any subsidiary of the Company, or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or any subsidiary of the Company, or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any Person, other than the Acquiror or Merger Vehicle, any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any such other Person, to seek to do any of the foregoing. Each Stockholder immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with all Persons other than the Acquiror or Merger Vehicle conducted heretofore with respect to any of the foregoing. Each Stockholder shall notify the Acquiror promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to the Acquiror, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact, including without limitation a description of any financial terms of such proposal, offer, inquiry or contact, if applicable. For the purposes of this Agreement, the term "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

     Each Stockholder hereby represents and warrants, severally and not jointly, to the Acquiror as follows:

     SECTION 3.01. Authority Relative to This Agreement. Such Stockholder is legally competent to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the Acquiror and the other Stockholders, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

     SECTION 3.02. No Conflict. The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares, Options or Warrants pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares, Options or Warrants owned by him are bound or affected.

     SECTION 3.03. Title to the Shares, Options and Warrants. The Shares, Options and Warrants owned by such Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and such Stockholder has not appointed or granted any proxy, which appointment or grant remains effective, with respect to any Shares.

                                   ARTICLE IV

                              REGISTRATION RIGHTS

     SECTION 4.01. Incidental Registration. (a) Whenever the Acquiror proposes to register any Acquiror ADSs under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") on a form and in a manner that would permit registration of Registrable Securities (as hereinafter defined) for sale to the public under the Securities Act, it will each such time give prompt written notice to all Stockholders holding Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including without limitation whether or not such registration will be in connection with an underwritten offering of Acquiror ADSs and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting if such disclosure is acceptable to the managing underwriter). Upon the written request of any such Stockholder delivered to the Acquiror within 30 days after such notice shall have been given to such Stockholder (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder and the intended method of disposition thereof), the Acquiror will use its reasonable best efforts to effect the registration under the Securities Act, as expeditiously as is reasonable, of all Registrable Securities that the Acquiror has been so requested to register by the Stockholders, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that:

          (i) if, at any time after giving such written notice of its intention to register any of such securities and prior to the effective date of the registration statement filed in connection with such registration, the Acquiror shall determine for any reason not to register such securities, the Acquiror may, at its election, give written notice of such determination to each Stockholder that has requested to register Registrable Securities and thereupon the Acquiror shall be relieved of its obligation to register any Registrable Securities in connection with such registration;

          (ii) if (A) the registration so proposed by the Acquiror involves an underwritten offering of the securities so to be registered, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise the Acquiror that, in its judgment, the number of Registrable Securities and any other securities proposed to be included in such offering by the Acquiror should be limited due to market conditions, then the Acquiror will promptly advise each such Stockholder thereof and may require, by written notice to each such Stockholder accompanying such advice, that, to the extent necessary to meet such limitation, all Company Stockholders (as hereinafter defined) proposing to sell Acquiror ADSs in such offering shall share pro rata in the number of Acquiror ADSs to be excluded from such offering, such pro rata sharing to be based on the respective numbers of Acquiror ADSs as to which registration has been requested by such Company Stockholders; provided, however, that in no event will the amount of Acquiror ADSs to be sold by such Company Stockholders pursuant to such registration statement after such reduction represent less than 20% of the Acquiror ADSs included in such offering;

          (iii) the Acquiror shall not be obligated to effect any registration of Registrable Securities under this Section 4.01 that is incidental to the registration of any of its securities in connection with any merger, acquisition, exchange offer, dividend reinvestment plan or stock option or other employee benefit plan; and

          (iv) notwithstanding any other provision of this Agreement to the contrary, the Acquiror shall not be required to register any Registrable Securities under this Agreement and shall have no obligation under this
     Section 4.01 with respect to any requests made by Stockholders after the first anniversary of the date of consummation of the Merger.

For purposes of this Agreement, "Registrable Securities" shall mean Acquiror ADSs which are issued to the Stockholders upon consummation of the Merger; provided, however, that, as to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) a sale has been made in reliance on and in accordance with Rule 144 under the Securities Act, (iii) they shall have been otherwise transferred or disposed of, (iv) they shall no longer be held by or for the benefit of the Stockholder to whom they were issued in the Merger or (v) they shall have ceased to be outstanding.

     (b) The Acquiror will pay all Registration Expenses in connection with each registration of Registrable Securities effected by it pursuant to this Section
4.01. For purposes of this Agreement, "Registration Expenses" shall mean all out-of-pocket expenses incident to the Acquiror's performance of or compliance with this Article IV, including without limitation all registration and filing fees (including filing fees with respect to the National Association of Securities Dealers, Inc.), all fees and expenses of complying with state securities or "blue sky" laws (including reasonable fees and disbursements of its independent public accountants, including the expenses of any special audits and underwriters' counsel in connection with any "blue sky" memorandum or survey), all printing expenses, all listing fees, all registrars' and transfer agents' fees, and the fees and disbursements of counsel for the Acquiror and "cold comfort" letters required by or incident to such performance and compliance.

     SECTION 4.02. Registration Procedures. (a) If and when the Acquiror is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.01, the Acquiror will as expeditiously as is reasonable:

          (i) prepare and file with the Securities and Exchange Commission (the "Commission") on any appropriate form a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

          (ii) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of (A) such time as all such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (B) the expiration of three months from the date such registration statement first becomes effective;

          (iii) furnish to each Stockholder selling such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Stockholder may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

          (iv) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as each Stockholder shall reasonably request, and do any and all other acts and things that may be necessary to enable such seller to consummate the disposition in such jurisdictions of such Stockholder's Registrable Securities covered by such registration statement, except that the Acquiror shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (v) furnish to each Stockholder selling Registrable Securities a signed counterpart, addressed to such Stockholder, of (A) an opinion of counsel for the Acquiror, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (B) a "cold comfort" letter signed by the independent public accountants who have issued a report on the Acquiror's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as such sellers may reasonably request;

          (vi) immediately notify each Stockholder selling Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with law, and at the request of any such Stockholder prepare and furnish to such Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law;

          (vii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (viii) use its reasonable best efforts to list such securities on each securities exchange on which Acquiror ADSs are then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; and

          (ix) issue to any underwriter to which any Stockholder may sell such Registrable Securities in connection with any such registration (and to any direct or indirect transferee of any such underwriter) certificates evidencing Acquiror ADSs.

The Acquiror may require each Stockholder selling Registrable Securities as to which any registration is being effected to furnish the Acquiror with such information regarding such Stockholder and the distribution of such securities as the Acquiror may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

     (b) If any registration pursuant to Section 4.01 shall be in connection with an underwritten public offering, each Stockholder holding Registrable Securities agrees, if so required by the managing underwriters, not to effect any public sale or distribution (including any sale pursuant to Rule 144 under the Securities Act) of Registrable Securities (other than as part of such underwritten public offering) within 5 U.S. business days prior to the effective date of the registration statement with respect to such underwritten public offering or 180 days after the effective date of such registration statement.

     (c) The Acquiror agrees, if so required by the managing underwriters in connection with an underwritten offering of Registrable Securities pursuant to
Section 4.01, not to effect any public sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such equity securities during the 5 U.S. business days prior to and the 180 days after the effective date of any registration statement with respect to such underwritten public offering, except as part of such underwritten offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

     (d) It is understood that in any underwritten offering of Registrable Securities in addition to the shares (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase a number of additional shares (the "option shares") equal to up to 15% of the initial shares (or such other maximum amount as the National Association of Securities Dealers, Inc. may then permit), solely to cover over-allotments. Acquiror ADSs proposed to be sold by the Acquiror and the Company Stockholders shall be allocated between initial shares and option shares as agreed or, in the absence of agreement, pursuant to Section 4.01(a)(ii). The number of initial shares and option shares to be sold by requesting holders shall be allocated pro rata among all such Company Stockholders on the basis of the relative number of Acquiror ADSs each such holder has requested to be included and is permitted to include in such registration. For purposes of this Agreement, the term "Company Stockholders" shall mean, collectively, (i) the Series A Stockholders (as defined in the Series A Preferred Voting and Registration Rights Agreement dated as of the date hereof between the Acquiror and certain holders of Series A Cumulative Convertible Preferred Stock of the Company), (ii) the Series M Stockholder (as defined in the Series M Preferred Stock and Series M1 Preferred Stock Voting and Registration Rights Agreement dated as of the date hereof between the Acquiror and the holder of Series M Convertible Preferred Stock of the Company and Series M1 Convertible Preferred Stock of the Company) and (iii) the Stockholders.

     SECTION 4.03. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Acquiror will give the Stockholders on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Acquiror with its officers and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     SECTION 4.04. Indemnification. (a) In the event of any registration of any equity securities of the Acquiror under the Securities Act, the Acquiror will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 4.01, the Stockholder selling any Registrable Securities covered by such registration statement, its directors, officers, employees, agents, trustees, other fiduciaries, general and limited partners (and directors, officers, employees and agents thereof and, if such seller is a portfolio or investment fund, its investment advisors), each other Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each such underwriter, each Person, if any, who controls the Acquiror and is not a seller of any Registrable Securities covered by such registration statement and each other Person, if any, who controls such seller, such underwriter or any such non-selling controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities and expenses, joint or several, to which such seller or any such director, officer, employee, agent, trustee or other fiduciary or participating or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Acquiror will reimburse such seller, and each such director, officer, employee, agent, trustee, other fiduciary, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Acquiror shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Acquiror for use in the preparation thereof by such seller, underwriter or non-selling controlling Person, as the case may be, or (ii) an untrue statement or omission made in any preliminary prospectus but notified to such seller and underwriter prior to any sale of Registrable Securities and subsequently corrected by the Acquiror in any final prospectus, amendment or supplement made available to such seller or underwriter but which final prospectus, amendment or supplement was not used by such seller or underwriter in the sale of Registrable Securities that gave rise to such loss, claim, damage, liability (or action or proceeding in respect thereof). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, agent, trustee, other fiduciary, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

     (b) The Acquiror may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 4.01, that the Acquiror shall have received an undertaking satisfactory to it from (i) the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.04(a)) the Acquiror, each such underwriter of such securities, each officer and director of each such underwriter and each other Person, if any, who controls the Acquiror or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) each such underwriter of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.04(a)) the Acquiror, each officer and director of the Acquiror, each prospective seller, each officer and director or each prospective seller and each other Person, if any, who controls the Acquiror or any such prospective seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by such prospective seller or such underwriter, as the case may be, to the Acquiror for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Acquiror or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (including any governmental investigation) involving a claim referred to in Section 4.04(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of such indemnifying party's obligations under the preceding provisions of this Section 4.04, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case, the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all sellers of Acquiror ADSs, or more than one counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that such indemnifying party may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

     SECTION 4.05. Contribution. (a) If the indemnification provided for in
Section 4.04 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party and the Acquiror shall contribute to the amounts paid or payable by such indemnified parties as a result of such losses, claims, damages or liabilities
(i) as between the Acquiror and the Stockholders selling Registrable Securities covered by a registration statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Acquiror and such Stockholders, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Acquiror and such Stockholders, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Acquiror, on the one hand, and each Stockholder selling Registrable Securities covered by a registration statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Acquiror and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Acquiror and such Stockholders, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Acquiror and such Stockholders bear to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Acquiror and such Stockholders, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Acquiror and such Stockholders or by the underwriters. The relative fault of the Acquiror, on the one hand, and of each such Stockholder, on the other, shall be determined by reference to, among other things, whether the untrue statement of a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (b) The Acquiror and the Stockholders selling Registrable Securities covered by a registration statement agree that it would not be just and equitable if contribution pursuant to this Section 4.05 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.05, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue statement or omission, and no such Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public exceeds the amount of any damages that such Stockholder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Stockholder's obligation to contribute pursuant to this Section 4.05 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all the Company Stockholders and not joint.

     SECTION 4.06. Nominees of Beneficial Owners. In the event that any Registrable Securities are held by a nominee for a Stockholder, the Stockholder, as the beneficial owner thereof, may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any Stockholder pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Stockholder contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Acquiror may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.01. Termination. This Agreement will terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms or (b) the Effective Time; provided, however, that (i) the provisions of Sections 4.01, 4.02, 4.03 and 4.06 will survive until the first anniversary of the date of consummation of the Merger and (ii) the provisions of Sections 4.04 and 4.05 will survive for the period of the relevant statute of limitations from the date of the first registration statement filed by the Acquiror which is subject to Section 4.01. Upon such termination, no party will have any further obligations or liabilities hereunder, provided that no such termination will relieve any party from liability for any breach of this Agreement prior to such termination.

     SECTION 5.02. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     SECTION 5.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.03):

          (a) if to a Stockholder:

              to the address set forth on Schedule A hereto

              with a copy to:

              Cooley Godward, LLP
              2002 Edmund Halley Drive
              Suite 300
              Reston, Virginia 20191
              U.S.A.
              Telecopy: + 1 703 262 8100
              Attention: Sidney Smith

          (b) if to the Acquiror:

              CE Computer Equipment AG
              Herforder StraSSe 155A
              33609 Bielefeld
              Germany
              Telecopy: +49 521 931 8111
              Attention: Thomas Wenzke

              with a copy to:

              Shearman & Sterling
              199 Bishopsgate
              London EC2M 3TY
              United Kingdom
              Telecopy: + 44 171 920 9020
              Attention: W. Jeffrey Lawrence

     SECTION 5.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 5.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 5.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Acquiror, on the one hand, and the Stockholders, on the other hand, with respect to the subject matter hereof.

     SECTION 5.07. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Acquiror and each Stockholder (which consent may be granted or withheld in the sole discretion of each of the parties hereto), except that the Acquiror may assign this Agreement to an affiliate without the consent of any Stockholder; provided, however that no such assignment shall relieve the Acquiror of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 5.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 5.09. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

     SECTION 5.10. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of Delaware. All actions and proceedings arising out of or related to this Agreement shall be heard and determined in any Delaware state or federal court sitting in Delaware.

     SECTION 5.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 5.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 5.13. Definitions. Capitalized terms used and not defined herein will have the meaning set forth in the Merger Agreement.

     SECTION 5.14. Obligations of Stockholders. The obligations of the Stockholders hereunder will be "several" and not "joint" or "joint and several." Without limiting the generality of the foregoing, under no circumstances will any Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Stockholder.

     SECTION 5.15. Further Assurances. The Acquiror and each Stockholder will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     SECTION 5.16. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          CE Computer Equipment AG

                                          /s/ HANS-JURGEN BRINTRUP
                                          --------------------------------------
                                          Name: Hans-Jurgen Brintrup
                                          Title: Member of the Board of
                                          Management

                                          /s/ THOMAS WENZKE
                                          --------------------------------------
                                          Name: Thomas Wenzke
                                          Title: Member of the Board of
                                          Management

                                          /s/ JAMES J. LETO
                                          --------------------------------------
                                          James J. Leto

                                          /s/ ROBERT P. BERNARDI
                                          --------------------------------------
                                          Robert P. Bernardi

                                          /s/ JOHN F. BURTON
                                          --------------------------------------
                                          John F. Burton

                                          /s/ C. ALAN PEYSER
                                          --------------------------------------
                                          C. Alan Peyser

                                          /s/ THOMAS A. WILSON
                                          --------------------------------------
                                          Thomas A. Wilson

                                          /s/ MARK A. PAIEWONSKY
                                          --------------------------------------
                                          Mark A. Paiewonsky

                                          /s/ RICHARD E. MCMAHON
                                          --------------------------------------
                                          Richard E. McMahon

                                          /s/ BRIAN H. HAJOST
                                          --------------------------------------
                                          Brian H. Hajost

                                          /s/ HORACE T. ARDINGER, JR.
                                          --------------------------------------
                                          Horace T. Ardinger, Jr.

                                          /s/ DOUGLAS ADKINS
                                          --------------------------------------
                                          Douglas Adkins

                                                                      SCHEDULE A

                                                                                        SHARES OF COMPANY
                                                                        SHARES OF         COMMON STOCK
                                                                         COMPANY       SUBJECT TO WARRANTS
BENEFICIAL OWNER                       STOCKHOLDER NAME AND ADDRESS    COMMON STOCK        AND OPTIONS
----------------                       ----------------------------    ------------    -------------------
James J. Leto........................  James J. Leto                      124,687            568,992
                                       3650 S.E. Torch Lake Drive
                                       Bellaire, MI 49615
Robert P. Bernardi...................  Robert P. Bernardi                 111,875            128,699
                                       10607 Creamcup Ln.
                                       Great Falls, VA 22066
John F. Burton.......................  John F. Burton                           0             42,328
                                       1110 Harvey Road
                                       McLean, VA 22101
C. Alan Peyser.......................  C. Alan Peyser                       6,000             38,018
                                       7 Arrowhead Terrace
                                       Bethesda, MD 20817
Thomas A. Wilson.....................  Thomas A. Wilson                         0            375,000
                                       127 Dunedin Court
                                       Cary, NC 27511
Mark A. Paiewonsky...................  Mark A. Paiewonsky                       0             65,000
                                       1403 Earnshaw Court
                                       Reston, VA 20190
Richard E. McMahon...................  Richard E. McMahon                   2,000             75,000
                                       22 Glenhurst Court
                                       North Potomac, MD 20878
Brian J. Hajost......................  Brian J. Hajost                      4,587            150,001
                                       11287 Inglish Mill Drive
                                       Great Falls, VA 22066
Horace T. Ardinger, Jr...............  Horace T. Ardinger, Jr.          4,031,094            165,500
                                       1701 Elm Street Suite 3000
                                       Thanksgiving Tower
                                       Dallas, TX 75201
Douglas Adkins.......................  Douglas Adkins                   1,092,288             43,750
                                       1701 Elm Street Suite 3000
                                       Thanksgiving Tower
                                       Dallas, TX 75201

                                                                       EXHIBIT 1

                               IRREVOCABLE PROXY
                                    TO VOTE
                               TREEV, INC. STOCK

     The undersigned stockholder (the "Stockholder") of TREEV, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by Section 212 of the Delaware General Corporation Law) appoints Thomas Wenzke, Peter Schmerler and Hans-Jurgen Brintrup, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of common stock of the Company or other equity securities that now are or hereafter may be beneficially owned by the undersigned, or with respect to which the undersigned has or shares voting power or control, and all the shares of common stock of the Company or other equity securities of the Company which may, or with respect to which voting power or control may, hereafter be acquired by the undersigned pursuant to options, warrants or otherwise on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares that are inconsistent with this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares that are inconsistent with this Irrevocable Proxy until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to the Voting and Registration Rights Agreement dated as of November 19, 1999, by and among the Acquiror, the undersigned and other stockholders of the Company (the "Voting Agreement"), and is granted in consideration of the Acquiror entering into the Agreement and Plan of Merger, dated as of November 19, 1999, between the Acquiror and the Company (the "Merger Agreement"). The Merger Agreement provides for the merger of a Delaware corporation with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time (as defined in the Voting Agreement). This Irrevocable Proxy is intended to bind the undersigned stockholder as a stockholder of the Company only with respect to the specific matters set forth herein and shall not prohibit the undersigned stockholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of the Company.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Merger and the Merger Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law).

                                          STOCKHOLDER

                                          By:
                                          --------------------------------------

                                          Shares beneficially owned:

                                          ________ shares of Company common
                                          stock

Dated: November 19, 1999

                                                                  EXECUTION COPY

          AMENDMENT NO. 1 TO VOTING AND REGISTRATION RIGHTS AGREEMENT

     AMENDMENT NO. 1 TO VOTING AND REGISTRATION RIGHTS AGREEMENT, dated as of May 8, 2000 (this "Amendment"), among CE Computer Equipment AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (the "Acquiror"), and each of the parties identified on Schedule A hereto (individually a "Stockholder" and collectively, the "Stockholders").

     WHEREAS, the Acquiror and each of the Stockholders have entered into the Voting and Registration Rights Agreement (the "Voting Agreement"), dated as of November 19, 1999 (capitalized terms used but not defined in this Amendment having the meanings assigned to them in the Voting Agreement);

     WHEREAS, the Acquiror and TREEV, Inc., a Delaware corporation (the "Company") have entered into the Agreement and Plan of Merger, dated as of November 19, 1999 (the "Original Merger Agreement");

     WHEREAS, the Acquiror executed a Letter Waiver, dated March 22, 2000, in favor of the Company, waiving compliance with the closing condition contained in
Section 7.02(g) of the Original Merger Agreement;

     WHEREAS, the Acquiror and the Company have, contemporaneously with the execution of this Amendment, amended and restated the Original Merger Agreement (as so amended and restated, the "Amended and Restated Merger Agreement") to reflect, among other things, that (i) the Acquiror and the Company no longer intend that the Merger shall be accounted for as a "pooling of interests" for financial reporting purposes under applicable United States accounting rules and the accounting standards of the United States Securities and Exchange Commission, (ii) the approval of the Amended and Restated Merger Agreement by the stockholders of the Acquiror is not required and (iii) the Company's Series M Convertible Preferred Stock, par value $.0001 per share, and the Company's Series M1 Convertible Preferred Stock, par value $.0001 per share, have been converted into common stock, par value $.0001 per share, of the Company;

     WHEREAS, as an essential condition and inducement to the Acquiror to enter into the Amended and Restated Merger Agreement and in consideration therefor, the undersigned Stockholders and the Acquiror have entered into this Amendment;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

SECTION 1. In accordance with Section 5.09 of the Voting Agreement, effective as of the date hereof, (a) references in the Voting Agreement to the "Merger Agreement" shall mean the Amended and Restated Merger Agreement and (b) references in the Voting Agreement to the "Merger" and to the "transactions contemplated by the Merger Agreement" shall mean the Merger and the transactions contemplated by the Amended and Restated Merger Agreement.

SECTION 2. Concurrently with the execution of this Amendment, each Stockholder agrees to deliver to the Acquiror a proxy in the form attached hereto as Exhibit 1 (a "Proxy"), which shall be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law, covering the total number of Shares beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by such Stockholder set forth therein.

SECTION 3. In accordance with Section 5.09 of the Voting Agreement, effective as of the date hereof, the last sentence of Section 4.02(d) of the Voting Agreement shall be amended and restated in its entirety to read as follows:

            "For purposes of this Agreement, the term "Company Stockholders" shall mean, collectively, (i) the Series A Stockholders (as defined in the Series A Preferred Voting and Registration Rights Agreement among the Acquiror and certain holders of Series A Cumulative Convertible Preferred Stock of the Company) and (ii) the Stockholders."

SECTION 4. In accordance with Section 5.09 of the Voting Agreement, effective as of the date hereof, the address of Shearman & Sterling as set forth in Section 5.03(b) of the Voting Agreement shall be restated and amended in its entirety to read as follows:

                           "Shearman & Sterling
                           9 Appold Street
                           London EC2A 2AP
                           United Kingdom
                           Telecopy: +44 20 7655 5500
                           Attention: W. Jeffrey Lawrence"

SECTION 5. The Voting Agreement, except, upon their becoming effective, to the extent of the amendments specifically provided in this Amendment, is and shall continue to be in full force and effect. On and after the effective date of this Amendment each reference in the Voting Agreement to "this Agreement", "herein", "hereof" or words of like meaning referring to the Voting Agreement, shall mean the Voting Agreement as amended by this Amendment.

SECTION 6. This Amendment shall be governed by the laws of the State of Delaware excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of Delaware. All actions and proceedings arising out of or related to this Amendment shall be heard and determined in any Delaware State or federal court sitting in Delaware.

SECTION 7. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          CE COMPUTER EQUIPMENT AG

                                          /s/ HANS-JURGEN BRINTRUP
                                          --------------------------------------
                                          Name: Hans-Jurgen Brintrup
                                          Title: Member of the Board of
                                          Management

                                          /s/ THOMAS WENZKE
                                          --------------------------------------
                                          Name: Thomas Wenzke
                                          Title: Member of the Board of
                                          Management

                                          /s/ JAMES J. LETO
                                          --------------------------------------
                                          James J. Leto

                                          /s/ ROBERT P. BERNARDI
                                          --------------------------------------
                                          Robert P. Bernardi

                                          /s/ JOHN F. BURTON
                                          --------------------------------------
                                          John F. Burton

                                          /s/ C. ALAN PEYSER
                                          --------------------------------------
                                          C. Alan Peyser

                                          /s/ THOMAS A. WILSON
                                          --------------------------------------
                                          Thomas A. Wilson

                                          /s/ MARK A. PAIEWONSKY
                                          --------------------------------------
                                          Mark A. Paiewonsky

                                          /s/ RICHARD E. MCMAHON
                                          --------------------------------------
                                          Richard E. McMahon

                                          /s/ BRIAN H. HAJOST
                                          --------------------------------------
                                          Brian H. Hajost

                                          /s/ HORACE T. ARDINGER, JR.
                                          --------------------------------------
                                          Horace T. Ardinger, Jr.

                                          /s/ DOUGLAS ADKINS
                                          --------------------------------------
                                          Douglas Adkins

                                                                      SCHEDULE A

                                                                                             SHARES OF COMPANY
                                                                                               COMMON STOCK
                                                                       SHARES OF COMPANY    SUBJECT TO WARRANTS
BENEFICIAL OWNER                       STOCKHOLDER NAME AND ADDRESS      COMMON STOCK           AND OPTIONS
----------------                       ----------------------------    -----------------    -------------------
James J. Leto........................  James J. Leto                         124,687              568,992
                                       3650 S.E. Torch Lake Drive
                                       Bellaire, MI 49615
Robert P. Bernardi...................  Robert P. Bernardi                    111,875              128,699
                                       10607 Creamcup Ln
                                       Great Falls, VA 22066
John F. Burton.......................  John F. Burton                              0               42,328
                                       1110 Harvey Road
                                       McLean, VA 22101
C. Alan Peyser.......................  C. Alan Peyser                          6,000               38,018
                                       7 Arrowhead Terrace
                                       Bethesda, MD 20817
Thomas A. Wilson.....................  Thomas A. Wilson                            0              375,000
                                       127 Dunedin Court
                                       Cary, NC 27511
Mark A. Paiewonsky...................  Mark A. Paiewonsky                          0               65,000
                                       1403 Earnshaw Court
                                       Reston, VA 20190
Richard G. McMahon...................  Richard G. McMahon                      3,768               75,000
                                       22 Glenhurst Court
                                       North Potomac, MD 20878
Brian H. Hajost......................  Brian H. Hajost                         4,587              150,001
                                       11287 Inglish Mill Dr.
                                       Great Falls, VA 22066
Horace T. Ardinger, Jr...............  Horace T. Ardinger, Jr.             4,031,094              165,500
                                       1701 Elm Street
                                       Suite 3000
                                       Thanksgiving Tower
                                       Dallas, TX 75201
Douglas Adkins.......................  Douglas Adkins                      1,092,288               43,750
                                       1701 Elm Street
                                       Suite 3000
                                       Thanksgiving Tower
                                       Dallas, TX 75201

                                                                       EXHIBIT 1

                               IRREVOCABLE PROXY
                                    TO VOTE
                               TREEV, INC. STOCK

     The undersigned stockholder (the "Stockholder") of TREEV, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by Section 212 of the Delaware General Corporation Law) appoints Thomas Wenzke, Peter Schmerler and Hans-Jurgen Brintrup, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of common stock of the Company or other equity securities that now are or hereafter may be beneficially owned by the undersigned, or with respect to which the undersigned has or shares voting power or control, and all the shares of common stock of the Company or other equity securities of the Company which may, or with respect to which voting power or control may, hereafter be acquired by the undersigned pursuant to options, warrants or otherwise on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares that are inconsistent with this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares that are inconsistent with this Irrevocable Proxy until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to the Voting and Registration Rights Agreement, dated as of November 19, 1999 and amended by Amendment No. 1 to the Voting and Registration Rights Agreement, dated as of May 8, 2000, by and among the Acquiror, the undersigned and other stockholders of the Company (as so amended, the "Voting Agreement"), and is granted in consideration of the Acquiror having entered into the Agreement and Plan of Merger, dated as of November 19, 1999, and amended and restated as of May 8, 2000, between the Acquiror and the Company (as so amended and restated, the "Amended and Restated Merger Agreement"). The Amended and Restated Merger Agreement provides for the merger of a Delaware corporation with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the termination of the Amended and Restated Merger Agreement in accordance with its terms and (ii) the Effective Time (as defined in the Voting Agreement). This Irrevocable Proxy is intended to bind the undersigned stockholder as a stockholder of the Company only with respect to the specific matters set forth herein and shall not prohibit the undersigned stockholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of the Company.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Merger and the Amended and Restated Merger Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger. The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law).

                                          STOCKHOLDER

                                          By:
                                          --------------------------------------

                                          Shares beneficially owned:

                                                    shares of Company common
                                          stock

                                                    shares of Company common
                                                    stock subject
                                                    to options and warrants

Dated: May 8, 2000

                            CE COMPUTER EQUIPMENT AG
                             HERFORDER STRASSE 155A
                            33609 BIELEFELD, GERMANY

                                                               November 20, 2000

To The Parties Listed on Exhibit A:

     Reference is made to (1) the Voting and Registration Rights Agreement, dated as of November 19, 1999, among CE Computer Equipment AG ("CE") and each of you, and Amendment No. 1 thereto, dated as of May 8, 2000 (as so amended, the "Agreement") and (2) Amendment No. 1, dated as of the date hereof, to the Amended and Restated Agreement and Plan of Merger between CE and TREEV, Inc., dated as of November 19, 1999 and amended and restated as of May 8, 2000.

     CE hereby agrees and acknowledges that each reference in Section 4.01 and
Section 4.02 of the Agreement to "Acquiror ADSs" shall be deemed to be a reference to "Acquiror ADSs or Acquiror Shares".

     Except to the extent specifically provided above, the Agreement is and shall continue to be in full force and effect in accordance with its terms.

                                          Very truly yours,

                                          CE COMPUTER EQUIPMENT AG

                                          By:   /s/ HANS-JURGEN BRINTRUP
                                            ------------------------------------
                                              Name: Hans-Jurgen Brintrup
                                              Title: Member of Management Board

                                                                       EXHIBIT A

              PARTIES TO VOTING AND REGISTRATION RIGHTS AGREEMENT

        JAMES J. LETO
        ROBERT P. BERNARDI
        JOHN F. BURTON
        C. ALAN PEYSER
        THOMAS A. WILSON
        MARK A. PAIEWONSKY
        RICHARD E. MCMAHON
        BRIAN H. HAJOST
        HORACE T. ARDINGER, JR.
        DOUGLAS ADKINS

                                                                         ANNEX C

                                                          [BANK OF AMERICA LOGO]

BANC OF AMERICA SECURITIES LLC
                                                              9 WEST 57TH STREET
                                                              NEW YORK, NY 10019

                                                                TEL 212.583.8000

                                  May 8, 2000

Board of Directors
TREEV, Inc.
13900 Lincoln Park Drive
3rd Floor
Herndon, Virginia 20171

Members of the Board of Directors:

     You have requested our opinion as to the fairness from a financial point of view to TREEV, Inc. (the "Company") of the consideration proposed to be received in connection with the proposed merger (the "Merger") of the Company with a wholly owned subsidiary of CE Computer Equipment AG (the "Purchaser"). Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, to be dated as of May 8, 2000 (the "Agreement"), between the Company and the Purchaser, the Company will become a wholly owned subsidiary of the Purchaser, and security holders of the Company will receive aggregate consideration equal to 1,330,000 ordinary shares, without par value, of the Purchaser (the "Purchaser Ordinary Shares") in the form of American Depository Shares for all the securities held by the Company's security holders, other than securities held in treasury or held by the Purchaser or any affiliate of the Purchaser or as to which dissenters' rights have been perfected.

     You have informed us, and we have assumed with your consent, that the Merger will be accounted for as a purchase in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") and that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986, as amended. The terms and conditions of the Merger are more fully set out in the Agreement.

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other business and financial information of the Company and the Purchaser, respectively;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and the Purchaser, respectively;

     (iii) analyzed certain financial forecasts prepared by the managements of the Company and the Purchaser, respectively;

     (iv) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company and discussed the past and current operations, financial condition and prospects of the Purchaser with senior executives of the Purchaser;

     (v) discussed with senior executives of the Company and the Purchaser information relating to certain strategic and operational benefits anticipated from the Merger; provided, however, we note that such strategic and operational benefits were not quantified to us by either the Company or the Purchaser;

     (vi) reviewed the pro forma impact of the Merger on the Purchaser's earnings per share, consolidated capitalization and financial ratios;

     (vii) reviewed and considered in the analysis, information prepared by senior management of the Company and the Purchaser relating to the relative contributions of the Company and the Purchaser to the combined company;

     (viii) reviewed the reported prices and trading activity for the common stock, par value $.0001 per share, of the Company (the "Company Common Stock") and the Purchaser Ordinary Shares;

     (ix) compared the financial performance of the Company and the Purchaser and the prices and trading activity of the Company Common Stock and the Purchaser Ordinary Shares with that of certain other publicly traded companies we deemed relevant;

     (x) compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

     (xi) participated in discussions and negotiations among representatives of the Company and the Purchaser and their financial and legal advisors, as requested;

     (xii) reviewed the Agreement and certain related documents; and

     (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion.

     With respect to the financial forecasts of both the Company and Purchaser, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance and operational plans of the Company and the Purchaser, and we note that such financial forecasts did not provide for any strategic and operational benefits anticipated from the Merger. We further note that the Company has in the past experienced from time to time significant financing requirements in order to continue operations, and management of the Company has informed us that it expects this trend to continue in the future, and this opinion does not in any manner address whether such financing requirements will arise in the future, whether the Company would be able to meet such financing requirements, if any, if the Merger is not consummated, or whether the surviving entity after the Merger would be able to meet such financing requirements, if any, if the Merger is consummated. We note that we have relied, with your consent, upon the Company's analysis of its ability to utilize certain historic net operating losses against its projected future earnings in arriving at our opinion. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Purchaser, nor have we been furnished with any such appraisals, or made any physical inspection of the properties or assets of the Company.

     We have assumed and relied upon, without independent verification, the assessment by the management of the Company and the Purchaser of their respective technology and products, and the integration of the Company's technology with the Purchaser's technology and the timing of introduction of future products incorporating such technology. We have also assumed and relied upon the Company's ability to retain key managers.

     We provided limited advice concerning the structure, the specific amount of the consideration and other aspects of the transactions contemplated by the Agreement (the "Transactions"). At the Company's request, we solicited one party (other than the Purchaser) with respect to the sale of all or any part of the Company or any other alternative transaction. We had limited participation in negotiations with respect to the terms of the Transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to the Transactions, and no opinion is expressed as to whether any alternative transaction might produce consideration for the Company's security holders in an amount in excess of that contemplated in the Merger.

     We have acted as sole financial advisor to the Board of Directors of the Company in connection with the Transactions and will receive a fee for our services, including a portion which is due upon delivery of our opinion and the balance which is contingent upon the consummation of the Merger. A Banc of America Securities LLC affiliate serves as agent bank under the Company's senior credit facility and has received fees for the rendering of such services. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and the Purchaser for our own account or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

     It is understood that this letter is for the benefit and use of the Board of Directors of the Company in connection with and for purposes of its evaluation of the Merger and is not on behalf of, and shall not confer rights or remedies upon, any person other than the Board of Directors. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Company in respect of the Transactions with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise, or reaffirm this opinion. This opinion does not in any manner address the prices at which the Purchaser Ordinary Shares will trade following consummation of the Merger. This opinion does not in any manner address the current liquidity of the Purchaser Ordinary Shares or the possible impact, if any, of the Merger on the volumes traded or the liquidity of the Purchaser Ordinary Shares, Company Common Stock or any other security. In addition, we express no opinion or recommendation as to how the security holders of the Company and the Purchaser should vote at the respective stockholders' meetings held in connection with the Merger.

     This opinion does not in any manner address the allocation of the consideration proposed to be received by the various security holders of the Company among the various classes of the Company's outstanding securities.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the consideration to be received by the Company's security holders in the proposed Merger is fair from a financial point of view to the Company.

                                          Very truly yours,

                                          BANC OF AMERICA SECURITIES LLC

                                          By: /s/ Donna M. Hitscherich
                                            ------------------------------------
                                          Name: Donna M. Hitscherich
                                          Title:   Managing Director